No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	2800	99-3863616
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(800) 742 3095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roshan Pujari

Chief Executive Officer

Stardust Power Inc.15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(800) 742 3095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles, Esq. Todd Mason, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017-6232 Tel: (212) 344-6101	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 15, 2025

PRELIMINARY PROSPECTUS

STARDUST POWER INC.

Up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Pre-Funded Warrants to Purchase up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Common Warrants to Purchase up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 4,646,840 Shares of Common Stock Underlying the Common Warrants

We are offering on a “reasonable best efforts” basis up to 4,646,840 shares of our common stock, $0.0001 par value per share (“Common Stock”), and common warrants to purchase 4,646,840 shares of Common Stock (the “Common Warrants”) based on an assumed combined public offering price of $2.69 per share and accompanying Common Warrant, which is equal to the closing price of our Common Stock on the Nasdaq Global Market (“Nasdaq”) on January 13, 2025. Each share of Common Stock is being sold together with a Common Warrant to purchase one share of Common Stock. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants. The combined public offering price per share and accompanying Common Warrants will be fixed for the duration of this offering.

We are also offering to those investors, if any, whose purchase of shares of our Common Stock in this offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of the Common Stock that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor, 9.99%), pre-funded warrants each to purchase one share of our Common Stock at an exercise price of $0.0001 (the “Pre-Funded Warrants”). Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. Each Pre-Funded Warrant is being sold with a Common Warrant to purchase one share of Common Stock, and such Common Warrant will have the same terms as the Common Warrants being sold together with each share of our Common Stock. The public offering price for each Pre-Funded Warrant and the accompanying Common Warrant is equal to the price per share of Common Stock and the accompanying Common Warrant being sold to the public in this offering, minus $0.0001. The combined public offering price per Pre-Funded Warrant and accompanying Common Warrant will be fixed for the duration of this offering. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants being issued to the purchasers of the Pre-Funded Warrants.

For each Pre-Funded Warrant we sell, the number of shares of Common Stock we sell in this offering will be decreased on a one-for-one basis. The shares of Common Stock and/or Pre-Funded Warrants and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Each Common Warrant will have an exercise price per share of $2.69 (100% of the assumed public offering price per share), and will be immediately exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (the “Warrant Stockholder Approval”); provided however, if (i) the Offering is deemed a public offering or (ii) the Pricing Conditions (as defined below) are met, the Warrant Stockholder Approval will not be required and the Common Warrant will be exercisable upon issuance (the “Initial Exercise Date”). As used herein “Pricing Conditions” means that the combined public offering price per share of Common Stock and accompanying Common Warrants is such that the Warrant Stockholder Approval is not required under the rules of Nasdaq because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying the Common Warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Common Warrants) meet the pricing requirements under Nasdaq’s rules. The Common Warrants will expire on the five-year anniversary of the date of issuance (the “Issuance Date”).

Our Common Stock is listed on Nasdaq Global Market under the symbol “SDST”. On January 14, 2025, the last quoted sale price for our Common Stock as reported on Nasdaq was $2.64. There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered hereby, and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or Common Warrants on Nasdaq, or any other national securities exchange or any other trading system.

This offering will terminate on March 18, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering, however, the shares of Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants may be issued from time to time in accordance with their terms. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur one trading day after all closing conditions have been satisfied and we price the securities offered. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as our placement agent in connection with this offering (the “Placement Agent”). The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. Certain of our officers, directors and employees may also elect to participate in this offering on the same terms and conditions as other purchasers. See “Plan of Distribution” starting on page 134 of this prospectus for more information regarding these arrangements.

The actual combined public offering price for our securities in this offering will be determined at the time of pricing and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Additionally, we are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our existing controlling shareholder Roshan Pujari is able to exercise a majority of the total voting power of our Common Stock.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us (before expenses)(2)	$	$	$

(1) Represents a cash fee equal to 6.0% of the aggregate purchase price paid by investors in this offering. We will also pay the Placement Agent a reduced cash fee of 3.0% of the aggregate purchase price for the price paid by each non-institutional investor that the Company introduces into this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 134 of this prospectus for a description of the compensation to be received by the placement agent.

(2) Does not include proceeds from the exercise of the Common Warrants and/or Pre-Funded Warrants in cash, if any.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The delivery of the shares of Common Stock, the pre-funded warrants and the Common Warrants to purchasers is expected to be made on or about           , 2025.

Sole Placement Agent

A.G.P.

The date of this prospectus is           , 2025.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Registration Statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

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FREQUENTLY USED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“Amended and Restated Registration Rights Agreement” means the amended and restated registration rights agreement, dated July 8, 2024, by and among GPAC II, the Sponsor and certain equity holders of Stardust Power.

“Business Combination” means the Transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the business combination agreement, dated as of November 21, 2023 (as further amended by the First Amendment and Second Amendment), by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as it may be amended and supplemented from time to time.

“business day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the bylaws of the Company that became effective upon the Domestication.

“Certificate of Incorporation” means the certificate of incorporation of the Company that became effective upon the Domestication.

“Change in Control” means (i) a purchase, sale, exchange, merger, business combination or other transaction or series of related transactions in which substantially all of the GPAC II Common Stock is, directly or indirectly, converted into cash, securities or other property or non-cash consideration, (ii) a direct or indirect sale, lease, exchange or other transfer (regardless of the form of the transaction) in one transaction or a series of related transactions of a majority of the Surviving Company’s assets, as determined on a consolidated basis, to a third party or third parties acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) or (iii) any transaction or series of transactions that results, directly or indirectly, in the stockholders of the Surviving Company as of immediately prior to such transactions holding, in the aggregate, less than 50% of the voting equity interests of the Surviving Company (or any successor of the Surviving Company) immediately after the consummation thereof, in the case of each of clause (i), (ii) or (iii), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase, issuance, sale or transfer of equity interests or assets, or otherwise.

“Class A Ordinary Shares” or “Public Shares” means the Class A ordinary shares, par value $0.0001 per share, of GPAC II.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of GPAC II.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing or July 8, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the post-combination company at Closing when GPAC II changed its name from “Global Partner Acquisition Corp II” to “Stardust Power Inc.”

“Controlled Company Event” are to such time that the Company is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615I(1).

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“Convertible Equity Agreements” means, collectively, the Convertible Equity Agreement, dated April 24, 2024, by and between Stardust Power and American Investor Group Direct LLC (“AIGD”) for $2,000,000, the Convertible Equity Agreement, dated April 30, 2024 with an individual for $50,000, and the Convertible Equity Agreement, dated April 23, 2024 with an individual for $50,000, all of which automatically converted into 55,889 shares of the Common Stock immediately prior to the First Effective Time.

“DGCL” means the Delaware General Corporation Law, as amended.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“First Amendment” means Amendment No. 1 to the Business Combination Agreement, dated as of April 24, 2024, by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as amended and supplemented from time to time.

“First Effective Time” means the time at which the First Merger became effective.

“First Merger” means the merger of First Merger Sub with and into Stardust Power, with Stardust Power being the surviving company and continuing as a direct, wholly owned subsidiary of GPAC II.

“First Merger Sub” means Strike Merger Sub I, Inc., a Delaware corporation and direct wholly-owned subsidiary of GPAC II.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any federal, state, provincial, municipal, local, or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, or instrumentality, arbitrator, arbitral body (public or private), court or tribunal.

“Governing Documents” means the Certificate of Incorporation and the Bylaws.

“Government Official” means any official or employee of any directly or indirectly government-owned or controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such entity or for or on behalf of any such public international organization.

“GPAC II” means Global Partner Acquisition Corp II, a Cayman Islands exempted company, prior to the consummation of the Domestication, and a Delaware corporation after the Domestication.

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“GPAC II Common Stock” means, collectively, following the Domestication, the shares of common stock, par value $0.0001 per share, of GPAC II.

“GPAC II Public Shareholders” means the holders of Class A Ordinary Shares that were sold in the initial public offering (whether they were purchased in the initial public offering or thereafter in the open market).

“GPAC II Shareholder” means a holder of Ordinary Shares.

“initial business combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

“initial public offering” is GPAC II’s initial public offering, which GPAC II completed on January 14, 2021.

“IR Act” means the Inflation Reduction Act of 2022.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“KNAV” means KNAV CPA LLP, the Company’s auditor as of September 17, 2024.

“Material Adverse Effect” means any event, change, circumstance or development that has or would reasonably be expected to have a material adverse effect on the assets, business, results of operations or financial condition of the Company; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any change or development in applicable laws or GAAP or any official interpretation thereof, (ii) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which the Company operates, (iii) the announcement or the execution of the Business Combination Agreement, the pendency or consummation of the Mergers or the performance of the Business Combination Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (iii) any change generally affecting any of the industries or markets in which the Company operates or the economy as a whole), (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, weather condition, explosion fire, act of God or other force majeure event, (v) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel and (vi) any failure of the Company to meet any projections, forecasts or budgets; provided, that clause (vi) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (i), (ii), (iii), (iv) and (v) to the extent that such change has a disproportionate impact on the Company, as compared to other industry participants.

“Merger Consideration” means the aggregate number of shares of GPAC II Common Stock equal to (a) $447.50 million (subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power) divided by (b) $10.00.

“Mergers” means the First Merger and the Second Merger.

“Nasdaq” means The Nasdaq Global Market.

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“Non-Redemption Agreements” means those agreements between the Sponsor and several unaffiliated third parties, who were GPAC II Public Shareholders, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares in connection with the 2024 Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares, at Closing 127,777 shares (the “Non-Redemption Shares”) of Common Stock were issued to such unaffiliated third parties for no consideration.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Per Share Consideration” means the number of shares of GPAC II Common Stock equal to the Merger Consideration divided by the number of shares of Stardust Power Fully-Diluted Shares.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Government Official, Governmental Authority or other entity of any kind.

“Private Warrants” means warrants representing the right to purchase shares of Stardust Power Common Stock.

“Public Warrants” or “Redeemable Warrants” means our detachable redeemable warrants and our distributable redeemable warrants.

“SAFEs” means, collectively, (i) the Simple Agreement of Future Equity (“SAFE”), dated August 15, 2023 (as amended on November 18, 2023 and as further amended and restated on April 24, 2024, the “August 2023 SAFE”), that provided $2,000,000 from AIGD, (ii) the SAFE, dated November 18, 2023, that provided $3,000,000 from AIGD (as amended and restated on April 24, 2024, the “November 2023 SAFE”), and (iii) a SAFE with an individual, dated February 23, 2024 (as amended on May 1, 2024, the “February 2024 SAFE”), that provided $200,000. Immediately prior to the First Effective Time, the SAFEs automatically converted into the number of shares of Stardust Power Common Stock equal to 138,393 shares of Stardust Power Common Stock immediately prior to Closing.

“SAFE Conversion” means the automatic conversion of the SAFEs into the number of shares of Stardust Power Common Stock equal to 138,393 shares of Stardust Power Common Stock immediately prior to the First Effective Time in accordance with the terms of the SAFEs.

“SEC” means the United States Securities and Exchange Commission.

“Second Effective Time” means the time at which the Second Merger becomes effective.

“Second Amendment” means Amendment No. 2 to the Business Combination Agreement, dated as of June 20, 2024, by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as amended and supplemented from time to time.

“Second Merger” means the merger of Stardust Power with and into Second Merger Sub, with Second Merger Sub being the Surviving Company and continuing as a direct, wholly owned subsidiary of GPAC II.

“Second Merger Sub” means Strike Merger Sub II, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of GPAC II.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC” is one or more special purpose acquisition companies, including, when required by the context, Stardust Power.

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“Sponsor” means Global Partner Sponsor II LLC, a Delaware limited liability company, the managers of which are Chandra R. Patel, Richard C. Davis and Jarett Goldman.

“Sponsor Earnout Shares” refers to the 1,000,000 shares of GPAC II Common Stock held by Sponsor that are subject to forfeiture pursuant to the Sponsor Letter Agreement.

“Sponsor Letter Agreement” means the agreement, dated November 21, 2023, as amended, by and among the Sponsor and the directors and officers of GPAC II, pursuant to which, among other things, the Sponsor agreed to, among other things, (a) vote, in their capacity as shareholders of GPAC II, in favor of the Business Combination Agreement and the transactions, (b) be bound by certain transfer restrictions with respect to its Ordinary Shares prior to Closing, (c) terminate certain lock-up provisions included in that certain Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among Sponsor and GPAC II, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (d) fully vest 3,000,000 of its Class B Ordinary Shares immediately upon the Closing (and convert into GPAC II Common Stock), (e) subject 1,000,000 of its Class B Ordinary Shares to vesting (or forfeiture) on the basis of achieving (or failing to achieve) certain trading price thresholds following the Closing, (f) forfeit 3,500,000 of its Class B Ordinary Shares (reduced by any Non-Redemption Shares) for no consideration, and (g) waive any anti-dilution adjustment to the conversion ratio set forth in GPAC II’s governing documents or similar protection with respect to the GPAC II Common Stock.

“Stardust Power” or “Stardust” means Stardust Power Inc., a Delaware corporation, and includes its wholly owned subsidiary, Stardust Power LLC, a Delaware corporation.

“Stardust Power Common Stock” means the common stock of Stardust Power, par value $0.00001 per share.

“Stardust Power Fully-Diluted Shares” means the sum of (without duplication) (a) the aggregate number of shares of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time, including without limitation any Stardust Power Restricted Stock whether vested or unvested, plus (b) the aggregate number of shares of Stardust Power Common Stock issuable upon exercise of all vested and unvested Stardust Power Options as of immediately prior to the First Effective Time but, for the avoidance of doubt, excluding any unissued Stardust Power Options plus (c) the number of shares of Stardust Power Common Stock issuable upon the SAFE Conversion.

“Stardust Power Option” means an option to purchase Stardust Power Common Stock.

“Stardust Power Restricted Stock” means (a) shares of Stardust Power Common Stock acquired by the holder thereof pursuant to a “Restricted Stock Purchase Agreement” or (b) pursuant to an award under the Stardust 2023 Plan, including pursuant to an early exercise of a Stardust Power Option, and which shares of Stardust Power Common Stock remain unvested under the terms of the “Restricted Stock Purchase Agreement” or the “Stock Option Agreement - Early Exercise,” as applicable.

“Stardust 2023 Plan” means the Stardust Power’s 2023 Equity Incentive Plan and each other plan that provides for the award, to any current or former director, manager, officer, employee, individual independent contractor or other service provider of Stardust Power, of rights of any kind to receive equity securities of Stardust Power or benefits measured in whole or in part by reference to securities of Stardust Power.

“Stardust Power 2024 Equity Plan” means the Stardust Power 2024 Equity Plan, which became effective at Closing.

“Stockholder Agreement” means the agreement, dated July 8, 2024, by and among the Sponsor, Roshan Pujari and his affiliates, providing the Sponsor with the right to designate one nominee to the Stardust Power Inc. board of directors until the date upon which the Sponsor’s and it’s affiliates’ aggregate ownership interest of the issued and outstanding Common Stock decreases to one-half of their aggregate initial ownership interest as of the Closing.

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“sustainability” or “sustainable” as used in this prospectus refers to business operations and processes that Stardust Power believes generally have a positive environmental and/or social impact.

“Trading Day” means a day on which Stardust Power’s Common Stock is traded on a national securities exchange.

“Warrant Agreement” means that certain Warrant Agreement, dated as of January 11, 2021, by and between GPAC II and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Withum” means WithumSmith+Brown, PC, the Company’s auditor prior to September 17, 2024.

“2024 Extension Amendment Proposal” means the proposal presented at the 2024 Extension Meeting to extend the date by which GPAC II must complete its initial business combination from January 14, 2024 to a date no earlier than July 14, 2024.

“2024 Extension Meeting” means the extraordinary general meeting of GPAC II Shareholders held on January 9, 2024 to consider the 2024 Extension Amendment Proposal.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Stardust Power. Forward-looking statements in this prospectus may include, for example, statements about:

●	the financial and business performance of the Company;

●	the failure to realize the anticipated benefits of the Business Combination that the Company consummated in July 2024 or those benefits taking longer than anticipated to be realized;

●	risks related to the uncertainty of estimates and forecasts of financial and performance metrics and expectations related to realizing the potential benefits of the Business Combination;

●	the ability to maintain the listing on Nasdaq of the Common Stock and the Company’s public warrants issued in the Business Combination, and the potential liquidity and trading of such securities;

●	the Company’s ability to implement business plans, identify and realize additional opportunities and achieve forecasts and other expectations;

●	the risk that the Company may never achieve or sustain profitability;

●	the risks that the industry is subject to fluctuations including the changes in consumer demand for electric vehicles and market volatility;

●	risks relating to lithium being highly combustible, and if Stardust Power has incidences where releases of hazardous substances occur, the Company could be subject to substantial financial liabilities;

●	risks relating to the Company’s status as a development stage company with a history of net losses and no revenue;

●	risks relating to exploration, construction, and extraction of brine by the Company’s suppliers;

●	the Company’s dependence on battery-grade lithium production activities to generate revenues, achieve and maintain profitability, and develop cash flows;

●	risks relating to the uncertainty of success, any commercial viability, or delays of the Company’s research and development efforts;

●	the Company’s ability to qualify for existing federal and state level grants and incentives;

●	disruptions in the supply chain, fluctuation in price of product inputs, and market conditions and global and economic factors beyond the Company’s control;

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●	risks relating to the development of non-lithium battery technologies;

●	the Company’s ability to obtain financing for future projects;

●	Stardust Power management’s identification of conditions that raise substantial doubt about Stardust Power’s ability to continue as a going concern;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	the Company’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

●	the Company’s ability to identify, develop and operate anticipated and new projects;

●	delays in acquisition, financing, construction and development of new projects;

●	the Company’s ability to execute its business model, including market adoption and future performance of lithium energy;

●	existing laws and regulations and developments or effects of, or changes to, laws, regulations and policies that affect the Company’s operations;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

●	the risks that the non-binding letters of intent with potential suppliers and customers would not result in legally binding, definitive agreements; and

●	other factors detailed or referenced in this Registration Statement, GPAC II’s definitive proxy dated May 24, 2024 (as further amended) and its most recent Annual Report on Form 10-K for the year ended December 31, 2023, dated March 19, 2024 (as further amended), in each case, under the heading “Risk Factors,” and other documents of GPAC II and the Company filed from time to time with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date hereof. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date hereof.

These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. As a result of a number of known and unknown risks and uncertainties, actual results or our performance of the Company may be materially different from those expressed or implied by these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THIS PROSPECTUS

Neither we nor the Placement Agent have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Placement Agent take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Placement Agent will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus in the section titled “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Stardust Power,” “Company,” “we,” “us” and “our” in this prospectus to refer to Stardust Power Inc. and our consolidated subsidiaries.

Overview

Stardust Power is a development stage American manufacturer of battery-grade lithium products designed to supply the electric vehicle (“EV”) industry and help to secure America’s leadership in the energy transition. Stardust Power is a newly incorporated company, formed on March 16, 2023, which intends to construct a lithium refinery facility in the state of Oklahoma, in the United States (the “Facility”), with a projected capacity of producing up to 50,000 tons per annum (“tpa”) of battery grade lithium. Stardust Power is focused on the midstream refinery process, and currently, is not undertaking any exploration activities. Stardust Power has engaged advisors who have conducted various environmental and geotechnical/technical studies that are a prerequisite to establishing the Facility. Stardust Power seeks to establish a refinery serving as a hub to process multiple sources of lithium brine primarily from the U.S. to supply battery grade lithium carbonate to domestic battery manufacturers. Stardust Power intends to enter into letters of intent and memoranda of understanding to avail itself of brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium brine.

Stardust Power has also engaged with established advisors with varied expertise in lithium refining, for the development of the refinery to oversee the construction of the Facility. As a newly incorporated entity, Stardust Power is dependent on the expertise of, and agreements with, its various consultants to execute its business strategy. Having been incorporated on March 16, 2023, Stardust Power has a limited history of operations. The Company has not generated any revenue and has a history of losses, that stood at $43.1 million, for the period since its inception on March 16, 2023, to September 30, 2024. For more information, see the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Corporate Information

We were originally known as Global Partner Acquisition Corp II. In connection with the consummation of the Business Combination on July 8, 2024, we changed our name from Global Partner Acquisition Corp II to Stardust Power Inc.

Our principal executive office is located at 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830. Our corporate website address is www.stardust-power.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. The website address is included as an inactive textual reference only. “Stardust Power” and our other registered and common law trade names, trademarks and service marks are property of Stardust Power Inc.

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Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act and they may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may limit comparability of our financial statements with certain other public companies because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) ending after the fifth anniversary of the closing of the initial public offering (i.e., December 31, 2027), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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THE OFFERING

Shares being offered	Up to 4,646,840 shares of Common Stock at an assumed public offering price of $2.69 per share on a best-efforts basis (the last reported sale price of our Common Stock on Nasdaq on January 13, 2025).

Pre-Funded Warrants offered by us	We are also offering up to 4,646,840 Pre-Funded Warrants to purchase up to shares of Common Stock in lieu of shares of Common Stock to any purchaser whose purchase of shares of Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser’s election, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of Common Stock, will have an exercise price of $0.0001 per share, will be immediately exercisable, and will not expire prior to exercise. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. For each Pre-Funded Warrant that we sell, the number of shares of Common Stock that we are selling will be decreased on a one-for-one basis.

This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities – Pre-Funded Warrants.”

Common Warrants offered by us	We are also offering up to 4,646,840 Common Warrants to purchase up to 4,646,840 shares of Common Stock. Each Common Warrant will be exercisable for one share of Common Stock, will have an exercise price of $2.69 (100% of the assumed public offering price per share) per share, will be exercisable immediately, and will expire five years from the Issuance Date. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants. Because we will issue a Common Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Common Stock and Pre-Funded Warrants sold.

Number of shares of Common Stock outstanding immediately before this offering	47,994,680 shares of Common Stock.

Number of shares of Common Stock to be outstanding after this offering	52,641,520 shares (assuming (i) all of the shares of Common Stock we are offering under this prospectus are sold, (ii) no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and (iii) no exercise of the Common Warrants issued in this offering).

Reasonable Best Efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. For more information, see section entitled “Plan of Distribution”.

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Use of proceeds

Assuming 4,646,840 shares of Common Stock are sold in this offering at an assumed combined public offering price of $2.69 per share of Common Stock and accompanying Common Warrants (which represents the closing price of our Common Stock on Nasdaq on January 13, 2025), and assuming no issuance of Pre-Funded Warrants and no exercise of Common Warrants issued in connection with this offering, we estimate that our net proceeds from the this offering will be approximately $11.5 million, after deducting Placement Agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We currently intend to use the net proceeds from this offering for general corporate purposes and other business matters, as well as to satisfy certain debt. See section entitled “Use of Proceeds.”

Lock-Up	Our directors and officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of the Common Stock or securities convertible into or exercisable or exchangeable for the Common Stock for a period of 60 days after the completion of this offering.

Standstill

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock (or securities convertible into or exercisable for Common Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 60 days after the completion of this offering. We have also agreed not to enter into or issuance any shares pursuant to a variable rate transaction (as defined in the securities purchase agreement) for 180 days after the completion of this offering, provided however, starting on the 60th day following the completion of this offering, the Company may sell shares of Common Stock pursuant to the common stock purchase agreement with B. Riley Principal Capital II, LLC, dated October 7, 2024, at a per share price equal or greater than the price per share of Common Stock and accompanying Common Warrant in this offering.

See “Plan of Distribution” for more information.

The number of shares of Common Stock to be outstanding after this offering is based on 47,994,680 shares of Common Stock outstanding on January 7, 2025, does not give effect to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants issued in this offering and excludes as of January 7, 2025:

●	10,430,800 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average price of $11.50 per share, of which warrants to purchase 10,430,800 shares are exercisable; and

●	4,673,665 shares of Common Stock available for future issuance under the Stardust 2024 Equity Plan.

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Summary of Risk Factors

You should consider all of the information contained in this prospectus before investing in our securities which involves substantial risk. Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 16 of this prospectus, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a Material Adverse Effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	Investors will experience immediate and substantial dilution as a result of this offering and may suffer substantial dilution related to issued stock warrants, options and convertible promissory notes.

●	Our shares of Common Stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

●	Upon dissolution, our stockholders may not recoup all or any portion of their investment.

●	Management has broad discretion over the use of the net proceeds and may use proceeds in ways with which you may not agree.

●	Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

●	Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.

●	We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.

●	Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.

●	Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.

●	Our products may not qualify for use for our intended customers.

●	Delays and other obstacles may prevent the successful completion of our Facility.

●	Lithium can be highly combustible, and if we have incidences, it could adversely impact us.

●	The lithium brine industry includes well capitalized players.

●	Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.

●	We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.

●	Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.

●	Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

●	The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products.

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●	Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical and volatile.

●	We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.

●	Our future business prospects could be adversely affected if we are unable to enter into definitive agreements relating to contemplated joint ventures with Usha Resources Inc. (“Usha Resources”) and IGX Minerals (“IGX”) and, if such agreements are in fact completed, there can be no assurance that the required financing for such joint ventures will be available, that their respective projects will be completed in a timely manner, or that they will ultimately be successful.

●	If we fail to adequately protect our intellectual property or technology (including any later developed or acquired intellectual property or technology), our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

●	The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results and liquidity.

●	We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.

●	An active trading market for common stock may never develop or be sustained, which may make it difficult to sell the shares of Common Stock you receive.

●	The Governing Documents provide for a classified board of directors of the Company (“Board”), with directors serving staggered three-year terms, which could make it more difficult for stockholders to replace a majority of the directors.

Recent Developments

December 2024 Private Placement

On December 31, 2024, the Company entered into binding term sheets (collectively, the “Term Sheets”) with certain investors (collectively, the “Private Placement Investors”), pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “December 2024 Private Placement”). The Company and each Private Placement Investor have agreed to enter into a securities purchase agreement (the “Purchase Agreement”) for the December 2024 Private Placement as soon as practicable. The proceeds of the December 2024 Private Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes. In addition, each Private Placement Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Private Placement Investor in the December 2024 Private Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 (the “December 2024 Warrants”). The December 2024 Private Placement is expected to close in January 2025. The Company is obligated to issue additional Common Stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the December 2024 Private Placement.

Appointment of Chief Operating Officer

On January 7, 2025, the Company announced the appointment of Chris Celano as the Company’s Chief Operating Officer, effective January 1, 2025. In connection with his appointment, the Company entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Celano.

Designation of Chief Strategy Officer and Senior Advisor as Executive Officer

On January 7, 2025, the Company made certain organizational changes, and in connection therewith, determined that in light of Paramita Das’s responsibilities and authority as Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, Ms. Das shall be designated as an “executive officer” of the Company within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and as an “officer” of the Company for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, effective January 1, 2025. In connection with her appointment, the Company has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Ms. Das.

Agreements to Issue Promissory Notes

On December 6, 2024, the Company agreed to issue a promissory note (the “Endurance Promissory Note”) to Endurance Antarctica Partners II, LLC (“Endurance”), providing for a loan (the “Endurance Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing March 6, 2025 (the “Endurance Maturity Date”).

The Endurance Promissory Note will contain customary representations and warranties and customary events of default. Pursuant to the Endurance Promissory Note, 5,500,000 shares of Common Stock owned by Mr. Roshan Pujari, Chief Executive of the Company, will be pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Endurance Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock shall be no less than 500,000 shares.

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On December 13, 2024, the Company agreed to issue promissory notes (the “Promissory Notes”) to several lenders (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1.8 million. The Loans bear interest at a rate of 15% per year, and mature on March 13, 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes.

The Promissory Notes will contain customary representations and warranties and customary events of default. Pursuant to the Promissory Notes, an aggregate of approximately 3,400,000 shares of Common Stock, owned by founders of the Company, have been pledged as collateral.

In addition, the Company has agreed to issue to the Lenders an aggregate of $2.7 million in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 360,000 shares.

Departure and Appointment of Directors

On December 12, 2024, Chandra R. Patel resigned as a member of the board of directors the Board. Mr. Patel’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Subsequently on December 12, 2024, Mr. Patel was removed as a member of the Board pursuant to a written notice to the Company from the Sponsor pursuant to the Stockholder Agreement, which removal was effective immediately. Pursuant to the Stockholder Agreement, the Sponsor has the right to designate one director to the Board (the “Designated Director”). Previously the Sponsor designated Mr. Patel through this right, who had served on the Board since July 8, 2024. On December 12, 2024, the Sponsor designated Martyn Buttenshaw as its Designated Director to fill the vacancy on the Board created by Mr. Patel’s removal.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board and in accordance with the Sponsor’s right to have a Designated Director under the Stockholder Agreement, on December 16, 2024, the Board appointed Martyn Buttenshaw to fill the vacancy on the Board, effective as of December 16, 2024. Mr. Buttenshaw will serve as a Class I director until the Company’s 2025 annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal from office.

The Board determined that Mr. Buttenshaw meets the independence requirements under the listing rules of the Nasdaq and the Company’s independence standards and that there are no transactions between the Company and Mr. Buttenshaw that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Buttenshaw and any other person pursuant to which Mr. Buttenshaw was selected to serve as a director of the Company. Mr. Buttenshaw will not receive any compensation as a member of the Board.

Land Purchase

On December 16, 2024, the Company completed the purchase of 66 acres of undeveloped tract (excluding wetlands and creeks) in Southside Industrial Park, Muskogee, Oklahoma (the “Site”) from the City of Muskogee for approximately $1.7 million (the “Land Purchase Closing”), which amount includes the extension and option payments previously made by the Company. As previously disclosed, the Company had the exclusive right to purchase the Site pursuant to that certain Contract for Purchase and Sale of Real Estate dated January 10, 2024. In connection with the Land Purchase Closing, on December 16, 2024, the Development Agreement that the Company previously executed with the City of Muskogee, as previously disclosed on Form S-4/A filed on May 8, 2024, became effective. Pursuant to the Development Agreement, the Company has agreed to commence development of the Site, among other things.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. Although we have organized risks generally according to these categories in the discussion below, many of the risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks we face and not as a limitation on the potential impact of the matters discussed. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to our Business and Industry

Our future performance is difficult to evaluate because we have a limited operating history in the lithium industry.

We have had a limited operating history in the lithium industry, and we have not realized any revenues to date from the sale of lithium, and our operating cash flow needs have been financed through issuance of SAFE notes, debt and equity securities, and not through cash flows derived from our operations. As a result, we have little historical financial and operating information from our lithium business to help you evaluate our performance.

Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

We incorporated on March 16, 2023, and have yet to construct our Facility and commence production. As a result, we have a limited operating history upon which to evaluate our business and future prospects, which subjects us to a number of risks and uncertainties, including our ability to plan for and predict future growth. Since our founding, and acquisition of an option to purchase land for the establishment of our Facility, we have made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process to our Facility, process configurations, and control system of the Facility are representative of an industrial-scale battery-grade lithium production facility. We have also undertaken and continue to undertake various environmental studies by industry experts. As we continue to develop our production Facility, we expect our operating losses and negative operating cash flows to grow until first commercial production and sales.

We may encounter risks and difficulties experienced by growing companies in rapidly developing and changing industries, including challenges related to achieving market acceptance of our products, competing against companies with greater financial and technical resources, competing against entrenched incumbent competitors that have long-standing relationships with our prospective customers in the battery grade lithium market, recruiting and retaining qualified employees, and making use of our limited resources. We cannot ensure that we will be successful in addressing these and other challenges that we may face in the future, and our business may be adversely affected if we do not manage these risks appropriately. As a result, we may not attain sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period, or at all.

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Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. Since inception, we have incurred significant operating losses, have an accumulated deficit of approximately $43 million as of September 30, 2024, and negative operating cash flow of approximately $8.5 million for the nine months ended September 30, 2024. Our management expects that operating losses and negative cash flows may continue to increase from the September 30, 2024 levels, particularly because we are not generating any revenue as yet, and owing to additional costs towards capital expenditure and expenses related to the development of site preparation, engineering, feasibility studies, and investment in upstream companies and salaries of the senior team and professional expenses. These conditions raise substantial doubt about our ability to continue as a going concern. The ability of Stardust Power to continue as a going concern is dependent upon our management’s plan to raise additional capital from the issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year from the existing promissory notes from related parties or SAFE notes. There can be no assurance that we will be successful in our plans described elsewhere in this prospectus or in attracting future debt, equity financings or strategic and collaborative ventures with third parties on acceptable terms, or if at all. If we are unable to raise adequate capital at favorable terms, the business, operations and financial results, and hence stock price of securities of the Company in the public markets may be adversely impacted, which could have a material adverse impact on your investment.

Lithium can be highly combustible, and if we have incidences, it could adversely impact us.

Lithium in concentrated form could be highly combustible, if not produced, stored and transported using the appropriate protocols. It may cause violent combustion or explosion, on contact with heat or water. Pure lithium when finely dispersed, may ignite spontaneously on contact with air, under certain circumstances. Upon exposure to heat, toxic fumes are formed, and then it may decompose. The product can react violently with strong oxidants, acids and many compounds (hydrocarbons, halogens, halons, concrete, sand and asbestos). This generates fire and creates explosion hazard. It could also react with water, which may produce highly flammable hydrogen gas and corrosive fumes of lithium hydroxide. Transportation of lithium can be dangerous and a fire hazard, as well, if not done with adequate safety measures. The end products, such as lithium ion battery, which is manufactured with our product, may be unstable and combustible. While we intend to follow protocol and safety measures, we cannot assure you that the lithium we produce will not combust, and if it does, it could severely impact our operations, business, and revenue as well as increase our insurance claims and insurance premium, thereby increasing cost, and hence impacting our profitability.

We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.

As a development stage company, we have yet to start the purification of lithium brine to produce battery-grade lithium and are not likely to generate revenue in our initial years of operations. Accordingly, we cannot assure you that we will ever realize any profits. Any profitability in the future from our business will be dependent upon an economic method of extracting the required brine by our partners, whether directly or as byproducts of the oil and gas industry, and from further exploration and development of other economic sources of brine. Further, we cannot assure you that any exploration and extraction programs will result in profitable commercially viable extraction, purification and production operations. The exploration, extraction and purification of lithium brine, whether obtained from deposits or as byproducts of the oil and gas industry, involves a high degree of financial risk over a significant period of time, which may or may not be reduced or eliminated through a combination of careful evaluation, experience, and skilled management. While the discovery of additional lithium brine deposits may result in increasing and diversifying supply sources, there can be no assurances that costs associated with extraction and subsequent transportation to the Facility would be economical and efficient enough for profitable commercial production. Further, major expenses may be required to construct processing facilities and to establish brine reserves.

We do not know with certainty that economically recoverable lithium exists on properties of partners from who we seek to obtain brine from. In addition, the quantity of any brine reserves may vary depending on input prices. Any material change in the quantity or grade of brine may affect the economic viability of our properties.

Subsequent to the entering into of commercial product and offtake agreements to sell battery-grade lithium, we may be required to import the input raw materials in order to meet demand. In that event, import expenses, levies by exporting governments, regulatory approvals, shipping and logistics arrangements and costs, could potentially make the production of battery-grade lithium at our facilities economically unviable. This could have a Material Adverse Effect on our revenue, profitability, financial conditions, the results of operations and cash flows.

17

We face numerous risks related to exploration, construction, and extraction of brine by our suppliers.

Our level of profitability, if any, in future years will depend to a great degree on lithium prices and whether we can purchase brine at a price that is economically feasible for us to produce battery grade lithium. Exploration and development of lithium resources are highly speculative in nature, and it is impossible to ensure that any of our suppliers will establish reserves. Whether it will be economically feasible to extract lithium depends on a number of factors, including, but not limited to: (i) particular attributes of the brine assets, such as chemical composition of lithium, presence of contaminants, temperature of the brine, physical and chemical conditions of the brine and extraction technology and proximity to infrastructure, among other factors; (ii) lithium prices; (iii) extraction, processing and, purification; (iv) logistics and transportation costs; (v) willingness of lenders and investors to provide capital, including project financing; (vi) labor costs and possible labor strikes; (vii) non-issuance or delays in the issuance of permits; (viii) electric vehicle supply and demand; and (ix) governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, grants, foreign exchange, environmental, health and safety, employment, worker safety, transportation, and reclamation and closure obligations.

We are also subject to the risks normally encountered in the lithium industry, which include, without limitation:

●	the discovery of unusual or unexpected geological formations;

●	accidental fires, floods, earthquakes, severe weather, seismic activity, or other natural disasters;

●	unplanned power outages and water shortages;

●	construction delays and higher than expected capital costs due to, among other things, supply chain disruptions, higher transportation costs and inflation;

●	the ability to obtain suitable or adequate machinery, equipment, or labor;

●	shortages in materials or equipment and energy and electrical power supply interruptions or rationing;

●	environmental regulations; and

●	other unknown risks involved in the conduct of lithium exploration and operations.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings, competitive position, and potentially our financial viability.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, net income and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, regulatory or licensing delays and severe weather phenomena.

18

Our long-term success will depend ultimately on our ability to generate revenues, achieve and maintain profitability, and develop positive cash flows from our battery-grade lithium production activities.

Our ability to acquire additional lithium brine from suppliers depends on our ability to generate revenues, achieve and maintain profitability, and generate positive cash flow from our operations. The economic viability of the Facility has many risks and uncertainties including, but not limited to:

●	significant, prolonged decrease in the market price of lithium;

●	significantly higher than expected construction, extraction or refining costs;

●	significantly lower than expected lithium extraction and reduced supply of lithium brine;

●	significant delays, reductions, or stoppages in lithium extraction activities;

●	construction delays, procurement issues and workforce sourcing where our Facility is being setup;

●	significant shortages of adequate and skilled labor or a significant increase in labor costs;

●	difficulty in obtaining relevant permits or delays caused in obtaining such relevant permits;

●	significantly more stringent regulatory laws and regulations;

●	significant difficulty in marketing or selling battery-grade lithium;

●	community and political activism and third-party sentiment that may have an impact on the laws and regulations surrounding the industry in which we operate; and

●	general economic and political conditions, such as recessions, interest rates, inflation and acts of war or terrorism.

It is common for a new lithium extraction operation to experience unexpected costs, problems, and delays during construction, commissioning and start-up. Most similar projects suffer delays during these periods due to numerous factors, including the factors listed above. Any of these factors could result in changes to capital and operating expenditures, economic returns or cash flow estimates of the project or have other negative impacts on our financial position. There is no assurance that our Facility will commence commercial production on schedule, or at all, or will result in profitable, viable operations. If we are unable to develop our Facility into a commercial operating facility, our business and financial condition will be materially adversely affected. Moreover, even if a feasibility study supports a commercially viable project, there are many additional factors that could impact the project’s development, including terms and availability of financing, cost overruns, litigation or administrative appeals concerning the project, delays in development, and any permitting changes, among other factors, and factors beyond our control such as adverse weather conditions.

Our future lithium extraction, refining and production activities may change as a result of any one or more of these risks and uncertainties. We cannot assure you that any of our activities will result in achieving and maintaining profitability and developing positive cash flows.

Logistics costs based on a hub and spoke refinery model may increase the price to where it is not economically viable.

Our business model is designed to have a central refinery where inputs are transported to the central location. This approach has a layer of transportation costs associated with it. While our management believes these costs can be limited through concentration and or crystallization, we cannot assure you that any adverse changes in transportation costs, transportation and logistics levies, changed in concentration and or crystallization process leading to increased costs, among others, would not increase costs substantially, reduce operating margins, or make our project unviable.

19

Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.

Through our strategic memorandums of understanding via non-binding contractual arrangements with leading global players such as Usha Resources for the Jackpot Lake Lithium Brine Project, QXR, IGX and Zelandez, we depend on them for supply and production of lithium brine, and if for some reason the memorandums of understanding do not culminate into binding agreements or do not yield desired economic results, it could adversely impact our business, operations and financial condition. For example, the results of the Phase I of Liberty Lithium project with QXR may prove to be economically unviable, or not an economically viable source of feedstock for the Company. Further, our arrangement with Zelandez may also not create adequate feedstock. Sufficient supply and production of lithium brine may not be available at the onset of the production at the Facility. Additionally, upstream risks may prevent us from organizing enough feedstock supply to produce consistent lithium products, and the competitive landscape for lithium supply could become a detriment to the Company’s efforts. Changes in commodity prices may also limit upstream exploration and production. We cannot assure you that we will not be faced with adverse impacts should the execution of our strategy be impacted.

Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.

Our ability to achieve significant future revenue will depend in large part upon our ability to attract customers and enter into contracts on favorable terms. We expect that many of our customers will be large companies with extensive experience operating in the lithium markets. We lack significant commercial operating experience and may face difficulties in developing marketing expertise in these fields. Our business model relies upon our ability to successfully implement our first commercial production and commence and expand commercial operations. Furthermore, we also intend to successfully negotiate, structure and fulfill long-term supply agreements for lithium brine with suppliers.

Agreements with potential customers may initially only provide for the purchase of limited quantities from us. Our ability to increase our sales will depend in large part upon our ability to expand these existing customer relationships into long-term supply agreements. Establishing, maintaining and expanding relationships with customers in general can require substantial investment without any assurance from customers that they will place significant orders. In addition, many of our potential customers may be more experienced in these matters than we are, and we may fail to successfully negotiate these agreements in a timely manner or on favorable terms which, in turn, may force us to slow our production, dedicate additional resources to increasing our storage capacity and/or dedicate resources to sales in spot markets. Furthermore, should we become more dependent on spot market sales, our profitability will become increasingly vulnerable to short-term fluctuations in the price and demand for battery grade lithium and competing substitutes.

Our products may not qualify for use for our intended customers.

Our battery-grade lithium products may not be suitable for our intended customers’ use for lithium ion batteries. These batteries have strict purity requirements for the materials used in their manufacture. Impurities can lead to poor charging performance including reduced vehicle range of operation, more frequent need to charge, problems with batteries starting at colder temperature and, in some extreme cases, to batteries catching on fire. A major issue with the current lithium conversion practice is reliable operation in producing high-quality lithium products. Although through our business arrangements and our process, we expect to produce acceptable battery-grade lithium products, we cannot assure you that we will be able to enter into business arrangements as we intend, that our processes will meet the stringent quality testing norms of our intended customers, and we will not be able to develop the market to sell our products, which will have an adverse impact on our revenue, operations and financial condition.

We might not be able to sell our products as intended.

As a result of evolving market dynamics, we may not be able to secure long-term buyers for our products for a variety of reasons, including: qualification, competitive pricing, logistical costs, future government policies and incentives, changes in demand from EV adoption, changes in demand due to changes in chemistry of batteries, or the synthesizing of battery metals, emergence of new engineering technologies or processes that could render existing processes obsolete, and alternatives to battery-grade lithium for the EV industry, among others. We cannot assure you that such events in the future may not occur, or how adversely they will impact our business, operations and financial position.

20

Our ability to manage growth will have an impact on our business, financial condition, and results of operations.

Future growth may place strains on our financial, technical, operational, and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on a number of factors, including, but not limited to:

●	our ability to develop existing prospects;

●	our ability to identify suppliers and enter into long-term supply agreements with suppliers;

●	our ability to maintain or enter into new relationships with project partners and independent contractors;

●	our ability to continue to retain and attract skilled personnel;

●	our access to capital;

●	the market price for lithium products; and

●	our ability to enter into agreements for the sale of lithium products.

Delays and other obstacles may prevent the successful completion of our Facility.

Delays may stop or temporality stop the development of our Facility. These delays could include but are not limited to, permitting delays and inability to obtain permits, construction delays, procurement issues, workforce sourcing, community activism, political attitudes and others. The significant delay of the project could adversely affect the ability to finish development with changes in both capital expenditure and operating expenditure.

We may not be able to develop, maintain and grow strategic relationships, identify new strategic relationship opportunities, or form strategic relationships, in the future.

We expect that our ability to establish, maintain, and manage strategic relationships, such as our non-binding agreements with suppliers, offtakers, technology partners and other related service/ancillary providers, will be important to the success of our business. We cannot guarantee that the companies with which we have developed or will develop strategic relationships will continue to devote the resources necessary to promote mutually beneficial business relationships in order to grow our business. If, for some reason, our partners choose to terminate our contracts with them, refuse to enter into contracts with us on commercially reasonable terms, or are unable to deliver on agreed terms, the refining of lithium brine, the construction of our Facility, the ability to produce market-acceptable battery-grade lithium, and our business operations would be materially adversely impacted. Further, some of our current arrangements are not exclusive, and some of our strategic partners may work with our competitors in the future. If we are unsuccessful in establishing or maintaining our relationships with key strategic partners, our overall growth could be impaired, and our business, prospects, financial condition, and operating results could be adversely affected.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to meet our liquidity needs and long-term commitments, fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from our planned projects, we will continue to incur operating and investing net cash outflows associated with including, but not limited to, undertaking exploration, extraction and production activities, and the development of our planned projects. As a result, we rely on access to various sources of funding including debt, private equity, capital markets, as well as grants, as a source of funding for our capital and operating requirements. We require additional capital to meet our liquidity needs related to expenses for our various corporate activities, including the costs related to our status as a publicly traded company, funding for our ongoing operations, explore and define lithium brine extraction, and establish any future lithium operations. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

21

To finance our future ongoing operations, and future capital needs, we may require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute our existing shareholdings. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and would subject us to increased debt service obligations, could result in operating and financing covenants that would restrict our operations and hence negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive terms, our ability to fund our current operations and implement our business plan and strategy will be adversely affected. These circumstances may require us to reduce the scope of our operations and scale back our exploration, extraction, refining and production plans. There is no guarantee that we will be able to secure any additional funding or be able to secure funding to provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a Material Adverse Effect on our business, results of operations, and financial performance.

The lithium brine industry includes well capitalized companies and we may not have sufficient resources to compete against them.

The direct lithium extraction industry and lithium processing sector include established competitors possessing substantial capitalization and extensive resources. Accordingly, we may encounter challenges competing against these well-capitalized incumbents. These industry participants often benefit from significant financial reserves operational and distribution scale, which could potentially place us at a competitive disadvantage.

Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.

Producers, especially in foreign jurisdictions including but not limited to China, Argentina, Chile, India and Australia, could use processes that might produce lower-cost lithium, which could impact the market in general, and adversely impact the sales of the Company, in particular. Other producers could forgo direct lithium extract technologies and use ponds or other mechanisms to extract lithium, which could have a lower cost basis. Further, other producers could operate in markets which may have less rigorous environmental, safety, and other regulatory compliance as compared to our market in the U.S. or be required to adhere to certain environmental regulations, to a lesser extent, or even disregard regulations, than compared to what we are required to comply by in the U.S. This could lead those producers to reduce costs substantially, that could make our pricing less competitive or even unviable. If such a scenario were to occur, it could have a material adverse impact on our revenue, profitability and cash flow.

We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.

There are substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products, such as the those covered under the incentives through the IR Act and Bipartisan Infrastructure Law (“BIL”) under the aegis of the Department of Energy LPO Loan Programs Office Advanced Technology Vehicles Manufacturing Loan Program, Department of Defense, Defense Production Act, Department of Energy Grant, Department of Defense Office of Strategic Capital, as well as the Investment Tax Credit and the 21st Century Quality Jobs Program by the Oklahoma Department of Commerce, among others. While we expect to receive grants from the State of Oklahoma, we cannot assure you that such grants will be received in a timely manner in meaningful amounts, or at all, and we may not be eligible or qualify for federal grants. These and other future governmental incentives may be removed or no longer provided, due to changes in governmental policies or political attitudes towards such incentives which may change and limit the distribution of any such incentives. For example, the Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program. We cannot assure you that if the basis of certain incentives change, and the grants become non-available or are delayed, the same will not affect our ability to start our operations in a timely and cost-effective manner, leading to delays in commissioning, and could adversely impact our financing options, and hence adversely impact our ability to generate revenue and profitability.

22

We may in the future use hedging arrangements to mitigate certain risks, but the use of such derivative instruments could have a Material Adverse Effect on our results of operations.

In the future, we may use interest rate swaps to manage interest rate risk, especially on long-term offtake contracts with customer. In addition, we may use forward sales and other types of hedging contracts, including foreign currency hedges if we do expand into other countries. If we elect to enter into these types of hedging arrangements, our related assets could recognize financial losses on these arrangements as a result of volatility in the market values of the underlying asset or if a counterparty fails to perform under a contract. If actively quoted market prices and pricing information from external sources are not available, the valuation of these contracts would involve judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. If the values of these financial contracts change in a manner that we do not anticipate, or if a counterparty fails to perform under a contract, it could harm our business, financial condition, results of operations and cash flows.

We may acquire or invest in additional companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business.

Although we have not made any acquisitions to date, our business strategy in the future may include acquiring other complementary technologies or businesses, or that provide us with downstream or upstream integration. We may also enter relationships with other businesses to expand our operations and to create service networks to support our production and delivery of battery-grade lithium. An acquisition, investment, or business relationship may result in unforeseen operating difficulties and expenditures, including ones that we may pursue but do not conclude in an acquisition, investment, or business relationship. We may encounter difficulties assimilating or integrating the businesses, technologies, products, services, personnel, or operations of the acquired companies particularly if the key personnel of the acquired companies choose not to work for us. Acquisitions may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for the development of our business. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown liabilities.

Negotiating these transactions can be time consuming, difficult, and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. Even if we do successfully complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, securities analysts, and investors.

We are dependent upon key management employees.

The responsibility of overseeing the day-to-day operations and the strategic management of our business depends substantially on our senior management and key personnel. Loss of any such personnel may have an adverse effect on our performance. The success of our operations will depend upon numerous factors, many of which, in part, are beyond our control, including our ability to attract and retain additional key personnel in sales, marketing, engineering and technical support, and finance. Certain areas in which we operate are highly competitive and competition for qualified personnel is significant. We may be unable to hire suitable field personnel for our engineering and technical team or there may be periods of time where a particular position remains vacant while a suitable replacement is identified and appointed. We may not be successful in attracting and retaining the personnel required to grow and operate our business profitably.

23

Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.

Our success as a producer of lithium and related products is dependent on our ability to develop and implement more efficient production capabilities based on mineral rich brine and implementation of direct lithium extraction (“DLE”) technologies. While having the potential to significantly increase the supply of lithium from brine projects, the technology for DLE is an emerging technology. A number of DLE technologies are emerging and being tested at scale, with only a handful of projects already in commercial construction. However, there remain challenges around scalability and water consumption/brine reinjection. We will need to continue to invest heavily to scale our manufacturing to ultimately produce sufficient amounts of battery-grade lithium. However, we cannot assure you that our future product research and development projects, if any, and financing efforts will be successful or be completed within the anticipated time frame or budget. There is no guarantee we will achieve anticipated sales targets or if we will be profitable. In addition, we cannot assure you that our existing or potential competitors will not develop technologies which are similar or superior to our technologies, or that result in products that are more competitively priced. As it is often difficult to project the time frame for developing new technologies and the duration of the market window for these technologies, there is a substantial risk that we may have to abandon a potential technology that is no longer commercially viable, even after we have invested significant resources in the development of such technology and our facilities. If we fail in our technology development or product launching efforts, our business, prospects, financial condition and results of operations may be materially and adversely affected.

The development of non-lithium battery technologies could adversely affect us.

The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues. Current and next generation high energy density batteries for use in electric vehicles rely on lithium compounds as a critical input. Alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable or on what time horizon. Commercialized battery technologies that use no, or significantly less, lithium could materially and adversely impact our prospects and future revenues.

Lithium prices are subject to unpredictable fluctuations.

We expect to derive revenues, if any, from the production and sale of battery grade lithium. The prices of lithium may fluctuate widely and are affected by numerous factors beyond our control, including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The world’s largest suppliers of lithium are Sociedad Quimica y Minera de Chile S.A (NYSE:SQM), FMC Corporation (NYSE:FMC), Albemarle Corporation (NYSE:ALB), Jiangxi Ganfeng Lithium Co., Ltd. and Tianqi Group who collectively supply approximately 85% of the world’s lithium business, and any attempt to suppress the price of lithium materials by such suppliers, or an increase in production by any supplier in excess of any increased demand, would have negative consequences on Stardust Power. The price of lithium materials may also be reduced by the discovery of new lithium deposits, which could not only increase the overall supply of lithium (causing downward pressure on its price) but could also draw new firms into the lithium refinery industry which would compete with Stardust Power. The effect of these factors on the prices of lithium and lithium byproducts, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted. Further, if prices were to decline significantly, it could have significant adverse effects on our ability to source raw material, and hence impact our production volumes. Additionally, this could also have adverse impact, both on our selling price, as well as volumes sold, and could adversely impact our revenue, gross margins and profitability.

24

The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products.

The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products, which include lithium-ion batteries for electric vehicles and other large format batteries that currently have limited market share and whose projected adoption rates are not assured. To the extent that such markets do not develop in the manner contemplated by the Company, then the long-term growth in the market for lithium products will be adversely affected, which would inhibit the potential for development of the lithium refinery, its potential commercial viability and would otherwise have a negative effect on the business and financial condition of the Company. In addition, as a commodity, lithium market demand is subject to the substitution effect in which end-users adopt an alternate commodity as a response to supply constraints or increases in market pricing. To the extent that these factors arise in the market for lithium, it could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on the Company and its projects.

Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical and volatile.

Though we continue to see increased interest and adoption of electric vehicles, if the market for electric vehicles in general does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results may be harmed.

In addition, electric vehicles still constitute a small percentage of overall vehicle sales. As a result, the market for lithium products could be negatively affected by numerous factors, such as:

●	perceptions about electric vehicle features, quality, safety, performance and cost;

●	perceptions about the limited range over which electric vehicles may be driven on a single battery charge, and access to charging facilities;

●	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

●	volatility in the cost of oil, gasoline and energy;

●	government regulations and economic incentives and conditions; and

●	concerns about our future viability.

Sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to further volatility. We also cannot predict the duration or direction of current global trends or their sustained impact on consumer demand. Ultimately, we continue to monitor macroeconomic conditions to remain flexible and to optimize and evolve our business as appropriate and attempt to accurately project demand and infrastructure requirements globally and deploy our production, workforce and other resources accordingly. If we experience unfavorable global market conditions, or if we cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations again, our business, prospects, financial condition and operating results may be harmed.

We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.

From time-to-time, we agree to preliminary terms regarding offtake and supply agreements. We may be unable to negotiate final terms with these or other companies in a timely manner, or at all, and there is no guarantee that the terms of any final agreement will be the same or similar to those currently contemplated. Final terms may include less favorable pricing structures or volume commitments, more expensive delivery or purity requirements, reduced contract durations and other adverse changes. Delays in negotiating final contracts could slow our initial commercialization, and failure to agree to definitive terms for sales of sufficient volumes of lithium could prevent us from growing our business. To the extent that terms in our initial supply and distribution contracts may influence negotiations regarding future contracts, the failure to negotiate favorable final terms related to our current preliminary agreements could have an especially negative impact on our growth and profitability. Further, our prospective counterparties may cancel or delay entering into definitive agreements for a variety of reasons, some of which may be outside of our control. Additionally, we have not demonstrated that we can meet the production levels contemplated in our current non-binding supply agreements. If the construction and readiness of the Facility proceeds more slowly than we expect, or if we encounter difficulties in successfully completing the construction of the Facility, potential customers, including those with whom we have current letters of intent, may be less willing to negotiate definitive supply agreements, or demand terms less favorable to us, and our performance may suffer. If we are unable to enter into such definitive agreements on a timely basis, our growth, revenue and results of operations may be negatively impacted.

25

Our future business prospects could be adversely affected if we are unable to enter into definitive agreements relating to contemplated joint ventures with Usha and IGX and, if such agreements are in fact completed, there can be no assurance that such joint ventures will ultimately be successful.

We entered into non-binding letters of intent with each of Usha Resources and IGX to acquire majority interests in projects owned by those parties described under the section titled “Business-The Site-Usha Resources Letter of Intent” and “Business-The Site-IGX Letter of Intent”. The parties are engaged in negotiations regarding key commercial points of the ventures. The letters of intent provide frameworks for the potential investments; however, many of the key terms of the ventures, including economic and investment terms, have not been agreed to in principle. It is possible that the parties will not be able to agree to enter into definitive agreements consistent with the letters of intent, or at all.

Even if we are able to reach final terms and enter into binding documentation, we do not know how much financing these projects will require, or whether such financing will be available on acceptable terms, or at all. There can be no assurance that the ventures will be able to complete the development of their respective projects and be commercialized. These factors could harm our business, results of operations and financial results.

Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

Lithium and its derivatives are preferred raw materials for certain industrial applications, such as rechargeable batteries. For example, current and future high energy density batteries for use in electric vehicles rely on lithium compounds as a critical input. The pace of advancements in current battery technologies, development and adoption of new battery technologies that rely on inputs other than lithium compounds, or a delay in the development and adoption of future high nickel battery technologies that utilize lithium could significantly impact our prospects and future revenues. Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging, and less expensive, some of which could be less reliant on lithium or other lithium compounds. Some of these technologies, such as commercialized battery technologies that use no, or significantly less, lithium compounds, could be successful and could adversely affect demand for lithium batteries in personal electronics, electric and hybrid vehicles, and other applications. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. In addition, alternatives to industrial applications dependent on lithium compounds may become more economically attractive as global commodity prices shift. Any of these events could adversely affect demand for and market prices of lithium, thereby resulting in a Material Adverse Effect on the economic feasibility of extracting any mineralization we discover and reducing or eliminating any reserves we identify.

Our business and operations may be significantly disrupted upon the occurrence of a catastrophic event, information technology system failures or cyberattack.

Our business is dependent on proprietary technologies, processes and information that we have acquired, and expected to acquire, from our partners, much of which is, or will be, stored on our computer systems. We may in the future enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with our operations. Our operations depend, in part, on how well we and our vendors protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism, theft, malware, ransomware and phishing or other cyberattacks. Any of these and other events could result in IT system failures, delays, loss of data or information, liability to our partners or other third parties, a material disruption of our business or increases in capital expenses. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment and IT systems and software, as well as preemptive expenses to mitigate the risks of vulnerabilities or failures.

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Furthermore, the importance of such IT systems and networks and systems may increase if our employees work remotely, which may introduce more risks to our information technology systems and networks as such employees use network connections, computers, or devices that are outside our premises or networks. Additionally, if one of our service providers were to fail and we were unable to find a suitable replacement in a timely manner, we may be unable to properly administer our outsourced functions. If we cannot continue to retain these services provided by our vendors on acceptable terms, our access to necessary IT systems or services could be interrupted. Any security breach, interruption or failure of our IT systems, or those of our third party vendors, could impair our ability to operate our business, reduce our quality of services, increase costs, prompt litigation and other consumer claims, subject us to government enforcement actions (including investigations, fines, penalties, audits, or inspections), and damage our reputation, any of which could substantially harm our business, financial condition or the results of our operations.

As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. While we have implemented security resources to protect our data security and IT systems, such measures may not prevent such events, especially because the cyberattack techniques used change frequently and are often not recognized until launched, and because the full scope of a cyberattack may not be realized until an investigation has been completed, and cyberattacks can originate from a wide variety of sources and through a wide variety of methods. In addition, certain measures that could increase the security of our IT system take significant time and resources to deploy broadly, and such measures may not be deployed in a timely manner or be effective against an attack. The inability to implement, maintain and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Significant disruption to our IT systems, or those of our vendors, or breaches of data security could also have a Material Adverse Effect on our business, financial condition and results of operations.

We may be subject to liabilities and losses that may not be covered by insurance.

Our employees and Facility would be subject to the hazards associated with producing battery-grade lithium. Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and the environment. We expect to maintain insurance coverage in amounts against the risks that we believe are consistent with industry practice and maintain a safety program. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or to property owned by third parties or other losses that are not fully covered by insurance could have a Material Adverse Effect on our results of operations and financial position.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our coverage limits or that are not covered by our insurance, we might be required to use working capital to satisfy these claims rather than to maintain or expand our operations. The occurrence of an event that is not fully covered by insurance could materially adversely affect our business, results of operations, cash flows and financial position.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information or alleged trade secrets of third parties or competitors or are in breach of noncompetition or non-solicitation agreements with our competitors or their former employers.

We may employ or otherwise engage personnel who were previously or are concurrently employed or engaged at research institutions or other clean technology companies, or consult various companies, including ones that could be construed as our competitors or potential competitors. Even though we have processes in place to prevent misappropriate of trade secrets or confidential information, we may be subject to claims that these personnel, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former or concurrent employers or clients they provide consultancy services to, which are rightfully owned by their former or concurrent employer, or their clients, as the case may be. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could adversely affect our operations, result in substantial costs and be a distraction to management.

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Lawsuits may be filed against us and an adverse ruling in any such lawsuit may adversely affect our business, financial condition, or liquidity or the market price of our common stock.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings, and legal actions relating to personal injuries, property damage, property taxes, land rights, the environment, and contract disputes.

The outcome of future legal proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a Material Adverse Effect on our assets, liabilities, business, financial condition, or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming, and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

Risks Related to the Offering and Ownership of Our Securities

The market price of our Common Stock may be highly volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock and Pre-Funded Warrants in this offering.

The market price of our Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

Investors will experience immediate and substantial dilution as a result of this offering and may suffer substantial dilution related to issued stock warrants, options and convertible promissory notes.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. Our historical net tangible book value as of September 30, 2024 was approximately $(17.1) million, or approximately $(0.36) per share of Common Stock. After giving effect to the 4,646,840 shares of Common Stock to be sold in this offering at an assumed combined public offering price of $2.69 per share and accompanying Common Warrant, and assuming no sale of Pre-Funded Warrants offered hereby, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $(4) million, or approximately $(0.08) per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $0.28 per share of Common Stock to our existing stockholders and an immediate decrease in net tangible book value of approximately $2.77 per share of Common Stock to new investors, representing the difference between the assumed combined public offering price and our as adjusted net tangible book value as of September 30, 2024, after giving effect to this offering, and the assumed combined public offering price per share.

As of January 7, 2025, we have a number of agreements or obligations that may result in dilution to investors. These include, as of such date:

●	10,430,800 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average price of $11.50 per share, of which warrants to purchase 10,430,800 shares are exercisable;

●	5,000,000 shares of Common Stock available for future issuance for Stardust Earnout as per the business combination;

●	4,673,665 shares of Common Stock available for future issuance under our Equity Incentive Plan, 2024; and

●	6,377,766 shares of Common Stock available for future issuance under the common stock purchase agreement with B. Riley Principal Capital II, LLC.

●	1,860,344 shares of Common Stock issuable for the December 2024 Private Placement and the Promissory Notes.

We also have an incentive compensation plan for our management, employees and consultants. We have granted, and expect to grant in the future, options to purchase shares of our Common Stock to our directors, employees and consultants. To the extent that warrants or options are exercised, our stockholders will experience dilution and our stock price may decrease.

Additionally, the sale, or even the possibility of the sale, of the shares of Common Stock underlying these warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

Our shares of Common Stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our Common Stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Upon our dissolution, our stockholders may not recoup all or any portion of their investment.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the proceeds and/or our assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the holders of Common Stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up. In this event, our stockholders could lose some or all of their investment.

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Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for general corporate purposes and other business matters (see section entitled “Use of Proceeds”). We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

This is a best efforts offering, so no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement, including: a covenant by the Company to not enter into any equity financings for a certain number of days from closing of the offering, subject to certain exceptions.

There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be extremely limited.

The Common Warrants offered by this prospectus may not have any value.

The Common Warrants have an assumed exercise price of $         per share (assuming an exercise price equal to the last reported sale price of our Common Stock on Nasdaq on         ,       , which was $          per share) and will have a five-year term. In the event our Common Stock price does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Holders of the Pre-Funded Warrants and Common Warrants offered hereby will have no rights as common stockholders with respect to the shares our Common Stock underlying the Pre-Funded Warrants and Common Warrants until such holders exercise their Pre-Funded Warrants and Common Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants and Common Warrants.

Until holders of the Pre-Funded Warrants and Common Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants and Common Warrants, except to the extent that holders of such Pre-Funded Warrants and Common Warrants will have certain rights to participate in distributions or dividends paid on our Common Stock as set forth in the Pre-Funded Warrants and Common Warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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If we do not maintain a current and effective registration statement relating to the Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants being offered in this offering, holders will be able to exercise such warrants on a “cashless” basis and we may not receive any additional funds upon the exercise of such warrants.

If we do not maintain a current and effective registration statement relating to the Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants at the time that holders wish to exercise such Pre-Funded Warrants and Common Warrants, they may be exercised by way of a “cashless” exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the warrants. Accordingly, we may not receive any additional funds upon the exercise of such warrants.

An active trading market for Common Stock may never develop or be sustained, which may make it difficult to sell the shares of Common Stock you receive.

The price of our Common Stock may fluctuate significantly due to general market and economic conditions and forecasts, our general business condition and the release of our financial reports. An active trading market for our Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for stockholders to sell their shares of Common Stock at an attractive price (or at all). The market price of our Common Stock may decline below stockholders’ deemed purchase price, and they may not be able to sell their shares of Common Stock at or above that price (or at all). Additionally, if our Common Stock is delisted from Nasdaq for any reason and is quoted on the Over-the-Counter Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our Common Stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. Stockholders may be unable to sell Common Stock unless a market can be established or sustained.

Risks Related to Intellectual Property

If we fail to adequately protect our intellectual property or technology (including any later developed or acquired intellectual property or technology), our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

While we currently have not developed any intellectual property or technology, we may develop, license, or acquire intellectual property in the future that is valuable or material to our business. Our success may depend, in part, on our ability to obtain and maintain protection of such intellectual property in the U.S. and other countries, if we choose to operate in jurisdictions outside of the U.S. We may leverage intellectual property laws to protect such intellectual property (including our brands) and to prevent others from developing and commercializing products or processes that violate our intellectual property rights. However, these means may afford only limited protection and may not prevent our competitors from duplicating our intellectual property, prevent our competitors from gaining access to our proprietary information or technology, or permit us to gain or maintain a competitive advantage. Moreover, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain protection for our intellectual property in the U.S. or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property, and such unauthorized uses may be difficult to detect. It may be possible for unauthorized third parties to copy our technology (whether now or in the future developed, licensed, or acquired) and use information that we regard as proprietary to create technology, products, or services that compete with ours. Any of these scenarios may adversely affect the conduct of our business or our financial position.

We may depend on third-party licensors of technology to enforce and protect intellectual property rights that we may license, and such third parties may refuse to enforce and protect such intellectual property rights. Further, if we resort to legal proceedings to enforce our intellectual property rights (such as initiating infringement lawsuit against a third party), the results of such proceedings, regardless of merit, are uncertain and our success cannot be assured. Even if we were to prevail, the proceedings could be burdensome and expensive. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a Material Adverse Effect on our business, operating results and financial condition.

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If we are unable to protect the confidentiality of our proprietary information or trade secrets, our business and competitive position may be harmed.

We may now or in the future rely upon unpatented trade secrets and know-how, whether belonging to us or our partners, to develop and maintain a competitive position. While we seek to protect such proprietary information, in part, through confidentiality and invention assignment agreements with our employees, collaborators, contractors, advisors, consultants and other third parties, we cannot guarantee that we have entered or will enter into such agreements with each party that has or may have had access to our trade secrets or proprietary information, or that these agreements will not be breached. We may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets, now or in the future, were to be disclosed to, or independently developed by, a competitor or other third party, our competitive position could be materially and adversely harmed.

We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these measures, they may be breached or insufficient, and we may not have adequate remedies for any such breach or insufficiency.

We may now or in the future engage in business and technology collaborations with third-party partners that may result in the partner owning, or the parties jointly owning, certain intellectual property, which may be based on or derived from our or the partner’s proprietary information or existing intellectual property. If we do not have adequate rights to use such partner-owned proprietary information or intellectual property, we may be restricted from using it in our process, products, or services. If we and the partner jointly own any such intellectual property, the partner may have the ability to compete with our products and services, or we may be required to make royalty or similar payments to our partner for our use of such intellectual property.

We may be subject to claims challenging the inventorship or ownership of our future intellectual property, particularly those that may be developed or invented by our employees, consultants or contractors.

We may be subject to claims that employees, collaborators, or other third parties have an ownership interest in our future intellectual property, or that of our licensors, including as an inventor or co-inventor. We may be subject to ownership or inventorship disputes in the future arising, for example, from conflicting obligations of consultants, contractors, or others who are involved in developing our intellectual property. Although it is our policy to require our employees and contractors who may be involved in the conception or development of potential intellectual property to execute agreements assigning such intellectual property to us, as may be required in the future, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property, or be required to pay royalties for access to such intellectual property rights (which may not be commercially reasonable). Other owners may also be able to license such rights to other third parties, including our competitors. Such an outcome could have a Material Adverse Effect on our business and financial condition. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.

Our trademarks and trade names (whether registered or unregistered) may be challenged, infringed, circumvented, declared generic, or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners and customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement or dilution claims brought by owners of other trademarks. We may also be required to pursue litigation to defend and protect our trademarks, which could be costly, may not ultimately be successful, and could be a distraction to management.

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Opposition or cancellation proceedings may in the future be filed against our trademark applications and registrations (including our U.S. trademark application for “Stardust Power”), and our trademarks or trademark applications may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would, and may be more limited in our ability to operate under or use such trademarks.

We may be sued by third parties for alleged infringement of their intellectual property rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

We may become subject to claims that our conduct infringes upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed intellectual property, or otherwise restrict or prohibit our use of the intellectual property. We cannot guarantee that we would be able to: obtain from the third party asserting the claim a license on commercially reasonable terms, if at all; develop alternative technology on a timely basis, if at all; or obtain a license to use a suitable alternative technology. An adverse determination could also prevent us from licensing our technology to others. Infringement claims asserted against us may have a Material Adverse Effect on our business, results of operations, or financial condition.

Risks Related to Legal, Regulatory, Accounting and Tax Matters

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, land development, and land reclamation, and set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies in our industry vertical, and their officers, directors, and employees. We may incur environmental costs that could have a Material Adverse Effect on financial condition and the results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health, and safety impacts of prior and current operations. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties, and other civil and criminal sanctions, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. Such laws, regulations, enforcement, or private claims may have a Material Adverse Effect on our financial condition, results of operations, or cash flows.

Liabilities and costs associated with hazardous materials, contamination and other environmental conditions may require us to conduct investigations or remediation or expose us to other liabilities, both of which may adversely impact our operations and financial condition.

We may incur liabilities for the investigation and cleanup of any environmental contamination at our Facility, or at off-site locations where we arrange for the disposal of hazardous substances or wastes. For example, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and other federal, state and local laws, certain broad categories of persons, including that an owner or operator of a property, may become liable for the costs of investigation and remediation, impacts to human health and for damages to natural resources. These laws often impose strict and joint and several liability without regard to fault or degree of contribution or whether the owner or operator knew of, or was responsible for, the release of such hazardous substances or whether the conduct giving rise to the release was legal at the time it occurred. We also may be subject to related claims by private parties, including employees, contractors, or the general public, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. We may incur substantial costs or other damages associated with these obligations, which could adversely impact our business, financial condition and results of operations.

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Furthermore, we rely on third parties to ensure compliance with certain environmental laws, including those relating to the disposal of wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, could result in liability under environmental, health and safety laws. The costs of liability could have a Material Adverse Effect on our business, financial condition or results of operations.

Increased stakeholder focus on sustainability or other ESG matters could adversely impact our business, reputation, and operating results.

In recent years, companies across all industries are facing increasing scrutiny from a variety of stakeholders, including investors, customers, employees, regulators, ratings agencies and lenders, related to their environmental, social and corporate governance (“ESG”) and sustainability practices. If we do not adapt to or comply with stakeholder expectations and standards on ESG matters as they continue to evolve, or if we are perceived to have not responded appropriately or quickly enough to growing concern for ESG and sustainability issues, regardless of whether there is a regulatory or legal requirement to do so, we may suffer from reputational damage and our business, financial condition and/or stock price could be materially and adversely affected. Additionally, our customers may be driven to purchase our products due to their own sustainability or ESG commitments, which may entail holding their suppliers - including us - to ESG standards that go beyond compliance with laws and regulations and our ability to comply with such standards. Failure to maintain operations that align with such “beyond compliance” standards may cause potential customers to not do business with us or otherwise hurt demand for our products. These and other ESG concerns could adversely affect our business, prospects, financial condition and operating results.

We will be subject to environmental, health and safety laws and regulations in multiple jurisdictions, which may impose substantial compliance requirements and other obligations on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.

Our business is governed by, and will be governed by various foreign, federal, state and local environmental protection and health and safety laws and regulations, including, without limitation, the federal Safe Drinking Water Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act (“OSHA”), the National Environmental Policy Act, the Endangered Species Act, the Comprehensive Environmental Response, Compensation and Liability Act and similar foreign, federal, state and local laws and regulations and permits issued under these laws by foreign, federal, state and local environmental and health and safety regulatory agencies. These laws and regulations establish, among other things, criteria and standards for drinking water, for protection of the environment and the release, remediation, of hazardous substances and public health and safety. Pursuant to these laws, we may be required to obtain various permits and approvals from certain federal, state and local regulatory agencies for our operations. If we violate or fail to comply with these laws, regulations or permits, we could be subject to administrative or civil fines or penalties or other sanctions by regulators and to lawsuits, civil or criminal, seeking enforcement, injunctive relief and/or other damages. If we fail to comply with applicable laws, regulations or permits, our permits or approvals may be terminated or not renewed and/or we could be held liable for damages, injunctive relief and/or monetary fines or penalties.

Additionally, federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. Under federal and many state laws, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, and joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault.

Environmental laws and regulations are complex and may change from time to time, as may related interpretations and guidance. These laws and regulation, and the enforcement thereof, have tended to become more stringent over time. It is possible that new standards could be imposed, either more stringent or more lenient, that could result in higher operating expenses, the obsolescence of our products, or lead to an interruption or suspension of our operations and have a Material Adverse Effect on our business, financial condition and results of operations.

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Compliance with health and safety laws and regulations can be complex, and noncompliance with these laws and regulations may result in potentially significant monetary damages and fines.

We may be subject to a number of federal and state laws and regulations, including OSHA and comparable state statutes establishing requirements to protect the health and safety of workers. The OSHA hazard communication standard, the U.S. Environmental Protection Agency community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and comparable state statutes, require maintenance of information about hazardous materials used or produced in operations and provision of this information to employees, state and local government authorities, and citizens. Other OSHA standards regulate specific worker safety aspects of our operations. Substantial fines and penalties can be imposed, and orders or injunctions limiting or prohibiting certain operations may be issued, in connection with any failure to comply with these laws and regulations.

Climate change, legislation, regulation and policies may result in increased operating costs and otherwise affect our business, our industry and the global economy.

Climate change will potentially have wide ranging impacts, including potential impacts to our operations. In December 2015, the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change resulted in nearly 200 countries, including the United States, coming together to develop the Paris Agreement, which includes pledges to voluntarily limit and reduce future emissions. Additionally, at the 28th Conference of the Parties, nearly 200 member countries, including the U.S., entered into an agreement to transition away from fossil fuels while accelerating action in this decade to achieve net zero by 2050. The agreement includes calls for actions towards achieving, at a global scale, a tripling of renewable energy capacity and doubling energy efficiency improvements by 2030, as well as accelerating efforts towards the phase-down of unabated coal power and, phase out inefficient fossil fuel subsidies, among other measures. Various state and local governments have also publicly committed to furthering the goals of the Paris Agreement. These, and other proposed regulations could increase our current and future production costs and the costs of our customers, which could decrease demand for our products.

There is also growing regulatory interest in requiring the disclosure of GHG emissions data and other climate-related information. On March 6, 2024, the SEC issued a final rule that requires registrants to provide comprehensive climate risk disclosures in their annual reports and registration statements, including the disclosure of climate-related financial metrics, as well as their impacts on financial estimates and assumptions. Although the effectiveness of the rule has been voluntarily stayed by the SEC pending legal challenges, if implemented it may result in increased legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place strain on our personnel, systems and resources.

Changing laws and regulations and global and domestic policy developments have the potential to disrupt our business, the business of our suppliers and/or customers, or otherwise adversely impact our business’ financial condition. While we believe that many of these policies will be favorable for our lithium operations, there is no guarantee that such potential changes in laws, regulations, or policies will be favorable to our Company, to existing or future customers, or to large-scale economic, environmental, or geopolitical conditions.

The physical impacts of climate change, including adverse weather, may have a negative impact on our business and results of operations.

Climate change will potentially have wide-ranging physical impacts, including significant physical effects on weather conditions, such as increased severity and frequency of droughts, storms, floods and other climatic events. If such effects were to occur, they could disrupt or delay our operations, damage our facilities, adversely affect or delay demand for our products or cause us to incur significant costs in preparing for, or responding to, the effects of climatic events themselves, which may not be fully insured. Any one of these factors has the potential to have a Material Adverse Effect on our business, financial condition, results of operations, and cash flow.

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The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results and liquidity.

Near-term growth of alternative energy technologies is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, may exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. The IR Act contains a number of tax incentive provisions, some of which we intend to utilize. This legislation was adopted in August 2022, and forthcoming interagency guidance processes are still ongoing. We, and our customers and suppliers, have not yet seen the impact these IR Act-related incentives may have on our business and operations and cannot guarantee that we will realize anticipated benefits of incentives under the IR Act. Furthermore, changes or amendments to clean energy tax credits might be more favorable to other technologies. In addition, the IR Act and other recent legislation make available certain grants and other funding opportunities for alternative energy projects, some of which we intend to apply for and, if awarded, utilize. Any reduction, elimination, or discriminatory application of expiration of the government subsidies and economic incentives, or the failure to renew tax credit programs, governmental subsidies, or economic incentives, may result in the diminished economic competitiveness of our products to our customers or the availability of supply, and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

Existing, and future changes to, federal, state and local regulations and policies, including permitting requirements applicable to us, and enactment of new regulations and policies, may adversely affect the market for environmental attributes generated by our operations.

The markets for environmental attributes are influenced by U.S. federal and state governmental regulations and policies. Our ability to generate revenue from sales of environmental attributes depends on our strict compliance with such federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with our judgments, otherwise determine that we are not in compliance, conduct reviews of our activities or make changes to the programs, then our ability to generate or sell these credits could be temporarily restricted pending completion of reviews or as a penalty, permanently limited, or lost entirely, and we could also be subject to fines or other sanctions.

Compliance with data privacy regulations could require additional expenditures, and may have an adverse impact on the operating cashflows of the Company.

Our Chief Executive Officer and IT/systems manager are responsible for assessing, identifying and managing cyber security risks. They are supported by outside consulting services. These individuals, along with the consultants, are informed of, and monitor, cybersecurity incidents. Employees of our Company receive training to minimize cybersecurity risks and attest to their understanding in the Code of Conduct which includes cybersecurity. The protocols are reviewed annually. Additional measures are taken, such as the use of two-factor authentication on our Company’s systems, and employed to further reduce threats. Despite the measures we take to assess, identify and manage cyber security risks, there can be no assurance that the various procedures and controls we use to mitigate these risks will be sufficient to prevent disruptions to our IT systems.

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We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations. In particular, we are subject to reporting obligations under Section 404 of the Sarbanes-Oxley Act that require us to include a management report on our internal control over financial reporting in our annual report, which contains management’s assessment of the effectiveness of our internal control over financial reporting. Internal controls must be evaluated continuously and be properly designed and executed by a sufficient level of properly trained staff to maintain adequate internal control over financial reporting. During the period from March 16, 2023 (inception) to December 31, 2023, management identified material weaknesses in the implementation of the COSO 13 Framework (which establishes an effective control environments), lack of segregation of duties and management oversight, and control surrounding maintenance of adequate repository of contracts, appropriate classifications of expenses and complex financial instruments. Management expects to address these deficiencies by implementing remediation measures, including those that have already been taken to date, which include the following:

●	the Company’s hiring of the current CFO and additional consulting resources with extensive technical accounting and internal control advisory background;

●	the already introduced reconciliation processes including balance sheet account reconciliations, and a review of chart of accounts and mapping of expense accounts as of December 31, 2023;

●	establishing a central repository of signed contracts with periodic management review for completeness and assessment of accounting implications; and

●	establishing a quarterly management oversight and review mechanism for identifying significant unusual / non-recurring transactions, critical accounting and complex financial instruments and evaluating related accounting implications.

Management expects to take the following additional remedial measures to address the internal control deficiencies:

●	establishing a detailed internal controls framework based on COSO 13 principles, along with focused training on Internal Controls across levels of personnel covering executives, other management and finance/accounting resources;

●	hiring additional management and accounting resources with relevant public company accounting and reporting technical expertise; and

●	continuing to streamline roles and responsibilities between management and employees to implement robust supervisory reviews and management review controls around areas such as journal entries, period-end close procedures, set-up of accruals including those that require significant judgment.

Management commenced the implementation of these controls in fiscal year 2024 to begin the remediation process.  Management believes that the new procedures and controls discussed above will provide an appropriate remediation of the material weaknesses that have been identified and these will strengthen the Company’s internal controls over financial reporting. Although we intend to complete the remediation process on an ongoing basis, due to the nature of the remediation process and the need to allow adequate time after implementation to evaluate and test the effectiveness of the controls, no assurance can be given as to the timing of the achievement of remediation. The material weaknesses will be fully remediated when, in the opinion of Management, the revised control processes have been operating for a sufficient period of time and independently validated by Management. Management is in the process of determining the full cost of implementation of the above remediation plan and measures and anticipates the total costs to be incurred of approximately up to $750,000. We expect these systems and controls to involve significant expenditures and to may become more complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. Our inability to successfully remediate our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements in our financial statements, which could limit our liquidity and access to capital markets, adversely affect our business and investor confidence in our financial statements, and adversely impact our stock price.

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Risks Related to Operating as a Public Company

Delaware law and the Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Governing Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current stockholders or taking other corporate actions, including effecting changes in our management. Among other things, the Governing Documents include provisions regarding:

●	the ability of the Company’s Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, the Company directors and officers;

●	the ability of the Board to amend the bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

●	the Certificate of Incorporation provides for a classified Board serving staggered, three-year terms, making it impossible for stockholders to replace the entire Board at one time, which will give stockholders less control over corporate and management policies of the Company, including with respect to potential mergers or acquisitions, payment of dividends, asset sales, amendment of the Governing Documents, and other significant corporate transactions of the Company;

●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or extraordinary general meetings of stockholders and delay changes in the Board and may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;

●	providing that the Board is expressly authorized to make, alter or repeal the Bylaws;

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●	the removal of the directors of the Board by its stockholders with or without cause;

●	the ability of the Board to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances;

●	the Certificate of Incorporation prohibits, subject to the rights of the holders of shares of preferred stock to act by written consent, any stockholders from taking any action by written consent; and

●	that certain provisions may be amended only by the affirmative vote of holders of at least two-thirds of the shares of the outstanding capital stock entitled to vote generally in the election of the Company directors.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of fiduciary duty;

●	any action asserting a claim against us arising under the DGCL, our Governing Documents;

●	any action seeking to interpret, apply, enforce, or determine the validity of our Governing Documents;

●	any action as to which DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

●	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid and several state trial courts have enforced such provisions and required that suits asserting Securities Act claims be filed in federal court, there is no guarantee that courts of appeal will affirm the enforceability of such provisions, and a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive forum provision in our amended and restated certificate of incorporation, to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with litigating Securities Act claims in state court, or both state and federal court, which could seriously harm our business, financial condition, results of operations, and prospects. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

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General Risk Factors

Significant inflation could adversely affect our business and financial results.

Although historically our operations have not been materially affected by inflation and we have been successful in adjusting prices to our customers to reflect changes in our material and labor costs, the rate of current inflation and resulting pressures on our costs and pricing could adversely impact our business and financial results. Inflation can adversely affect us by increasing our operating costs, including our materials, freight and labor costs. As interest rates rise to address inflation, such increases will also impact the base rates applicable in our credit arrangements and will result in borrowed funds becoming more expensive to us over time; similar financing pressures from inflation also can have a negative impact on customers’ willingness to purchase our technologies and services in the same volumes and at the same rates as previously anticipated. In a highly inflationary environment, we may be unable to raise the prices of our technologies and services at or above the rate of inflation, which could reduce our profit margin.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from the Company’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

The price of the Company’s securities may be volatile.

The price of the Company’s securities may fluctuate due to a variety of factors, including:

●	changes in the industry in which the Company operates;

●	the success of competitive services or technologies;

●	developments involving the Company’s competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

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●	general economic, industry and market conditions, such as the effects of recessions, interest rates, inflation, international currency fluctuations, political instability and acts of war or terrorism; and

●	the other factors described in this “Risk Factors” section.

These market and industry factors may materially reduce the market price of Common Stock regardless of the operating performance of Stardust Power.

In addition, companies that have experienced volatility in the market price of their stock have frequently been the subject of securities class action and stockholder derivative litigation. We could be the target of such litigation in the future. Class action and derivative lawsuits, whether successful or not, could result in substantial costs, damage or settlement awards and a diversion of our management’s resources and attention from running our business, which could materially harm our reputation, financial condition and results of operations.

The Company does not intend to pay cash dividends for the foreseeable future.

The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on its financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as the Board deems relevant. As a result, you may not receive any return on an investment in Common Stock unless you sell Common Stock for a price greater than that which you paid for it.

The Company qualifies as an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make the Common Stock less attractive to investors.

We qualify as an “emerging growth company” under SEC rules. As an emerging growth company, we are permitted and plan to and do rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include, but are not limited to: (1) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (3) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements and proxy statements; and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find the Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and the market price of the Common Stock may be more volatile.

A small number of stockholders continue to have substantial control over Stardust Power, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Company.

The directors and executive officers of the Company, and beneficial owners that own 5% or more of its voting securities and their respective affiliates, beneficially own, in the aggregate, approximately 75% of its outstanding Common Stock. Though the ownership percentage will be diluted if and to the extent the Company sells Common Stock, a small number of stockholders will still have a significant concentration of ownership and this may have a negative impact on the trading price for the Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation, or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that Change in Control would benefit the other stockholders.

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A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This, as well as other future sales of Common Stock in the public market, or the perception that any such sales may occur, could cause the market price of Common Stock to drop significantly, even if our business is doing well, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Common Stock or make it more difficult for you to sell your holdings at times and at prices that you determine are appropriate for an extended period of time. As restrictions on resale end and the registration statements are available for use, the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Warrants previously issued pursuant to the Warrant Agreement may be exercised for Common Stock, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 10,430,800 shares of Common Stock may be exercised in accordance with the terms of the Warrant Agreement governing those securities. These warrants are exercisable for $11.50 per share. To the extent such warrants are exercised, additional shares of Common Stock will be issued, which will result in further dilution to the holders of shares of Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of shares of Common Stock.

If the Company’s operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the Common Stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be negatively impacted by macroeconomic uncertainty and the current conflicts in Ukraine and the Middle East. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty being experienced and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of the Common Stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

If securities or industry analysts do not publish research or reports about the Company’s business or publish negative reports, the market price of the Common Stock could decline.

The trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts publish about us and our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of the Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrade the Common Stock or if reporting results do not meet their expectations, the market price of the Common Stock could decline.

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We may issue additional shares of the Common Stock (including upon the exercise of warrants), which would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to the Company stockholders.

Outstanding warrants to purchase an aggregate of 10,430,800 shares of Common Stock are exercisable by holders. Each warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per whole share, subject to adjustment. However, there is no guarantee that the warrants will ever be in the money prior to their expiration, and, as such, the warrants may expire worthless.

The issuance of additional shares of Common Stock as a result of any of the aforementioned transactions may result in dilution to the then-existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Common Stock. We cannot predict the ultimate value of the warrants. Sales of substantial numbers of shares issued upon the exercise of the warrants in the public market or the potential that such warrants may be exercised could also adversely affect the market price of the Common Stock.

The Company may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.

Pursuant to the Stardust Power 2024 Equity Plan, we may issue an aggregate of up to the number of shares equal to ten percent (10%) of Common Stock issued and outstanding at Closing, which amount will be subject to increase from time to time. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, potential financings, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	existing equity shareholders’ proportionate ownership interest in the Company will decrease;

●	subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded Common Stock;

●	impact the Company’s “controlled company” status;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each share of previously outstanding common stock may be diminished; and

●	the market price of the Common Stock and/or Warrants may decline.

The Company is a “controlled company” within the meaning of Nasdaq rules and, as a result, qualifies for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.

Roshan Pujari currently, without having considered any additional shares being sold to through this offering, has voting power over approximately 50.31% of the aggregate voting power of the issued and outstanding shares of Common Stock of the Company. As a result, the Company is considered a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

●	a majority of the board consist of independent directors under Nasdaq rules;

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●	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to the Company as long as the Company remains a controlled company. The Company may utilize some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If the Company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, it will be required to comply with these standards, subject to a permitted “phase-in” period. These and any other actions necessary to achieve compliance with such rules may increase the Company’s legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on the Company’s personnel, systems and resources.

The Company is a holding company and its only material assets are its interest in its subsidiaries, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

The Company is a holding company with no material assets other than the equity interests in our direct and indirect subsidiaries. As a result, we have no independent means of generating revenue or cash flow and our ability to pay taxes and pay dividends will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason could limit or impair such subsidiaries’ ability to pay such distributions. Additionally, if we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or our subsidiaries are otherwise unable to provide such funds, our liquidity and financial condition could be adversely affected.

Dividends on Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, our Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, entities are generally prohibited under relevant law from making a distribution to a stockholder to the extent that, at the time of the distribution, after giving effect to the distribution, the liabilities of such entity (subject to certain exceptions) exceed the fair value of its assets. If our subsidiaries do not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired. Stardust Power and its subsidiaries would be restricted from making distributions or advances to us under its existing credit facilities.

MARKET, INDUSTRY AND OTHER DATA

This Registration Statement includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and our own estimates based on our management’s knowledge of and experience in the market sectors in which we compete.

Certain information in the section of this Registration Statement entitled “Business” is derived from third party sources. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Certain monetary amounts, percentages and other figures included in this Registration Statement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. The compound annual growth rates (“CAGR”) included in this Registration Statement reflect the increase or decrease required for a number to vary from its value at the beginning of each applicable period to its value at the end of each applicable period, assuming the increase or decrease occurred steadily and was compounded over the referenced time period.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $11.5 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $2.69 per share and accompanying Common Warrants (which is the last reported sale price of our Common Stock on Nasdaq on January 13, 2025), after deducting the estimated Placement Agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us and assuming no issuance of any Pre-Funded Warrants and no exercise of the Common Warrants. However, because this is a reasonable best efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent’s fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $8.6 million, $6.4 million, and $4.7 million, respectively, after deducting the estimated Placement Agent fees, inclusive of financial advisor fees, and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Common Warrants.

These estimates exclude the proceeds, if any, from the exercise of Common Warrants offered hereby. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised. Additionally, these Common Warrants contain a cashless exercise provision that permit exercise of such warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus, if any, for general corporate purposes and other business matters, as well as to satisfy all amounts due under the Endurance Promissory Note and the Promissory Notes. The Endurance Promissory Note bears an interest rate of 15% per year and matures on March 6, 2025. The Promissory Notes bear an interest rate of 15% per year and mature on March 13, 2025. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Warrants are currently listed on the Nasdaq Global Market under the symbols “SDST” and “SDSTW,” respectively.

On January 7, 2025, the Company had 47,994,680 shares of Common Stock outstanding that were held of record by approximately 60 holders. There are 10,430,800 shares of Common Stock underlying the outstanding Warrants, which are held of record by 32 holders.

Dividend Policy

Neither GPAC II nor Stardust Power ever declared or paid any cash dividends on Ordinary Shares or Common Stock. We are not obligated to pay, and do not intend to pay, any cash dividends in the foreseeable future. We anticipate that for the foreseeable future we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Our payment of any dividends will be subject to the ability of our subsidiaries to generate earnings and cash flows and distribute them to us, as well as contractual and legal restrictions and other factors that our Board deems relevant. Our ability to declare and pay dividends to our shareholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of future dividends, if any, on our Common Stock.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024:

●	on an actual basis;
●

on a pro forma basis to reflect subsequent to September 30, 2024, (i) the Company’s agreement to issue the Endurance Promissory note on December 6, 2024, (ii) the Company’s agreement to issue the Promissory Notes on December 13, 2024, (iii) the adjustment of the company’s warrant liability as a result of change in fair value of warrants as at December 31, 2024 (iv) the December 2024 Private Placement, which includes the receipt of $550,000 and (v) agreement to issue 1,860,344 shares of common stock and warrants to purchase up to 930,169 share of Common Stock for the December 2024 Private Placement and the Promissory Notes. (collectively, the “Pro Forma Adjustments”);

●	on a pro forma as adjusted basis to reflect our sale in this offering of Common Stock, or Pre-Funded Warrants, and accompanying Common Warrants in the aggregate amount of $ 12.5 million at an assumed public offering price of $2.69 per share (assuming a public offering price equal to the last reported sale price of our Common Stock on Nasdaq on January 13, 2025, which was $2.69 per share) of Common Stock, or Pre-Funded Warrant, and accompanying Common Warrant, and after deducting the estimated placement agent fees and offering expenses of $0.98 million payable by us.

Our capitalization following the closing of this offering will depend on the actual public offering price and other terms of this offering determined at pricing. Cash and cash equivalents are not components of our total capitalization. You should read this table together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2024	As of September 30, 2024	As of September 30, 2024 Pro Forma As
	Actual	Pro Forma	Adjusted
Cash and cash equivalents	$1,587,086	$5,687,086	$17,202,086

Capitalization:

Short term loan	$383,797	3,933,797	$3,933,797
Warrant liability	4,693,859	3,129,240	3,129,240
Earnout liability	2,972,800	2,972,800	2,972,800
Private placement	-	550,000	550,000
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 100,000,000 and Nil shares authorized, Nil shares issued and outstanding as at September 30, 2024 and December 31, 2023	-	-	-
Common stock, $0.0001 par value, 700,000,000 and 69,033,000 shares authorized, 47,872,445 and 41,499,772 shares issued and outstanding as at September 30, 2024 and December 31, 2023, respectively	4,573	4,573	5,038
Additional paid-in capital	29,741,789	29,741,789	41,256,324
Accumulated deficit	(43,050,972)	(41,486,353)	(41,486,353)
Total Stockholders’ equity (deficit)	(13,304,610)	(11,739,991)	(224,991)
Total capitalization	$(5,254,154)	$(1,154,154)	$10,360,846

The number of shares of common stock issued and outstanding actual, pro forma and pro forma as adjusted in the table above excludes as of September 30, 2024:

●	10,430,800 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average price of $11.50 per share, of which warrants to purchase 10,430,800 shares are exercisable;

●	5,000,000 shares of Common Stock available for future issuance for Stardust Earnout as per the business combination; and

●	4,673,665 shares of Common Stock available for future issuance under our Equity Incentive Plan, 2024.

A $1.00 increase or decrease in the assumed public offering price of $2.69 per share, which was the closing price of our Common Stock as reported on Nasdaq on January 13, 2025, would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $4.37 million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants, and after deducting placement agent fees and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. An increase or decrease of 1 million shares of common stock and common warrants offered by us would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $2.52 million, assuming that the assumed public offering price remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us, the placement agent, and the investors at pricing.

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DILUTION

Purchasers of Common Stock, or Pre-Funded Warrants, and accompanying Common Warrants in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of Common Stock in this offering and the net tangible book value per share of Common Stock immediately after this offering.

Our historical net tangible book value deficit as of September 30, 2024 was approximately $(17.07) million, or $(0.36) per share. Our historical net tangible book value deficit is the amount of our total tangible assets less our total liabilities. Historical net tangible book value deficit per share represents our historical net tangible book value deficit divided by the 47,872,445 shares of our Common Stock outstanding as of September 30, 2024.

Our pro forma net tangible book value as of September 30, 2024 was $(15.51) million, or $(0.32) per share of Common Stock, based upon 47,872,445 shares outstanding as of September 30 2024, after giving effect to the Pro Forma Adjustments. Pro forma net tangible book value per share is determined by dividing the net of total tangible assets, which excludes intangible assets, less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2024, as adjusted for Pro Form Adjustments. After giving effect to our sale in this offering of Common Stock, or Pre-Funded Warrants, and accompanying Common Warrants in the aggregate amount of $12.5 million at an assumed public offering price of $2.69 per share (assuming a public offering price equal to the last reported sale price of our Common Stock on Nasdaq on January 13, 2025, which was $2.69 per share) of Common Stock, or Pre-Funded Warrant, and accompanying Common Warrant, and after deducting the Placement Agent fees and estimated offering expenses of $235,000 payable by us, our pro forma net tangible book value as of September 30, 2024 would have been $(4.0) million, or $(0.08) per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $11.51 million to our existing stockholders and an immediate dilution of $2.77 per share of Common Stock issued to the new investors purchasing securities in this offering. The dilution figures assume no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any Pre-Funded Warrants or Common Warrants issued in this offering.

The following table illustrates this dilution on a per-share basis:

Assumed public offering price per share of Common Stock		$2.69
Net tangible book value per share of common stock as of September 30, 2024	$(0.36)
Increase in net tangible book value per share of common stock attributable to the Pro Forma Adjustments	$0.04
Pro forma net tangible book value per share of common stock as of September 30, 2024	$(0.32)
Increase in pro forma net tangible book value per share of common stock after giving effect to the offering	$0.24
Pro forma as adjusted net tangible book value as of September 30, 2024 per share after this offering (1)		$(0.8)
Dilution in pro forma net tangible book value per share to new investors		$2.77

(1)	A $1.00 increase or decrease in the assumed combined public offering price per share of Common Stock, or Pre-Funded Warrant, and accompanying Common Warrant of $2.69, which was the last reported sale price of our Common Stock on Nasdaq on January 13, 2025, would increase (decrease) the as adjusted net tangible book value by $0.08 per share and the dilution to investors participating in this offering by $0.08 per share, assuming the number of shares of Common Stock, Pre-Funded Warrants, and accompanying Common Warrants offered by us as set forth on the cover page of this prospectus, remains the same, and after deducting estimated Placement Agent fees and estimated expenses payable by us. Similarly, an increase of 1 million in the shares of Common Stock, Pre-Funded Warrants, and accompanying Common Warrants offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value by $0.05 per share and decrease the dilution to investors participating in this offering by $0.05 per share, assuming the assumed combined public offering price per share of Common Stock, or Pre-Funded Warrant, and accompanying Common Warrant of $2.69, which was the last reported sale price of our Common Stock on Nasdaq on January 13, 2025, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. Conversely, a decrease of 1 million in the shares of Common Stock, Pre-Funded Warrants, and accompanying Common Warrants offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value by $0.05 per share and increase the dilution to investors participating in this offering by $0.05 per share, assuming the assumed combined public offering price per share of Common Stock, or Pre-Funded Warrant, and accompanying Common Warrant of $2.69, which was the last reported sale price of our Common Stock on Nasdaq on January 13, 2025, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

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The above table excludes as of September 30, 2024:

●	10,430,800 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average price of $11.50 per share, of which warrants to purchase 10,430,800 shares are exercisable;

●	5,000,000 shares of Common Stock available for future issuance for Stardust Earnout as per the business combination; and

●	4,673,665 shares of Common Stock available for future issuance under our Equity Incentive Plan, 2024.

To the extent that options or warrants are exercised, convertible promissory notes are converted, new options are issued under the Stardust 2024 Equity Plan, or we issue additional shares of Common Stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to purchasers in the offering may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our Common Stock we are offering.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. In this section, the historical financial information presented for GPAC II is for Stardust Power Inc. (F/K/A Global Partner Acquisition Corporation Inc. II) adjusted to give effect to the Business Combination, Material Events, and related transactions. The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

GPAC II was a blank check company incorporated in November 2020 as a Cayman Islands exempted company for the purpose of effecting an initial business combination. Stardust Power, which was incorporated on March 16, 2023, is a development stage lithium refinery, designed to foster energy independence in the United States. While Stardust Power has not earned any revenue yet, Stardust Power is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery- grade lithium.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination, and other events contemplated by the Business Combination Agreement as described in this prospectus. A pro forma balance sheet has not been presented since the business combination is already reflected in the unaudited condensed consolidated balance sheet as of September 30, 2024, presented elsewhere in this document.

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The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical audited consolidated statement of operations of Stardust Power, from inception, March 16, 2023, to December 31, 2023, and the historical audited statement of operations of GPAC II for the year ended December 31, 2023, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, combines the historical unaudited consolidated statement of operations of Stardust Power for the nine months ended September 30, 2024, and the historical unaudited statement of operations of GPAC II for the six months ended June 30, 2024, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024, the beginning of the earliest period presented:

●	the merger of Stardust Power with and into the Second Merger Sub, a wholly owned subsidiary of GPAC II, with Stardust Power surviving the merger as a wholly owned subsidiary of GPAC II;

●	the conversion of 3,000,000 shares of GPAC II Class B Ordinary Shares into 3,000,000 shares of Common Stock, par value $0.0001 per share (the “Combined Company Common Stock”), in connection with the Business Combination in accordance with terms of the Business Combination Agreement;

●	the conversion of $5,200,000 of outstanding SAFE into 138,393 shares of Stardust Power Common Stock value prior to conversion and subsequent conversion into 636,918 shares of Combined Company Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement;

●	the conversion of $2,100,000 in cash into 55,889 shares of Stardust Power Common Stock in accordance with the terms of the Convertible Equity Agreements and subsequent conversion into 257,215 shares of Combined Company Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement; and

●	the issuance of 1,077,541 shares of Stardust Power Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE subscription agreement in connection with the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Closing of the Business Combination and has been prepared for informational purposes only. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	audited historical financial statements of GPAC II as of and for the year ended December 31, 2023, included in the Annual Report on Form 10-K filed with the SEC on March 19, 2024;

●	unaudited historical financial statements of GPAC II as of and for the six months ended June 30, 2024, included in the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024;

●	audited historical consolidated financial statements of Stardust Power for the period from March 16, 2023 (inception) through December 31, 2023, included in the registration statement on Form S-4/A filed with the SEC on May 8, 2024;

●	unaudited historical financial statements of Stardust Power as of and for the nine months ended September 30, 2024, included in the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024; and

●	other information relating to GPAC II and Stardust Power included in the registration statement on Form S-4/A filed with the SEC on May 8 2024, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of GPAC II and Stardust Power.

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Description of the Business Combination

On November 21, 2023, the Company entered into the Business Combination Agreement with GPAC II, First Merger Sub, and Second Merger Sub.

On July 8, 2024, the Company completed the merger. GPAC II deregistered as a Cayman Islands exempted company and domesticated as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the merger, GPAC II was renamed as Stardust Power Inc. (the “Combined Company”), with the ticker symbol “SDST”.

As per the Business Combination Agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.

●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.

●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time converted into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power restricted stock multiplied by the per share consideration.

●	Additionally, GPAC II will issue five million shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

●	Immediately prior to the closing of the Business Combination, the SAFEs automatically converted into the 138,393 shares of Common Stock of Stardust Power.

●	Immediately prior to the closing of the business combination, the convertible notes automatically converted into 55,889 shares of Common Stock of the Stardust Power.

●	The Combined Company issued 1,077,541 shares of Combined Company Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the Private Placement Agreement (PIPE) in connection with the Business Combination.

The Company’s basis of presentation within these unaudited condensed consolidated financial statements do not reflect any adjustments as a result of the Business Combination closing. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GPAC II was treated as the acquired company for financial statement reporting purposes.

GPAC II and Stardust Power entered into the Business Combination Agreement. On January 12, 2024, in connection with the Business Combination, GPAC II first filed with the SEC a Registration Statement on Form S-4 (No. 333-276510) (as amended, the “Combination Registration Statement”) containing a joint proxy statement/prospectus of GPAC II (such proxy statement/prospectus in definitive form, the “Definitive Proxy Statement”), which Combination Registration Statement was declared effective by the SEC on May 22, 2024, and GPAC commenced mailing the Definitive Proxy Statement, which was filed with the SEC on May 22, 2024.

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As contemplated by the Business Combination Agreement, the Closing of the Business Combination was consummated on July 8, 2024. GPAC II changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and immediately domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), at which point GPAC II changed its name to “Stardust Power Inc.”. Pursuant to the Business Combination Agreement, First Merger Sub merged with and into Stardust Power, with Stardust Power being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the First Effective Time as the “Surviving Company”). Following the First Merger, the separate corporate existence of First Merger Sub ceased. The First Merger was consummated in accordance with the Business Combination Agreement and the DGCL and evidenced by a certificate of merger, with such First Merger being consummated upon filing of the First Certificate of Merger. Promptly following the First Merger and as a part of the same overall transaction as the First Merger, the Surviving Company was merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity (which is sometimes hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Entity”), at which time the separate corporate existence of the Surviving Company ceased. The Second Merger was consummated in accordance with the Business Combination Agreement, the DGCL and the DLLCA and evidenced by a certificate of merger, with such Second Merger being consummated upon filing of the Second Certificate of Merger. The effects of this merger and Domestication have been reflected in the Transaction Accounting Adjustments (as defined below) below, specifically adjustments C and D.

Immediately prior to the Closing of the Business Combination, $5,200,000 of outstanding SAFE Notes and $2,100,000 in Convertible Equity Agreements were converted into 138,393 and 55,889 shares of Stardust Power Common Stock, respectively, prior to conversion and subsequent conversion into 636,918 and 257,215 shares of Combined Company Common Stock, respectively, in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement.

In addition, concurrent to the consummation of the Business Combination, the $10,075,000 of PIPE proceeds were converted into 1,077,541 shares of Stardust Power Common Stock in accordance with the terms of the PIPE subscription agreement.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each share of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time other than any Cancelled Shares and Dissenting Shares, were converted into the right to receive the Per Share Consideration. The Merger Consideration means the aggregate number of GPAC II Common Stock equal to (i) $447.50 million (subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power) divided by (ii) $10.00. Company Fully-Diluted Stock means the sum of (without duplication) (x) the aggregate number of shares of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time, including without the Stardust Power Restricted Stock, plus (y) the aggregate number of shares of Stardust Power Common Stock issuable upon exercise of all vested and unvested options of Stardust Power (“Stardust Power Options”) as of immediately prior to the effective time of the First Merger but, for the avoidance of doubt, excluding any unissued Stardust Power Options, plus (z) the number of shares of Stardust Power Common Stock issuable upon the SAFE Conversion (as defined therein). Based on the above definition, each share of Stardust Power’s common stock was converted into approximately 4.60 shares of Combined Company Common Stock. Additionally, each share of Stardust common stock will receive Earn Out Shares based on an exchange ratio of approximately 1:9 (the “Earn Out Exchange Amount”). The vesting of Earn Out Shares is contingent on the trading price of Combined Company Common Stock exceeding certain trading price thresholds, as further described below.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each outstanding Stardust Power Option, was automatically converted into an option to purchase a number of shares of Combined Company Common Stock equal to the number of shares of Combined Company Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Stardust Power Common Stock divided by the Per Share Consideration, subject to certain adjustments (the “Exchanged Company Option”) and (ii) each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time was converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration (rounded down to the nearest whole share) (the “Exchanged Company Restricted Common Stock”). Except as provided in the Business Combination Agreement, the terms and conditions (including vesting and exercisability terms, as applicable) shall continue as were applicable to the corresponding former Stardust Power Option and Stardust Power Restricted Common Stock, as applicable, immediately prior to the First Effective Time.

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Additionally, holders of Stardust options and holders of Stardust restricted stock units will have the right to receive Earn Out options and RSUs respectively, with the number of Earn Out options and RSUs determined by multiplying the number of Stardust options and restricted stock units, respectively by the Earn Out Exchange Amount.

On May 22, 2024, GPAC II filed the Definitive Proxy Statement for the solicitation of proxies in connection with a special meeting (the “Business Combination Meeting”) to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Meeting was held on June 27, 2024, whereby GPAC II’s stockholders approved the Business Combination Agreement and the consummation of the transactions to effectuate the Closing of the Business Combination. In connection with the vote to approve the Business Combination Agreement and the Business Combination contemplated thereby, the holders of 1,657,158 shares of GPAC II’s Class A Ordinary shares exercised their right to redeem the shares for cash at an aggregate redemption price of $18.8 million, calculated using the actual redemption price of approximately $11.38 per share.

The following summarizes the pro forma Combined Company’s voting Ordinary Shares issued and outstanding immediately after the Closing of the Business Combination:

	Shares	%
Stardust Power rollover equity (2)(3)(4)	44,418,890	91.10%
Non-Redemption Shares	127,777	0.25%
GPAC II public shareholders(5)	137,427	0.28%
Sponsor(6)(7)	3,000,000	6.16%
PIPE	1,077,541	2.21%

Total Shares Outstanding	48,761,635	100%

(1)	The pro forma combined shares ownership outstanding immediately at the Closing of the Business Combination.

(2)	Includes nine shareholders, whose shares are not subject to lock-up or transfer restrictions.

(3)	Includes (i) 894,132 shares of GPAC II Common Stock issued in exchange for shares of Stardust Power Common Stock with the conversion of the SAFEs and Convertible Equity Agreements and (ii) 4,635,836 shares of GPAC II Common Stock issued in accordance with the Business Combination Agreement underlying the Exchanged Company Restricted Common Stock.

(4)	Excludes 5,000,000 Stardust Power Earnout Shares (as defined in the Business Combination Agreement).

(5)	Excludes 4,990,786 Public Warrants that shall convert automatically into a whole warrant exercisable for one share of Combined Company Common Stock.

(6)	Excludes 5,566,667 private placements warrants that shall convert automatically into a whole warrant exercisable for one share of Combined Company Common Stock.

(7)	Excludes 1,000,000 Sponsor Earnout Shares. (as defined in the Business Combination Agreement)

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Accounting Treatment of the Transaction

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP because Stardust Power has been determined to be the accounting acquirer. Under this method of accounting, GPAC II, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Stardust Power has become the historical financial statements of the Post-Closing Company, and GPAC II’s assets, liabilities and results of operations has been consolidated with Stardust Power’s beginning on the Closing Date. For accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Stardust Power with the Business Combination being treated as the equivalent of Stardust Power issuing stock for the net assets of GPAC II, accompanied by a recapitalization. The net assets of GPAC II have been stated at historical cost and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination are presented as those of Stardust Power in future reports of the Combined Company.

Stardust Power was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Stardust Power shareholders have the majority voting interest in the Combined Company immediately after the Business Combination;

●	Stardust Power’s operations prior to the acquisition comprise the only ongoing operations of the Combined Company;

●	Stardust Power’s senior management comprise the senior management of the Combined Company;

●	The Combined Company assumed Stardust Power’s name; and

●	Stardust Power’s headquarters became the Combined Company’s headquarters.

Other factors were considered but they would not change the preponderance of factors indicating that Stardust Power is the accounting acquirer.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

		Stardust Power Inc.	Actual redemption
	Global Partner Acquisition Corp II	(Inception March 16, 2023 to December 31, 2023)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	5,230,000	2,675,698	6,180,712	DD, FF	14,086,410
Gain from settlement and release of liabilities	(2,961,000)	-	-		(2,961,000)
Income (loss) from operations	(2,269,000)	(2,675,698)	(6,180,712)		(11,125,410)

Other income (expense):
Income from cash and investments held in the trust account	2,278,000	-	(2,278,000)	AA	-
Write-off contingent warrants associated with shares redeemed	130,000	-	-		130,000
Change in fair value of warrant liability	-	-	(2,792,240)	CC	(2,792,240)
Change in fair value of SAFE instruments	-	(212,200)	212,200	BB	-
Change in fair value of equity notes	-	18,556	-		18,556
SAFE note issuance costs	-	(466,302)	-		(466,302)
Other transaction adjustments	-	(450,113)	2,564,355	EE	2,114,242
Depreciation	-	-	-		-
Interest expense	-	(7,828)	-		(7,828)
Net unrealized (loss) gain on available-for-sale securities	-	-	-		-
Total other income (expense)	2,408,000	(1,117,887)	(2,293,685)		(1,003,572)
Net income (loss)	139,000	(3,793,585)	(8,474,397)		(12,128,982)

Basic and diluted		$(0.43)
Net income per Class A ordinary share - basic and diluted	$0.01
Net income per Class B ordinary share - basic and diluted	$0.01
Pro forma weighted average shares outstanding basic and diluted					41,694,909
Pro forma basic and diluted net (loss) per share					$(0.29)

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months Ended September 30, 2024

			Actual redemption
	Global Partner Acquisition Corp II (Jan 1, 2024 to June 30, 2024)	Stardust Power Inc.	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	3,553,000	11,483,389	3,114,331	DD, FF	18,150,720
Settlement and release of liabilities	-	-	-		-
Income (loss) from operations	(3,553,000)	(11,483,389)	(3,114,331)		(18,150,720)

Other income (expense):
Income from cash and investments held in the trust account	488,000	-	(488,000)	AA	-
Write-off contingent warrants associated with shares redeemed	-	-	-		-
Change in fair value of warrant liability	(1,569,000)	(2,753,964)	1,564,619	CC	(2,758,345)
Change in fair value of SAFE instruments	-	(955,000)	955,000	BB	-
Change in fair value of convertible notes	-	(471,400)	471,400	BB	-
Change in fair value of equity investments	-	(150,994)	-		(150,994)
Change in fair value of sponsor earnout shares	-	1,636,100	-		1,636,100
SAFE note issuance costs	-	-	-		-
Other transaction adjustments	-	-	2,564,355	EE	2,564,355
Interest income	-	3,397	-		3,397
Interest expense	-	(10,637)	-		(10,637)
Net unrealized (loss) gain on available-for-sale securities	-	-	-		-
Total other income (expense)	(1,081,000)	(2,702,498)	5,067,374		1,283,876
Net income (loss)	(4,634,000)	(14,185,887)	1,953,043		(16,866,844)

Basic and diluted		$(0.34)
Net income per Class A ordinary share - basic and diluted	$(0.49)
Net income per Class B ordinary share - basic and diluted	$(0.49)
Pro forma weighted average shares outstanding basic and diluted					41,694,909
Pro forma basic and diluted net (loss) per share					$(0.40)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Business Combination has been accounted as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GPAC II, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33—10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33—10786 replaces existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustment’s and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the completion of the business combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

They should be read in conjunction with the historical financial statements and notes of GPAC II and Stardust Power thereto.

2.	Accounting Policies

Management is undertaking a comprehensive review of GPAC II’s and Stardust Power’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Transaction Accounting Adjustments

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

AA.	Reflects the elimination of interest income related to the GPAC II trust account, as the trust account is closed on closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE notes, as it has been converted on closing of the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,430,800 Public and Private Placement Warrants presented in GPAC II historical financial statements.

DD.	Reflects the issuance of the number of shares of Combined Company Common Stock, as consideration for the NRAs agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 127,777 of the Combined Company at a fair value of $10.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Combined Company Common Stock as general & administrative expense in accordance with ASC 718-10.

EE.	Reflects the adjustment for forgiveness of related party notes.

FF.	Reflects additional transaction costs of $4.9 million incurred by GPAC II.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended September 30, 2024.

AA.	Reflects the elimination of interest income related to the GPAC II trust account, as the trust account is closed as of the Closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE and convertible notes, as it has been converted upon the Closing the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,430,800 Public and private placement warrants presented in GPAC II historical financial statements.

DD	Reflects the issuance of the number of shares of Combined Company Common Stock, as consideration for the NRAs agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 127,777 of the Combined Company at a fair value of $10.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Combined Company Common Stock as general & administrative expense in accordance with ASC 718-10.

EE.	Reflects the adjustment for forgiveness of related party notes.

FF.	Reflects additional transaction costs of $1.8 million incurred by GPAC.

4.	Loss per Share

The table below illustrates the net loss per share attributable to common stockholders calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

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The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2023, and nine months ended September 30, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Nine months ended September 30, 2024

Pro forma net loss	$(12,128,982)	$(16,866,844)
Weighted-average shares outstanding	41,694,909	41,694,909
Pro forma net loss per share, basic and diluted	$(0.29)	$(0.40)
Pro forma weighted-average shares calculation, basic and diluted:
Stardust Power rollover equity(1)	37,352,164	37,352,164
Non-Redemption Shares	127,777	127,777
GPAC II Public shareholders	137,427	137,427
PIPE Investors	1,077,541	1,077,541
Sponsor	3,000,000	3,000,000
	41,694,909	41,694,909

The following outstanding shares of the Combined Company were excluded from the computation of pro forma diluted net loss per share because including them would have had an antidilutive effect for the year ended December 31, 2023, and nine months ended September 30, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Nine months ended September 30, 2024
Public Warrants	4,864,133	4,864,133
Private Placement Warrants	5,566,667	5,566,667
Stardust Power earnout shares	5,000,000	5,000,000
Excluded Stardust Power rollover equity	4,765,573	4,765,573
Sponsor earnout shares	1,000,000	1,000,000
Other Shareholders	150,000	150,000

	21,346,373	21,346,373

(1)	Stardust Power rollover equity adjusted for 4,765,573 unvested shares, which relates to early exercised shares, which although considered an issued share and considered as part of the shares issued to Stardust shareholders, is not considered as an issued share for EPS computation purposes under ASC 260-10 and hence excluded from the calculation.

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BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “Stardust Power” refer to Stardust Power Inc. and its subsidiaries.

Company Overview and History

Stardust Power is a newly incorporated company, formed on March 16, 2023, and is developing a lithium refinery at our Facility in Muskogee, Oklahoma, with capacity of producing up to 50,000 tons per annum of battery-grade lithium carbonate (“BGLC”) once fully operational. At Closing, pursuant to the Business Combination Agreement, the Business Combination between GPAC II, First Merger Sub, Second Merger Sub and Stardust Power was consummated after which Stardust Power emerged as the Surviving Company. As a development stage company, Stardust Power’s strategy is to advance its project through site acquisition and readiness, source feedstock, and obtain commitment for the offtake of its BGLC.

On March 16, 2023, Roshan Pujari, the sole director and a controlling member of Stardust Power LLC, transferred his ownership in Stardust Power LLC to Stardust Power Inc. in exchange for nominal consideration. Prior to and following the acquisition, Roshan Pujari controlled both Stardust Power LLC and Stardust Power Inc. The Company’s predecessor entity, Stardust Power LLC, did not have any assets, liabilities, revenue, expenses or cash flows from its inception on December 5, 2022, through March 16, 2023. On March 16, 2023, Stardust Power Inc. was organized in the State of Delaware and all of the ownership interests of Stardust Power LLC were transferred to Stardust Power Inc.

Stardust Power’s mission is to be committed to producing BGLC in a sustainable manner and Stardust Power strives to build sustainability into each step of its process.

Stardust Power’s battery-grade lithium refinery is being designed and manufactured to foster lower carbon energy independence for the United States. The Company seeks to become a sustainable, cost-effective supplier of BGLC, primarily for the EV market, through the development of the Facility optimized for multiple inputs of different types of lithium brine, including concentrated lithium brine, lithium chloride, or technical and crude grade lithium feedstocks. Once completed, Stardust Power expects to secure multiple sources of feedstock from various lithium producers, with the Facility becoming one of the largest lithium refineries in the United States. Stardust Power intends to enter into letters of intent and memoranda of understanding to avail itself of brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium brine.

Stardust Power will source lithium feedstock from various suppliers and may make investments upstream to secure additional feedstock. However, there is uncertainty related to whether and how much economically recoverable lithium exists on properties of Stardust Power’s partners and hence, the possibility exists that these partnerships may not yield desired economic results. For more information on associated risks, please see “Risk Factors-We face numerous risks related to exploration, construction, and extraction of brine.” The Company will seek to sell its products to and for the benefit of EV manufacturers as the primary market, with potential applications in other areas such as battery manufacturers, the United States’ military, and original equipment manufacturers (“OEMs”). However, the Company is not currently producing or selling any BGLC and has no customers.

Some of the key driving factors for potential growth of the lithium refining industry are the anticipated increasing demand for battery-grade lithium products, fueled largely by the anticipated demand and production of EVs, automotive OEMs and battery manufacturers seeking domestic supply options. In turn, we believe this has led to increasing demand for the critical minerals used in battery cells, such as lithium, strong governmental incentives for American manufacturing and evolving geopolitical climate that is creating a national security priority for the United States’ market. For more information on the demand of EVs and battery-grade lithium, please see “-Current United States Lithium Refinery Landscape-EV Market Driving Demand for Lithium” below. Stardust Power’s market is the United States’ domestic market, which has been estimated in terms of lithium carbonate equivalent (“LCE”) to be at 321,000 tons in 2030, 438,000 tons in 2031, 583,000 tons in 2035, respectively, and increasing to 629,000 tons by 2040.1 For more information, please see the graph in “-United States Market - Lithium Battery Landscape” below.

In February 2023, Stardust Power LLC received an illustrative incentive analysis for up to $257 million in performance-based incentives, based on Stardust meeting certain criteria, from the State of Oklahoma (covering Phase 1 and 2) and potential federal incentives, which analysis may also be further eligible for federal grants. For more information on the incentives and milestones required to be achieved in order to receive such incentives, please see “-State Incentives” below.

Lithium Industry

Competition and Industry Overview

The global market for lithium is being driven primarily by the development and manufacturing of cathode active material for lithium-ion batteries. Cathode material capacity and production is currently concentrated in Asia, particularly China, Japan and Korea.

[1]	Benchmark Market Intelligence data, S&P Global, Project Blue, Goldman Sachs, Companies websites, lithium expert interviews.

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Over the next few years, significant cathode material capacity and production is expected to come online in Europe and North America while capacity and production in China, Japan, Korea also increases. The market for lithium compounds faces barriers to entry, including access to an adequate and stable supply of lithium feedstock, the need to produce sufficient quality and quantity, technical expertise and development lead time.

Stardust Power expects capacity to be added by new and existing producers over time. We believe situating our Facility in Oklahoma, with a focus on sustainability and our ability to accommodate the refining of different types of lithium feedstock, will provide us with a distinct competitive advantage against current and future entrants. Additionally, as the EV supply chain gradually regionalizes to Europe and North America, we believe that our midstream capabilities in the United States will position us well for partnering with leading automakers for their regional electrification roadmaps.

China’s Dominance in Lithium-ion Batteries and the Need for Domestic Sources in the United States

Lithium-ion batteries have become the rechargeable battery of choice in cell phones, computers, electric vehicles, and large scale electric stationary storage systems. Global production capacity of lithium-ion batteries was approximately 2.8 terawatt hours per year (“TWh/yr”) at the end of March 2023 and is forecasted to grow to approximately 6.5 terawatt hour (“TWh”) in 2030, led by China, which is projected to have over half the market share, alongside North America and Europe, each projected to produce over 1 TWh of lithium-ion battery capacity, as per S&P Global Market Intelligence.2 There are significant regulatory and social tailwinds driving demand growth for electric vehicles and large-format energy storage. This, in turn, is driving significant demand for battery metals and precursor materials, including lithium.

Lithium-ion batteries are designed in a variety of form-factors and chemistries. Current cell-level form-factors utilized are primarily cylindrical, prismatic, and pouch geometries. The major lithium-ion cathode technologies are lithium nickel manganese cobalt oxide, lithium nickel cobalt aluminum oxide and lithium iron phosphate.

These chemistries depend on varying amounts of four primary critical minerals, namely lithium, nickel, cobalt, and manganese.

The battery supply chain can be separated into three segments:

●	upstream (mining and extraction of raw materials);

●	midstream (processing of raw materials into battery-grade components); and

●	downstream (cell and pack manufacturing, as well as end-of-life recycling and reuse).[3]

The supply chains for the critical minerals in these batteries differ in terms of the geography of raw material production, although a few countries produce the majority of supply for each critical mineral. Arguably the most important choice is the selection of cathode material, as cathodes are over half of the cost of a battery cell and largely determine crucial battery characteristics such as energy density and charging speed.4

Chemical refiners source battery-grade materials from suppliers to manufacture into cell components, including cathodes, anodes, electrolytes, and separators. The majority of global refining capacity is currently located in Asia.5

Cell manufacturers source cell components and assemble those components into modules and packs, which are then sold to OEMs. Cell manufacturing is currently concentrated in China, with the country accounting for over 77% of global cell manufacturing capacity, as of 2022, and estimated at 69% in 2027.6

Each segment of the lithium-ion battery supply chain has seen disparate quantities of investment, with those variations further pronounced with specific geographies. While there is significant cell manufacturing and OEM manufacturing capacity in the United States, a minority of global battery materials, particularly as they relate to EVs, are sourced from inside the United States resulting in a severe domestic capacity imbalance.7 This risk in the security, and cost of supply has resulted in numerous issues for industries reliant on lithium-ion batteries and has the potential to setback the adoption of EVs and renewable energy storage. As a result, Stardust Power intends to focus its business strategy on the United States’ domestic production of refining BGLC utilizing federal and state government incentives, in addition to public and private market investments.

[2]	SP Global Market Intelligence. “Lithium-ion battery capacity to grow steadily to 2030. SP Global Market Intelligence”, dated July 27, 2023. Available at: https://www.spglobal.com/marketintelligence/en/news-insights/research/lithium-ion-battery-capacity-to-grow-steadily-to-2030
[3]	“Electric vehicle battery chemistry affects supply chain disruption vulnerabilities”. Anthony L. Cheng, Erica R. H. Fuchs, Valerie J. Karplus and Jeremy J. Michalek. Accessed at: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10923860/
[4]	“Electric vehicle battery chemistry affects supply chain disruption vulnerabilities”. Anthony L. Cheng, Erica R. H. Fuchs, Valerie J. Karplus and Jeremy J. Michalek. Accessed at: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10923860/
[5]	Visual Capitalist. “China’s Dominance in Battery Manufacturing”, dated January 19, 2023. Available at: https://www.visualcapitalist.com/chinas-dominance-in-battery-manufacturing/
[6]	Visual Capitalist. “China’s Dominance in Battery Manufacturing”, dated January 19, 2023. Available at: https://www.visualcapitalist.com/chinas-dominance-in-battery-manufacturing/
[7]	Congressional Research Service. Critical Minerals in Electric Vehicle Batteries, dated August 29, 2022 (Report No. R47227). Retrieved from https://crsreports.congress.gov/product/pdf/R/R47227

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Current United States Lithium Refinery Landscape

The United States lithium refinery landscape is rapidly evolving, with significant developments underway to bolster domestic capabilities in lithium production, crucial for battery-grade materials used in EVs and other technologies. Here is a detailed overview based on the current market and future expectations:

1.	Stardust Power intends to build what it expects to be one of the largest battery-grade lithium refineries in the United States. The Facility is expected to produce up to 50,000 tpa once fully operational.

2.	Tesla has announced a project in Texas, establishing a refinery expected to support the production of 1 million EVs by 2025.

3.	Albemarle has announced a $1.3 billion investment in a new facility in South Carolina, capable of producing up to 100,000 tons of lithium hydroxide annually.

4.	Ioneer Ltd has announced it is advancing the Rhyolite Ridge Lithium-Boron Project in Nevada, with plans to significantly contribute to the United States lithium supply.

5.	Lithium Americas has announced that the Thacker Pass project by Lithium Americas in Humboldt County, Nevada, is targeting a substantial lithium carbonate production capacity. They have announced that the commencement of Phase 1 production is expected in the second half of 2026.

Competitive Landscape and New Market Entrants

The United States lithium refining sector is seeing increased activity, partly driven by government policies such as the Inflation Reduction Act, which incentivizes domestic production. New players like Stardust Power are entering the market, positioning themselves through strategic initiatives such as SPAC mergers to fund their development. Existing firms like Albemarle are expanding their operations to capitalize on the growing demand for lithium, driven by the EV market expansion.

Stardust Power’s Position Relative to Competitors

Stardust Power is positioning itself as a key player in the domestic supply chain for lithium, a critical material for battery production. By establishing one of the largest refineries of its kind in the United States and becoming a publicly listed company, Stardust Power aims to enhance its competitive edge and market visibility. Its strategic location in Oklahoma, leveraging existing industrial and shipping infrastructure, further strengthens its market position.

Unlike the hard rock lithium refineries of the other United States players in the industry, the Company’s central refinery is being designed to be optimized for multiple lithium brine inputs. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing feedstock from different sources. This provides a potential competitive advantage of minimizing the dependence on single assets. Further, in an innovative approach, Stardust Power is planning on developing Phase 1 in two stages and plans to develop the back-end of the production line first to use technical grade and/or crude grade lithium carbonate for conversion to BGLC, eliminating initial stages of refinement in the production line. In stage 2, the front-end of the plant (lithium chloride brine to technical grade lithium carbonate) will be constructed. This approach has multiple advantages including entering the market as a battery grade manufacturer in an expedited fashion.

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Future Outlook

The United States lithium refining industry is expected to grow significantly, with continued investments and expansions. The entry of new players like Stardust Power indicates a dynamic shift towards increasing domestic production capabilities. This trend is likely to continue as the demand for lithium-ion batteries escalates and the United States seeks to reduce its reliance on foreign critical minerals.

In summary, the United States lithium refinery sector is on a robust growth trajectory, with significant investments from both new entrants like Stardust Power and established players. This expansion is crucial for supporting the broader energy transition and EV market growth in the United States.

Overall Market Opportunity

The lithium market is expected to grow significantly between through 2028 as a result of the electrification of cars. Due to the strict rules that internal combustion engine automakers must adhere to in order to reduce carbon dioxide emissions from automobiles, the automotive application market is estimated to increase significantly over the course of the projection period. This has led to the increased focus on EVs by automakers, which in turn is expected to increase demand for lithium and related goods. Together with investments in this area, government subsidies for EVs are projected to serve as an additional catalyst for the market’s expansion.8

Furthermore, the growing lithium-ion battery market is expected to benefit from adequate supply from the lithium sector. The anticipated advancement of DLE technologies, further described below, may enhance the industry’s ability to respond promptly to rising demand.

In light of the Company’s objective to emerge as a significant supplier of lithium products within the United States, it is estimated that a portion of the global lithium market constitutes the Company’s total addressable market (“TAM”).

The rationale behind considering this portion of the global lithium market as the Company’s TAM lies in the alignment between the Company’s strategic objectives and the identified market segment. As the Company aims to position itself as a major contributor of BGLC, the TAM is delineated to encapsulate the market space wherein the Company intends to operate and capture market share. Moreover, the focus on the United States’ market underscores the Company’s strategic emphasis on establishing a robust presence within a specific North American geographic region, further refining the TAM to reflect targeted market opportunities.

Additionally, the substantiation for this belief stems from market analysis and industry trends indicating the growing demand for BGLC, particularly within the context of the expanding EV market and advancements in energy storage solutions. Given the pivotal role of BGLC in powering EVs and supporting renewable energy integration, the projected growth trajectory of the lithium product market substantiates the Company’s focus on this segment as its TAM. Furthermore, the Company’s strategic positioning and expected operational capabilities aimed at servicing the United States’ market reinforce the viability of targeting this segment within the broader global lithium market. Additionally, the market impact of the Facility may be assessed from the demand side by calculating the units of EVs that can be supplied by the plant. A typical EV battery would require about 850 grams of BGLC per kWh9, and each EV has an average battery capacity of 50kWh. Hence, an average EV will require approximately 40kg of BGLC10. Given that its refinery will be able to produce up to 50,000 tpa of BGLC, Stardust Power estimates they will be able to supply approximately 1.2 million EVs which is estimated to contribute to approximately 10%-11% of the United States’ EV market by 2035, estimated at 11 million EVs.11

[8]	Azoth Analytics. Global Lithium Market 2023 Edition: Analysis by Value and Volume, Source (Brine, Hardrock), Applications, End Users, by Region, by Country, Market Size, Insights, Competition, COVID-19 Impact, and Forecast (2023-2028), dated March 2023. Available at: https://www.azothanalytics.com/report/chemicals-and-materials/global-lithium-market-2023-edition-analysis-by-value-and-volume-source-brine-hardrock-applications-end-users-by-region-by-country-market-size-insights-competition-covid-19-impact-and-forecast-2023-2028
[9]	International Renewable Energy Agency. “Lithium is critical to the energy transition. IRENA” dated 2022. Available at: https://www.irena.org/-/media/Files/IRENA/Agency/Technical-Papers/IRENA_Critical_Materials_Lithium_2022.pdf
[10]	International Renewable Energy Agency. “Lithium is critical to the energy transition. IRENA” dated 2022. Available at: https://www.irena.org/-/media/Files/IRENA/Agency/Technical-Papers/IRENA_Critical_Materials_Lithium_2022.pdf
[11]	Goldman Sachs. “Electric Vehicles Are Forecast to Be Half of Global Car Sales by 2035”, dated February 10, 2023. Available at: https://www.goldmansachs.com/intelligence/pages/electric-vehicles-are-forecast-to-be-half-of-global-car-sales-by-2035.html

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EV Market Driving Demand for Lithium

According to BloombergNEF’s 2023 Long-Term Electric Vehicle Outlook (“BNEF EV 2023”), under the Economic Transition Scenario (“ETS”)12, the EV adoption in global passenger vehicle sales may increase from 14% in 2022 to 30% by 2026. Additionally, the global fleet of passenger electric vehicles is expected to increase from 27 million in 2022 to approximately 107 million units in 2026, approximately 245 million units in 2030, and approximately 731 million units by 2040, representing a penetration rate of 7.6%, 16% and 46%, for the years 2026, 2030 and 2040, respectively, of all passenger vehicles on road13.

According to EV Volumes, 2023 global light-duty EV (Battery Electric Vehicles and Plug-in Hybrid Electric Vehicles) sales increased approximately 35% as compared to 2022. Global light-duty EV adoption increased from approximately 13% in 2022 to approximately 16% in 2023; China’s light-duty EV adoption increased from approximately 27% in 2022 to approximately 34% in 2023.14 We believe the strong EV demand growth in 2023 was driven by automakers’ increased product offering, increased consumer awareness and adoption, national and regional governments’ announced incentives, subsidies, and more stringent fuel economy/carbon dioxide emissions regulations to support electrification efforts.

In 2024 and beyond, fuel economy/carbon dioxide emissions regulations for commercial vehicles coupled with environmental commitments of an increasing number of corporations are likely to propel electric commercial vehicle sales. According to BNEF EV 2023, for commercial vehicles15, road freight demand is estimated to increase by 46% globally from 2022 to 2040. Under the ETS, light-duty commercial vehicles are estimated to electrify rapidly, propelled by existing favorable total cost of ownership as compared to diesel vans. By 2030, more than a third of all new sales are estimated to be electric, increasing to approximately two-thirds by 2040. Further, under the ETS, battery electric buses are estimated to represent 65% of global fleet by 2040. Additionally16, electric light-duty commercial vehicle sales are estimated to increase to approximately 6 million vehicles in 2030 and to approximately 15 million vehicles by 2040, electric medium-and heavy-duty commercial vehicle sales are estimated to increase to approximately 1 million vehicles in 2030 and to approximately 2.5 million vehicles by 2040, and electric bus sales are estimated to increase to approximately 0.17 million vehicles in 2030 and to approximately 0.23 million vehicles by 2040.

Lithium Market Current Dynamics

The global lithium market has recently experienced substantial price decreases. Spot prices peaked at over $80,000 per ton in December 2022 but have since declined to just over $13,000 per ton as of January 30, 2024, representing a decrease of over 80%.17 This downturn, attributed to oversupply and softened demand, raises concerns for industries reliant on lithium-ion batteries, such as EVs, renewable energy storage, consumer electronics and refineries. The decline may have implications for the industry and for Stardust Power.

Despite current price declines, the ongoing energy transition away from fossil fuels suggests continued rising demand for lithium-powered energy sources over the long term. S&P Global forecasts stabilization in lithium carbonate prices within a range between $20,000/mt and $25,000/mt from 2024 to 2027.18

[12]	BloombergNEF. “Electric Vehicle Outlook 2023”, dated 2023. Available at: https://assets.bbhub.io/professional/sites/24/2431510_BNEFElectricVehicleOutlook2023_ExecSummary.pdf
[13]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
[14]	EV Volumes. “Global EV Sales for 2023.” Available at: https://www.ev-volumes.com/
[15]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
[16]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
[17]	“Lithium Prices in Free Fall: Implications for Clean Energy Transition in the Private Sector.” Available at: https://www.bradley.com/insights/publications/2024/02/lithium-prices-in-free-fall-implications-for-clean-energy-transition-in-the-private-sector
[18]	“Lithium Prices in Free Fall: Implications for Clean Energy Transition in the Private Sector.” Available at: https://www.bradley.com/insights/publications/2024/02/lithium-prices-in-free-fall-implications-for-clean-energy-transition-in-the-private-sector

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Future Lithium Supply

Currently, the majority of lithium mining, and inherently lithium supply is situated in Australia, Latin America, and China. An announced pipeline of projects will likely introduce new players and geographies to the lithium-mining map. This reported capacity base is projected to be enough for supply to grow at a 20% annual rate to reach over 2.7 million metric tons of LCE by 2030.19

[19]	McKinsey & Company. “Lithium Mining: How New Production Technologies Could Fuel the Global EV Revolution.” Available at: https://www.mckinsey.com/industries/metals-and-mining/our-insights/lithium-mining-how-new-production-technologies-could-fuel-the-global-ev-revolution.

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While forecasted demand and supply indicates a balanced industry for the short term, there is a potential need to galvanize new capacity by 2030. Additional lithium sources required to bridge the supply gap are predicted to come from different types of lithium sources. The three lithium sources, of these novel types of lithium sources, which will create the greatest portion of Stardust Power’s feedstock are from (i) produced water, (ii) geothermal brines, and (iii) salt flats.

1.	Geothermal Brine - Geothermal brine refers to the hot water that naturally occurs beneath the Earth’s surface, typically in areas with volcanic activity or high levels of geothermal heat. It contains dissolved minerals and salts, including lithium. DLE methods aim to selectively extract lithium from geothermal brine efficiently.

2.	Produced Water - Produced water, a residual from oil and gas extraction, is commonly viewed as waste. Yet, it holds potential with its mineral content, notably lithium. Its reservoirs are promising for extraction. DLE is able isolate and concentrate lithium ions from produced water in order to extract the lithium.

3.	Salt Flats - Salt flats, also known as salt pans or saltpans, are vast expanses of land covered with salt and other minerals left behind by the evaporation of water. These flats often contain lithium-rich brine beneath their surface layers. By implementing DLE technology, lithium can be efficiently extracted from the brine beneath salt flats.

The United States’ Market

Lithium-Battery Landscape

Current and projected demand is dominated by EVs, but lithium-ion batteries also are ubiquitous in consumer electronics, critical defense applications, and in stationary storage for the electric grid. With the increasing electrification of the United States’ transportation sector, growth in employment associated with EVs has already been demonstrated. In the United States,20 EV sales reached a market share of 7.6% in 2023, and according to some estimates, that figure could increase to 67% gap over the next decade.21 Since the IRA passed in 2022, companies have invested $85 billion in new EV and battery manufacturing and supply chain facilities in the United States, resulting in 82,000 new United States jobs, according to data from the EV Jobs Hub. While estimates vary, Bloomberg projects worldwide sales of 56 million passenger EVs in 2040, of which 17% (about 9.6 million EVs) will be in the United States’ market. If all batteries for Bloomberg’s projected 9.6 million EVs were manufactured abroad, that would result in roughly $100 billion in imports. Capturing this market is key for the future viability of the United States auto industry, which historically has contributed 5.5% of the total United States’ gross domestic product. In addition to the EV market, grid storage uses of advanced batteries are also anticipated to grow, with Bloomberg projecting total global deployment to reach over 1,095 GW by 2040, growing substantially from 9 GW in 2018.22 To participate in the lithium-based battery market, the United States needs a robust supply chain, upstream, midstream and downstream to produce state-of-the-art, reliable EV and grid storage batteries at scale. Stardust Power is intending to capture a portion of the midstream market through the development of its lithium refinery.

[20]	Natural Resource Defense Council. “Demand Grows for Electric Cars, But Does the Market Support Green Jobs in the EV Industry?” Available at: https://www.nrdc.org/stories/demand-grows-electric-cars-does-market-green-jobs-ev-industry.
[21]	Natural Resource Defense Council. “Demand Grows for Electric Cars, But Does the Market Support Green Jobs in the EV Industry?” Available at: https://www.nrdc.org/stories/demand-grows-electric-cars-does-market-green-jobs-ev-industry.
[22]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.

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Sources: Benchmark Market Intelligence, S&P Global, Project Blue, Goldman Sachs, Companies websites; Hatch Analysis

According to the Benchmark Source, the lithium industry needs to invest $116 billion by 2030 if the world is to meet the ambitions targets set by governments and the largest automakers. The analysis’s high case scenario, which encompasses data from the International Energy Agency on enacted country-level policies, would require 5.3 million tons of lithium carbonate equivalent in production today, and we believe the result will be a supply shortage, causing increase in lithium prices.23 In recent years, lithium prices have exhibited volatility, influenced by various factors including supply-demand dynamics, technological advancements, and market sentiment. However, the Company observes that lithium prices have demonstrated signs of stabilization in the current period. This stabilization may be attributed to factors such as continued demand for lithium-ion batteries, particularly in the EV and renewable energy sectors, coupled with strategic efforts to address supply imbalances and enhance production efficiencies.

Current and Future Market Structures

Market Trends and Opportunities

Currently, the United States’ market for lithium-ion batteries, or alternative rechargeable battery chemistries, can be delineated into the commercial and the national defense markets. While these markets are distinct in their end-use applications and requirements, they are alike in their need for innovation and research and development. Successful domestic production and reliable supply chains in both markets will be key for the United States’ economic competitiveness and security.

[23]	Benchmark Mineral Intelligence. “Lithium Industry Needs Over $116 Billion to Meet Automaker and Policy Targets by 2030”, dated August 4, 2023. Available at: https://source.benchmarkminerals.com/article/lithium-industry-needs-over-116-billion-to-meet-automaker-and-policy-targets-by-2030.

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United States’ Economic Posture

Bloomberg forecasts 3.2 million EV sales in the United States for 2028, and over 200 GW of lithium-ion battery-based grid storage deployed globally by 2028.24 With an average EV battery capacity of 100 kWh, 320 GWh of domestic lithium-ion battery production capacity will be needed just to meet passenger EV demand.25 Benchmark Mineral Intelligence forecasts the United States’ lithium-ion battery production capacity of 148 GWh by 2028, less than 50% of projected demand.26 These projections show there is a real threat that the United States’ companies may not be able to benefit from domestic and global market growth, potentially impacting their long-term financial viability. The United States’ supply chains for the transportation, utility, and aviation sectors will be vulnerable and beholden to others for key technologies necessary for advancement. It is anticipated that without action, the United States’ risks long-term dependence on foreign sources of batteries and critical materials. While there has been significant recent softness and reduced demand in respect of EVs and a significant decrease in the price of lithium, we believe that the long-term prospects for both remain positive.

National Security Posture

Ensuring the maintenance and expansion of lithium cell and battery manufacturing capabilities within the United States and allied nations is vital for national security, aiming to develop resilient defense supply chains against threats from adversaries. While current concerns focus on the security of mineral, material, and cell supply chains, future challenges, especially within military contexts, are increasing.

The increasing demand for lithium products highlights the urgency of the situation. To meet operational requirements across various domains, the military necessitates reliable and secure advanced storage technologies. However, the Department of Defense faces limitations in leveraging substantial commercial investment in battery technology for advanced capabilities, hindering its ability to deploy battery-enabled weapons and platforms independently. Collaboration among defense entities, federal agencies, and international partners is crucial to establishing a secure battery supply chain essential for national security.

New Technologies

Direct lithium extraction

DLE processes aim to efficiently extract lithium from salt, geothermal, and oilfield brines, bypassing the need for traditional evaporation ponds. Various DLE methods, including adsorption, ion-exchange, membrane-separation, or solvent-extraction, are being explored by different companies in the United States, including Stardust Power. These methods involve allowing brine to pass through lithium-absorbing materials, followed by a refining process to obtain lithium carbonate or lithium hydroxide. DLE offers several advantages such as reducing an environmental footprint, shortening production times, increasing lithium recovery rates, minimizing freshwater usage, and enhancing product purity. Currently, only adsorption DLE has been implemented commercially in Argentina and China. Scaling up DLE technologies could significantly improve lithium production efficiency, lower operational costs, and enhance sustainability across brine assets. Stardust Power has entered into letters of intent with DLE suppliers such as Geolith in order to secure its lithium feedstock through the use of this technology.

[24]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.
[25]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.
[26]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.

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Incentives Through the IRA and BIL

The Inflation Reduction Act (the “IRA”) signed into law by the United States’ President Joseph Biden in August 2022 has several provisions that we believe have stimulated United States’ demand for EVs and motivated producers to shift their battery supply chain to North America. The IRA extends availability of the $7,500 credit on the purchase of new EVs and eliminates the cap on the number of cars that can qualify. The IRA also provides that, starting January 1, 2024, to be eligible, a vehicle must not only be built in North America, but its battery must be comprised of at least 40 percent of materials sourced in North America or a United States trading partner. Each year that percentage rises by 10 percent until by 2027 whereby it reaches 80 percent of the battery materials. As a result, we anticipate that EV makers in the United States will demand batteries that exclude China from the supply chain. Given China’s preeminent position in the battery supply chain currently, we believe that the IRA will be a strong motivation for producers of BGLC to locate in North America, which will increase demand for lithium from North American sources. In fact, shortly after President Biden’s signing the IRA, both Volkswagen and Mercedes-Benz signed agreements with the Canadian government to acquire raw materials for EV battery manufacturing at their United States’ facilities.

Further, to help build stronger, more diverse science, technology, engineering, and math (STEM) talent pipelines, manufacturing facilities are eligible for full IR Act tax credits if they meet prevailing wage and apprenticeship requirements. Many IR Act tax incentives also contain scaling domestic-production or domestic-procurement requirements. For example, to unlock the full EV consumer credit, a scaling percentage of critical minerals in the battery must have been recycled in North America or been extracted or processed in a country that has a free-trade agreement with the United States. The battery must have also been manufactured or assembled in North America.

Additionally, the Department of Energy (“DOE”) has committed $3 billion to bolster the domestic EV supply chain in alignment with the BIL. Despite increased mining efforts, it is projected that the United States will still rely on imports for lithium production in the next five to ten years. The Infrastructure Investment and Jobs Act (“IR Act”) incentivizes sourcing critical minerals from countries with free trade agreements, such as Mexico and Canada. Combining provisions from the IR Act and BIL, the federal government aims to allocate approximately $370 billion over the next decade to facilitate the clean-energy transition.

On January 18, 2024, the DOE announced over $131 million for EV battery and charging system research and development, along with funding for a consortium focused on advancing EV commercialization. This consortium aims to develop technologies to decarbonize transportation and address the needs of EV manufacturers and battery suppliers.

Recognizing the importance of securing the domestic battery supply chain, Stardust Power believes it is well-positioned to contribute to meeting the United States’ demand for battery-grade lithium. Leveraging its capabilities, expertise, and network, Stardust Power’s management aims to support the transition to clean energy and contribute a stable supply of lithium for the domestic market.

Giga Factories in the United States

The global gigafactory market is expected to grow at a CAGR of 18.03% from 2023 to 2028, driven by the increasing adoption of EVs.27 Competition for gigafactory investments is intensifying, with global capacity projected to expand tenfold by 2030. This is mostly due to Giga factories’ ability to produce batteries at Giga Watt hour (GWh) levels; a 1GWh factory can produce enough batteries for 17,000 automobiles.

Given that global capacity is expected to expand by ten times from its 2020 level by 2030, competition for gigafactory investment is expected to intensify at a significant rate.28

In the United States, the DoE forecasts the operation of 13 new battery cell gigafactories by 2025 in the United States, marking a significant shift in battery manufacturing.29 This development positions the United States as a prominent hub for EV production. The IR Act has further spurred investments in North American EV supply chains. The IEA’s recent report reveals that between August 2022 and March 2023, major EV and battery manufacturers announced a cumulative investment of $52 billion in North American EV supply chains.30

Automakers are entering the EV landscape, with Ford partnering with CATL for a new battery plant in Michigan. Ford aims to further ramp up EV production by 2026. BMW and Volkswagen are also expanding their EV manufacturing operations in the United States and Canada, respectively.31

There is a growing trend of strategic investments in securing future lithium supply, with major automakers and lithium producers committing significant funds to ensure access to raw materials for batteries. This trend is expected to continue as companies seek to mitigate supply chain risks and support the transition to sustainable transportation.

[27]	Global Market Estimates. “Gigafactory Market Report.” Available at: https://www.globalmarketestimates.com/market-report/gigafactory-market-3915.
[28]	EV Markets Reports. “US Gigafactories: Powering the Electric Vehicle Revolution.” Available at: https://evmarketsreports.com/us-gigafactories-powering-the-electric-vehicle-revolution/.
[29]	Global Market Estimates. “Gigafactory Market”, dated March 11, 2024. Available at: https://www.globalmarketestimates.com/market-report/gigafactory-market-3915.
[30]	EV Markets Reports. “US Gigafactories: Powering the Electric Vehicle Revolution.” Available at: https://evmarketsreports.com/us-gigafactories-powering-the-electric-vehicle-revolution/
[31]	Carbon Credits. “Why Lithium Prices Are Plunging and What to Expect.” Available at: https://carboncredits.com/why-lithium-prices-are-plunging-and-what-to-expect/.

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Stardust Power’s Strategy

In light of the dynamics of the lithium-ion space, Stardust Power’s strategy is to become a leading producer of BGLC in America. The Company believes that designing a large central refinery, which is optimized for multiple inputs of brine lithium feedstock, provides an opportunity to scale production. The Company intends to incorporate sustainability considerations at each level of operations. Such considerations include sourcing feedstock from brines as opposed to from hard rock lithium, the use of sustainable energy in the refinery process, limiting air emissions through the full electrification of production lines, and use of zero liquid discharge (“ZLD”) technologies, recycling water, among others. Ultimately, the developments in the domestic United States’ market impact the Company in the following ways:

1.	Market Demand: With the increasing emphasis on electric vehicles and clean energy technologies, the demand for BGLC is expected to increase. Stardust Power’s lithium refinery would benefit from these developments as it positions itself to cater to the growing United States’ demand.

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2.	Supply Chain Stability: The commitment of the DOE and the United States’ federal government to bolster the domestic EV supply chain signals stability and potential growth in the industry. This stability is important for Stardust Power’s planned refinery operations in order to foster consistent demand and supply channels.

3.	Regulatory Environment: The incentives provided by the government programs such as the IR Act can influence the regulatory environment in favor of domestic production and supply. This can streamline permitting processes, reduce regulatory hurdles, and provide financial support for infrastructure development, all of which are beneficial for a lithium refinery’s operations.

4.	Strategic Positioning: Given the emphasis on securing the domestic battery supply chain, a lithium refinery that operates within the United States, such as the one being developed by Stardust Power, would be strategically positioned to capitalize on government support and incentives. This could translate into competitive advantages such as access to funding, partnerships with key stakeholders, and preferential treatment in government procurement.

The key components of Stardust Power’s business strategy are as follows:

1.	Company Strategy for Technology Risk Mitigation: The Company’s primary strategy is to mitigate technology risk within its refinery process. The Company’s plan to develop the Facility involves executing a fully chemical conversion process using “off-the-shelf” technologies with a proven and existing track record. This approach aims to minimize risks associated with technology adoption.

2.	Engagement of Specialized Partners: To provide for technical expertise and feasibility, the Company has engaged two specialized firms. Firstly, Hatch Ltd., known for its proficiency in the lithium industry, has been enlisted to provide preliminary readiness assessment (“Readiness Assessment”) and FEL-1 scoping study. Secondly, Enercon Services Inc. has been tasked with conducting essential environmental studies necessary for establishing the Facility.

3.	Risk Mitigation in Upstream Activities: Stardust Power plans to mitigate risks associated with emerging DLE technology by engaging suppliers and other partners with specialized knowledge in the DLE field.

4.	Supply Chain Integration and Efficiency: Stardust Power anticipates sourcing feedstock for its refinery from multiple suppliers. Moreover, the company seeks to vertically integrate its supply chain through investments, joint ventures, or strategic partnerships. By implementing a “hub and spoke” model for its refinery operations, Stardust Power aims to efficiently aggregate lithium feedstock supplies, enhancing production capacity scalability compared to competitors.

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The Site

Purchase and Sale Agreement

On January 10, 2024 (“PSA Effective Date”), Stardust Power and the city of Muskogee (“City”) entered into a Purchase and Sale Agreement (“PSA”) to purchase the site in Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee for a total of $1,662,030.

Upon closing of the PSA transaction (“PSA Closing”), Stardust Power and the City will enter into a Development Agreement which calls for the Company to (i) commence the construction of the Facilities within twelve (12) months from the PSA Effective Date, and (ii) diligently proceed to completion without unreasonable delays, but subject to construction delays and interruptions due to occurrences of Force Majeure, as defined in the PSA. Commencement of construction is to include the development of plans and specification for the Facilities and the start of dirt work for the Facility.

The PSA further calls for the City to aid Stardust Power in its development of its lithium refinery by using commercially reasonable efforts to facilitate discussions between the Company and the Muskogee City-County Port Authority (the “Authority”) regarding the Company’s procurement of such agreements with the Authority as may be appropriate regarding the use of the Port Muskogee, which may include, without limitation barge, rail storage and truck capabilities to access and transport goods and supplies to and from the Facility at Port Muskogee.

Also, Port Muskogee will assist the Company with the exploration of incentives, grants and other funding opportunities to improve access to the Property, with a focus on the following specific improvements and the goal that they may be completed prior to the estimated completion of the Facility: (i) upgrading and improving West 53rd Street to provide a second entrance to the site, and (ii) extending rail service to the site.

The PSA Closing is anticipated to take place prior to December 31, 2024; however, the Company has the right to extend the PSA Closing for two, three-month extensions, provided that the Company pays the City $33,333 for each extension (each, an “Extension Payment”). Any Extension Payment made by the Company will be applied against the purchase price at the PSA Closing.

On December 16, 2024, the Company completed the purchase of 66 acres of undeveloped tract (excluding wetlands and creeks) in Southside Industrial Park, Muskogee, Oklahoma (the “Site”) from the City of Muskogee for approximately $1.7 million (the “Land Purchase Closing”), which amount includes the extension and option payments previously made by the Company. As previously disclosed, the Company had the exclusive right to purchase the Site pursuant to that certain Contract for Purchase and Sale of Real Estate dated January 10, 2024. In connection with the Land Purchase Closing, on December 16, 2024, the Development Agreement that the Company previously executed with the City of Muskogee, as previously disclosed on Form S-4/A filed on May 8, 2024, became effective. Pursuant to the Development Agreement, the Company has agreed to commence development of the Site, among other things.

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The Company believes that the secured site at Southside Industrial Park within the Port Muskogee, and Oklahoma in general, is an ideal location for its Facility. The geographic location of Oklahoma is advantageous from a supply and offtake perspective. Oklahoma is a legacy energy producer and has favorable industrial regulations. Port Muskogee has been designated by the United States’ Customs and Border Protection as a Foreign Trade Zone, which reduces costs and increases potential operating income, providing port industries a competitive advantage in meeting global supply chain demands. Port Muskogee is dedicated to investing in its community and announced a $58 million investment in infrastructure improvements in January 2023.32 Stardust Power anticipates these improvements could increase its operational efficiency, improve resiliency to weather events, and support continuous growth with increased multi-modal throughout the terminal area.

Port Muskogee has robust workforce and education systems in place. It has 24 post-secondary institutions within 60 miles (including four post-secondary institutions within Muskogee County) more than 2,140 post- secondary programs offered within 60 miles, and over 14,377 post-secondary completions annually within 60 miles. The Muskogee Center for Workforce Excellence focuses on manufacturing by deploying resources, leveraging existing programs, and aligning with local and regional employment demand. The state has a highly skilled workforce in the oil and gas engineering sector that can be trained for lithium refinery operations.

The site has access to the largest inland waterway system in America, a strong interstate highway network, and rail lines. The City of Muskogee has begun the process of creating a Tax Increment Financing (“TIF”) district to complete infrastructure improvements including a rail line to the west of the property and West 53rd Street to the north up to industrial access grade creating an Industrial Truck Corridor from State Highway 64 to State Highway 69. The proposed multimillion dollar TIF was designed for the benefit of the Company. Stardust Power intends to occupy 66 of the 260 acres at Port Muskogee, excluding creeks.

Site Due Diligence

Extensive site due diligence, including: a Critical Issues Analysis (“CIA”), a Phase I Environmental Site Assessment (“ESA”), Geotechnical Study, and a Readiness Assessment, have been conducted, while a feasibility study for construction of an electrical substation is underway.

Critical Issues Analysis

On behalf of Stardust Power, certain legal counsel and ENERCON Services Inc. (“ENERCON”) conducted a CIA of land cover, water resources, biological resources, protected lands, and a review of regulatory and permitting considerations for a proposed lithium refinery on the Muskogee 66-acre tract in Muskogee county, Oklahoma (the “Project Area”). The Cultural Resource Project Area consists of a 0.6-km buffer surrounding the Project Area, (originally the proposed 81 acres, from which the 66 acres was carved out). This CIA provides a broad, yet comprehensive overview of the key environmental resources identified during preliminary project planning and includes a review of publicly available background information, regulatory constraints, and risks. The CIA further provides recommendations, such as additional work that might be necessary or prudent for further evaluation and/or mitigation of potential risks to each resource before project implementation. The Report was issued by Enercon in December 2023.

ENERCON has been paid $15,800, through Phillips Murrah P.C., for this study.

Phase 1 Environmental Site Assessment

ENERCON was retained to perform a Phase I ESA of the Project Area during September and October of 2023. This assessment has revealed no evidence of Recognized Environmental Conditions (“REC”), Controlled RECs (CRECs), Historical RECs (HRECs), or Vapor Encroachment Conditions (VECs) in connection with the Project Area.

On the SW Muskogee, OK Quadrangle Map (USGS 2018), creeks and ponds are mapped on the subject property. During site reconnaissance, ENERCON observed dry creeks located near the northwestern and southeastern corners of the subject property. ENERCON reviewed the online National Wetland Inventory (NWI) mapper for additional information regarding the on-site surface waters. No significant data gaps were encountered.

[32]	Oklahoma Department of Commerce. “Port Muskogee Investing in Infrastructure, Launches New Brand.” Available at: https://www.okcommerce.gov/port-muskogee-investing-in-infrastructure-launches-new-brand/.

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As per ENERCON’s suggestion, the delineation of the wetlands was executed by the Company by excluding the risk areas from the Purchase and Sale Agreement, which resulted in the purchase of 66 acres of land by the Company. See “The Site - Purchase and Sale Agreement.”

Geotechnical Study

On February 19, 2024, ENERCON delivered a report in support of the construction of the proposed lithium processing plant. The report concluded that physiographic, topographic, hydrologic, soil, and subsurface structural conditions are suitable for the construction of a lithium processing plant within the Project Area in Muskogee County, Oklahoma.

ENERCON is has been paid $114,500 for this study.

Readiness Assessment

The site was evaluated as part of the Readiness Assessment performed by Hatch, which was completed on October 11, 2023. Hatch also conducted a scoping study, completed on April 17, 2024, where Hatch reviewed the Site from a business and technical perspective, including using multi-nodular logistics. Following a preliminary review, the presently held view is:

●	Muskogee site has approximately 66 acres available, after the carveout of creeks, which may be of adequate size based on current conditions.

●	Stardust Power appears to have identified certain key permitting requirements.

●	Lack of process water discharge may simplify permitting.

This early-stage view is based on incomplete information now available, as well as numerous assumptions and considerations, and is subject to change.

Oklahoma Gas and Electric Substation Feasibility

On January 31, 2024, Stardust Power and Oklahoma Gas and Electric (“OG&E”) entered into an Electric Service Will Serve Agreement (“OG&E Agreement”) in which OG&E has agreed to sell Stardust Power electricity at the site contingent upon OG&E performing engineering and design services, including procurement of materials and/or equipment, to determine the costs of providing electricity at the site. These costs shall be paid by Stardust Power through a Minimum Bill Agreement, which shall be entered into at a future date. Currently, construction power exists on the site suitable to take the project to the next phase.

The term of the OG&E Agreement is effective until the execution of the definitive Minimum Bill Agreement.

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Value Chain

Stardust Power is establishing its business to deliver value with a strong focus on the midstream refinement process and an intention to minimize risk in its business model by partnering with experts across the value chain. The Company seeks to be a diversified player, with upstream and downstream integration in the future, in partnership with their industry partners.

Supply Feedstock

The central refinery is being designed to be optimized for multiple lithium brine inputs. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing feedstock from different sources. This limits risk of dependence on a single type of feedstock. It also differentiates Stardust Power from other lithium refineries which are in the process of being constructed in the United States. The Company’s strategy is to source supply from multiple sources which include feedstock from (i) produced water, (ii) geothermal brines, and (iii) salt flats. Additionally, Stardust is also able to intake technical or crude grade lithium for its conversion process.

In the ordinary course of business, Stardust Power has entered into non-binding letters of intent and memorandums of understanding in order to secure feedstock. The following is a description of certain non-binding letters of commitments to which we are a party.

Usha Resources Letter of Intent

On March 15, 2024, Stardust Power and Usha Resources entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. Usha Resources is an established lithium developer with multiple projects in development. The Jackpot Lake Lithium Brine Project is a flagship asset of Usha Resources and is a lithium brine asset located in the United States, comprising of 8,714 acres of property. The project is currently engaged in its maiden drill program. The Jackpot LOI provides Stardust Power with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. As part of a definitive agreement, Stardust Power would be required to invest into the development of the Jackpot Lake project.

The contemplated transaction is subject to entering into a definitive agreement, due diligence by Stardust Power, and other factors. Stardust Power has made a non-refundable payment of $25,000 upon execution of the Jackpot LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) paid by Stardust Power sixty days from March 15, 2024; provided that the Second Payment is non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by Stardust Power. If the parties enter into definitive agreements pursuant to the Jackpot LOI, (i) depending on the earn-in level, the total consideration could total up to $26,025,000 over five years inclusive of up to $18,025,000 in payments comprising cash and stock and a work commitment of $8,000,000. Upon completion of the full earn-in including net smelter royalty (“Net Smelter Royalty”) buyback, Usha would retain 10% of the project and a 1% Net Smelter Royalty and would be carried in the joint venture formed between Usha Resources and Stardust Power receipt of a formal decision to mine following completion of a feasibility study. Usha Resources is in the process of conducting additional water testing with respect to a second hole. Given the early stage of this project, the full scope of any additional financing that may be required is not fully known; however, the Company has not entered into any arrangement for financing outside of the Jackpot LOI.

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At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

Engineering Agreement with Primero USA, Inc.

On August 4, 2024, the Company entered into an engineering agreement (the “Primero Agreement”) with Primero USA, Inc. (“Primero”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services (the “Services”), including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 (“FEL-3”) report of the Company’s Facility at Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4.7 million, in the aggregate, subject to customary potential adjustments.

Primero is obligated under the Primero Agreement to provide periodic and relevant updates and products until Primero’s completion of the Services (expected to be in the first half of 2025), subject to extension. Under the Primero Agreement, the Company is obligated to make periodic payments following the execution of the Primero Agreement and upon the achievement of specific milestones as set forth in the Primero Agreement. The Primero Agreement includes other customary provisions regarding intellectual property, key persons, confidentiality, insurance, indemnification, defects and termination.

IGX Letter of Intent

On March 13, 2024, Stardust Power and IGX Minerals LLC (“IGX”), entered into an exclusive letter of intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by Stardust Power, and other factors. In connection with the entering into the non-binding IGX LOI, Stardust Power has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX. If executed, the promissory note, in the amount of approximately $235,000, is to be used for the payment of the maintenance fees of the IGX Claims, and is for a term of twenty-four (24) months with an annual interest rate of six percent (6%) and repayment due upon maturity.

The IGX LOI provides that the promissory note will be entered into regardless of whether the parties have reached a definitive agreement by July 1, 2024. On August 19, 2024, the Company entered into a promissory note arrangement with IGX (the “IGX Note”) for $176,000 to allow the Company to potentially be able to enter into related agreements and partnerships with IGX on the Project. The IGX Note carries an interest rate of 6% with a maturity date of December 16, 2024. The IGX Note is secured by a letter of intent for possible acquisition, including through a potential joint venture, of IGX’s mining claims. The payment is made solely for the payment of all 2024 BLM fees and county land maintenance fees, notice of intent and associated filing fees for the claims owned by IGX.

If Stardust Power acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of Stardust Power’s investment and IGX shall have not been required to repay the note. IGX has conducted initial assessments which need to be analyzed to determine the next steps for the venture. This is an early-stage development company and the Company is conducting ongoing diligence with respect to the progress, timeline, and development of the IGX toward becoming a feedstock supplier. At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

QXR Resources Limited

On October 10, 2023, Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited, an Australian limited liability company (“QXR”), to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in QXR’s Liberty Lithium Brine Project (the “Project”). QXR is earning into 75% of the Project situated in Inyo County, California USA, by way of an earn-in agreement with IG Lithium LLC (“IGL”) and QXR intends to use either evaporation or direct extraction technology to produce a concentrated lithium product or other lithium products. The assessment of the potential of lithium brines from the Project and the economic feasibility of the process to produce lithium products from the Project remains ongoing. At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

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In connection with entering into of the non-binding letter of intent, the parties have memorialized their intent to evaluate options to potentially supply Stardust Power with lithium brine products from the Project at their own costs and evaluate options to determine if there is an economically feasible process to produce lithium products from the Project to potentially supply Stardust Power with a limited volume of such products. In connection with the entering into of this letter of intent, Stardust Power made an initial equity investment of $200,000 in QXR. This letter of intent has since lapsed as per its terms.

On August 16, 2024, the Company entered into a promissory note arrangement with IGL (the “IGL Note”) for $316,000 to allow the Company to enter into related agreements and future partnerships with IGL on the Project. The IGL Note carries an interest rate of 6% with a maturity date of July 1, 2025. The IGL Note is secured by first priority in all rights, title, interest, claims and demands of IGL related to the Project and other assets of the Company.

Zelandez Limited

On December 13, 2023, Stardust Power entered into a non-binding memorandum of understanding with Zelandez Limited (“Zelandez”) to govern the relationship between the parties primarily relating to identifying and sharing new business opportunities and exploring a technical and commercial partnership between the parties. Zelandez has expertise in lithium brine geophysics, downhole wireline logging, brinefield management, and the manufacture and supply of modular early production facilities and services for the production of technical grade lithium carbonate. The partnership between the parties seeks to:

●	work to identify and share new business opportunities; and

●	work together to develop an offtake agreement for the supply of technical grade lithium carbonate to Stardust Power, with an option to be extended to technical grade lithium carbonate producers who lease or purchase Zelandez’s modular Early Production Facilities.

Zelandez, a leading brinefield services company, is acting as an intermediary to identify additional opportunities to source feedstock from lithium chloride producers. Zelandez is already engaged in this business, and the Company is not aware of any current requirements for additional financing to carry out this function.

Technology and Engineering

Hatch Contract

Stardust Power works with leading engineering firms to advance its project. Hatch, an engineering, procurement and construction management firm in lithium industry has been engaged to provide a Readiness Assessment and a scoping study, a.k.a. a FEL-1, to attempt to minimize technology risks.

Hatch was engaged by the Company to conduct a Preliminary Readiness Assessment covering:

●	project risk assessment;

●	artistic site renderings;

●	site review

●	financial model assumption review; and

●	equipment procurement timelines.

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In this assessment, Hatch performed a DLE output simulation of the water samples using adsorption technology, identified expected ranges of impurities, lithium recovery, and options to process the feedstock, assessed transportation options and expected ranges of costs at high level, and provided high level financial model inputs for CAPEX and OPEX based on benchmarks only.

Hatch also completed the front-end loading, (FEL-1), also known as a scoping study as of April 17, 2024. In connection with the study, Hatch developed and mapped out several workstreams for development of the FEL-1 (scoping study) and DOE application, with a preliminary estimated target schedule for the refinery build, which is a forecast only and subject to change. The FEL-1 study was performed to assess the Stardust Power refinery’s technical viability using feedstock samples provided by Stardust Power. The study relied on proven technology to process lithium brine into BGLC and incorporated advancements for processing diverse sources of feedstock. The study includes: (i) process design basis identifying main processing steps; (ii) block flow diagram detailing the chemical process; (iii) mass and energy balance, quantifying the inputs needed as well as the outputs; (iv) equipment list and sizing; (v) capital cost estimate; (vi) operating cost estimate based on the mass and energy balance developed; and (vii) an implementation schedule with an estimated timeline to implement the project. The study confirmed, on a preliminary level, that the development of the Facility remains viable, based on certain assumptions made by Hatch. The material assumptions include that (1) sufficient lithium chloride feedstock and technical grade lithium carbonate feedstock will be made available to support the scheduled startup of the refinery, such that it will not remain idle for any significant period of time; (2) required permits are obtained on a timely basis; (3) we are able to sufficiently educate industry participants regarding our chemical refining process and development strategy; (4) the project is able to be completed and operated on an economic basis consistent with industry benchmark costs; (5) the project site is level with no massive excavation and considered to provide an even terrain for construction; and (6) a project specific site worker accommodation facility (i.e., construction camp) is not required.

To date, Hatch has not transferred any intellectual property to Stardust Power. There is no royalty that is owned and due to be paid to Hatch.

Preferred DLE Technology Providers

Geolith MOU

On December 7, 2023, Stardust Power entered into a memorandum of understanding with Geolith, Inc. (“Geolith”). Geolith is the owner and developer of the Li-Capt processing technology which is used for the extraction of lithium chloride from brine sources. The non-binding memorandum of understanding established an initial framework between Stardust Power and Geolith where Geolith will provide lab and pilot testing on resources (e.g., oil field water) which may be secured by Geolith and Stardust Power, either individually or jointly. Geolith will provide engineering and know-how to design and integrate its technology at its customers assets, as well as provide advice to Stardust Power in matters related to direct lithium extraction, design, operation, and maintenance. In connection therewith, Stardust Power may provide brine samples and opportunities for lab tests, pilot tests and overall assistance with the development of Geolith’s technology. This partnership is expected to provide Stardust Power with an additional ability to develop sources of lithium supply. The proprietary technology is well suited for produced water as it has been tested in a variety of conditions including varying temperatures. Geolith has provided Stardust Power with an analysis of produced water brine samples that demonstrates an ideal match with their technology. Furthermore, the Stardust Power and Geolith expect to work together to install pilot facilities at various lithium supply sources. This efficient and modular approach is anticipated to reduce long timelines for the development of lithium assets.

Refinery

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of an up to 25,000 tpa production line. The second phase is to add a second production line of up to 25,000tpa to create a total capacity of up to 50,000 tpa.

A technological innovation of Stardust Power’s planned refinery is the ability for the Facility to refine different types of lithium brine inputs. The Facility is being designed to accept lithium brines, of a certain approved chemical composition. It is Stardust Power’s intention that the Facility will be able to dilute and pretreat feedstock as necessary, to ensure that various lithium feedstock can be blended, in order to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by screening for a broader set of contaminants, in comparison to other lithium refineries. Accordingly, by conducting a broader screening and, in turn, a more involved purification process, the Company plans to be able to blend different types of feedstock. Furthermore, an advantage of using DLE technology is the ability to remove certain contaminants upstream prior to them reaching the Facility, allowing for more optionality for feedstock characteristics. The conversion process is a fully chemical conversion process. The Facility’s planned chemical process is a mature, proven and well understood process which has been deployed substantially in South America. The Company’s flowsheet, detailed below, is expected to result in the production of solid BGLC (approximately 99.7%) from liquid lithium chloride feed.

The chart above shows the ability of a central refinery to process multiple inputs or multiple sources of supply, which enables Stardust Power to have a diversified supply chain.

Flowsheet and engineering in phases is based on proven technology, and the process to be implemented by Stardust Power to produce BGLC.

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The chemical conversion process of lithium chloride to BGLC is shown above

Legend:

HCl: Hydro-chloric acid

LC: lithium carbonate

Na2CO3: Sodium carbonate (soda ash) CaO: Calcium oxide (lime)

Ca: calcium

Mg: magnesium

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The rendering concept of the Facility’s site plan below includes the main plant, feedstock warehouse, feedstock tanks, intermediate feedstock containers, reagents warehouse, unloading station, consumables warehouse, product warehouse, electrical generator, utilities, water tank, dilution tank, calcium and magnesium residue disposal, ZLD water system, carbon dioxide storage tank, solvent extraction, administrative building and parking area.

Phased Approach

The Company intends to take a phased approach to setting up its Facility and expansion. Thereafter, it intends to emerge as a leading supplier of BGLC in the United States. The total cost of the refinery, which includes all direct and indirect costs and contingencies needed to build the refinery, has been estimated at $1,165 million.

In Phase 1, the Company seeks to build its first production line of up to 25,000 tpa capacity. This phase also includes building general infrastructure for the site such as storage facilities, roads, and other structures that can be utilized in Phase 2 as well.

In an innovative approach, Stardust Power is planning on developing Phase 1 in two stages and plans to develop the back-end of the production line first to use technical grade and/or crude grade lithium carbonate for conversion to BGLC, eliminating initial stages of refinement in the production line. In stage 2, the front-end of the plant (lithium chloride brine to technical grade lithium carbonate) will be constructed. This approach has multiple advantages including entering the market as a battery grade manufacturer in an expedited fashion.

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Phase 1

Stardust Power will partner with leading engineering, procurement and management firms to oversee the development of production of up to 25,000 tons in annual production capacity. In Phase 1, the majority of the activities will include setting up the Facility involving site earthworks, infrastructure, buildings, and utilities. Phase 1 will be constructed in two stages over 4 to 5 years. Stardust Power expects to receive permits for Phase 1 prior to construction after the completion of the definitive feasibility study. Stage 1 (technical or crude grade lithium carbonate to battery grade) may entail a 35 to 36 month timeframe to complete engineering, procurement, construction management including completion of construction and mechanical installation of projects of this nature. Stage 2 (lithium chloride brine to technical or crude grade lithium carbonate) is planned to be executed concurrently but will take longer due to the need to conduct detailed test work of DLE output. The total cost for Phase 1 has been estimated preliminarily at an Association for the Advancement of Cost Engineering (“AACE”) Class 5 Level. These timelines and costs are based on numerous variables and assumptions, are early phase estimates only and are likely to change.

Phase 2

In Phase 2, Stardust Power plans to expand and set up an additional production line with a capacity of 25,000 tons of battery-grade lithium to its Facility to a total production capacity of up to 50,000 tpa. The completion of construction and mechanical installation of Phase 2 may be completed approximately 21 to 30 months after completion of Phase 1, and commissioning is expected thereafter. The total refinery cost of Phase 2 has been estimated preliminarily at an AACE Class 5 level. By building another production line, that mirrors the same structure as the line established in Phase 1, the Company can limit development timelines of Phase 2 by leveraging the engineering already performed. These timelines and costs are based on numerous variables and assumptions, are early phase estimates only and are likely to change.

Sustainable operations

Lithium Brine Feedstock

Unlike typical hard rock ore mining, Stardust Power is intending to source lithium brine feedstock for its Facility from (i) produced water, (ii) geothermal brines, and (iii) salt flats. Lithium brine production can reduce environmental impact as compared to hard rock mining which typically requires invasive land use which can severely impact the land. Additionally, the use of hard rock sources increases carbon emission due to the high degree of exothermic reactions needed for conversion. This is because, hard rock lithium mining involves extracting lithium from rocks that contain the mineral. This is typically done through open-pit mining, which can involve blasting and excavating large amounts of rock. The process is energy-intensive and can result in significant amounts of waste rock and tailings, which can contain toxic chemicals and heavy metals. Additionally, hard rock mining can require large amounts of water. This could be an issue in regions where water resources are already scarce. It is estimated that 60% of the total global mined lithium supply comes from using this method. On the other hand, lithium can also be extracted from brine sources, which involves extracting lithium from underground brine pools. These can be found in areas such as salt flats and dry lakebeds, where water has evaporated over time, leaving behind mineral deposits. The brine can be pumped to the surface and then processed to extract the lithium. This typically requires less water and produces less waste than hard rock mining. In terms of the carbon footprint of each method, Benchmark Minerals has stated that “in almost every metric, lithium chemicals from hard rock sources are more environmentally damaging than those from brine sources,” and that “processing hard rock is a much more energy-intensive process than brine.”

Stardust Power has a supplier code of conduct to monitor the sources of feedstock to provide for high environmental standards. Although DLE technology is emerging, Stardust Power believes that the experience and expertise of its partners will enable it to leverage the benefits of the DLE technologies advantageously, while at the same time lowering risks that could emerge due to the newness of the technology. For example, Hatch, its technology partner, has contributed to the advancement of over 10 DLE projects in the last six years, and the partnership with other providers includes DLE pilot plants to process lithium feedstock.

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Low Emission

Stardust Power’s refining Facility will be engineered to be fully electric and thus produce lower emissions than facilities powered by traditional fossil fuels or natural gas, which is also expected to reduce noise and limit carbon emissions. The Company’s planned carbonation process to manufacture BGLC is a chemical conversion process. This process does not use large exothermic reactions, making Stardust Power’s Facility cleaner and safer than a typical oil and gas refinery. There are no kiln or smokestacks at our Facility.

Sustainable Power

The Company is committed to largely using sustainable sources of power, which are accessible in Oklahoma, including solar and wind power. By powering the Facility with sustainable sources of power, we can further reduce overall emissions that are created by our Facility.

Byproducts

The main byproducts from the plant are largely salt, which is closely comparable to road salt, calcium, magnesium, among others. These are non-toxic and non-hazardous materials that can be sold, repurposed, or safely disposed of in an offsite landfill. Our conversion process does not create hazardous materials.

Zero-Liquid Discharge

The Facility is engineered for a zero-liquid-discharge system that removes the need for wastewater ponds for depleted brine. Liquid byproducts will be purified and recycled for reuse in the Facility or evaporated. This limits discharge into the public sewer system or the surrounding ecosystem.

Social Aspects

Stardust Power believes that community outreach is important for social engagement to build strong relationships with local communities, be available in providing explanations to local administrative bodies about various aspects of the project in case of queries, address potential concerns regarding potential impact as well as highlight potential benefits of setting up the Facility. This is expected to include providing educational opportunities for local elementary and high school students in the Hillsdale and Muskogee public school districts.

In terms of financing of the refinery project, Stardust Power intends to finance its project cost through a mix of debt, equity as well as grants. Below is a summary of some of the potential financial instruments:

Financing

Equity:

●	On the Closing Date, the Company consummated the transactions contemplated by the PIPE Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed to purchase a total of 1,077,541 shares of Common Stock in a private placement at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000.

Debt:

●	We expect a portion of the financing of the lithium refinery to come through debt financing. We have no binding commitments from any person to provide financing at this time, and we are not certain whether the financing will be available to us as needed on acceptable terms, or at all.

Incentives:

●	Stardust Power has received an illustrative incentives package for up to $257 million incentives from the State of Oklahoma, subject to meeting milestones, to offset the refinery’s costs, and other conditions. For more information, please refer to “-State Incentives”.

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Governmental Incentives

Federal Government Incentives

The management team believes that Stardust Power may benefit from substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products. These incentives include but are not limited to the following:

●	Department of Energy Loan Programs Office ATVM Program: ATVM provides loans to support the manufacture of eligible advanced technology vehicles and qualifying components, including newly authorized modes from the Bipartisan Infrastructure Law. Expanded uses beyond light-duty vehicles include medium-and heavy-duty vehicles, trains or locomotives, maritime vessels including offshore wind support vessels, aircrafts, and hyperloop. The IR Act removed the $25 billion cap on ATVM loan authority and appropriated $3 billion in credit subsidy to support these loans.[33]

●	Department of Defense, Defense Production Act: The Defense Production Act’s Expansion of Domestic Production Capability and Capacity Funding Opportunity Announcement FA8650-19-S-5010 is a government initiative aimed at enhancing domestic production capabilities critical to national defense, including critical minerals. It provides financial support to eligible entities to bolster manufacturing of strategic materials, components, and technologies essential for defense applications and those applications deemed to be a national security threat to the United States.

●	Department of Energy Grant: The Office of Manufacturing and Energy Supply Chains plans to issue a Funding Opportunity Announcement titled “Bipartisan Infrastructure Law 40207(b) Battery Materials Processing and 40207(c) Battery Manufacturing Grants Round II,” funded in part by the Infrastructure Investment and Jobs Act, a significant investment in infrastructure totaling over $62 billion allocated to the DOE, aims to enhance the United States’ competitiveness, create jobs, and provide equitable access to economic benefits, particularly for disadvantaged communities. As part of this initiative, over $7 billion will be invested in the battery supply chain from fiscal years 2022 to 2026, focusing on sustainable sourcing of critical minerals, processing, and end-of-life battery recycling. Additionally, the DOE announced up to $3.5 billion from the Infrastructure Law to bolster domestic production of advanced batteries and materials, supporting clean energy industries and creating union jobs.[34]

●	Department of Defense Office of Strategic Capital (“OSC”): Broadly, the OSC will do two things as part of its partnered capital strategy for critical technologies. First, it will identify and prioritize promising critical technology areas for the Department of Defense. Second, it will fund investments in those critical technology areas, including supply chain technologies not always supported through direct procurement. To accomplish this, the OSC will partner with private capital providers and other federal agencies to employ investment vehicles that have proven successful in other United States government contexts.[35]

State Incentives

The Oklahoma Department of Commerce provides a robust incentive package including 5% cash rebates on payroll for all new jobs created for 10 years through the Quality Jobs (“QJ”) program, and an Investment Tax Credit (“ITC”). Stardust Power’s lithium Facility falls in an Oklahoma opportunity zone (“Oklahoma Opportunity Zone”) which is defined as an economically distressed area based on declining population, lower than average per capita income, and higher than average poverty rates. Manufacturers who invest a minimum of $50,000 in depreciable property in Oklahoma Opportunity Zones receive double the investment tax credit equating to 2% of depreciable property invested for 5 years. In addition to the QJ program and ITC, the state provides a 5-year property tax exemption and a sales tax exemption on machinery, goods, and electricity used during the manufacturing process. Below is a table setting forth the different state incentives which may be applicable to Stardust Power:

[33]	The White House. “Inflation Reduction Act Guidebook.” Available at: https://www.whitehouse.gov/wp-content/uploads/2022/12/Inflation-Reduction-Act-Guidebook.pdf.
[34]	U.S. Department of Energy. “Biden-Harris Administration Announces $3.5 Billion to Strengthen Domestic Battery Manufacturing.” Available at: https://www.energy.gov/articles/biden-harris-administration-announces-35-billion-strengthen-domestic-battery-manufacturing.
[35]	U.S. Department of Defense. “Secretary of Defense Establishes Office of Strategic Capital.” Available at: https://www.defense.gov/News/Releases/Release/Article/3233377/secretary-of-defense-establishes-office-of-strategic-capital/.

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Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
21st Century Oklahoma Quality Jobs Program	$100,332,936 based on $99,562,000 in annual payroll over 10 years	●	Meet an average wage of $120,071
Or		●	Create at least 10 new jobs in Oklahoma in 3 years

		●	Offer basic health insurance

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
Oklahoma Quality Jobs Program	$50,166,468 based on $99,562,000 in annual payroll over 10 years	●	Meet an average wage of 110% of the average county wage ($54,732 in 2023)

		●	Create $2.5 million in new annual payrolls in Oklahoma in 3 years

		●	Offer basic health insurance

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
Combined with Investment/New Jobs tax credit	$76,000,000 based on a total investment of $800,000 in depreciable property	●	Minimum investment of $50,000 in Oklahoma

		●	The credit doubles if the investment exceeds $40 million investment or takes place in an enterprise zone (both of which Stardust Power plans to meet)

5-Year Property Tax Exemption	$42,451,539	●	Invest at least $500,000 in construction, acquisition, or expansion; and

		●	Meet an average payroll requirement listed in the Oklahoma Quality Jobs Program

Freeport (Inventory) Tax Exemption	$10,166,545	●	Exemption on goods that come from outside the state and leave the state held for assembly, storage, manufacturing, processing, or fabricating moved through the Port Muskogee within 9 months

Sales Tax Exemption on Machinery and Equipment	$18,040,500	●	Includes tangible personal property used in the development of the Refinery and the refining

Sales Tax Exemption on Goods and Energy Consumed in Manufacturing	$85,998,588	●	Includes all fuel and electric power used in the development of the Refinery and the refining

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The Company has engaged the services of industry experts to assist the Company in applying for government grants, such as those in Oklahoma, in an optimal and efficient manner. The Company has submitted applications for grants under the Department of Defense, Defense Production Act and the Department of Energy Grant for Bipartisan Infrastructure Law 40207(b) Battery Materials Processing and 40207(c) Battery Manufacturing Grants Round II. These applications are currently under review. The Department of Defense grants could total up to $27.5 million and the Department of Energy grants could total up to $150 million; however, there are no assurances that the Company will obtain these grants. Further, there are no anticipated timelines for receiving responses on the government grant applications or expectations for receipt of any grant proceeds. The Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program.

Intellectual Property

Stardust Power does not own or license any intellectual property which we consider to be material. The Company has applied for registration of its trademarks, bearing application No. 97927512 for Trademark/Service Mark Application for the United States on May 9, 2023.

As its business grows, the Company may in the future develop or acquire intellectual property that may be valuable or material to the business.

Customers

Since Stardust Power has not commenced production, they have no existing customers. The Company has received non-binding letters of intent from industry participants but does not have any definitive offtake agreements with potential customers.

Competitive Strengths

As a development stage company, Stardust Power seeks to execute their mission of becoming a leading producer of BGLC, by relying on the collective experience of its management team. The management team expects to execute, explore and evaluate opportunities for generating revenues and increasing their access to supply properties, and assets, as well as all potential funding options. Some opportunities for growth could be in the form of (i) strategic partnerships, (ii) off-take agreements, (iii) diversification of supply, (iv) acquisitions of companies and technologies, and (v) participation in related commercial development activities.

As an early-stage company, Stardust Power’s material decisions executed by its management are central to the development of the Company’s long-term goals and success. Additionally, as a pre-revenue company, Stardust Power’s access to financing and ability to obtain financing would be central to its success. The Company notes that it has not yet commenced operations at the refinery and, accordingly, it has not yet produced any lithium products.

The Company intends to build its competitive strengths and continue to develop and execute its strategy in the following manner:

●	Experienced management team: the team has decades of technical expertise and experience across global mining consulting firms, and manufacturers, specializing in lithium-ion technology for electric vehicles, hydrocarbon energy company, as well as successful capital raising and running profitable ventures, across multiple geographies;

●	Refinery optimized for multiple inputs: the process of creating a matrix of multiple sources of feedstock and processing in the refinery reduces risk and costs, and is an important and significant industry differentiator;

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●	Speed to market: optimized refining process, locational advantage, and subsequently, an integrated play is expected to hasten time to market and ability to generate revenue faster;

●	Use of brine feedstock: use of brine feedstock will provide alternative sources to mined lithium deposits, for the production of BGLC for domestic market use, and hence have independence from importing raw material, which would have a favorable impact on lowering cost and faster time to market;

●	Limited technology risk: use of existing and proven technologies and partnerships with global experts for mid-stream operations in refinery operations, which is expected to minimize technical risks in the value chain, resulting in reduced uncertainties and cost controls, and reduce risks of the emerging DLE technology by partnering with players who have contributed to the advancement of DLE projects; and

●	American manufacturing: ability to manufacture and contribute to lithium sourcing and manufacturing independence for domestic consumption in the United States market, leading to job creation, particularly in economically backward regions, once in production.

Competition and Market Barriers

Competition

Lithium currently has many end uses, including ceramics and glass, batteries, greases, air treatment and pharmaceuticals. However, it is the battery industry that is expected to predominantly drive future demand growth for lithium. This is expected to come from several areas: (i) the continued growth of small format batteries for cell phones, laptops, digital cameras and hand-held power tools, (ii) the transportation industry’s electrification of automobiles, buses, delivery vehicles, motorcycles, bicycles and boats using lithium-ion battery technology, and (iii) large format batteries for utility grid-scale storage.

A small number of companies dominate the production and refining of end-use lithium products such as lithium carbonate and lithium hydroxide and are often situated in China, such as Tianqi Lithium. These companies have an established presence, higher degree of financial resources, existing strategic partnerships, and existing experienced workforces. Stardust Power will compete with these companies on attracting human capital, securing supply of feedstock, and in selling its products. Accordingly, the price of Stardust Power’s planned products may be affected by factors beyond our control, including fluctuations in the market prices for lithium, supplies of lithium, demand for lithium, and mining activities of our competitors.

Government Regulations

Development activities for our Facility are subject to extensive laws and regulations, which are overseen and enforced by multiple United States federal, state, and local authorities. These applicable laws govern development, construction, production, various taxes, labor standards, occupational health and safety, waste disposal, protection and remediation of the environment, protection of endangered and protected species, and other matters. Various permits from government bodies are required for manufacturing operations to be undertaken, and we cannot be assured such permits will be received. Environmental laws and regulations may also, among other things:

●	require notice to stakeholders of proposed and ongoing exploration, drilling, environmental studies, mining, or production activities;

●	require the installation of pollution control equipment;

●	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with, lithium manufacturing, or other production activities;

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●	limit or prohibit drilling, mining, lithium manufacturing or other production activities on lands located within wetlands, areas inhabited by endangered species and other protected areas, or otherwise restrict or prohibit activities that could impact the environment, including water resources; or

●	require preparation of an environmental assessment or an environmental impact statement.

Compliance with environmental laws and regulations may impose substantial costs on us, subject us to significant potential liabilities, and have an adverse effect on our capital expenditures, results of operations, or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications and/or revocations, operational interruptions and/or shutdowns, and other liabilities, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our business, results of operations, and financial condition. Federal, state, and local legislative bodies and agencies frequently revise environmental laws and regulations, and any changes in these regulations, or the interpretations thereof, could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a Material Adverse Effect on our business operations.

Permits

Certain federal, state, and local permits are or may be required for the Facility, including a minor source air emissions permit, a wastewater permit, a stormwater permit, and consultations with, and approvals from, federal and state agencies with respect to the environmental impacts of the Facility, including to cultural, biological, and natural resources and threatened and endangered species. The key permitting agency for Stardust Power’s Facility at the state level is the Oklahoma Department of Environmental Quality.

Environmental, Social and Governance

We believe lithium will continue to play an important role in enabling a cleaner, healthier, and more sustainable world, including the transition to a lower carbon future and the fight against climate change. Likewise, we believe that meeting the growing demand for lithium compounds must be balanced with considerations for responsible refining across the spectrum of ESG issues and concerns. Our core values reflect this commitment to sustainability. We believe that operating in a safe, ethical, socially conscious and sustainable manner is important for our business.

As such, we intend to continue to better integrate ESG and sustainability considerations into our business, operations and investment decisions.

Environmental

Brines. By focusing on brines, which have a smaller carbon footprint than open pit mining hard rock sources which provides for a smaller environmental impact.

Sustainable Power. We source a majority of the energy to power our refinery from sustainable sources of power.

ZLD technology. We are engineering our Facility based on ZLD technologies which do not produce liquid discharge as a result of our conversion process.

Social

As Stardust Power starts to recruit employees for its projects, it intends to focus hiring efforts on hiring workers from local communities nearby project areas.

Governance

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Stardust Power is committed to transparency, and corporate governance best-practices, and has the following corporate governance policies and guidelines in place:

●	Diversity, Equity and Inclusion Policy;

●	Privacy Policy;

●	Open Reporting Policy (Whistleblower Policy);

●	Code of Conduct and Cyber Security Agreement;

●	Supplier Code of Conduct;

●	Vendor Risk Assessment Program;

●	Cybersecurity Policy;

●	Community Benefits Plan;

●	Clawback Policy;

●	Code of Business Conduct and Ethics Policy;

●	Compliance Reporting Policy;

●	Corporate Governance Guidelines;

●	Insider Trading Policy;

●	Regulation FD Policy; and

●	Related Party Transactions Policy.

Legal Proceedings

We are currently not aware of any such legal proceedings or claims that we believe will have a Material Adverse Effect on our business, financial condition or operating results. However, from time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.

Websites

The Company maintains one active website, www.stardust-power.com, which serves as its corporate website and contains information about the Company and its business. The information included on Stardust Power’s website is not incorporated by reference into this prospectus or in any other report or document filed with the SEC, and any reference to such website is intended to be an inactive textual reference only.

Corporate Information

Stardust Power Inc. is a Delaware “C” corporation. Our registered office is located at 251 Little Falls Dr, Wilmington, DE 19808, and our corporate mailing address is 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830.

Our mailing address for our Oklahoma office is at 6608 N. Western Ave Suite 466, Nichols Hills OK, 73116.

Our telephone number is (800) 742-3095. Information contained on our website is not a part of this prospectus. The registered office of our subsidiary is located at 251 Little Falls Dr, Wilmington, DE 19808.

We have an office in Oklahoma, which is located at 9112 N. Kelley Ave, Suite C, Oklahoma City, Oklahoma 73131, covering 1,493 square feet, which has been assigned to the Company by VIKASA Capital Partners LLC (“VCP”), an affiliate of the Company, on March 16, 2023. The lease for the same is on a short-term basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Stardust Power Inc. should be read together with our unaudited condensed consolidated financial statements for the nine months ended September 30, 2024, together with the related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus.

Certain of the information contained in this discussion and analysis or set forth elsewhere in the prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” in our prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section titled “Risk Factors” in our prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements” in our prospectus.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or the “Company”, “Stardust” or “Stardust Power” refer to Stardust Power Inc. and its consolidated subsidiary prior to the consummation of the Business Combination. Terms otherwise not defined herein, have the meaning given to such terms in the prospectus in the section titled “Frequently Used Terms” beginning on page ii thereof, and such definitions are incorporated herein by reference.

Company Overview and History

On December 5, 2022, Stardust Power LLC was organized as a limited liability company in the State of Delaware. On March 16, 2023, Stardust Power Operating Inc. (f/k/a Stardust Power Inc. prior to the consummation of the Business Combination, “Legacy Stardust Power”) was organized as a corporation in the State of Delaware with operations commencing on March 16, 2023. The ownership interests of Stardust Power LLC were subsequently transferred to Stardust Power Inc. On July 8, 2024, former Stardust Power Inc. was renamed Stardust Power Operating Inc.

Stardust Power is a U.S.-based development stage battery grade lithium manufacturer designed to foster clean energy independence for America. The Company is in the process of creating capacity to manufacture battery grade lithium products, primarily for the EV market, by developing a large-scale lithium refinery in the United States. Stardust Power seeks to become a sustainable, cost-effective supplier of battery grade lithium products, by its innovative approach in the development of the Facility in Oklahoma.

Stardust Power intends to source lithium brine feedstock from various suppliers and may make investments upstream to secure additional feedstock. We seek to sell our products to EV manufacturers as our primary market, with potential applications in other areas such as battery manufacturers, the U.S. military, OEMs.

Some of the key driving factors are the demand for battery grade lithium products, fueled largely by the demand and production of electric vehicles and automotive OEMs and battery manufacturers seeking domestic supply options, leading to demand for minerals used in battery cells, such as lithium, governmental incentives for American manufacturing and evolving geopolitical climate that is creating a national security priority for the U.S. market.

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In February 2023, Stardust Power LLC received an illustrative incentive analysis for up to $257 million in performance-based incentives from the State of Oklahoma and potential federal incentives, which also contained potential for further eligible federal grants. The state incentives were based on initial job creation, equipment procurement, training and recruitment incentives, property tax exemptions, sales tax exemptions, and capital expenditure projections submitted to the Oklahoma Department of Commerce in the first quarter of 2023 and could be subject to changes as the Company would progress in setting up the Facility and commercial production of battery grade lithium in the future. These incentives may change based on the actual financial metrics of the Company in the future, which may be lower or higher.

Stardust Power believes that it is well poised to address these opportunities by emerging as a leading, fully integrated domestic lithium supplier, and contribute to restoring American sustainable energy independence, thereby bridging the gap in the domestic supply of battery grade lithium products.

Recent Developments

Purchase and Sale Agreement for Site

On January 10, 2024, Stardust Power entered into a purchase and sale agreement with the City of Muskogee to purchase the site in Southside Industrial Park, Muskogee, Oklahoma for a total of $1,662,030. As of the date of the issue of these financial statements, the deadline for payment had passed, but the Company obtained an extension from the City of Muskogee until November 19, 2024, to complete payment and transfer of title to the land.

Business Combination

On November 21, 2023, Legacy Stardust Power entered into the Business Combination Agreement with GPAC II, the First Merger Sub and the Second Merger Sub.

On the Closing Date, Legacy Stardust Power completed the Business Combination contemplated by the Business Combination Agreement. GPAC II deregistered as a Cayman Islands exempted company and domesticated in the State of Delaware as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into Legacy Stardust Power, with Legacy Stardust Power being the surviving corporation at the First Effective Time. The Legacy Stardust Power then merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the completion of the Business Combination, GPAC II was renamed Stardust Power Inc. (also referred to herein as the “Combined Company” or “Stardust Power”).

As per the Business Combination Agreement:

●	Each share of common stock of Legacy Stardust Power (“Legacy Stardust Power Common Stock”) issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of shares of combined company (“Newco”) common stock (“Newco Stock”) equal to the merger consideration divided by the number of shares of the Company fully diluted stock.
●	Each outstanding option to purchase Legacy Stardust Power Common Stock (each a “Legacy Stardust Power Option”), whether vested or unvested, automatically converted into an option to purchase a number of shares of Newco Stock equal to the number of shares of Newco Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the per share consideration.
●	Each share of Legacy Stardust Power Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time converted into a number of shares of Newco Stock equal to the number of shares of Legacy Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the per share consideration.
●	All outstanding redeemable public warrants and private warrants of GPAC II representing the right to purchase one Class A ordinary share were adjusted to represent the right to purchase one share of the Newco Stock.
●	All outstanding GPAC Class A (after redemptions) and Class B common shares were cancelled and converted into shares of the Newco Stock.
●	As consideration for certain Class A ordinary shareholders entering into NRAs agreeing not to redeem or to reverse any redemption demands previously submitted, the Company issued 127,777 ordinary shares of Stardust Power at a price per share of approximately $10.00 per share at closing of the Business Combination.
●	Additionally, the Combined Company issued one million shares of Newco Stock to the Sponsor as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination. Fifty percent of the Sponsor Earnout Shares will vest when the volume-weighted average price (“VWAP”) of the Common Stock price equals or exceeds $12.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $14.00 per share for a period of 20 trading days in a 30 trading day period, or are otherwise forfeited. Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested.
●	Additionally, the Combined Company will issue five million shares of Newco Stock to the holders of Legacy Stardust Power as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading-day period or there is a change of control, or are otherwise forfeited.
●	Immediately prior to the closing of the Business Combination, the SAFE notes automatically converted into the 138,393 shares of Legacy Stardust Power Common Stock.
●	Immediately prior to the closing of the Business Combination, the convertible notes automatically converted into 55,889 shares of Legacy Stardust Power Common Stock.
●	Stardust Power issued 1,077,541 shares of Combined Company Common Stock in exchange for $10,075,002 of cash in accordance with the terms of the PIPE Subscription Agreement in connection with the Business Combination.

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Common Stock Purchase Agreement

On October 7, 2024, the Company entered into the Purchase Agreement and the related Registration Rights Agreement with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company.

Engineering Agreement

On August 4, 2024, the Company entered into Primero Agreement with Primero pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services, including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 report of the Company’s Muskogee Lithium facility at Southside Industrial Park, in Muskogee, Oklahoma. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4.7 million, in the aggregate, subject to customary potential adjustments.

SAFE Note and Convertible Equity Agreement Transactions

On June 6, 2023, Legacy Stardust Power received $2,000,000 in cash from a single investor and funded a simple agreement for future equity on August 15, 2023 (the “August 2023 SAFE Note”). The funds were received from American Investor Group Direct LLC (“AIGD”), an unrelated third party, through its entity which is currently being managed under the purview of an investment management agreement between them and VIKASA Capital Partners LLC (or “VCP”) (a related party) in consideration for which VCP is paid investment management fees. Additionally, the August 2023 SAFE note provides AIGD with certain rights of conversion upon an equity financing, or cash repayment or other form of repayment upon a change in control or dissolution. On November 18, 2023, Legacy Stardust Power amended the August 2023 SAFE note (the “amended August 2023 SAFE”), which introduced a discount rate of 20% to (a) the lowest price per share of preferred stock sold in the preferred stock purchase or (b) the listing price of the Combined Company Common Stock upon consummation of a SPAC transaction or IPO. On November 18, 2023, Legacy Stardust Power also entered into a second simple agreement for future equity with AIGD for an aggregate amount of $3,000,000 (the “November 2023 SAFE note”) under the same terms and conditions as the amended August 2023 SAFE note. On February 23, 2024, Legacy Stardust Power entered into a third SAFE note with an individual for an aggregate amount of $200,000 (the “February 2024 SAFE note”, and together with the August 2023 SAFE note and the November 2023 SAFE note, the “SAFE notes”). The SAFE notes provided Legacy Stardust Power an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with AIGD. The agreement replaced the above contingent commitment feature of the SAFE notes granting Legacy Stardust Power an option to drawdown up to an additional $15,000,000 on terms similar to the SAFE notes prior to the First Effective Time. On April 24, 2024, Legacy Stardust Power amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, Legacy Stardust Power amended and restated the February 2024 SAFE note. These amendments clarified the conversion mechanism in connection with the Business Combination. Immediately prior to the First Effective Time, the cash received pursuant to the SAFE notes automatically converted into 138,393 shares of Stardust Power Common Stock.

Legacy Stardust Power entered into a convertible equity agreement with AIGD on April 24, 2024 for $2,000,000 and additionally entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms. Immediately prior to the First Effective Time, the cash received pursuant to the convertible equity agreements automatically converted into 55,889 shares of Legacy Stardust Power Common Stock.

Unsecured Notes with Related Parties

In March 2023, Legacy Stardust Power issued unsecured notes to three related parties. These notes payable provided Legacy Stardust Power the ability to draw up to $1,000,000 in the aggregate in the following timing: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. As of September 30, 2024, the Company has repaid all the notes payable.

Investment in QX Resources

In October 2023, Legacy Stardust Power purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited (“QXR”), a limited liability company whose ordinary shares are listed on the Australian Securities Exchange, for $200,000. This investment in the ordinary shares of QXR has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire Flat, California (the “Project”), for which QXR has a binding option to purchase agreement and operating agreement to earn a 75% interest from IG Lithium LLC (the “Earn-in Venture”). Legacy Stardust Power is not a direct party to the Earn-in Venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in Venture held by QXR. No formal off-take agreement has been executed as of September 30, 2024. Further, no material expenses have been incurred towards the feasibility studies during the three and nine months ended September 30, 2024. The Company neither has a controlling financial interest nor does it exercise significant influence over QXR. Accordingly, the investment in QXR’s ordinary shares does not result in either the consolidation or application of equity method of accounting for the Company.

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Key Factors Affecting Our Performance

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from other lithium brine and other brine producers, changes to existing federal and state level incentive framework, changes in regulations, and other factors discussed under the section titled “Risk Factors.” We believe the factors described below are key to our success.

Commencing Commercial Operations

We are a development stage company, and have executed a purchase and sale agreement, effective January 10, 2024, with the City of Muskogee. The critical issue analysis, phase I ESA, geotechnical study, and readiness assessment of the site in Southside Industrial Park, Muskogee, Oklahoma has been conducted, while the feasibility study for construction of an electrical substation is underway, and we may be required to conduct other relevant studies

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of a production line with up to 25,000 tpa. The second phase is to add a second production line with up to 25,000 tpa, to create a total capacity of up to 50,000 tpa.

A technological innovation of Stardust Power’s planned refinery is the ability for the Facility to refine different sources of lithium brine inputs. The Facility is being designed to accept lithium brines, of a certain approved chemical composition. It is Stardust Power’s intention that the Facility will be able to dilute and pretreat feedstock as necessary, to ensure that various lithium feedstock can be blended, in order to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by screening for a broader set of contaminants, in comparison to other lithium refineries.

Partnership Ecosystem

Our success will depend on whether we can execute and expand our ecosystem of commercial arrangements with additional suppliers of brine and executing agreements with them at favorable terms. The availability of brine for the purpose of extracting lithium is still in a nascent stage and we would require access to multiple sources, as we start commercial production and grow our business. Our management team frequently evaluates current and future sources of supplies, for reliability of supply and, geographic locations for logistics and cost efficiency. We would also require to maintain technology arrangements with existing strategic affiliations, on whose patented and proprietary processes we depend on, as well as forge new technology affiliations as exploration, extraction and purification processes evolve, to obtain raw materials required to manufacture high-quality lithium suitable for consumption by the EV industry, and other potential usages. These affiliations will enable us to refine and sell battery grade lithium at competitive prices, which in turn helps secure the growth and profitability of our business operations in the long term.

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Adequate Capital Raise

The success of our refinery’s activities relating to producing battery grade lithium from brine and the success of our ability to obtain relevant permits in a timely manner require significant capital investment and financing to fund the initial investment in all aspects of setting up the operations, and subsequently our operating losses, competition from substitute products and services from larger companies, protection of proprietary technology of our strategic partners, and dependence on key individuals.

Our unaudited condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. We believe that the cash on hand and additional investments available through issuance of new Common Stock will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. These conditions raise substantial doubt about our ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements. As a development stage company, Stardust Power needs to raise additional capital to realize its business objectives. Our long-term success and ability to continue as a going concern is dependent upon our ability to successfully raise additional capital or financing, or successfully enter into strategic partnerships. Until commercial production is achieved from our planned operations, we will continue to incur operating and investing net cash outflows associated with, among other things, maintaining and acquiring exploration properties and undertaking ongoing exploration activities.

Limited Operating History

We have a limited operating history and there is limited historical financial information upon which to base an evaluation of our performance. Our business and financial condition must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operation. As we were incorporated on March 16, 2023 (inception date), the period from March 16, 2023 to September 30, 2023 is not comparable to the nine months ended September 30, 2024.

Key Business Metrics, Non-GAAP Measure

Since we have yet to start the construction of our Facility and associated, commercial production, we do not have financial information on key business metrics. However, based on our experience and industry knowledge, we expect the following to be key business metrics:

●	Raw Material Cost/ton: This includes the input cost of lithium chloride for the plant. As this may be obtained from various sources, the weighted average cost will be calculated to arrive at the raw material cost per ton and reflects the Company’s ability to procure high-quality raw materials at an appropriate price. The weighted average method also helps in calculating the gross margin on a per-ton basis. The technology implemented and the efficiency of the operations are also reflected on the gross margin per ton.

●	Selling Price/ton: This multiple is driven by the demand and supply of the lithium price as well as the efficient operations of the plant. The computation of the selling price may be based on the output sold per long-term contract, which is expected to have a floor and a cap, as well as the spot price on the date of placing a purchase order by the customer, with the Company and the customer sharing the difference between the floor and spot price.

●	Capex/ton: This reflects the Capex incurred on a per-ton basis. It includes both direct and indirect costs. It also has contingency costs built in for any impact on Capex, to account for unforeseen events. The key is to optimize plant efficiency in long-term operations with the appropriate technology and set-up.

●	Opex/ton: This includes the ongoing expenses incurred from the day-to-day running of the operations. It helps in measuring how much profit a company makes on a dollar of sales after paying for variable costs of production, such as wages and raw materials, but before paying interest or tax. The lower multiple reflects the efficient functioning of the management.

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●	Capacity Utilization: This measures how much output a plant is producing, compared to its maximum potential output, which is dependent on two key factors: (a) design capacity, which impacts the operational efficiency of the plant, and (b) the plant’s downtime for its maintenance. Timely maintenance is also the key to running any efficient operations.

Further, since we are yet to generate revenue, non-GAAP measures such as EBITDA and EBITDA margins, cannot be captured currently, but will be stated once we have commenced commercial production and selling of battery grade lithium to our intended customers.

Business and Macroeconomic Conditions

Our business and financial condition has been, and we believe will continue to be, impacted by adverse and uncertain macroeconomic conditions and events, including higher inflation, higher interest rates, supply chain and logistics challenges, banking crises, and fluctuations or volatility in capital markets.

Components of Results of Operations

Revenue

We have not generated any revenue to date. We expect to generate a significant portion of our future revenue from the sale of battery grade lithium primarily to the EV market. We expect that we will enter into long-term contracts (typically 10 years), driven by industry dynamics of the EV industry, with a pricing structure at cap and ceiling, and sharing of variable price between customers and the Company.

Cost of Goods Sold

We have not sourced any raw material to date. We expect to source brine from lithium producing suppliers including the oil and gas industry as a byproduct of their exploration and extraction processes. We are in the process of negotiating with multiple suppliers for brine feedstock, including producers from the oil and gas industry. The length, tenure and pricing of these contracts will depend largely on the type of supply and is expected to vary from supplier to supplier.

Expenses

General and Administrative

General and administrative expense consists of costs to maintain our daily operations and administer the business that are not directly attributable to generating revenue or cost of goods or raw material. These consist primarily of consulting services (including advisory services for organization setup and administrative related services from contractors, consultants), professional services such as accounting advisory, statutory auditor fees, technical consultants, and business consulting, as well as personnel related expenses (including stock-based compensation), legal and book-keeping services, insurance expenses (including director and officer’s insurance), investor relations activities and marketing expenses. We expect our general and administrative expenses will increase in absolute dollars over time as we continue to invest in initially setting up our Facility, recruit more employees, and subsequently in the growth of our business and incur costs associated with being a publicly traded company with respect to compliance with the regulations of the SEC and the Nasdaq Global Market.

Other Income/(Expense)

Interest income

Interest income is comprised of interest earned on promissory notes issued during the current quarter. During the three months ended September 30, 2024, the Company issued promissory notes of $176,000 and $316,000 to IGX Minerals LLC and IG Lithium LLC respectively. These notes carry an interest rate of 6% with maturity date of December 16, 2024 and July 1, 2025, respectively.

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Interest expense

Interest expense is comprised of interest payable on short-term loans. The Company entered into a financing agreement of $465,838 for the purchase of a D&O insurance policy with AFCO Insurance Premium Finance. The debt is payable in monthly installments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy.

Interest expense prior to the quarter ended September 30, 2024 comprised of interest payable on short-term loans. Legacy Stardust Power entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. Payments include a stated interest rate of 8.25% and are secured against a lien on the insurance policy. The debt was fully paid off as at September 30, 2024.

Change in fair value of investment in equity securities

Change in fair value of investment in equity securities relates to movements in fair value of investment in equity securities of strategic investments such as the investment in QX Resources, that need to be recorded in the statement of operations for each reporting period, based on readily available quoted prices for such investment.

Change in fair value of SAFE notes and convertible notes

Change in fair value of SAFE notes and convertible notes relates to movements in fair value of SAFE notes and convertible notes that have been classified as liability instruments in the financial statements, which need to be recorded in the statement of operations for each reporting period, based on third party valuations carried out at period end. Upon consummation of the Business Combination on July 8, 2024, the SAFE notes and convertible notes were converted into Common Stock of the Company.

Change in fair value of earnout shares

Change in fair value of earnout shares relates to movements in fair value of earnout shares issued to the Sponsor which have been classified as liability instruments in the financial statements, that need to be recorded in the statement of operations for each reporting period, based on third party valuations carried out at period end.

Change in fair value of warrants

Change in fair value of warrants relates to movements in fair value of Public Warrants and Private Placement Warrants which have been classified as liability instruments in the financial statements, that need to be recorded in the statement of operations for each reporting period, based on fair value at period end.

Provision for income taxes

We are constituted as a Delaware corporation and are subject to U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law.

Results of Operations

The following table sets forth our unaudited condensed statements of operations information for the period indicated:

	Three Months Ended			Nine Months Ended	Period from March 16, 2023 (inception) through
	September 30, 2024	September 30, 2023	Changes	September 30, 2024	September 30, 2023	Changes
Revenue	-	-	-	-	-	-

General and administrative expenses	8,980,965	778,455	8,202,510	11,483,389	1,902,653	9,580,736
Operating Loss	(8,980,965)	(778,455)	(8,202,510)	(11,483,389)	(1,902,653)	(9,580,736)
Other income (expenses)						-
SAFE note issuance costs	-	(29,655)	29,655	-	(466,302)	466,302
Other transaction costs	-	(35,690)	35,690	-	(452,519)	452,519
Interest income	3,397	-	3,397	3,397	-	3,397
Interest expense	(8,558)	-	(8,558)	(10,637)	(7,111)	(3,526)
Change in fair value of earnout shares	1,636,100	-	1,636,100	1,636,100	-	1,636,100
Change in fair value of warrant liability	(2,753,964)	-	(2,753,964)	(2,753,964)	-	(2,753,964)
Change in fair value of investment in equity securities	11,678	-	11,678	(150,994)	-	(150,994)
Change in fair value of convertible equity	-	-	-	(471,400)	-	(471,400)
Change in fair value of SAFE notes	-	-	-	(955,000)	-	(955,000)
Total other expenses	(1,111,347)	(65,345)	(1,046,002)	(2,702,498)	(925,932)	(1,776,566)

Net Loss	(10,092,312)	(843,800)	(9,248,512)	(14,185,887)	(2,828,585)	(11,357,302)

Legacy Stardust Power was incorporated on March 16, 2023 (inception date), hence the period from March 16, 2023 to September 30, 2023 is not comparable to the nine months ended September 30, 2024.

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Revenues

We did not earn any revenue since inception.

Cost of Goods Sold

We did not manufacture any products, and hence did not incur any direct costs related to production or carrying inventory, since inception.

General and Administrative Expenses

General and administrative expenses primarily attributable to fees for professional consulting fees, mainly comprising formation and organization structure, advisory marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization, fees for strategic investments evaluation and employee related compensation expenses representing base salary, benefits and stock based compensation expense. The details of these expenses are as follows:

	Three months ended			Nine Months ended	Period from March 16, 2023 (inception) through
	September 30, 2024	September 30, 2023	Change	September 30, 2024	September 30, 2023	Change
Professional and consulting fees	1,370,622	471,149	899,473	2,198,167	1,266,550	931,617
Legal and book-keeping services	394,800	117,349	277,451	609,811	253,789	356,022
Payroll and related taxes	6,634,331	96,185	6,538,146	7,670,327	173,818	7,496,509
Marketing and Advertisement	19,755	38,710	(18,955)	38,061	95,622	(57,561)
Other	561,456	55,062	506,394	967,023	112,874	854,149
	8,980,965	778,455	8,202,510	11,483,389	1,902,653	9,580,736

For the three months ended September 30, 2024, general and administrative expenses increased compared to three months ended September 30, 2023, primarily due to higher employee related costs driven by an increase in stock based compensation and increase in the number of employees, increase in legal fees, professional and consulting fees, and in other administrative expenses in line with growth in operations. The increase was partially offset by decrease in, marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization incurred in comparative period.

For the nine months ended September 30, 2024, general and administrative expenses increased compared to the period March 16, 2023 (inception) to September 30, 2023, primarily due to higher employee related costs driven by an increase in stock based compensation expense and number of employees, increase in legal and professional services such as legal fees, professional and consulting fees, accounting advisory, statutory auditor fees, technical consultants and business consulting and an increase in business development and other administrative expenses in line with growth in operations. The increase was partially offset by decrease in marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization incurred in comparative period.

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Other Income (Expenses)

SAFE note issuance costs

SAFE note issuance costs of Nil for the three and nine months ended September 30, 2024 and $29,655 and $466,302 for the three months ended September 30, 2023 and period since March 16, 2023 (inception) through September 30, 2023, respectively, primarily represent $435,000 of capital advisory services fees paid to related party for sourcing the SAFE note commitment from the investor and $31,302 of legal costs incurred towards setting up and executing the SAFE note agreements.

Other transaction costs

Other transaction costs of Nil for the three and nine months ended September 30, 2024 and $35,690 and $452,519 for the three months ended September 30, 2023 and period since March 16, 2023 (inception) through September 30, 2023, respectively, relate to costs that represent fees and expenses, primarily legal expenses associated with evaluation of potential other SPAC merger opportunities that the Company ultimately did not execute, including $100,000 of fees paid to a related party.

Interest expense

For the three months ended September 30, 2024, interest expenses increased compared to three months ended September 30, 2023, primarily due to interest expense incurred on the financing agreement for the Company’s purchase of D&O and other insurance policies. The Company had no financing agreement during the comparative period.

For the nine months ended September 30, 2024, interest expenses increased compared to the period March 16, 2023 (inception) to September 30, 2023, primarily due to interest expense incurred on the financing agreement for purchase of general insurance policies.

Change in fair value of investment in equity securities

The increase in fair value of investment in equity securities of $11,678 and decrease in the fair value of investment of $150,994 during the three and nine months ended September 30, 2024, respectively, is due to change in fair value of investment in QXR based on readily available quoted prices for such investment. The Company did not have any such investment in the comparative period.

Change in fair value of SAFE notes

The increase in fair value of SAFE notes of Nil and $955,000 during the three and nine months ended September 30, 2024, respectively, is due to changes in estimates related to inputs used in the valuation, which have been classified as liability instruments, based on third party valuations, prior to the conversion of the instruments into Common Stock. The SAFE notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such SAFE notes in the comparative period.

Change in fair value of convertible notes

The increase in fair value of convertible notes of Nil and $471,400 during the three and nine months ended September 30, 2024, is due to changes in estimates related to inputs used in the valuation, which have been classified as liability instruments, based on third party valuations. The convertible notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such convertible notes in the comparative period.

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Change in fair value of earnout shares

Change in fair value of earnout shares decreased by $1,636,100 for the three and nine months ended September 30, 2024, relates to movements in fair value of earnout shares issued to the Sponsor, at the closing of the Business Combination, which have been classified as liability instruments in the financial statements, that need to be recorded in the statement of operations for each reporting period, based on third party valuations carried out at period end. The Company had not issued any such earnout shares in the comparative period.

Change in fair value of warrants

Change in fair value of warrants which was an increase of $2,753,964 for the three and nine months ended September 30, 2024, relates to movements in fair value of public and private placement warrants which have been classified as liability instruments in the financial statements, that need to be recorded in the statement of operations for each reporting period, based on fair value at period end. The Company had not issued any such warrants in the comparative period.

Tax expenses

For the three and nine months ended September 30, 2024, three months ended September 30, 2023 and period since March 16, 2023 (inception) through September 30, 2023, the tax expense is Nil, due to net losses incurred during these periods. We do not carry any deferred tax assets on the balance sheet as at September 30, 2024 and December 31, 2023, primarily due to net operating loss carryforwards resulting from historically incurred net operating losses and full valuations allowance of those losses, as our ability to realize future tax benefits related to these assets is largely dependent upon operational profitability, which is uncertain. As a result of this uncertainty, we have established a full valuation allowance, and have not recognized a net provision or benefit for income taxes in the periods reported.

Net loss

For the three and nine months ended September 30, 2024, the Company incurred a net loss of $10,092,312 and $14,185,887 respectively, and for the three months ended September 30, 2023 and for the period from March 16, 2023 (inception) through September 30, 2023, the Company incurred a net loss of $843,800 and $2,828,585 respectively. Since the Company is yet to start commercial production of battery grade lithium, the operating expenses are expected to increase, as the Company starts to recruit more personnel to perform general operational tasks and set up the Facility and executed supply agreements.

Liquidity and Capital Resources

Overview

We have devoted substantial efforts and financial resources to raising capital and organizing and staffing the Company, and as a result, have incurred significant operating losses. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of $43.0 million and $3.8 million respectively.

We have not earned any revenue and have been operating at a loss since inception. We have an accumulated deficit and stockholders’ deficit.

Liquidity Requirements

Our primary requirements for liquidity and capital are investment in new facilities, new technologies, working capital and general corporate needs. Specifically, in this regard, the total refinery cost, which includes all direct and indirect costs and contingencies needed to build the refinery, has been estimated at $1,165 million. We intend to finance our project cost through a mix of debt, equity and potential government grants. We expect our operational expenditures to increase for the foreseeable future in connection with ongoing and future activities. Specifically, expenditures will increase as we:

●	Secure and build facilities;
●	invest in research and development activities to advance the development of our technologies; and
●	incur additional expenses associated with transitioning to, and operating as, a public company.

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Our current and ongoing liquidity requirements will depend on many factors, including: our launch cadence, the timing and extent of spending to support additional development efforts, the introduction of new and enhanced offerings, the continuing market adoption of our offerings, the timing and extent of additional capital expenditures to invest in manufacturing facilities and additional spaceports. In addition, we may, in the future, enter into arrangements to acquire or invest in complementary businesses, business offerings and technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

Sources of Liquidity and Going Concern

We have funded our operations with proceeds from sales of Legacy Stardust Power Common Stock, promissory notes, SAFE notes, and convertible equity agreements. As of September 30, 2024, our promissory notes were fully repaid. To continue as a going concern, we anticipate funding our near-term operations through the sale of equity securities, promissory notes, additional SAFE notes, debt financing or from other capital sources. If adequate funds are not available, we may be required to curtail, delay, or eliminate some or all of our planned activities, or raise additional financing to continue to fund operations, and may not be able to continue as a going concern.

Our unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage entity having no revenues, has incurred net loss since inception of $43,050,972 and has stockholders’ deficit of $13,304,610 as at September 30, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital.

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company. We believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from the issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. Failure to secure adequate financing could have a material adverse effect on the business, operations and financial performance of the Company.

Promissory notes

In March 2023, Legacy Stardust Power issued unsecured notes to three related parties. The notes payable provided the Company the ability to draw up to $1 million in aggregate in the following timing: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Federal rate, as established by the Internal Revenue Service, which effectively was 3.71% for the period from March 2023, when the notes were drawn.

As of September 30, 2023, Legacy Stardust Power utilized the entirety of the available facilities, and $160,000 was payable by December 31, 2023, and $840,000 was payable by December 31, 2025. As of September 30, 2024 and December 31, 2023, the Company has repaid all of the notes payable.

On December 6, 2024, the Company agreed to issue the Endurance Promissory Note to Endurance Antarctica Partners II, LLC. Pursuant to the Endurance Promissory Note, the Company agreed to issue to Endurance $3,500,000 in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Endurance Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock shall be no less than 500,000 shares

On December 13, 2024, the Company agreed to issue the Promissory Notes. Pursuant to the Promissory Notes, an aggregate of 3,400,000 shares of Common Stock, owned by founders of the Company, have been pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2.7 million in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 360,000 shares.

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Insurance funding borrowing

On November 19, 2023, Legacy Stardust Power borrowed $80,800 from First Insurance Funding (a Wintrust Company) to finance its insurance policies. The total of premium, taxes and fees aggregated to $101,000, of which an initial down payment of $20,200 was paid by Stardust Power, and the balance financed through First Insurance Funding. The loan has an annual percentage rate of 8.25%, and is payable in 10 installments through September 21, 2024. As at September 30, 2024, the loan was fully repaid.

On July 18, 2024, the Company entered into a financing agreement of $465,838 for the purchase of an insurance policy with AFCO Insurance Premium Finance. The debt is payable in monthly installments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy.

SAFE notes and convertible notes

On June 6, 2023, Legacy Stardust Power received $2,000,000 in cash from a single investor and funded the August 2023 SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an investment management agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid investment management fees.

On November 18, 2023, Legacy Stardust Power amended the August 2023 SAFE note (the “amended August 2023 SAFE note”), which introduced a discount rate of 20% to (a) the lowest price per share of preferred stock sold in the preferred stock purchase, or (b) the listing price of the Combined Company Common Stock upon consummation of a SPAC transaction or IPO. On November 18, 2023, Legacy Stardust Power also entered into the November 2023 SAFE note for an aggregate amount of $3 million with the same investor under the same terms and conditions as the amended August 2023 SAFE note. Each of the SAFE notes converted, immediately prior to the First Effective Time, into Legacy Stardust Power Common Stock.

On February 23, 2024, Legacy Stardust Power signed the February 2024 SAFE note for an amount of $200,000. In accordance with the terms of the February 2024 SAFE note, the SAFE notes converted into shares of Legacy Stardust Power Common Stock, immediately prior to the First Effective Time on similar terms to the other SAFE notes.

The SAFE notes are classified as liabilities based on evaluating characteristics of the instruments and are presented at fair value as non-current liabilities in the Company’s unaudited condensed consolidated balance sheet.

The SAFE notes provided Legacy Stardust Power an option to call for additional preferred stock up to 25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Stardust Power board of directors (the “Board”), and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. Additionally, the SAFE notes provided the investor certain rights upon an equity financing, change in control or dissolution as described in Note 6 of the unaudited condensed consolidated financial statements of the Company. The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. As of December 31, 2023, the fair value of the SAFE notes was $5,212,200 and were classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that were not SAFE notes and/or pari preferred equity.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with AIGD. The agreement replaced the above contingent commitment feature of the SAFE notes with granting Legacy Stardust Power an option to drawdown up an additional $15,000,000 on terms similar to existing SAFE notes prior to the First Effective Time. On April 24, 2024, Legacy Stardust Power amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, Legacy Stardust Power amended and restated the February 2024 SAFE note. These amendments clarified the conversion mechanism in connection with the Business Combination. In accordance with the terms of the convertible equity agreements, immediately prior to the First Effective Time, the cash received pursuant to the SAFE note agreements automatically converted into 636,916 shares of Combined Company Common Stock.

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On April 24, 2024, Legacy Stardust Power entered into a convertible equity agreement for $2,000,000 with AIGD. Further, Legacy Stardust Power entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, entered into based on similar terms to the AIGD convertible equity agreement. In accordance with the terms of the convertible equity agreements, immediately prior to the First Effective Time, the cash received pursuant to the convertible equity agreements automatically converted into 257,216 shares of Combined Company Common Stock.

The Business Combination

On July 8, 2024, at Closing, the Company issued 1,077,541 shares of Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE Subscription Agreements.

Additionally, the Company will issue five million shares of Common Stock to certain holders of Stardust Power as additional Merger Consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

December 2024 Private Placement

On December 31, 2024, the Company entered into the Term Sheets with the Private Placement Investors, in the December 2024 Private Placement. The Company and each Private Placement Investor have agreed to enter into the Purchase Agreement for the December 2024 Private Placement as soon as practicable. In addition, each Private Placement Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Private Placement Investor in the December 2024 Private Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50. The December 2024 Private Placement is expected to close in January 2025. The Company is obligated to issue additional Common Stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the December 2024 Private Placement.

Cash Flow

The following table summarizes our cash flows for the periods presented:

	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023	Change
Net cash used in operating activities	(8,514,161)	(1,582,429)	(6,931,732)
Net cash used in investing activities	(1,279,257)	(25,000)	(1,254,257)
Net cash provided by financing activities	10,108,680	2,565,090	7,543,590
Net change in cash	315,262	957,661	(642,399)

Cash Flows Used in Operating Activities

For the nine months ended September 30, 2024, net cash used in operating activities was $8.5 million, consisting of a $14.2 million net loss, adjusted for $9.7 million non-cash charge for change in fair value of SAFE notes, convertible notes, investments, stock based compensation, warrant liability, earnout shares and a $4.1 million net change in operating assets and liabilities, primarily driven by an increase of $3.6 million in accounts payable and other current liabilities which represent the various costs that are expected to be incurred as we set up operations during this period, and $0.4 million in prepaid expenses.

For the period March 16, 2023 (inception) to September 30, 2023, net cash used in operating activities was $1.6 million, consisting of a $2.8 million net loss, adjusted for $0.4 million charge for SAFE note issuance costs and $0.8 million net change in operating assets and liabilities, primarily driven by an increase of $0.8 million in accounts payable, due to related parties and other current liabilities which primarily represent the various costs that are expected to be incurred as we set up operations during this period partially offset by $0.02 million prepaid expenses.

Cash Flows Used in Investing Activities

For the nine months ended September 30, 2024, net cash used in investing activities was $1.3 million, primarily representing $0.7 million on account of pre-acquisition capital project costs related to construction of the refinery, $0.1 million investments in other long-term assets and $0.5 million used in the promissory notes issued. For the period March 16, 2023 (inception) to September 30, 2023, net cash used in investing activities was $0.03 million, primarily representing $0.03 million on account of pre-acquisition capital project costs related to acquisition of land.

Cash Flows from Financing Activities

For the nine months ended September 30, 2024, net cash provided by financing activities was $10.1 million related primarily to cash received from proceeds for issuance of convertible notes of $2.1 million, SAFE notes of $0.2 million, exercise of warrants of $1.6 million, proceeds from a short-term loan of $0.5 million and proceeds from closing of the Business Combination including issuance of PIPE shares of $11.6 million, offset partially by deferred Business Combination transaction costs of $4.1 million, repayment of short-term loans of $0.2 million and repayment of notes payable to related parties of $1.6 million.

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Net cash provided by financing activities was $2.6 million for the period March 16, 2023 (inception) to September 30, 2023, related primarily to $2.0 million received for SAFE notes and $1.0 million cash received from the proceeds from investor deposit offset partially by payment of SAFE notes issuance cost to related parties of $0.4 million. Additionally, during the period, we drew down and repaid our notes payable to related parties.

Operating and Capital Expenditure Requirements

The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue to finance operations over the next twelve months and is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. Our intended capital requirements depends on many factors including the capital expenditures required to set up our Facility, and undertake all activities necessary to start commercial production, prices of capital equipment, and preliminary costs. In the future, it will depend on our expansion of acquiring new assets/sites to have access and potential ownership of raw material. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. We may be required to seek additional equity or debt financing. If additional financing is required from outside sources, over and above what we are intending to raise currently, we may not be able to raise it on acceptable terms or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected and may not be able to continue our intended operations as a going concern.

Commitments and Contractual Obligations

We have entered into an engineering agreement with Primero USA, Inc. for $4.7 million to provide a Front End Loading-3 report. While the Company has not entered into any other binding commitments, other strategic partnerships are being evaluated which could lead to future contractual obligations.

Summary of Critical Accounting Estimates

We believe that the following accounting policies and estimates involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of our operations. See Note 2 to our unaudited condensed consolidated financial statements appearing elsewhere in this Quarterly Report for a description of our other significant accounting policies. The preparation of our unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Leases

At the inception of a contract, we assess whether the contract is, or contains, a lease. Our assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) we obtain the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) we have the right to direct the use of the asset.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset, (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, or (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria.

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We have elected the practical expedient to account for lease and non-lease components as a single lease component. We also elected not to record right of use assets and associated lease liabilities on the unaudited condensed consolidated balance sheet for leases that have a term, including any reasonably assured renewal terms, of 12 months or less at the lease commencement date. We recognize lease payments for these short-term leases in the unaudited condensed consolidated statement of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

We have one short-term lease for office space in Oklahoma City, Oklahoma.

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fees and advisory and consulting fees, are deferred until consummation/completion of the proposed public offering. Legacy Stardust Power has deferred $1,005,109 of related costs incurred towards proposed public offering which are presented within current assets in the unaudited condensed consolidated balance sheets as at December 31, 2023. During the nine months ended September 30, 2024, Legacy Stardust Power deferred $6,496,114 of related costs incurred towards the proposed public offering. After the consummation of the Business Combination, costs allocated to equity-classified instruments amounting to $7,501,223 were recorded as a reduction to additional paid-in capital.

Subsequent to the quarter end, the Company entered into the Purchase Agreement with B. Riley Principal Capital II. The Company has deferred $199,724 of related costs incurred towards this offering which is presented within current assets in the unaudited condensed consolidated balance sheets as at September 30, 2024. If the offering is terminated, the deferred offering costs will be expensed.

Income Taxes

Income taxes are recorded in accordance with ASC 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We account for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, we recognize the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. We recognize any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Earnout Share Liability, SAFE Notes, and Convertible Notes

We account for the earnout share liability, SAFE notes, and convertible notes in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging,” whereby it is accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes and convertible note will convert into certain preferred stock; (ii) a change in control where the SAFE note and convertible note holders will have an option to receive a portion of the cash and other assets equal to the purchase amount; (iii) a dissolution event where the SAFE notes and convertible note holders will be entitled to the purchase amount subject to liquidation priority and (iv) achievement of Combined Company Common Stock price targets, where the earnout share liability will convert into certain number of shares of Common Stock. The value of the instrument is likely to vary significantly based on the probability of each of the conversion scenarios that occurs, and management will reassess such probability at each reporting period. These probabilities will ultimately be factored into the valuation of the instrument and will require third party valuation experts to assist in the determination of this value. The changes in value of the instrument could impact the unaudited condensed consolidated financial statements materially and therefore constitute a critical estimate.

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Fair Value of Common Stock

Due to the absence of an active market for our Common Stock prior to consummation of the business combination, and in accordance with the American Institute of Certified Public Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, the fair value of our Common Stock is estimated based on valuation carried out by third party appraisers and approved by our Board based on current available information and after exercising reasonable judgment. This estimate requires significant judgment and considers several factors, including:

●	independent third-party valuations of our Common Stock;
●	estimated probabilities of future liquidation scenarios;
●	projected future cash flows provided by management;
●	guideline public company information;
●	discount rates;
●	our actual operating and financial performance;
●	current business conditions and projections;
●	our stage of development;
●	U.S. and global capital markets conditions; and
●	expected volatility based on comparable public company stock performance over the time period being measured.

Probability weightings assigned to potential liquidity scenarios were based on management’s expected near-term and long-term funding requirements and assessment of the most attractive liquidation possibilities at the time of the valuation. In the most heavily weighted scenarios, the enterprise valuation was calculated using a valuation approach based on a combination of the guideline public company approach, an income approach analysis with an option pricing model and a cost approach, to determine the amount of aggregate equity value allocated to our Common Stock.

In all scenarios, a discount for lack of marketability (“DLOM”) was applied to arrive at a fair value of common shares. A DLOM accounts for the lack of marketability of shares that are not publicly traded.

Application of these approaches and methodologies involves the use of estimates, judgment and assumptions that are complex and subjective, such as those regarding our expected future revenue, expenses, operations and cash flows, discount rates, industry and economic outlook, and the probability of and timing associated with potential future events. Changes in any or all estimates and assumptions or the relationships between those assumptions impact our valuations as of each relevant valuation date and may have a material impact on the valuation of our Common Stock. Estimates of the fair value of the Common Stock are used in the measurement of stock based compensation. Following the Business Combination, it is no longer necessary to determine the fair value of our business as the Stardust Power Common Stock is now publicly traded.

Recent Accounting Pronouncements

See Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this document for additional details regarding recent accounting pronouncements.

Segment Reporting

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC Topic 280, “Segment Reporting.” The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are accessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

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Related Party Transactions

Legacy Stardust Power entered into a service agreement with VCP, an affiliate of Roshen Pujari (hereinafter, Roshan Pujari), on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000.

On March 16, 2023, Legacy Stardust Power entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

For the period from March 16, 2023 (inception) to September 30, 2023, Legacy Stardust Power incurred total consulting expenses of $980,000 to VCP, $180,806 to 7636 Holdings LLC and $146,129 to VIKASA Capital LLC. Other expenses that were incurred on behalf of Legacy Stardust Power was $44,186, in aggregate, including $34,318 by VIKASA Capital LLC and $9,868 by VCP, respectively. During the three months ended September 30, 2023, Legacy Stardust Power incurred total consulting expenses of, $79,000 to 7636 Holdings LLC and $68,497 to VIKASA Capital LLC. As of September 30, 2024 and December 31, 2023, no amounts were due to related parties of the Company.

During the period from March 16, 2023 (inception) through September 30, 2023, Legacy Stardust Power entered into notes payable agreements for $1,000,000 with related parties, including $750,000 with Energy Transition Investors LLC, $160,000 with VIKASA Clean Energy I LP and $90,000 with Roshan Pujari. VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. The same notes were repaid during the period ended September 30, 2023.

Private Placement Warrants

The Sponsor purchased from GPAC II an aggregate of 5,566,667 warrants at a price of $1.50 per warrant in a private placement that occurred simultaneously with the completion of the Company’s initial public offering (the “Private Placement Warrants”). At closing of the Business Combination, Stardust Power acquired the net liabilities for GPAC II including the Private Placement Warrants. Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. At September 30, 2024 there were 5,566,667 Private Placement Warrants outstanding. As at September 30, 2024, the fair value of Private Placement Warrants amounted to $2,505,000. The Company valued its Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

Sponsor Related Party Loans

At closing of the Business Combination, the Company acquired the liabilities for GPAC II including the sponsor working capital loan amounting to $4,127,189. As part of the closing of the Business Combination, the Sponsor forgave a portion of the loan amounting to $2,564,355. The Company repaid the balance of $1,562,834 on closing.

Sponsor Earnout Shares

As part of the closing of the Business Combination, the Company issued 1,000,000 shares to the Sponsor. These shares are subject to vesting (or forfeiture) based on achieving certain trading price thresholds following the closing (“Sponsor Earnout Shares”). Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Combined Company Common Stock price equals or exceeds $12.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Combined Company Common Stock price equals or exceeds $14.00 per share for a period of 20 trading days in a 30 trading day period. Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested. Unvested Sponsor Earnout Shares will be forfeited if vesting does not occur prior to the eighth anniversary of the Closing Date. The Company assesses the fair value of expected earnout consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. As at September 30, 2024, the fair value of Sponsor Earnout Shares amounted to $2,972,800.

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Recent Events

See Note 15 to our unaudited condensed consolidated financial statements included elsewhere in this document for additional details regarding subsequent events.

Stardust Power’s Risk Management Framework

Commodity Price Risk

Global commodity prices, especially for lithium hydroxide and, or lithium carbonate and other “battery metals” changes may impact the margins and produce less revenue or losses for the Company. Global lithium commodities market are still somewhat nascent and as the global supply chain changes this could impact the prices of commodities. The costs of lithium inputs could be affected as well further impacting margins and profitability. In order to address this risk, the Company is negotiating fixed price off take agreement with suppliers of raw material required. Also, we seek to enter into long-term partnerships to limit potential volatility in pricing. Additionally, in the future, we intend to enter into strategic partnerships that would create long-term alignment with buyers.

While there has been significant recent softness and reduced demand in respect of EVs and a significant decrease in the price of lithium, we believe that the long-term prospects for both remain positive.

Global Demand and Product Pricing Risk

New supplies of lithium and the emergence of new refiners both here in the United States and globally, could impact the global supply chain and product prices. Existing companies may be seeking to increase their capacity to provide lithium products and new companies seek to bring capacity online further increasing supply. Other companies may seek to enter the market. Also, the demand for lithium may be impacted by emerging technologies and other battery chemistries that may decrease the reliance on lithium and could result in reducing product prices. In order to address fluctuations in product price, and in lines with industry norms, the Company is intending to enter into 10-year long-term sales contracts with EV manufacturers, whereby we expect to have a cap and floor pricing strategy, and both, customer and the Company, sharing the difference between actual price and cap or floor pricing. We may further limit chemistry risk by refining to lithium carbonate prior to potentially refining to lithium hydroxide so we can meet market demands for either product. We stay informed on current trends in battery chemistry to project market demand.

Insurance Risk

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and potentially our financial viability. We may limit insurance risk by being proactive in our policies for environmental impact and climate change impact. Through strict adherence to company protocols we may limit certain types of risk. Also, we intend to work only with best-in-class providers, who are adept at assessing various risks in our line of business adequately.

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Strategic Risk

Strategic risk represents the risk associated with executive management failing to develop and execute on the appropriate strategic vision which demonstrates a commitment to our culture, leverages our core competencies, appropriately responds to external factors in the marketplace, and is in the best interests of our clients, employees, and members. By working with best-in-class partners and consultants who are industry experts, as well as by leveraging the knowledge of our senior executive team, we expect to be able to limit or address strategic risk and execution risk.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to certain market risks in the ordinary course of our business. Changes in these factors may cause fluctuations in our earnings and cash flows. We evaluate and manage exposure to the following risks. Failure to mitigate these risks could have a negative impact on revenue growth, gross margin and profitability.

Market Risk Framework

Market risk represents the risk of losses, or financial volatility, that may result from the change in value of our products due to fluctuations in its market price. The scope of our market risk management policies and procedures includes all market-sensitive data related to input and selling prices. We expect to be able to limit this risk by using third parties to finance acquisition of feedstock and logistics, as required. We may enter into long term arrangements for supply to limit impacts of market risk.

The Company’s different types of market risk include:

Interest Rate Risk

Interest rate risk represents the potential volatility from changes in market interest rates. We are exposed to interest rate risk arising from changes in the level and volatility of interest rates, changes in the slope of the yield curve, changes in credit spreads, and the rate of prepayments on our interest-earning assets (e.g., inventories) and our funding sources (e.g., short-term financing) which finance these assets. Project finance and loan facilities are a key component of our financing strategy. Volatility in the interest rate market could impede our plans for growth.

Liquidity Risk

Liquidity risk is the risk that we are unable to timely access necessary funding sources in order to operate our business, as well as the risk that we are unable to timely divest securities that we hold in connection with our sales and trading activities. The Company has been successful in equity financing in the past but there is no assurance that it will continue to be able to finance the Company with equity financing. The Company does not have substantial credit lines for financing the Company.

Credit Risk

Credit risk refers to the potential for loss due to the default or deterioration in credit quality of a counterparty, customer, borrower, or issuer. The nature and amount of credit risk depends on the type of transaction, the structure and duration of that transaction and the parties involved. Credit risk also results from an obligor’s failure to meet the terms of any contract with us or otherwise fail to perform as agreed. This may be reflected through issues such as settlement obligations or payment collections.

Operational Risk

The success of our plan requires us to be able to operationally deliver on the project plan and timelines as projected by management. In order to mitigate and control operational risk, we will develop policies and procedures that are designed to identify and manage operational risk at appropriate levels throughout the organization. We will also have business continuity plans in place that we believe will cover critical processes on a company-wide basis, and redundancies are built into our systems as we deem appropriate. These control mechanisms will be designed to ensure that operational policies and procedures are being followed and that our various businesses are operating within established corporate policies and limits. We are leveraging and intend to continue implementing established best practices for our industry to reduce operational risk.

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Human Capital Risk

The success of our business is dependent upon the skills, expertise, industry knowledge and performance of our employees. Human capital risks represent the risks posed if we fail to attract and retain qualified individuals, particularly those having specialized technical knowledge in the exploration, extraction, and purification of brine from varying sources to produce battery grade lithium, and employees who are motivated to serve the best interests of our clients, thereby serving the best interests of our Company. Attracting and retaining employees depends, among other things, on our Company’s culture, management, work environment, geographic locations and compensation. There are risks associated with the proper recruitment, development and rewards of our employees to ensure quality performance and retention. We offer competitive compensation and benefits to retain human capital, intend to offer educational opportunities to allow advancement, and promote balance in work life conditions by offering hybrid work from home options.

Legal and Regulatory Risk

Legal and regulatory risk includes the risk of non-compliance with applicable legal and regulatory requirements and loss to our reputation we may suffer as a result of failure to comply with laws, regulations, rules, related self-regulatory organization standards and codes of conduct applicable to our business activities. We are generally subject to extensive regulation in the various jurisdictions in which we conduct our business. We are in the process of setting up procedures that are designed to ensure compliance with applicable statutory and regulatory requirements, such as public company reporting obligations, regulatory net capital requirements, sales practices, potential conflicts of interest, anti-money laundering, privacy and recordkeeping. We will also establish procedures that are designed to require that our policies relating to ethics and business conduct are followed.

Market Risk Exposure

Interest Rate Risk

As of September 30, 2024, the Company did not have any significant risk for changes in interest rates.

Credit Risk

We are subject to credit risk with respect to our cash balances for those amounts in excess of the Federal Deposit Insurance Corporation insured amount of $250,000. The Company has only one financial banking institution.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations, other than its impact on the general economy. However, we are currently operating in a more volatile inflationary environment due to macroeconomic conditions and have limited data and experience doing so in our history, particularly as we continue to invest in growth in our business. The principal inflationary factor affecting our business is higher costs. Our inability or failure to address challenges relating to inflation could harm our business, financial condition, and results of operations.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information, as of January 7, 2025, concerning the persons who serve as our executive officers and directors:

Name	Position	Age
Executive Officers
Roshan Pujari	Chief Executive Officer	47
Pablo Cortegoso	Chief Technical Officer	41
Udaychandra Devasper	Chief Financial Officer	42
Paramita Das	Chief Strategy Officer	47
Chris Edward Celano	Chief Operating Officer	54
Directors
Roshan Pujari	Director and Chairman	47
Anupam Agarwal	Director	43
Martyn Buttenshaw	Director	47
Charlotte Nangolo(1)(2)	Director	43
Mark Rankin(1)(2)	Director	46
Michael Cornett(3)	Director	66
Sudhindra Kankanwadi(1)(3)	Director	53

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers and Directors

Roshan Pujari. Roshan Pujari is the Chief Executive Officer and the Chairman of Stardust Power’s Board. Mr. Pujari co-founded Stardust Power and has served as its Chief Executive Officer since the Company’s inception in March 2023, and Stardust Power LLC in December 2022. In his role as Chief Executive Officer of Stardust Power, he is responsible for developing and executing strategy, operations, key hires, and financing. Mr. Pujari is a highly seasoned chief executive officer. Mr. Pujari has over 20 years of experience in investments and transactions and has demonstrated expertise and deep domain knowledge in new company formation and fund raising. He is highly skilled in deal making, identifying niche opportunities and leading them to successful ventures. Prior to co-founding Stardust Power, Mr. Pujari founded VIKASA Capital LLC in 2012, and then organized as VIKASA Capital Inc. in 2021, as a diversified investment firm investing into global markets and clean energy. Mr. Pujari led the firm’s clean energy practice where he developed a deep understanding of lithium. He is also a philanthropist, having founded the Pujari Foundation in 2018, a 501(c)(3) non-profit organization, to promote the interests of education, arts, and community around the globe. Mr. Pujari has served on numerous philanthropic board of directors including Allied Arts, Hall Center for Mind, Body, and Spirit, and served as a Governor’s appointee to the Oklahoma Arts Council. He served as trustee for the Heritage Hall School from 2017 to 2021, his alma mater. Mr. Pujari attended the University of Redlands in California, where he majored in both History and Government, and was in the honor society in both majors. Mr. Pujari also has a diploma from Heritage Hall, Oklahoma where he was awarded “Top Speaker” in the National Tournament in 1995.

Pablo Cortegoso. Pablo Cortegoso is the Chief Technical Officer of Stardust Power and has served in the role of Chief Technical Officer at Stardust Power since February 2024. In this capacity, he is responsible for all operations aspects of exploration, mining, extraction and production. Mr. Cortegoso has over 13 years of experience in civil and mining projects, specializing in lithium projects. His skills include the development of hydrogeological field programs, with an emphasis on lithium brine deposits, including well designs, packer testing, aquifer tests, brine standards preparation, sampling protocols and drilling oversight. expertise includes solar pond evaporation design, modeling and operation for lithium and potassium brine projects. He has extensive experience in performing fatal flaw analysis, risk and investment analysis, technical due diligences including on battery metals, design and implementation of field programs and data collection and analysis for hydrogeological and geotechnical studies, and completing technical reports (Mineral Resource and Reserve Statements, PEA, PFS, FS) in accordance with international guidelines for lithium brine and hard rock projects throughout Argentina, Australia, Brazil, Bolivia, Canada, Chile, Mexico, U.S., Europe, UK and Botswana. Mr. Cortegoso has been serving as a freelance industry consultant since April 2023, and will be concluding his assignments prior to joining Stardust Power in the capacity of its Chief Technical Officer in February 2024. Prior to co-founding Stardust Power, Mr. Cortegoso served at Aurora Lithium (Galp/Northvolt), as Vice President, Sourcing, in Lisbon, Portugal from April 2022 to March 2023. Prior to that, he served at SRK Consulting (U.S.), Inc., in various positions including as Senior Consultant from January 2018 to February 2022, and as Consultant from September 2010 to December 2017. Prior to that he served at Trine University as Graduate Researcher and Teaching Assistant, Angola, IN, from August 2009 to May 2010. Prior to Trine University, Mr. Cortegoso served at Jose Cartellone Construcciones Civiles, in Buenos Aires, Argentina, as Management and Budget Control Analyst in 2007. He is a published author in prestigious industry magazines, presented in conferences, and workshops globally in his field of expertise on lithium, and has industry affiliations including as a Registered Member of Society for Mining, Metallurgy, and Exploration, Inc., a Qualified Person under the guidelines of National Instrument 43-101, and a Competent Person in accordance with the JORC Code. Mr. Cortegoso earned his master’s degree in civil engineering from Trine University, Angola, and an undergraduate degree also in civil engineering from the Universidad Nacional de Cuyo in Argentina.

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Udaychandra (“Uday”) Devasper. Uday Devasper is the Chief Financial Officer of Stardust Power and has served in the same position since December 2023. In his role as Chief Financial Officer of Stardust Power, Mr. Devasper is responsible for leading and developing the finance and accounting function, and assist the Chief Executive Officer in executing strategy, operations, key hires, and financing functions. He is a highly seasoned finance professional, with over 20 years of experience in finance and accounting and has demonstrated expertise and deep domain knowledge in leading projects and assisting companies through multiple transactions. Mr. Devasper’s skills include building and managing large teams, operational and technical accounting expertise in key accounting areas such as revenues, mergers and acquisitions, as well as end to end project management for de-SPAC and IPO transactions. Prior to joining Stardust Power, Mr. Devasper was part of the initial founding team as a partner at Effectus Group, LLC, (“Effectus”) a boutique national accounting advisory firm, where he was involved in developing the business, hiring and resource management, as well as leading the nationwide Technology practice (which included the clean energy industry) for all technical accounting and strategic projects, from October 2014 to September 2022. During his time at Effectus, he gained domain, industry and transactional expertise, through the multiple projects he led for companies in the Cleantech and Renewables, as well as Alternative Energy space. Further, during his term at Effectus, Mr. Devasper led multiple de-SPAC/IPO transactions in the clean tech and renewable energy space, including end to end project management and overall reporting assistance. Prior to his term at Effectus, Mr. Devasper served as a Director, Technical Accounting at Echelon Corporation (which has since acquired by Dialog Semiconductor) from July 2012 to August 2014, and as a Senior Manager, Technical Accounting at Synopsys, Inc., from March 2011 to July 2012, both industry roles. Prior to that, he progressed to his role of Senior Manager, Assurance, in KPMG LLP, which spanned from June 2000 to March 2011, which represents his public accounting background. Mr. Devasper is a licensed CPA (inactive) in California, and a licensed Chartered Accountant from the Institute of Chartered Accountants of India. He earned his Bachelor’s degree (equivalent to undergraduate degree) in Commerce from the Mumbai University in India.

Paramita Das: Paramita Das is the Chief Strategy Officer of Stardust Power and has served in the same position since September 2024. In her role as Chief Strategy Officer of Stardust Power, Ms. Das is responsible for assisting the Chief Executive Officer in executing strategy, operations, key hires, merger and acquisitions and ESG reporting. Ms. Das has over 20 years of experience working with and serving on the boards of global companies, and brings deep expertise in leading teams of commercial, business development and technical professionals. Prior to joining Stardust Power, she served as Global Head of Marketing, Development and ESG, Metals and Minerals for Rio Tinto from June 2022 until February 2024 and was a member of the board of directors of Rio Tinto Services Inc. from July 2019 until September 2023. She has previously served in numerous other roles including as President of Rio Tinto Nickle Inc. from July 2019 to September 2023, as President and CEO of Alcan Primary Products Company, LLC from July 2019 to September 2023, as General Manager, Marketing and Development, Metals and Head of the Chicago Commercial Office of Rio Tinto from January 2018 to May 2022 and as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017. She has served on the boards of directors of Toromont Industries Ltd. since November 2024, Genco Shipping & Trading Limited (NYSE: GNK) since March 2024, and Coeur Mining, Inc. (NYSE: CDE) since May 2023. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children’s Museum from June 2019 to June 2021 and UN Women-USNC from 2014-2017. Ms. Das has a Bachelor’s Degree in Architectural Engineering from Guru Govind Singh Indraprastha University and a Master of Business Administration from the University of Louisville.

Chris Edward (“Chris”) Celano: Chris Celano is the Chief Operating Officer of Stardust Power and has served in the same position since January 2025. In his role as Chief Operating Officer of Stardust Power, Mr. Celano will oversee the Company’s upstream lithium supply initiatives and processing operations, including discussions around sourcing and site development. He will play a key role in driving the Company’s operational efficiency, advancing the timely delivery of high-quality lithium products, and strengthening relationships with customers and stakeholders. His deep experience in renewables, clean tech, and drilling will be pivotal to the Company’s long-term success as it works to meet growing demand for critical minerals. Mr. Celano brings over 20 years of executive leadership experience, combining a strong background as a Chief Executive Officer, practicing securities attorney, and a graduate of the prestigious Massachusetts Institute of Technology. His diverse expertise spans the energy sector, drilling, engineering, procurement, and construction (“EPC”) fields, along with deep legal knowledge, from which he is uniquely equipped to drive Stardust Power’s strategic and operational goals during this critical phase of the Company’s growth. Prior to joining Stardust Power, he served as President and Chief Executive Officer of IHI E&C International Corporation (“IHI”) beginning in January 2017, prior to which he served as General Counsel and Senior Vice President of Business Administration beginning in February 2013. Prior to his time at IHI, Mr. Celano served as Vice President and General Counsel at Vantage Drilling Company from May 2008 to May 2011. He started his career at the law firms of Olshan Frome Wolosky LLP and later Graham & James LLP and Elenoff Grossman & Schole LLP. Mr. Celano has a Bachelor’s Degree in Economics from Vanderbilt University, a J.D. from Boston College Law School, an LLM from New York University School of Law, and a Master’s Degree in Engineering from the Massachusetts Institute of Technology.

Martyn Buttenshaw: Martyn Buttenshaw serves as a member of Stardust Power’s Board. He has served as the Chief Executive Officer of Mackay Precious Metals Inc., a precious metals exploration company, since June 2023. Additionally, Mr. Buttenshaw has served primarily as a non-executive director for Ranchero Gold Corp. (formerly Melior Resources Inc.), an exploration and development stage company, since March 2014, and has served in an executive capacity with the company between August 2019 and October 2021 and since January 2023. From August 2021 to February 2024, Mr. Buttenshaw served as the Chairman of Atacama Copper Corp., a Chilean focused copper exploration company. From January 2020 to December 2020, Mr. Buttenshaw served as Operating Partner at Antarctica Capital where he was responsible for managing investments in the metals and minerals sector, with a particular focus upon the raw materials supply chain for the electric vehicle and renewable energy sectors. Prior to his time at Antarctica, Mr. Buttenshaw was a Managing Director at Pala Investments, a metals and minerals focused private equity firm, beginning in January 2010. From August 2007 to December 2009, Mr. Buttenshaw held senior roles at Anglo American in business development and M&A and from August 2000 to July 2005, served as a senior mining engineer with Rio Tinto. Mr. Buttenshaw is a Chartered Engineer, and graduated with a Master’s of Engineering from Imperial College, London in 1999 and a Master of Business Administration with distinction from the London Business School in 2007.

Anupam Agarwal. Anupam Agarwal serves as a member of Stardust Power’s Board and has served as Senior Director of Finance and Accounts since March 2023. He brings over two decades of experience in advising multinational corporations on strategic matters and assisting organizations in their growth initiatives. Prior to joining Stardust Power, Mr. Agarwal worked for VIKASA Capital Inc. as Director, Finance from June 2019 to March 2023. He began his career as a Project Manager at Gammon India, where he served from 2004 to 2007, executing various infrastructure and renewable projects, and later worked with EY (UAE), Edelweiss (Investment Banking) and KPMG, advising global clients and government agencies on due diligence, M&A, fundraising, and strategic and deal advisory. While at KPMG, his notable experiences include advising on project bidding for a large independent power producer company, and providing buy-side advisory for large transactions, including acquisitions by large construction companies and airport operators. At Edelweiss, he advised on sell-side projects for infrastructure transportation, and solar engineering, procurement, and construction. Later as an independent advisor, he advised on strategic growth for an educational technology company, and also served as a board advisor to an infrastructure company. Mr. Agarwal holds a Master’s in Management Studies (MMS) from Mumbai University.

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Charlotte Nangolo. Charlotte Nangolo serves as a member of Stardust Power’s Board and is a co-founder of Stardust Power. Ms. Nangolo is a mining engineer with a demonstrated history of working in the mining and metals industry for over 15 years, ranging from operations to consulting in business improvement, cost estimation, and financial modeling of mining projects. In addition, she has financial markets experience as a mining research analyst where she focused on financial modeling and research. She is the founder of Minerals of Africa Pty Ltd (“MOAPL”), a mining company with a focus on exploration activities of critical minerals in Africa. MOAPL is currently focused on lithium in Namibia with a strategy to expand into the rest of the African continent. Ms. Nangolo has been serving as a Senior Consultant (Mining Technical/Corporate) since November 2021 at CSA Global, an ERM Group company, with a focus on critical mineral projects across the globe with lithium projects being the main target in the last 2 years. Her previous experience includes roles as a Senior Consultant (Mining) at SRK Consulting from September 2020 to November 2021, Senior Mining Engineer at AMC Consultants from February 2018 to September 2020, Senior Mining Engineer at SIMEC Mining from June 2012 to April 2016, Consultant (Mining) at XSTRACT Consultants from July 2011 to June 2012, Associate Lecturer/Postgraduate Student at the University of the Witwatersrand from January 2010 to June 2011, Mining Engineer at Rio Tinto in Australia from February 2008 to December 2009, and Graduate Mining Engineer/ Short Term Planning Engineer at AngloGold Ashanti from January 2005 to January 2008. Ms. Nangolo has been an advisory board member to Pamwe Royalties & Streaming (Pty) Ltd. (“Pamwe”), since October 2021, with a focus on the medium to small-scale royalty space in the mining industry. Pamwe is Africa’s only metals royalty and streaming company focused company headquartered in Namibia. She gives back to the industry through an informal mentorship program for young mining professionals and mining students in Africa. Ms. Nangolo earned her Master of Science and Bachelor of Science degrees in mining engineering and mineral economics degrees from the University of the Witwatersrand, South Africa.

Mark Rankin. Mark Rankin serves as a member of the Stardust Power Board and Chair of the Compensation Committee. Mr. Rankin currently serves as a part-time Assistant Controller at RKI Energy Resources, LLC in Oklahoma City (since 2016) where he previously worked as the Assistant Controller from June 2017 to December 2021 and completed project-based work. Prior to RKI he worked at WPX Energy as an Operations Accounting Manager and at RKI Exploration & Production, LLC in roles ranging from Senior Staff Accountant to Operations Accounting Manager. Mr. Rankin’s responsibilities have included financial statement preparation, income and expense analysis, cost accrual, and managing payable/receivable systems. Additionally, he served as an Accounting Supervisor/Office Manager at I-35 Auto mall/Dealers Finance, further refining his skills in accounts receivable, payroll, and financial review. Mr. Rankin received his Bachelor of Business Administration in Accounting from Oklahoma Christian University, where he graduated with honors.

Michael (Mick) Cornett. Mick Cornett serves as a member of the Stardust Power Board and as Chair of the Nominating and Governance Committee. He is a distinguished American public servant and business consultant. At 65 years old, Mr. Cornett has dedicated his life to journalism, education, business, and public service. Starting his professional journey as a journalist, Mr. Cornett worked in the field from 1980 to 1999. After nearly two decades in journalism, he transitioned into academia, serving as a full-time college professor at the University of Oklahoma from 1999 to 2000. In 1999, Mr. Cornett founded Mick Cornett Inc., a business consulting firm where he serves as President. His commitment to public service is evident through his tenure as a member of the City Council of Oklahoma City from 2001 to 2004. He was then elected as the Mayor of Oklahoma City, a position he held from 2004 to 2018. During his time as mayor, Mr. Cornett played a pivotal role in the city’s development and transformation, earning recognition for his leadership and vision. Since 2019, he has been a board member of IBC Bank, and in 2023, he joined the board of Rees Architecture. Mr. Cornett earned his bachelor’s degree in journalism from the University of Oklahoma in 1981 and obtained an MBA from New York University in 2011.

Sudhindra (“Sujit”) Kankanwadi. Sujit Kankanwadi serve as a member of the Stardust Power Board and Chair of the Audit Committee. Sujit has served as Senior Vice President Finance and Chief Accounting Officer at Synopsys, Inc. since 2015. In his role at Synopsis, Mr. Kankanwadi has scaled his organization by expanding the shared services team, implementing new financial technology platforms, and leading the digital finance strategy and implementation for the organization. He was also a member of the AICPA task force for the software industry, contributing to the development of implementation guides for new revenue rules. Earlier in his career, Mr. Kankanwadi worked with KPMG, serving various large multinational companies in the US and India. He led audit and advisory teams for IPO listings and spent time at the Global Center developing worldwide audit methodologies. Mr. Kankanwadi holds a Bachelor of Commerce from Karnataka University and is a Fellow Chartered Accountant, accredited by the Institute of Chartered Accountants of India. He is also a Certified Public Accountant (CPA) with an active license from the California Board of Accountancy. He also serves as a lecturer teaching advanced accounting at the University of California, Santa Cruz.

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Family Relationships

There are no family relationships between or among any of our directors. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Composition of Our Board

Our business and affairs are organized under the direction of our Board. Our Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Bylaws, our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of seven members. Each member of the Board will hold office until a successor is duly elected and qualified at the annual meeting of stockholders or until his or her earlier death, resignation, or removal, and directors may hold consecutive terms.

Controlled Company Status and Director Independence

The Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. However, effective as of the Closing, Roshan Pujari beneficially owns a majority of the voting power of all outstanding shares of Common Stock. As a result, the Company is a “controlled company” within the meaning of the Nasdaq listing rules. Under the Nasdaq listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that director nominees, if any, must either be selected, or recommended for the board of directors’ selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that Ms. Nangolo, Mr. Rankin, Mr. Cornett and Mr. Kankanwadi are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Information Regarding Committees of the Board

Following the Business Combination, our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the committee charters are available on the investor relations page of our website, www.stardust-power.com. The information on our website is not part of this prospectus and is not deemed incorporated by reference into this prospectus or any other public filing made with the SEC.

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The composition and function of each of these committees are described below.

Audit Committee

The rules of the SEC and listing standards of Nasdaq require that the Audit Committee be comprised of at least three directors who meet the independence and experience standards established by Nasdaq and the Exchange Act, subject to the phase in exceptions. Our Audit Committee consists of Mr. Kankanwadi, Ms. Nangolo and Mr. Rankin, with Mr. Kankanwadi serving as the chair of the Audit Committee. Each member of the Audit Committee is independent under the rules of the SEC and financially literate, and the Board has determined that Mr. Kankanwadi qualifies as an “audit committee financial expert” as defined in applicable SEC rules. This committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including: the selection of Stardust Power’s independent accountants, the scope of Stardust Power’s annual audits, fees to be paid to them, Stardust Power’s performance and Stardust Power’s accounting practices. In addition, the Audit Committee will oversee Stardust Power’s compliance programs relating to legal and regulatory requirements. The Audit Committee will also review and approve or disapprove of related party transactions. The purpose and responsibilities of our Audit Committee are set forth in the Audit Committee Charter adopted by our Board on July 8, 2024.

Compensation Committee

Our Compensation Committee currently consists of Mr. Rankin and Ms. Nangolo, with Mr. Rankin serving as the chair of the Compensation Committee.

The Compensation Committee reviews and approves, or recommends that our Board approve, the compensation of Stardust Power’s chief executive officer, reviews and recommends to Stardust Power’s Board the compensation of Stardust Power’s non-employee directors, review and approve, or recommend that Stardust Power’s Board approve, the terms of compensatory arrangements with Stardust Power’s executive officers, administer Stardust Power’s incentive compensation and benefit plans, select and retain independent compensation consultants and assess whether any of Stardust Power’s compensation policies and programs has the potential to encourage excessive risk-taking. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter adopted by our Board on July 8, 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Cornett and Mr. Kankanwadi, with Mr. Cornett serving as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on Stardust Power’s Board, considers and make recommendations to the Board regarding the composition of the Board and its committees, and oversees Stardust Power’s internal corporate governance processes, maintains a management succession plan and oversees an annual evaluation of the Board’s performance. The purpose and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter adopted by our Board on July 8, 2024.

Code of Ethics

At Closing of the Business Combination, the Board approved and adopted the Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all employees, officers and directors of the Company. A copy of the Code of Conduct can be found in the Governance Overview section of the Company’s website at https://investors.stardust-power.com/corporate-governance/governance-overview.

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Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the Board or compensation committee of any entity that has one or more executive officers serving on the Board.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws limit the liability of the directors and officers to the fullest extent permitted by the DGCL and provides that Stardust Power will provide them with customary indemnification and advancement of expenses.

In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

This discussion may contain forward-looking statements that are based on Stardust Power’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Stardust Power adopts following the completion of the merger may differ materially from the currently planned programs summarized in this discussion.

GPAC II

Prior to the consummation of the Business Combination, none of the executive officers or directors of GPAC II received any cash compensation for services rendered. The Sponsor, executive officers, directors and their respective affiliates were reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. The audit committee of GPAC II reviewed on a quarterly basis all payments that were made to the Sponsor, executive officers, directors and our or their respective affiliates. We note that certain named executive officers prior to our Business Combination had economic interests in our Sponsor.

Stardust Power

Throughout this section, unless otherwise noted, “Stardust Power,” “we,” “us,” “our” and similar terms refer to Stardust Power Inc. and its subsidiaries.

Overview

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to “named executive officers,” which are the individuals who served as principal executive officers and the next two most highly compensated executive officers at the end of the most recent fiscal year.

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Summary Compensation Table

The following table sets forth information concerning the compensation of Stardust Power’s named executive officers for the year ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards(2) ($)	Total ($)
Roshan Pujari, Chief Executive Officer(1)	2024		438,077	-	5,621,597	6,059,674
	2023	(1)	103,055	-	-	103,055
Pablo Cortegoso, Chief Technical Officer(3)	2024		437,760	50,000	1,513,504	2,001,264
	2023		-	-	-	-
Udaychandra Devasper, Chief Financial Officer(4)	2024		299,038	-	10,483,687	10,782,725
	2023		4,231	-	-	4,231

(1)	Mr. Pujari began his employment on September 19, 2023. From March 16, 2023, the date Stardust Power was formed, through September 19, 2023, Mr. Pujari provided services to Stardust Power in his capacity as Manager of 7636H LLC pursuant to the consulting agreement between 7636H LLC and Stardust Power (see “-Related Party Transactions”).
(2)	As required by applicable SEC rules, this column reflects the aggregate grant date fair value of time-based restricted stock units (sometimes referred to as “RSUs”) and performance stock units granted to our named executive officers in the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The grant date fair value of the performance stock units was based on the probable outcome of the applicable performance conditions as of the date of grant. For a discussion of the assumptions that we used to value the time-based RSUs and performance units for financial accounting purposes, please refer to “Note 5” in the notes to our consolidated financial statements contained in this Registration Statement.
(3)	Mr. Cortegoso began his employment in February of 2024.
(4)	Mr. Devasper began his employment in December 2023.

Executive Compensation

The Company has implemented an executive compensation program that is designed to align the executive officer’s compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward individuals who contribute to the long-term success of the Company.

Executive Officer Employment Agreements

Employment Agreement with Roshan Pujari

On September 22, 2023, Stardust Power entered into an employment agreement with Roshan Pujari, its Chief Executive Officer, which provides for an initial annual base salary of $360,000 and participation in benefits programs available to U.S. employees as provided from time to time. On October 23, 2024, Stardust entered into an employment addendum agreement (collectively the “Pujari Agreement”) with Mr. Pujari, which provides for an annual base salary $650,000, of which up to $100,000 is payable in fully vested Restricted Stock Units (“RSUs”) issued under the Stardust 2024 Plan (defined below) solely at the option of the Company. The addendum also provides that, for fiscal year 2024, Mr. Pujari will be eligible to receive an annual bonus under the annual short term incentive plan adopted by the Company for such year with a target bonus opportunity of 100% of his base salary, which shall be paid in cash or awarded through RSUs solely at the option of the Company, based on company performance and other key performance indicators, such amount to be determined and paid out solely at the discretion of the company and subject to approval by the compensation committee. The Pujari Agreement also contains a customary confidentiality clause, a conflict of interests provision, a non-compete provision and one-year post termination non-solicitation clauses.

Employment Agreement with Udaychandra Devasper

On December 26, 2023, Stardust Power entered into an employment agreement with Udaychandra Devasper, its Chief Financial Officer (the “Devasper Agreement”). Details of the Devasper Agreement are as follows.

Salary. Mr. Devasper’s annual base salary is $325,000.

Benefits. Mr. Devasper is participating in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans exist and become adopted, subject to eligibility requirements.

Equity Compensation. Stardust Power has issued Mr. Devasper an award of RSUs under the Stardust 2023 Plan for 215,000 shares or 989,481 shares of Stardust Power Common Stock post-Business Combination.

The Devasper Agreement also contains a customary confidentiality clause, a conflict of interest provision, a noncompete provision and one-year post termination non-solicitation clauses.

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Employment Agreement with Pablo Cortegoso

On February 15, 2024, Stardust Power entered into an employment agreement with Pablo Cortegoso, its Chief Technical Officer (the “Cortegoso Agreement”). Details of the Cortegoso Agreement are as follows.

Salary. Mr. Cortegoso’s annual base salary is $500,000 and a one-time sign on bonus of $50,000.

Benefits. Mr. Cortegoso is participating in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans exist and become adopted, subject to eligibility requirements.

The Cortegoso Agreement also contains a customary confidentiality clause, a conflict of interest provision, a noncompete provision and one-year post termination non-solicitation clauses.

Executive Short-Term Incentive Bonus Plan

Stardust Power has adopted a short-term incentive bonus program for its executive officers. The executive officers will be eligible to receive bonuses based on the achievement of certain performance goals, as determined in the sole discretion of the compensation committee of the Stardust Power Board. The participant’s target award is a percentage of such participant’s annual base salary as of the end of the performance period as detailed in the table below. To be eligible to earn a bonus under the anticipated executive incentive bonus plan, a participant must be employed by Stardust Power on the date the bonus is paid.

Name and Principal Position	Short-Term Incentive Bonus %
Roshan Pujari, Chief Executive Officer	100%
Pablo Cortegoso, Chief Technical Officer	70%
Uday Devasper, Chief Financial Officer	70%

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information concerning the outstanding equity awards of Stardust Power’s chief executive officer, and the next two most highly compensated named executive officers for the year ended December 31, 2024.

Stock Awards
Name and Principal Position	Number of shares or units of stock that have not vested (units)	Market value of shares of units of stock that have not vested ($)	Market value of performance units ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (units)
Roshan Pujari, Chief Executive Officer	280,788(1)	1,005,221	1,096,604	-

Pablo Cortegoso	75,597(1)	270,637	295,239	-

Udaychandra Devasper	767,650(1)(3)	2,748,187	421,771	-

(1) Represents RSUs approved and granted by the Board on September 16, 2024. The RSUs vest quarterly over three years following the date of grant, subject to the named executive officer’s continued employment.

(2) Each performance stock unit (“PSU”) represents a contingent right to receive one share of Common Stock upon the named executive officer’s continued employment until the third anniversary of the date of grant, subject to the Stardust Common Stock achieving a $12.00 volume weighted average price for a period of 20 trading days during any 30 trading day period during the three year vesting period.

(3) Represents 989,481 RSUs approved and granted by the Board on April 24, 2024. The RSUs vest quarterly over three years following the date of grant, subject to the named executive officer’s continued employment.

Other Compensation and Benefits

Retirement Plans

Stardust Power sponsors a Section 401(k) retirement plan, which we refer to as the Section 401(k) Plan, that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. U.S. employees who have attained at least 18 years of age are generally eligible to participate in the Section 401(k) Plan as of the first day of the calendar month. Participants may make pre-tax or post-tax contributions to the Section 401(k) Plan, subject to the statutorily prescribed annual limits on contributions under the Internal Revenue Code, which we refer to as the Code. Currently, the Company does not do any matching to participant’s contributions to the Section 401(k) Plan.

Existing Equity Incentive Plans

The Stardust 2023 Equity Incentive Plan (the “Stardust 2023 Plan”) was terminated as of the Closing, and Stardust Power will not grant any additional awards under the Stardust 2023 Plan. However, the Stardust 2023 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the Stardust 2023 Plan.

As of December 31, 2024, there were no stock options outstanding covering shares of Stardust Power Common Stock. As of December 31, 2024, Stardust Power Restricted Stock covering 2,024,895 shares of Stardust Power Common Stock were outstanding under the Stardust 2023 Plan, including Stardust Power Restricted Stock relating to the early exercise of unvested stock options granted under the Stardust 2023 Plan.

Stardust Power 2024 Equity Plan

The Stardust Power 2024 Equity Incentive Plan (the “Stardust 2024 Plan”) was adopted in connection with the Business Combination, which aims to advance the interests of stockholders by enhancing the ability of Stardust Power to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with incentive compensation and equity ownership opportunities and thereby better aligning the interests of such persons with those of Stardust Power’s stockholders. On September 18, 2024, the Company filed a Registration Statement on Form S-8 (which became automatically effective) registering the issuance of securities pursuant to the Stardust 2024 Plan.

Plan Administration. The Board has authority to administer the Stardust 2024 Plan or delegate the administration to one or more committees of the Board. The administrator has all authority and discretion necessary or appropriate to administer the Stardust 2024 Plan and to control its operation, including the authority to construe and interpret the terms of the Stardust 2024 Plan and the awards granted under the Stardust 2024 Plan. The administrator’s determinations, interpretations and constructions are final, binding and conclusive on all persons.

Awards Available for Grant and Eligibility. The Stardust 2024 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, or any combination of the foregoing (each, an “award” and the recipient of such award, a “participant”) to eligible employees, officers and directors of, and other individuals providing bona fide services to or for Stardust Power or any affiliate of Stardust Power.

Stock Options. Subject to the provisions of the Stardust 2024 Plan, the administrator determines the term of a stock option, the number of shares subject to a stock option, and the time period in which a stock option may be exercised.

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The term of a stock option is stated in the applicable award agreement, but the term of an incentive stock option may not exceed 10 years from the grant date. The administrator determines the exercise price of the stock options, which generally may not be less than 100% of the fair market value of our Common Stock on the grant date. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock may have a term of no longer than five years from the grant date and will have an exercise price of at least 110% of the fair market value of Common Stock on the grant date.

The administrator determines how a participant may pay the exercise price of a stock option, which includes the following: (i) by cash; (ii) by check; (iii) promissory note; (iv) by delivery to the Company of already- owned shares of common stock; (v) pursuant to a broker-assisted exercise; (vi) if an option is a non-statutory stock option, by a net exercise; or (vii) in any other form of legal consideration acceptable to the Stardust Power Board and specified in the award agreement.

Award agreements set forth post-separation exercise periods for vested stock options, which are generally as follows, but in no event later than the stock option expiration date: (i) immediate expiration upon termination for cause; (ii) 30 days upon involuntary termination without cause or resignation (other than due to disability or death); (iii) 6 months upon separation due to disability; or (iv) 6 months upon separation due to death or following death occurring during a post-separation exercise period described in (ii) or (iii).

Non-Transferability of Awards. Unless determined otherwise by the administrator, awards generally are not transferable except by will or by the laws of descent and distribution and are exercisable during the lifetime of the participant only by the participant.

Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend, stock split or reverse stock split affecting our Common Stock, the maximum number of shares available for issuance under the Stardust 2024 Plan, the number of shares covered by and the exercise price and other terms of outstanding awards shall, without further action of the Board, be adjusted to reflect such event.

Corporate Transactions. Unless otherwise provided in an award agreement or any other written agreement between Stardust Power or any of its affiliates and the participant or unless otherwise expressly provided by the Stardust Power Board at the time of grant of an award, in the event of a “corporate transaction” (as defined in the Stardust 2024 Plan), the Board may take one or more of the following actions with respect to awards: (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) upon written notice to a participant that the participant’s awards will terminate upon or immediately prior to the consummation of such corporate transaction; (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such corporate transaction as the Stardust Power Board shall determine; (iv) (A) terminate an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by Stardust Power without payment), or (B) replace such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of (i)-(iv). The Board need not take the same action with respect to all awards or with respect to all participants.

Amendment; Termination. The Board may terminate, amend or modify the Stardust 2024 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Stardust 2024 Plan shall not affect the administrator’s ability to exercise the powers granted to it with respect to awards granted under the Stardust 2024 Plan before its termination.

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Director Compensation

Stardust Power currently has no formal plan under which its non-employee directors receive compensation for their service on the Board or its committees. Stardust Power generally reimburses non-employee directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as non-employee directors. In September 2024, the board approved compensation of board service and committee memberships for certain non-employee directors.

The following table sets forth information concerning compensation to Stardust Power’s non-employee directors for the year ended December 31, 2024:

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	All other compensation ($)	Total ($)
Sudhindra Kankanwadi	$20,000	$109,519	-	$129,519
Mark Andrew Rankin	$20,000	$109,519	-	$129,519
Michael Earl Cornette	$16,250	$109,519	-	$125,769
Charlotte Nangolo	$6,250	$109,519	-	$115,769

(1)	As required by applicable SEC rules, this column reflects the aggregate grant date fair value of RSUs granted to our non-employee directors in 2024, computed in accordance with Topic 718. Each RSUs represents a right to receive one share of Common Stock of the Company, subject to the director’s continued service on the Company’s board through the 2025 annual general meeting or June 15, 2025, whichever earlier. Each non-employee directors holds 9,425 unvested RSUs as of December 31, 2024.

Executive Compensation

The Company has implemented an executive compensation program that is designed to align the executive officer’s compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” “Company,” or “Stardust Power” refer to Stardust Power Inc.

The following includes summaries of transactions or agreements since March 16, 2023 (the date Stardust Power was formed) to which Stardust Power has been a party, in which the amount involved exceeded or will exceed $120,000 or one percent of the average of the total assets at year-end for the last two completed fiscal years, and in which any of its executive officers or directors (including nominees for election as directors of the Company), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than equity and other compensation, termination, Change in Control and other similar arrangements, which are described under “Executive Compensation-Stardust Power.”

The Audit Committee Charter provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. The Audit Committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

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Warrants

On January 13, 2021, simultaneously with the closing of the initial public offering, GPAC II completed the private sale of an aggregate of 5,566,667 Private Warrants to the Sponsor at a purchase price of $1.50 per Private Warrant, generating gross proceeds to GPAC II of $8,350,000.

Each Private Warrant following the Business Combination is exercisable for one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Warrants privately held by the Sponsor are non-redeemable for cash when our price per share equals or exceeds $18.00 and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Warrants until 30 days after the Closing.

Amended and Restated Registration Rights Agreement

GPAC II, the Sponsor and certain equityholders of Stardust Power are party to an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties thereto have been granted customary registration rights with respect to shares of Common Stock and Warrants. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file with the SEC (at the Company’s sole cost and expense) a shelf registration statement registering the resale of certain shares of Common Stock and Warrants from time to time, and the Company shall use commercially reasonable efforts to have such resale registration statement declared effective after the Closing in accordance with the Amended and Restated Registration Rights Agreement. The certain equityholders of Stardust Power party to the Amended and Restated Registration Rights Agreement are entitled to customary piggyback rights and may demand underwritten offerings, including block trades, of their registrable securities by the Company from time to time, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement.

Stockholder Agreement

On the Closing Date, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with the Sponsor and Roshan Pujari and his affiliates. The Stockholder Agreement provides the Sponsor with the right to designate one nominee to the Company’s Board until the date upon which the Sponsor’s and its affiliates’ aggregate ownership interest of the issued and outstanding Common Stock decreases to one-half of their aggregate initial ownership interest as of the Closing. The Sponsor designated Chandra Patel to the Board through this right.

Letter Agreement

On January 13, 2023, GPAC II, the Sponsor, and certain officers and directors of GPAC II (the “Insiders” and together with the Sponsor, the “Letter Agreement Parties”) entered into an amendment to the Letter Agreement, dated January 11, 2021, to allow the Sponsor to transfer its holdings in GPAC II, directly or indirectly, to affiliate(s) of Antarctica Capital Partners, LLC prior to the expiration of the applicable lock- up. In connection with the resignation of certain Insiders, the Letter Agreement Parties agreed that all Insiders that have resigned from their positions as officers and/or directors of the Company shall no longer be parties to the Letter Agreement.

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Sponsor Letter Agreement

The Sponsor and, for certain limited purposes set forth therein, the executive officers and directors of GPAC II (the “GPAC II Insiders”) entered into the Sponsor Letter Agreement with GPAC II and Stardust Power, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the approval of the Business Combination Agreement and the transactions contemplated therein to occur at or prior to Closing, including the Class B Conversion, which shall be deemed to be conversions at the option of the holders of such Class B Ordinary Shares, (ii) be bound by certain transfer restrictions with respect to its Class B Ordinary Shares (as converted into Class A Ordinary Shares) prior to Closing, (iii) terminate certain lock-up provisions of that certain Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among the Sponsor, GPAC II, and the GPAC II Insiders, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (iv) be bound by certain lock-up provisions during the post-Closing lock-up period described in the Sponsor Letter Agreement with respect to its Class B Ordinary Shares (as converted into Class A ordinary shares and then converted into GPAC II Common Stock), (v) fully vest 3,000,000 of its Class B Ordinary Shares prior to the Domestication (and convert into Class A Ordinary Shares and then convert into GPAC II Common Stock) (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like (collectively, the “Adjustments”)), (vi) subject 1,000,000 of its Class B Ordinary Shares (as converted into Class A Ordinary Shares and then converted into GPAC II Common Stock, and as adjusted for any Adjustments) to vesting (or forfeiture) on the basis of achieving (or failing to achieve) certain trading price thresholds following Closing, (vii) forfeit 3,500,000 of its Class B Ordinary Shares (reduced by an amount not to exceed 170,000 Ordinary Shares transferred in connection with any non-redemption agreement and assignment of economic interest (or other similar agreement) entered into by GPAC II and Sponsor prior to Closing) for no consideration, and (viii) waive certain anti-dilution protections with respect to the conversion ratio set forth in the Amended and Restated Memorandum and Articles of Association of GPAC II, or similar protection with respect to the GPAC II Common Stock, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. Additionally, GPAC II and the GPAC II Insiders have agreed they will not enter into any tender or voting agreement, or any similar agreement, arrangement or understanding with the GPAC II Common Stock (as converted in the Class B Conversion and Domestication) that is inconsistent with the Sponsor Letter Agreement.

Promissory Notes

In March 2023, the Company entered into unsecured notes payable with three related parties. The notes payable provided the Company the ability to draw up to $1 million, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the IRS, which effectively was 3.71%. As of September 30, 2024, no amounts were due to VIKASA Capital LLC.

Services Agreement with VCP

Stardust Power entered into a services agreement with VCP, dated March 16, 2023 (“Services Agreement”), to provide corporate and advisory services, and any additional services as agreed to both parties. From the execution of this agreement and up to December 31, 2023, an aggregate of $550,000 has been paid to VCP. Such compensation was due upon billing.

Further, pursuant to Amendment Number 1 to the Services Agreement with VCP, dated June 1, 2023, the scope of services was expanded to include providing accounting, tax, and capital advisory and financial accounting, on an ad hoc basis, in connection with Stardust Power’s contemplated transactions including, but not limited to, the acquisition of assets from third-parties, the formation of new entities, and a potential merger with a SPAC. Compensation for the services was estimated to be in the range of $250,000 to $400,000, which is due on billing. From the execution of this agreement and up to December 31, 2023, an aggregate of $400,000 has been paid to VCP.

Additionally, pursuant to Amendment Number 2 to the Services Agreement with VCP, dated July 1, 2023, the compensation was increased to an amount between $30,000 and $100,000 for extension purposes, due on billing, while the scope remained unaltered. From the execution of this agreement and up to December 31, 2023, an aggregate of $30,000 has been paid to VCP. Pursuant to these agreements, in aggregate, $980,000, was due and payable to VCP, of which the entire amount has been paid.

The Services Agreement became effective on March 16, 2023, and Amendment Number 1 to the Services Agreement became effective on June 1, 2023, and the same were in effect until termination by either party or completion of services. As on the date of this prospectus, all services by VCP to Stardust Power have been completed and there are no further payments pending towards or owed to VCP by Stardust Power.

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Consulting Agreement with 7636 Holdings

Stardust Power entered into a Consulting Agreement dated March 16, 2023, with 7636 Holdings to provide strategic, business, financial, operations and industry advisory services to the Company relating to the Company’s planned development of a lithium refinery operation, and any services as agreed to both parties. The Company was required to pay 7636 Holdings a sum ranging from $20,833 to $30,000 for each full calendar month of services performed, prorated for any partial calendar months of services. From the execution of this agreement and up to December 31, 2023, an aggregate of $180,806 was payable. The agreement has been terminated effective September 19, 2023, and no dues are outstanding to 7636 Holdings.

Director and Officer Indemnification

Stardust Power’s Certificate of Incorporation and Bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Stardust Power has entered into separate indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers in addition to the indemnification provided for in our organizational documents. These agreements, among other things, require us to indemnify our directors and executive officers for certain costs, charges and expenses, including attorneys’ fees, judgments, fines and settlement amounts, reasonably incurred by a director or executive officer in any action or proceeding because of their association with us or any of our subsidiaries.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Policies and Procedures for Related Person Transactions

At Closing, our Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Party” or “Related Parties” means:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

●	any person or entity known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

●	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of January 7, 2025 by:

●	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on (i) 47,872,446 shares of Common Stock and (ii) 10,430,800 shares of Common Stock underlying the Warrants for a total of 58,303,246 shares of Common Stock as of December 18, 2024, adjusted as required by rules promulgated by the SEC.

	Number of Shares	% of Class
Name of Beneficial Owners
Five percent holders:
Endurance Antarctica Partners II, LLC (1)	4,845,097	9.79%
Roshan Pujari(2)	29,332,373	61.11%
Pablo Cortegoso(3)	4,602,239	9.58%
Total Beneficial Owners	38,779,709	78.44%
Directors and Named Executive Officers
Roshan Pujari(2)	29,332,373	61.11%
Udaychandra Devasper(3)	-	-
Pablo Cortegoso(3)	4,602,239	9.58%
Mark Rankin(3)	809,994	1.68%
Martyn Buttenshaw	-	-
Sudhindra Kankanwadi(3)	-	-
Michael Earl Cornett Sr.(3)	-	-
Anupam Agarwal(3)	690,336	1.43%
Charlotte Nangolo(3)	460,224	0.95%
Paramita Das	-	-
Chris Edward Celano	-	-
Total Directors and Named Executive Officers	35,895,166	74.79%

(1)	Antarctica Endurance Manager, LLC, is the general partner of Endurance Antarctica Partners II, LLC. Voting and investment decisions with respect to the reported securities are made by a majority vote of three managers. Includes 850,001 shares of Common Stock subject to vesting based on earnout conditions and 1,445,094 shares of Common Stock underlying Warrants but does not include Common Stock underlying 3,286,574 Warrants held by Endurance Antarctica Partners II, LLC because the amounts and percentages reported in the “Principal Stockholders” section give effect to an exercise limitation such that the amount of shares of Common Stock beneficially owned by Endurance Antarctica Partners II, LLC upon exercise 9.9 of Warrants cannot exceed 9.9% of the outstanding shares of Common Stock.

(2)	This amount includes 11,505,599 shares of Common Stock held directly by Roshan Pujari, 4,652,864 shares of Common Stock held by Energy Transition Investors LLC, 10,872,790 shares of Common Stock held by 7636 Holdings LLC, 1,840,896 shares of Common Stock held by VIKASA Clean Energy I LP, and 460,224 shares of Common Stock held by Roshan Pujari’s spouse, Maggie Clayton. The business address of Energy Transition Investors LLC, 7636 Holdings LLC and VIKASA Clean Energy I LP is 6608 N Western Avenue, 466, Nichols Hills, OK 73116. The business address of Mr. Pujari and Ms. Clayton is 15 E. Putnam Avenue, #139, Greenwich, CT, 06830.

(3)	Unless otherwise noted, the business address of each of our executive officers and directors is 15 E. Putnam Ave, #139, Greenwich, CT 06830.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our Common Stock, Preferred Stock and Warrants. This summary is qualified by reference to the complete text of our Governing Documents filed as exhibits to the Registration Statement of which this prospectus forms a part.

Capital Stock

Authorized Capitalization

The total amount of Stardust Power’s authorized capital stock consists of 700,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Stardust Power’s preferred stock, par value $0.0001 per share. As of January 7, 2025, the Company has (i) 47,994,680 shares of Common Stock outstanding held of record by approximately 60 holders and (ii) 10,430,800 shares of Common Stock underlying the Warrants outstanding held of record by 32 holders.

The following summary describes all material provisions of Stardust Power’s capital stock. Stardust Power urges you to read the Certificate of Incorporation and the Bylaws (copies of which are filed as exhibits to this prospectus).

Preferred Stock

Stardust Power’s Board has the authority to issue shares of Stardust Power’s preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Stardust Power’s preferred stock could have the effect of decreasing the trading price of Stardust Power Common Stock, restricting dividends on Stardust Power capital stock, diluting the voting power of Stardust Power’s Common Stock, impairing the liquidation rights of Stardust Power capital stock, or delaying or preventing a Change in Control of Stardust Power.

Common Stock

Stardust Power has one class of authorized Common Stock. Unless Stardust Power’s Board determines otherwise, Stardust Power will issue all Stardust Power capital stock in uncertificated form.

Voting Rights

The Certificate of Incorporation provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Stardust Power preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder.

The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by Stardust Power’s Board from time to time out of the Company’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of the Company’s preferred stock, if any, and any contractual limitations on the Company’s ability to declare and pay dividends.

Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Combined Company preferred stock that the Company may designate and issue in the future. Common Stock is not entitled to preemptive rights and is not subject to conversion (except as noted above), redemption, or sinking fund provisions.

Liquidation Rights

If the Company is involved in voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Combined Company preferred stock, if any, then outstanding.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants to purchase up to  shares of Common Stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required and the Common Warrants will be exercisable on the Initial Exercise Date. The Common Warrants will expire five years from the Initial Exercise Date or the Warrant Stockholder Approval, as applicable. Common Warrant offered hereby will be a warrant to purchase one share of Common Stock and will have an initial exercise price equal to $        per share (representing       % of the price at which a share of Common Stock and accompanying Common Warrants are sold to the public in this offering). The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reclassification of shares or similar events affecting our Common Stock. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrants, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Common Warrants will be issued separately from the shares of Common Stock, or the Pre-Funded Warrants, as the case may be.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may exercise its Common Warrants (either in whole or in part) at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered (x) on a day that is not a trading day or (y) prior to the opening of “regular trading hours” on a trading day or (2) the VWAP on the trading day immediately preceding the date of the notice of exercise, if the notice of exercise is executed and delivered during “regular trading hours” on a trading day, or (3) the VWAP on the day of the notice of exercise, if the notice of exercise is executed after the close of “regular trading hours” on a trading day, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Common Warrants are currently traded on the Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of shares of Common Stock, including any voting rights, until they exercise their Common Warrants. The Common Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding Common Stock and preferred stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per share of Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reclassification or similar events affecting our Common Stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice. A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective sixty-one (61) days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after exercise.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Pre-Funded Warrants in payment of the aggregate exercise price, the holder may exercise its Pre-Funded Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered (x) on a day that is not a trading day or (y) prior to the opening of “regular trading hours” on a trading day or (2) the VWAP on the trading day immediately preceding the date of the notice of exercise, if the notice of exercise is executed and delivered during “regular trading hours” on a trading day, or (3) the bid price on the day of the notice of exercise, if the notice of exercise is executed after the close of “regular trading hours” on a trading day, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Pre-Funded Warrant.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding Common Stock and preferred stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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Warrants

There are 10,430,800 Warrants currently issued and outstanding, including 4,864,133 Public Warrants and 5,566,667 Private Warrants held by the Sponsor.

Public Warrants

Each Public Warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on August 8, 2024, 30 days after the completion of the Business Combination, except as described below. The Public Warrants will expire on July 8, 2029, five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless the issuance of Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

If our shares of Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Public Warrants by (ii) the fair market value. The “fair market value” as used in this paragraph shall mean the volume-weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants in exchange for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the fair market value over the exercise price of the Public Warrants by (ii) the fair market value.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding Redeemable Warrants (except as described herein with respect to the Private Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.

Once the Warrants become exercisable, we may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of Common Stock except as otherwise described below;

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

●	if the closing price of the shares of Common Stock is less than $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders, the Private Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

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Beginning on the date the notice of redemption is given and until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of our shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The numbers in the table below will not be adjusted when determining the number of shares to be issued upon exercise of the Warrants.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “-Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Warrant after such adjustment and the denominator of which is the price of the Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “-Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices multiplied by a fraction, the numerator of which is the higher of the market value and the price as set forth under the heading “-Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “-Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	<$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361

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Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	<$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, Stardust Power (or Surviving Company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Holder Election to Limit Exercise

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

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Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a share capitalization payable in shares of Common Stock, or by a sub-division of common stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

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As part of the Domestication, the Warrants of the pre-domestication Cayman Islands domiciled company converted into Warrants of the post-domestication Delaware domiciled company in accordance with the Warrant Agreement The terms of the Warrants will be identical to the terms of the Private Warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in GPAC II’s prospectus for the initial public offering, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Warrants, 50% of the then outstanding Private Warrants. Although our ability to amend the terms of the Company Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Contingent Rights

A contingent right to receive distributable Redeemable Warrants is attached to each Class A Ordinary Share. In accordance with the terms of the contingent rights agreement, each holder of a contingent right will receive, at the distribution time, one-sixth of one distributable Redeemable Warrant, as follows: (i) to the extent that no Public Shareholders redeem their Class A Ordinary Shares in connection with the initial business combination, each Public Shareholder will receive one-sixth of one distributable Redeemable Warrant per Public Share held and (ii) to the extent that any Public Shareholders redeem any of their Public Shares in connection with the initial Business Combination, then (A) one-sixth of one distributable Redeemable Warrant will be distributed to the holder of each Public Share that was not redeemed and (B) no distributable Redeemable Warrants will be distributed in respect of any Public Shares that were redeemed. Public Shareholders who exercise their redemption rights are not entitled to receive any distributable Redeemable Warrants in respect of such redeemed Public Shares or any contingent rights, and the contingent rights attached to those Ordinary Shares will be worthless after such redemption. No fractional distributable Redeemable Warrants shall be distributed; fractional warrants will be rounded down to the nearest whole number of Warrants. As a result, you must hold contingent rights in multiples of six in order to receive distributable Redeemable Warrants for all of your rights upon the Closing. The contingent right to receive distributable Redeemable Warrants will remain attached to the Class A Ordinary Shares, will not be separately transferable, assignable or salable and will not be evidenced by any certificate or instrument. As a result, you may not buy or sell a contingent right separately from the Class A Ordinary Share to which it is attached.

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No additional consideration will be required to be paid by a holder of contingent rights in order to receive distributable Redeemable Warrants at the distribution time. Contingent rights holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights. The terms of the contingent rights agreement may be amended by the Company and the rights agent without the consent of any holder of any contingent right for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the contingent rights agreement as the parties may deem necessary or desirable; provided, however, that any amendment that will adversely affect the interests of holders of contingent rights will require the consent or vote of the holders of not less than two-thirds of the then-outstanding contingent rights, as evidenced by their ownership of the Ordinary Shares.

Private Warrants

So long as the Private Warrants are held by the Sponsor or its permitted transferees, the Private Warrants will be identical to other Warrants. Additionally, the Private Warrants are (i) non-redeemable by us when the price per share of Common Stock equals or exceeds $18.00 and (ii) exercisable on a cash or cashless basis. If the Private Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the other Warrants.

If the Sponsor or its permitted transferee elects to exercise the Private Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Stardust Power’s Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give Stardust Power’s Board the power to discourage mergers that some stockholders may favor. The Certificate of Incorporation provides that, from and after the date the Company ceases to qualify as a “controlled company” within the meaning of Nasdaq listing standards, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or extraordinary general meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of the Company Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of the Company Preferred Stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL.

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Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) Stardust Power’s Board pursuant to a resolution adopted by a majority of Stardust Power’s Board.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be affected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Classified Board

Stardust Power’s Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Prior to the first annual meeting of stockholders following the Controlled Company Event, the classification of Stardust Power’s Board shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of stockholders next following the director’s election. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Stardust Power’s Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting

The Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-takeover Statute

The Company is subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our Board has determined to be subject to Section 203 of the DGCL.

Amendment of Bylaws

The Certificate of Incorporation provides that the Bylaws may be altered, amended, or repealed by (i) a majority of Stardust Power’s Board (without the need for consent by the Company stockholders) and (ii) the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

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Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that the Company will indemnify the Company’s directors to the fullest extent authorized or permitted by applicable law. The Company has entered into agreements to indemnify the Company’s directors, executive officers and other employees as determined by the Board. Under the Bylaws, the Company is required to indemnify each of the Company’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at the Company’s request as a director, officer, employee or agent for another entity. The Company must indemnify the Company’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by the Company. Any claims for indemnification by Stardust Power’s directors and officers may reduce Stardust Power’s available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to the Company.

Exclusive Jurisdiction of Certain Actions

This Certificate of Incorporation provides that, unless otherwise consented to by the Company in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareholder, stockholder or employee of the Company to the Company or its stockholders; (iii) any action or proceeding asserting a claim against the Company or any director, officer, shareholder, stockholder or employee of the Company relating to any provision of the DGCL or the Certificate of Incorporation or the Bylaws of Stardust Power; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company; (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against Combined Company or any current or former director, officer, shareholder, stockholder or employee of the Company governed by the internal affairs doctrine of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) having personal jurisdiction over an indispensable party named as a defendant therein. The Certificate of Incorporation further provides that, unless otherwise consented to by the Company in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

The Certificate of Incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning, or otherwise acquiring any interest in any of the Company’s securities shall be deemed to have notice of and consented to these provisions.

Transfer Agent

The transfer agent for Common Stock is Continental Stock Transfer & Trust Company.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or our Warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or our Warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of Business Combination on July 8, 2024, the Company is not a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities, which will be no earlier than July 12, 2025.

Form S-8 Registration Statement

We have filed a Registration Statement on Form S-8 (the “Form S-8”) under the Securities Act to register the shares of our Common Stock issued or issuable under the Stardust Power 2024 Equity Incentive Plan. The Form S-8 became effective automatically upon filing. The shares of our Common Stock issued or issuable under the Stardust Power 2024 Equity Incentive Plan can be sold in the public market upon issuance, subject to applicable restrictions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations to Non-U.S. Holders (as defined below) with respect to the acquisition, ownership and disposition of Common Stock. This discussion applies only to beneficial owners of our Common Stock that will hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. We have not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local or non-U.S. tax laws, or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons that acquire our Common Stock through the exercise of employee stock options or otherwise as compensation or through tax-qualified retirement plans;

●	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States; and

●	except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of our shares.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

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INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions with Respect to Common Stock

Distributions of cash or property on Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in its Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Subject to the discussion of effectively connected dividends below, any distribution made to a Non-U.S. Holder on its Common Stock that is treated as a dividend for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Additional Withholding Requirements under FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of Common Stock unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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●	the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

●	shares of Common Stock constitute United States real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by certain U.S.-source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe that we are a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we were to become a USRPHC, a Non-U.S. Holder who disposes of our Common Stock generally will not be taxable on any gain realized as a result of our status as a USRPHC as long as our Common Stock is “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”) and such Non-U.S. Holder did not actually or constructively own, at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such Common Stock, more than 5% of our Common Stock.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of shares of Common Stock generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

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Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on shares of Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of shares of Common Stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute with holdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the effects of FATCA on an investment in shares of Common Stock.

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated                 ,         . The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about             , 2025.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us (before expenses)(2)	$	$	$

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the aggregate proceeds from the sale of the shares of common stock, the Common Warrants and Pre-Funded Warrants sold in this offering. We will also pay the Placement Agent a reduced cash fee of 3.0% of the aggregate purchase price for the price paid by each non-institutional investor in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants being issued in this offering.

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We have also agreed to reimburse the Placement Agent at closing for expenses incurred by them in connection with the offering in an aggregate amount up to $50,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $235,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock during a period ending 60 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

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Tail Fee

The Placement Agent shall be entitled to compensation with respect to any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”), to the extent such financing is both (i) provided to the Company by investors that were, during the term of the placement agent agreement and prior to the earlier of the Placement Agent’s receipt of termination notice and end of the term, contacted by the Placement Agent or contacted by the Placement Agent and (ii) such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of the placement agent agreement. In the case of (i), the Company shall pay a reduced cash fee of 4.00% of the aggregate purchase price paid by the investors subject to the 6.00% cash fee, and no cash fee for the non-institutional investors subject to the reduced 3.00% cash fee. In compliance with FINRA Rule 5110(g)(5)(B), we have a right to terminate the engagement with the Placement Agent for cause (defined as a material breach by the placement agent of the placement agency agreement or a material failure to perform the services contemplated thereby), and upon such termination no tail fee will be payable to the Placement Agent.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 180 days after the completion of this offering, provided however, starting on the 60th day following the completion of this offering, the Company may sell shares of Common Stock pursuant to the common stock purchase agreement with B. Riley Principal Capital II, LLC, dated October 7, 2024, at a per share price equal or greater than the price per share of Common Stock and accompanying Common Warrant in this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our Common Stock is listed on The Nasdaq Global Market under the symbol “SDST.”

Transfer Agent and Registrar

We have appointed Continental Stock Transfer & Trust Company and registrar for our Common Stock.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the securities being offered will be passed upon for us by Thompson Hine LLP, New York, New York. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements of Stardust Power as of December 31, 2023 have been included herein and in the Registration Statement in reliance upon the report of KNAV CPA LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of GPAC II. included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the report of WithumSmith+Brown, PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On September 17, 2024, the Board approved the dismissal of Withum as the Company’s independent registered public accounting firm. The termination of the engagement of Withum was recommended by the Company’s audit committee (“Audit Committee”) and approved by the Board. Withum had served as the Company’s independent registered public accounting firm, including prior to the business combination that was consummated on July 8, 2024 (the “Business Combination”), since 2020. The reports of Withum on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years and the subsequent interim period through September 17, 2024, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim period through September 17, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. The Company provided Withum with a copy of the foregoing disclosure and Withum furnished the Company with a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the statements made therein. A copy of such letter furnished by Withum, dated September 19, 2024 is attached as Exhibit 16.1 to the Company’s Form 8-K filed on September 20, 2024.

On September 17, 2024, the Board approved the Audit Committee’s recommendation to approve the engagement of KNAV as the Company’s new independent registered public accounting firm. KNAV previously served as the auditor of the Company’s target in the Business Combination, then-named Stardust Power Inc. During the Company’s two most recent fiscal years, including prior to the Business Combination when the Company was named Global Partner Acquisition Corp II, and the subsequent interim period through September 17, 2024, neither the Company nor anyone on its behalf consulted with KNAV regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that KNAV concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses described in the Company’s definitive proxy statement, dated May 22, 2024 (as further amended).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to Stardust Power and the securities offered by this Registration Statement, we refer you to the prospectus and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, registration statements and other information with the SEC. These reports, registration statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.stardust-power.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

137

INDEX TO FINANCIAL STATEMENTS

Page
Global Partner Acquisition Corp II Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2023 and 2022	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2023 and 2022	F-4
Consolidated Statements of Changes in Shareholders’ Deficit for the Years Ended December 31, 2023 and 2022	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2023 and 2022	F-6
Notes to Financial Statements	F-7

Stardust Power Inc. (F/K/A Global Partner Acquisition Corp II) Unaudited Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023	F-28
Unaudited Condensed Consolidated Statement of Operations for the three and six months ended June 30, 2024 and 2023	F-29
Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Deficit for the three and six months ended June 30, 2024 and 2023	F-30
Unaudited Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2024 and 2023	F-31
Notes to Unaudited Condensed Financial Statements	F-32

Stardust Power Inc. Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID number - 2983)	F-44
Consolidated Balance Sheet as of December 31, 2023	F-45
Consolidated Statement of Operations for the period from March 16, 2023 (inception) through December 31, 2023	F-46
Consolidated Statement of Changes in Stockholders’ Deficit for the period from March 16, 2023 (inception) through December 31, 2023	F-47
Consolidated Statement of Cash Flows for the period from March 16, 2023 (inception) through December 31, 2023	F-48
Notes to Consolidated Financial Statements	F-49

Stardust Power Inc. (F/K/A Global Partner Acquisition Corp II) Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2024 (unaudited) and December 31, 2023	F-68
Condensed Consolidated Statements of Operations for the three months ended September 30, 2024 and 2023, nine months ended September 30, 2024 and for the period from March 16, 2023 to September 30, 2023(unaudited)	F-69
Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the three months ended September 30, 2024 and 2023, nine months ended September 30, 2024 and for the period from March 16, 2023 to September 30, 2023 (unaudited)	F-70
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and for the period from March 16, 2023 to September 30, 2023 (unaudited)	F-71
Notes to Condensed Consolidated Financial Statements (unaudited)	F-72

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Global Partner Acquisition Corp II:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Global Partner Acquisition Corp II (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by July 14, 2024 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 19, 2024

PCAOB Number 100

F-2

Global Partner Acquisition Corp II

Consolidated Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets –
Cash and cash equivalents	$22,000	$101,000
Prepaid expenses	14,000	8,000
Total current assets	36,000	109,000
Cash held in the Trust Account	43,704,000	—
Investments held in Trust Account	—	304,675,000
Total assets	$43,740,000	$304,784,000

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities –
Accounts payable	$64,000	$75,000
Promissory Note – related party	755,000	785,000
Extension promissory notes – related party	2,726,000	—
Accrued liabilities	4,327,000	3,016,000
Total current liabilities	7,872,000	3,876,000
Other liabilities –
Warrant liability	337,000	467,000
Deferred underwriting commission	10,500,000	10,500,000
Total liabilities	18,709,000	14,843,000
Commitments and contingencies	—	—
Class A ordinary shares subject to possible redemption; 3,931,719 and 30,000,000 shares, respectively (at approximately $11.12 and $10.16 per share at December 31, 2023 and 2022, respectively)	43,704,000	304,675,000
Shareholders’ deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized, no ne issued or outstanding at December 31, 2023 and 2022	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 authorized shares, -0- issued and outstanding (excluding 3,931,719 and 30,000,000 shares, respectively, subject to possible redemption at December 31, 2023 and 2022)	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 authorized shares, 7,500,000 shares issued and outstanding at December 31, 2023 and 2022	1,000	1,000
Additional paid-in capital	—	—
Accumulated deficit	(18,674,000)	(14,735,000)
Total shareholders’ deficit	(18,673,000)	(14,734,000)
Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit	$43,740,000	$304,784,000

See accompanying notes to consolidated financial statements.

F-3

Global Partner Acquisition Corp II

Consolidated Statements of Operations

	For the year ended December 31,
	2023	2022
Revenues	$—	$—
General and administrative expenses	5,230,000	1,984,000
Gain from settlement and release of liabilities	(2,961,000)	—
Income (loss) from operations	(2,269,000)	(1,984,000)
Other income (expense) -
Income from cash and investments held in the Trust Account	2,278,000	4,600,000
Write-off contingent warrants associated with shares redeemed	130,000	—
Change in fair value of warrant liability	—	12,453,000
Net income	$139,000	$15,069,000

Weighted average Class A ordinary shares outstanding – basic and diluted	4,718,000	30,000,000
Net income per Class A ordinary share – basic and diluted	$0.01	$0.40
Weighted average Class B ordinary shares outstanding – basic and diluted	7,500,000	7,500,000
Net income per Class B ordinary share – basic and diluted	$0.01	$0.40

See accompanying notes to consolidated financial statements.

F-4

Global Partner Acquisition Corp II

Consolidated Statements of Changes in Shareholders’ Deficit

For the year ended December 31, 2023:	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2022	7,500,000	$1,000	$—	$(14,735,000)	$(14,734,000)
Accretion in value of Class A ordinary shares subject to redemption	—	—	—	(4,078,000)	(4,078,000)
Net income	—	—	—	139,000	139,000
Balances, December 31, 2023	7,500,000	$1,000	$—	$(18,674,000)	$(18,673,000)

For the year ended December 31, 2022:	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2021	7,500,000	$1,000	$—	$(25,129,000)	$(25,128,000)
Accretion in value of Class A ordinary shares subject to redemption	—	—	—	(4,675,000)	(4,675,000)
Net income	—	—	—	15,069,000	15,069,000
Balances, December 31, 2022	7,500,000	$1,000	$—	$(14,735,000)	$(14,734,000)

See accompanying notes to consolidated financial statements.

F-5

Global Partner Acquisition Corp II

Consolidated Statements of Cash Flows

	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash flow from operating activities:
Net income	$139,000	$15,069,000
Adjustments to reconcile net income to net cash used in operating activities
Income from cash and investments held in Trust Account	(2,278,000)	(4,600,000)
Change in fair value of warrant liability	—	(12,453,000)
Write-off contingent warrants associated with shares redeemed	(130,000)	—
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(6,000)	175,000
Increase (decrease) in accounts payable	(11,000)	(60,000)
Increase (decrease) in accrued liabilities and other	1,311,000	343,000
Net cash used in operating activities	(975,000)	(1,526,000)
Cash flows from investing activities:
Cash deposited in Trust Account	(1,800,000)	—
Cash withdrawn from Trust Account to pay redemptions	265,050,000	—
Net cash provided by investing activities	263,250,000	—
Cash flows from financing activities:
Redemption of 26,068,281 Class A common shares	(265,050,000)	—
Advances and repayment of promissory note – related party	(30,000)	785,000
Proceeds of Extension Promissory Note – related party	2,726,000	—
Net cash (used in) provided by financing activities	(262,354,000)	785,000
Net change in cash	(79,000)	(741,000)
Cash and cash equivalents at beginning of the period	101,000	842,000
Cash and cash equivalents at end of the period	$22,000	$101,000
Supplemental disclosure of non-cash financing activities:
Settlement and release of liabilities	$2,961,000	$—

See accompanying notes to consolidated financial statements.

F-6

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 1 – Description of Organization and Business Operations

Global Partner Acquisition Corp II was incorporated under the laws of the Cayman Islands as an exempted company on November 3, 2020. Together with its wholly owned subsidiaries Strike Merger Sub I, Inc. and Strike Merger Sub II, LLC., both incorporated or formed in Delaware in November 2023 (collectively the “Company” and “GPAC II”), the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from November 3, 2020 (inception) to December 31, 2023 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and, subsequent to the Public Offering, identifying and completing a suitable Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering.

In January 2023, the shareholders of the Company took various actions and the Company entered into various agreements resulting in a change of control of the Company, redemption of approximately 87% of its Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), an extension of the date to complete a Business Combination and certain additional financing and other matters as discussed in further detail in the Form 10-K Annual Report filed on March 31, 2023 (the “Annual Report”), and the Form 8-K filed on January 18, 2023, with the Securities and Exchange Commission (the “SEC”) as well as throughout these notes to the consolidated financial statements.

Subsequent to December 31, 2023, there was a further extension of time to complete a business combination and further redemptions and other matters as discussed in various notes below regarding the 2024 Extension Meeting and as described in the Form 8-K filed with the SEC on January 16, 2024.

All dollar amounts are rounded to the nearest thousand dollars.

Sponsor and Public Offering:

The Company’s sponsor is Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The Company intends to finance a Business Combination with unredeemed proceeds from the $300,000,000 Public Offering (see Note 3 and below) and a $8,350,000 private placement (see Note 4). Upon the closing of the Public Offering and the private placement, $300,000,000 was deposited in a trust account (the “Trust Account”) at closing on January 14, 2021.

In January 2023, the following material transactions, among others, changed the control over and resources of the Company, all as further discussed in these notes to financial statements, as follows:

1.	On January 11, 2023, the Company held an Extension Meeting of its shareholders in which the shareholders approved the proposal to amend the Company’s amended and restated memorandum and articles of association (the “Extension Amendment Proposal”) to extend the date required to complete a Business Combination (as described further in Business Combination below). In connection with the vote to approve the Extension Amendment Proposal the holders of 26,068,281 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 resulting in 3,931,719 Class A ordinary shares remaining outstanding.

F-7

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

2.	On January 13, 2023, the Company, entered into an Investment Agreement (the “Investment Agreement”) with the Sponsor and Endurance Global Partner II, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Investor agreed to contribute to the Sponsor an aggregate amount in cash equal to up to $3,000,000, which amount is being loaned to the Company in accordance with the January 13, 2023 Promissory Note (as defined below), in consideration for which, the Sponsor issued to the Investor interests in certain equity securities of the Company.

3.	Pursuant to the Investment Agreement, the Sponsor transferred control of the Sponsor to affiliates of Antarctica Capital Partners LLC.

4.	Pursuant to the Investment Agreement, the Sponsor has agreed to lend to the Company the funds required to pay expenses incurred by the Company and reasonably related to the costs and expenses of facilitating the extension of the term of the Company.

5.	Further, on January 13, 2023, Paul J. Zepf, Pano Anthos, Andrew Cook, James McCann and Jay Ripley tendered their resignations as directors of the Company. Additionally, Paul J. Zepf and David Apseloff resigned as officers of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

6.	The Company made settlements and received releases from several creditors in exchange for cash payments made resulting in the reduction of approximately $2,961,000 of accrued liabilities which is reflected as a credit to operating expenses in the accompanying consolidated statements of operations.

See also below regarding, subsequent to December 31, 2023, the 2024 Extension Meeting.

Trust Account:

The funds in the Trust Account can only be invested in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940. On January 11, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets, legal and accounting fees related to regulatory reporting obligations, payment for services of investment professionals and support services, continued listing fees and continuing general and administrative expenses.

The Company’s amended and restated memorandum and articles of association provided that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum of association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination by the date by which the Company is required to consummate a business combination pursuant to the amended and restated memorandum and articles of association, July 14, 2024 if extended per below (previously January 14, 2023 and then January 14, 2024 as discussed below) (the “Termination Date”), or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination by the Termination Date, subject to applicable law, which includes the extended time that the Company has to consummate a Business Combination beyond the Termination Date as a result of a shareholder vote to amend the Company’s amended and restated articles of incorporation. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s public shareholders.

F-8

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

On January 11, 2023, the Company’s shareholders voted to extend the date by which the Company has to consummate a Business Combination from January 14, 2023 to April 23, 2023 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time up until the Termination Date of January 14, 2024. Upon each of the nine one-month extensions, the Sponsor or one or more of its affiliates, members or third-party designees may contribute to the Company $150,000 as a loan to be deposited into the Trust Account. During the year ended on December 31, 2023 the board of directors of the Company approved (i) one-month extensions of the Termination Date in from April through December, resulting in a new Termination Date of September 14, 2024, and (ii) draws of an aggregate of $1,800,000 pursuant to the Extension Promissory Note - related party (as defined below) to fund the extensions.

Subsequent to December 31, 2023, on January 9, 2024, Global Partner Acquisition Corp II (“GPAC II” and “Company”) held the extraordinary general meeting of shareholders of the Company (the “2024 Extension Meeting”) to amend (the “Articles Amendment”), by way of special resolution, the Company’s amended and restated memorandum and articles of association (as amended, the “2024 Amended Articles”) to extend the date by which the Company has to consummate a business combination from January 14, 2024 to July 14, 2024 (the “Revised Termination Date”) for a total of an additional six months after January 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (collectively, the “2024 Extension Amendment Proposal”); to eliminate, by way of special resolution, from the Amended Articles the limitation that GPAC II may not redeem Class A ordinary shares, par value $.0001 per share (the “Class A Ordinary Shares” and “Public Shares”), to the extent that such redemption would result in GPAC II having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”); to provide, by way of special resolution, that Public Shares may be issued to Global Partner Sponsor II LLC (the “Sponsor”) by way of conversion of Class B ordinary shares, par value $.0001 per share (the “Class B Ordinary Shares” and together with Class A Ordinary Shares, the “Ordinary Shares”), into Public Shares, despite the restriction on issuance of additional Public Shares (the “Founder Conversion Amendment Proposal” and together with the Extension Amendment Proposal and Redemption Limitation Amendment Proposal, the “Proposals”); and, if required an adjournment proposal to adjourn, by way of ordinary resolution, the Extension Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extension Meeting, there are insufficient Ordinary Shares at the Extension Meeting to approve the Proposals, or (ii) where the board of directors of the Company has determined it is otherwise necessary (the “Adjournment Proposal”). The shareholders of the Company approved the Proposals at the 2024 Extension Meeting and on January 11, 2024, the Company filed the Articles Amendment with the Registrar of Companies of the Cayman Islands.

Also subsequent to December 31, 2023 and in connection with the 2024 Extension Meeting to approve the Extension Amendment Proposal, the Company’s Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares of the Company in connection with the Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, the Sponsor agreed to transfer or cause to be issued for no consideration an aggregate of 127,777 shares of the Company and simultaneous forfeiture of 127,777 shares of the Company in connection with the Company’s completion of its initial Business Combination.

F-9

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding the deferred underwriting commission and taxes payable on interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the Nasdaq Capital Market (the “Nasdaq”). If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. As a result, such Class A ordinary shares are recorded at the redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The amount in the Trust Account is initially funded at $10.00 per public Class A ordinary share ($300,000,000 held in the Trust Account divided by 30,000,000 public shares), see however Note 3 regarding shareholder redemptions in January 2023.

F-10

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

As further discussed above, the Company will have until the Revised Termination Date, that was proposed to and approved by the Company’s shareholders subsequent to December 31, 2023 in the form of an amendment to the Company’s amended and restated memorandum and articles of association (the “Revised Combination Period”). If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up and (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public Class A ordinary shares for a per share pro rata portion of the Trust Account, including interest earned on funds held in the Trust Account and not previously released to pay income taxes (less up to $100,000 of such net interest to pay dissolution expenses) and as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares; however, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account with respect to the Class A ordinary shares so acquired upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the Revised Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit (as defined below) in the Public Offering.

Mandatory Liquidation and Going Concern:

At December 31, 2023, the Company has approximately $22,000 in cash and approximately $7,836,000 in working capital deficit. The Company has incurred significant costs and expects to continue to incur additional costs in pursuit of its Business Combination. Further, if the Company cannot complete an initial Business Combination by July 14, 2024, it could be forced to wind up its operations and liquidate unless it receives an extension approval from its shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the consolidated financial statements are issued. In connection with its financial position and intention to complete a Business Combination, the Company has secured financing from its Sponsor. The Company’s plan to deal with these uncertainties is to use the financing from the Sponsor to complete a Business Combination prior to the Termination Date. There is no assurance for the Company that, (1) the financing from the Sponsor will be adequate and (2) plans to consummate a Business Combination will be successful or successful by July 14, 2024. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Business Combination Agreement

On November 21, 2023, the Company, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with Strike Merger Sub I, Inc., a Delaware corporation and direct wholly-owned subsidiary of GPAC II (“First Merger Sub”), Strike Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II (“Second Merger Sub”), and Stardust Power Inc., a Delaware corporation (“Stardust Power”).

The Business Combination Agreement and the transactions contemplated thereby to occur at or immediately prior to the Closing (“Transactions”) were approved by the boards of directors of each of GPAC II and Stardust Power.

F-11

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Domestication

Pursuant to the Business Combination Agreement, prior to the consummation of the Mergers (as defined below) contemplated by the Business Combination Agreement (the “Closing”), and subject to the Supermajority Acquiror Shareholder Approval (as defined therein), GPAC II will domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Companies Act (As Revised) of the Cayman Islands.

Prior to the Domestication, each Class B Ordinary Share outstanding shall be converted into one (1) Class A Ordinary Share in accordance with the Company’s amended and restated memorandum and articles of association, other than as set forth in the Sponsor Letter Agreement (the “Class B Ordinary Share conversion”). In connection with the Domestication, (i) each Class A Ordinary Share outstanding immediately prior to the effective time of the Domestication and following the Class B Ordinary Share conversion shall be converted into one share of common stock, par value $0.0001 per share of GPAC II (the “GPAC II Common Stock”) and (ii) each then-issued and outstanding whole warrant exercisable for one Class A Ordinary Share will be converted into a warrant exercisable for one share of GPAC II Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of January 11, 2021, by and between GPAC II and Continental Stock Transfer & Trust Company, as warrant agent (as amended or amended and restated from time to time). In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of GPAC II that has not been previously separated into the underlying Class A Ordinary Shares and the underlying GPAC II warrants will be canceled and will entitle the holder thereof to one share of GPAC II Common Stock and one-sixth of one GPAC II warrant.

The Business Combination

The Business Combination Agreement provides for, among other things, the following Transactions: (i) the Domestication, (ii) following the Domestication, First Merger Sub will merge with and into Stardust Power, with Stardust Power as the surviving company in the merger (the “First Merger”) and, (iii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, Stardust Power will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, the “Surviving Company”), and as a result of which the Surviving Company will become a wholly-owned subsidiary of GPAC II. At Closing, GPAC II will change its name to “Stardust Power Inc.” and will continue trading on the Nasdaq Capital Market under the new symbols “SDST” and “SDSTW,” respectively, following Closing. At Closing, in connection with the Transactions, GPAC II and certain holders of Stardust Power Common Stock (as defined below) (the “Stardust Power Stockholders”) will enter into a Shareholder Agreement (as defined in the Business Combination Agreement), a Registration Rights Agreement (as defined in the Business Combination Agreement) and a Lock-Up Agreement (as defined in the Business Combination Agreement), each in form and in substance to be agreed, to be effective upon the Closing.

The Business Combination is expected to close in the first half of 2024, following the receipt of the required approval by GPAC II’s shareholders and the fulfillment or waiver of other customary closing conditions.

F-12

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (a) each share of common stock of Stardust Power, par value $0.00001 per share (“Stardust Power Common Stock”) (including Stardust Power Common Stock issued in connection with the Stardust Power SAFE Conversion (as defined in the Business Combination Agreement)), issued and outstanding immediately prior to the First Effective Time (as defined in the Business Combination Agreement) other than any Cancelled Shares (as defined in the Business Combination Agreement) and Dissenting Shares (as defined in the Business Combination Agreement) shall be converted into the right to receive the number of GPAC II Common Stock equal to the Per Share Consideration (as defined in the Business Combination Agreement); (b) each outstanding Stardust Power Option (as defined in the Business Combination Agreement), whether vested or unvested, shall automatically convert into an option to purchase a number of shares of GPAC II Common Stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Stardust Power Common Stock divided by the Per Share Consideration, subject to certain adjustments; and (c) each share of Stardust Power Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time shall convert into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration (rounded down to the nearest whole share). The total consideration to be paid at Closing to the selling parties in connection with the Business Combination Agreement will be based on an enterprise value of $450,000,000 (excluding a $50 million earnout, based upon an assumed price of $10 per share, payable upon achievement of certain milestones), subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power.

Additionally, in the event, prior to the eighth (8th) anniversary of the Closing, the volume-weighted average price of GPAC II Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control, the Company will issue five million shares of GPAC II Common Stock to the holders of Stardust Power as additional merger consideration. Following the execution and delivery of the Business Combination Agreement, and subject to the approval of the shareholders of GPAC II, GPAC II will adopt a customary incentive equity plan that will provide that the GPAC II Common Stock reserved for issuance thereunder, together with the shares of GPAC II Common Stock reserved with respect to Exchanged Company Options and Exchanged Company Common Restricted Stock under the Stardust Power Equity Incentive Plan, will be set at an amount equal to 10.00% of GPAC II Common Stock outstanding immediately after Closing.

Governance

GPAC II has agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the GPAC II board of directors shall consist of seven directors, which will be divided into three classes, which directors shall include: two directors designated by Stardust Power, one director designated by Sponsor and four directors designated by Stardust Power whom shall meet the standards of independence for companies subject to the rules and regulations of The Nasdaq Stock Market LLC. Additionally, the current Stardust Power management team will move to GPAC II in their current roles and titles.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of GPAC II and Stardust Power. In addition, GPAC II has agreed to adopt an equity incentive plan, as described in the Business Combination Agreement. Stardust Power has agreed to use its commercially reasonable efforts to sell Stardust Power Common Stock in a private placement on terms mutually agreed to by GPAC II and Stardust Power. GPAC II may enter into subscription agreements for securities of GPAC II following the date of the Business Combination Agreement, in an amount not to exceed $150,000,000 in the aggregate.

F-13

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

GPAC II and Stardust Power have agreed to enter into certain agreements to be effective upon Closing to (i) provide registration rights to certain Stardust Power Stockholders, (ii) restrict the sale or transfer of shares of GPAC II Common Stock held by Sponsor and certain Stardust Power Stockholders for 180 days following Closing, subject to certain exceptions and (iii) to provide certain rights to Sponsor with respect to the Sponsor’s designation of a director to the GPAC II board following Closing.

Conditions to Each Party’s Obligations

The obligation of GPAC II and Stardust Power to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) no governmental authority having enacted any law that makes the Transaction or any part thereof illegal or otherwise prohibited, (iii) the Registration Statement (as defined below) becoming effective, (iv) the approval of GPAC II’s shareholders being obtained and (v) the approval of Stardust Power’s stockholders being obtained.

In addition, the obligation of GPAC II and Merger Subs to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Stardust Power being true and correct to the standards applicable to such representations and warranties and each of the covenants of Stardust Power having been performed or complied with in all material respects, (ii) the other representations and warranties, except for those set forth in (i) above, of Stardust Power being true and correct as of the Closing Date, as though made on and as of the Closing Date except for certain exceptions mentioned in the Business Combination Agreement, (iii) each of the covenants of the Stardust Power to be performed or complied with by it under the Business Combination Agreement as of or prior to the Closing having been performed or complied with in all material respects, (iv) each of the covenants of the Stardust Power to be performed or complied with by it under the Business Combination Agreement as of or prior to the Closing having been performed or complied with in all material respects, (v) Stardust Power having delivered to GPAC II a certificate signed by an authorized officer of Stardust Power, dated the Closing Date (an “Officer’s Certificate”), certifying that, to the knowledge and belief of such officer, the conditions set forth in the three (3) immediately preceding points have been fulfilled, (vi) Stardust Power and the other parties thereto entering into certain amendments to the outstanding SAFE Agreements and being in full force and effect, (vii) since the date of the Business Combination Agreement, there not having occurred any change, effect, event, occurrence, state of facts or development that, in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect (as defined in the Business Combination Agreement), and (viii) Stardust Power having delivered to GPAC II executed counterparts to all of the Ancillary Agreements (as defined in the Business Combination Agreement) to which Stardust Power, or any stockholder of Stardust Power, is party.

The obligation of Stardust Power to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of GPAC II, First Merger Sub and Second Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of GPAC II having been performed or complied with in all material respects, (ii) each of the pre-Closing or at-Closing covenants of GPAC II shall have been performed or complied with in all material respects, (iii) GPAC II’s delivering an Officer’s Certificate to Stardust Power, (iv) the approval by Nasdaq of GPAC II’s listing application in connection with the Business Combination, (v) the non-occurrence of a Material Adverse Effect, and (vi) GPAC II’s delivery to Stardust Power the executed counterparts of all of the Ancillary Agreements to which GPAC II is a party.

F-14

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Termination

The Business Combination Agreement may be terminated at any time at or prior to Closing: (i) by mutual written consent of GPAC II and Stardust Power, (ii) by written notice from GPAC II to Stardust Power if the representations and warranties of Stardust Power are not true and correct or if Stardust Power fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods so long as the breaching party is using its commercially reasonable efforts to cure such breach within such period (the “cure period”), (iii) by written notice from Stardust Power to GPAC II if the representations and warranties of GPAC II are not true and correct or if GPAC II fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within the cure period, (iv) by either GPAC II or Stardust Power if the Business Combination is not consummated by July 14, 2024 (as may be extended under certain conditions), provided that the terminating party’s failure to fulfill any obligation under the Business Combination Agreement was not the primary cause of, or primarily resulted in, the failure of Closing to occur or if the terminating party is in breach of the Business Combination Agreement, which breach could give rise to a right of the other party to terminate the Business Combination Agreement, (v) by either GPAC II or Stardust Power if the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable government order or other law; (vi) by written notice from either GPAC II or Stardust Power if the GPAC II shareholder approval is not obtained at the special meeting of GPAC II (subject to any adjournment or recess of the meeting), (vii) by written notice from GPAC II to Stardust Power if certain Stardust Power stockholder approval has not been obtained within two business days following the date that the Registration Statement is declared effective, and (viii) by Stardust Power if GPAC II is delisted from the Nasdaq Capital Market (and has not been listed on the New York Stock Exchange or another reasonably acceptable national securities exchange or OTC Markets) prior to the consummation of the Transactions. A copy of the Business Combination Agreement is filed with the Current Report on Form 8-K as Exhibit 2.1 filed on November 21, 2023. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. GPAC II does not believe that these schedules contain information that is material to an investment decision.

Company Support Agreements and Sponsor Letter Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain Stardust Power Stockholders entered into a Company Support Agreement (collectively, the “Company Support Agreements”) with GPAC II and Stardust Power, pursuant to which such stockholders have agreed to certain support matters as described in the Company Support Agreement. Further, concurrently with the execution of the Business Combination Agreement, the Sponsor and, for certain limited purposes set forth therein, the executive officers and directors of GPAC II entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”) with GPAC II and Stardust Power, pursuant to which the Sponsor agreed to, among certain things as described in the Sponsor Letter Agreement.

F-15

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Strike Merger Sub I, Inc., a Delaware corporation and Strike Merger Sub II, LLC, a Delaware limited liability company, both formed to facilitate the acquisition of Stardust Power (Note 2). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation:

The consolidated financial statements of the Company are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income per Ordinary Share:

Net income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement to purchase an aggregate of 11,221,954 at December 31, 2023 (15,566,667 at December 31, 2022) Class A ordinary shares in the calculation of diluted income per ordinary share, since their inclusion would be anti-dilutive under the treasury stock method and are dependent on future events. As a result, diluted income per ordinary share is the same as basic income per ordinary share for the period.

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata among the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average number of ordinary shares outstanding during the respective period. The changes in redemption value that are accreted to Class A ordinary subject to redemption (see below) is representative of fair value and therefore is not factored into the calculation of earnings per share.

F-16

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The following tables reflect the earnings per share after allocating income between the shares based on outstanding shares:

	Year ended December 31, 2023		Year ended December 31, 2022
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net income per ordinary share:
Allocation of income – basic and diluted	$54,000	$85,000	$12,055,000	$3,014,000
Denominator:
Basic and diluted weighted average ordinary shares:	4,718,000	7,500,000	30,000,000	7,500,000

Basic and diluted net income per ordinary share	$0.01	$0.01	$0.40	$0.40

Concentration of Credit Risk:

The Company can have significant cash balances at financial institutions which throughout the year may exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at December 31, 2023 and 2022.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements” (“ASC 820”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. As of December 31, 2023 and 2022, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses and notes payable – related party approximate their fair values primarily due to the short-term nature of the instruments.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-17

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant estimates included in these consolidated financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering totaled approximately $17,054,000 including $16,500,000 of underwriters’ discount. Such costs were allocated among the temporary equity and warrant liability components, based on their relative fair value. Upon completion of the Public Offering, approximately $16,254,000 has been charged to Class B ordinary shares subject to redemption for the temporary equity components and approximately $800,000 has been charged to other expense for the warrant liability.

Class A Ordinary Shares Subject to Possible Redemption:

As discussed in Note 4, all of the 30,000,000 Class A ordinary shares sold as part of the Units (as defined below) in the Public Offering contain a redemption feature that allows for the redemption under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company had not specified a maximum redemption threshold, its articles of association provide that in no event will it redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, because all of the Class A ordinary shares are redeemable, all of the shares are recorded as Class A ordinary shares subject to redemption on the enclosed consolidated balance sheets.

On January 11, 2023, in connection with the vote to approve the Extension Amendment Proposal the holders of 26,068,281 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 reducing the number of Class A ordinary shares to 3,931,719.

F-18

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by adjustments to additional paid-in capital. Accordingly, 3,931,719 and 30,000,000 shares, respectively, were classified outside of permanent equity at December 31, 2023 and 2022. Class A ordinary shares subject to redemption consist of the following:

	Dollars	Shares
Gross proceeds of Public Offering	$300,000,000	30,000,000
Less: Proceeds allocated to Public Warrants	(14,100,000)	—
Offering costs	(16,254,000)	—
Plus: Accretion of carrying value to redemption value	30,354,000	—
—Subtotal at inception and at December 31, 2021	300,000,000	30,000,000
Accretion of carrying value to redemption value	4,675,000	—
Class A ordinary shares subject to possible redemption at December 31, 2022	$304,675,000	30,000,000
Class A ordinary shares redeemed on January 11, 2023	(265,050,000)	(26,068,281)
Accretion of carrying value to redemption value	4,079,000	—
Balance at December 31, 2023	$43,704,000	3,931,719

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. Further, in 2024 Extension Meeting, the shareholders voted to remove the restriction on maximum redemptions.

Income Taxes:

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated balance sheet recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. There were no unrecognized tax benefits as of December 31, 2023 and 2022. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023 or 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-19

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Warrant Liability:

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each consolidated balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statement of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the consolidated balance sheets through the March 20, 2024 date that the consolidated financial statements were available to be issued and has concluded that all such events that would require adjustment or disclosure in the financial statements have been recognized or disclosed. See above, as well as Notes 1, 4, 5, 7 and 8 regarding actions taken at the 2024 Extension Meeting to extend the date to complete a business combination resulting in a New Termination Date, as well as shareholder redemptions of 2,137,134 Class A ordinary shares for approximately $23,615,000 and non-redemption agreements with holders of 1,503,254 Class A ordinary shares in exchange for the transfer of 127,777 Class B ordinary shares (after conversion to Class A ordinary shares), and the increase in the amount available to the Company under extension promissory notes among other items.

Recent Accounting Pronouncements:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis. The Company has adopted this standard for its Extension promissory notes and there is no impact to the consolidated financial statements - related party as further discussed in Note 5.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-20

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 4 – Public Offering

On January 14, 2021, the Company consummated the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A ordinary shares, one-sixth of one detachable redeemable warrant (the “Detachable Redeemable Warrants”) and the contingent right to receive, in certain circumstances, in connection with the Business Combination, one-sixth of one distributable redeemable warrant for each public share that a public shareholder holds and does not redeem in connection with the Company’s initial Business Combination (the “Distributable Redeemable Warrants,” and together with the Detachable Redeemable Warrants, the “Redeemable Warrants”). Each whole Redeemable Warrant offered in the Public Offering is exercisable to purchase one of the Company’s Class A ordinary shares. Only whole Redeemable Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination covering the Class A ordinary shares issuable upon the exercise of warrants. No fractional shares will be issued upon exercise of the Redeemable Warrants. If, upon exercise of the Redeemable Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the Redeemable Warrant holder. Each Redeemable Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation . However, if the Company does not complete its initial Business Combination on or prior to the end of the Revised Combination Period, the Redeemable Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of a Redeemable Warrant during the exercise period, there will be no net cash settlement of these Redeemable Warrants and the Redeemable Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Redeemable Warrants become exercisable, the Company may redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Redeemable Warrant holders, and that certain other conditions are met. Once the Redeemable Warrants become exercisable, the Company may also redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the Class A ordinary shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the Class A ordinary shares is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above (the “Public Warrants”). If issued, the Distributable Redeemable Warrants are identical to the Redeemable Warrants and together represent the Public Warrants.

The Company had granted the underwriters a 45-day option to purchase up to 2,500,000 Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions, and such option was exercised in full at the closing of the Public Offering and included in the 30,000,000 Units sold on January 14, 2021.

The Company paid an underwriting discount of 2.0% of the per Unit price, $6,000,000, to the underwriters at the closing of the Public Offering, and there is a deferred underwriting fee of 3.5% of the per Unit price, $10,500,000, which is payable upon the completion of the Company’s initial Business Combination.

F-21

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The shareholders of the Company approved the Extension Amendment Proposal at the extraordinary general meeting (the “Extension Meeting”) and on January 11, 2023, in connection with that vote, the holders of 26,068,281 Class A ordinary shares of the Company properly exercised their right to redeem their shares for an aggregate price of approximately $10.167 per share, for an aggregate redemption amount of approximately $265,050,166. In addition, 4,344,714 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 26,068,281 Class A ordinary shares redeemed and so the carrying amount of those warrants, approximately $130,000, was removed from the warrant liabilities on the consolidated balance sheets .

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. In addition, 356,189 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 2,137,134 Class A ordinary shares redeemed and so the carrying amount of those warrants will be removed from the warrant liabilities on the consolidated balance sheets in 2024.

Note 5 – Related Party Transactions

Founder Shares:

During 2020, the Sponsor purchased 7,187,500 Class B ordinary shares (the “Founder Shares”) for $25,000 (which amount was paid directly for organizational costs and costs of the Public Offering by the Sponsor on behalf of the Company), or approximately $0.003 per share. In January 2021, the Company effected a share capitalization resulting in there being an aggregate of 7,500,000 Founder Shares issued. The Founder Shares are substantially identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares automatically convert into Class A ordinary shares at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below, and the Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then 12.5% on each of the attainment of Return to Shareholders (as defined in the agreement) exceeding 20%, 30%, 40% and 50%. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

The Sponsor agreed to forfeit up to 625,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The underwriters exercised their over-allotment option in full and therefore such shares are no longer subject to forfeiture.

In addition to the vesting provisions of the Founder Shares discussed above and in Note 8, the Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-22

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Private Placement Warrants:

The Sponsor purchased from the Company an aggregate of 5,566,667 warrants at a price of $1.50 per warrant (a purchase price of $8,350,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution from the Trust Account to the public shareholders and the Private Placement Warrants issued to the Sponsor will expire worthless.

Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have piggyback registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

Related Party Loans:

Sponsor working capital loans - On August 1, 2022, the Company issued a promissory note (the “August 1, 2022 Note” or “August 1, 2022 Notes payable – related party”) in the principal amount of up to $2,000,000 to its Sponsor. The August 1, 2022 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The August 1, 2022 Note bears no interest and is due and payable, as amended in connection with the January 2024 Extension Amendment Proposal, upon the earlier to occur of (i) July 14, 2024 and (ii) the effective date of a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar Business Combination and (iii) the liquidation of the Company. During the year ended December 31, 2023, approximately $30,000 of this loan was repaid. As of December 31, 2023 and 2022, the outstanding principal balance under the August 1, 2022 Note was $755,000 and $785,000, respectively.

F-23

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Extension promissory notes – related party -

On January 3, 2023, the Company issued a promissory note (the “January 3, 2023 Note”) in the principal amount of up to $250,000 to its Sponsor. The January 3, 2023 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The January 3, 2023 Note bears no interest and is due and payable upon the Business Combination. As of December 31, 2023, no amounts have been drawn down and there was no outstanding principal balance under the January 3, 2023 Note. At the election of the Payee, $250,000 of the unpaid principal amount of the January 3, 2023 Note may be converted into warrants of the Company (“Warrants”), at a price of $1.50 per warrant, each warrant exercisable for one Class A ordinary share, of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Company’s Public Offering.

On January 13, 2023, the Company issued a promissory note (the “January 13, 2023 Note” and together with the January 3, 2023 Note, the “Extension promissory notes – related party”) in the principal amount of up to $4,000,000, as amended subsequent to December 31, 2023, on February 13, 2024, to its Sponsor. The January 13, 2023 Note was issued in connection with advances the Sponsor may make to the Company for contributions to the Trust Account in connection with the Extension and other expenses reasonably related to its business and the consummation of the Business Combination. The January 13, 2023 Note bears no interest and is due and payable upon the Business Combination. At the election of the Payee, up to $1,750,000 of the January 13, 2023 Note may be converted, at the option of the lender, into Warrants, at a price of $1.50 per warrant, each warrant exercisable for one Class A ordinary share of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Public Offering.

During the year ended December 31, 2023, the Company made drawdowns aggregating approximately $2,726,000 under the January 13, 2023 Note in order to pay extension payments and for working capital. The Company records such notes at par value and believes that the fair value of the conversion feature is not material based upon the trading price of the similarly termed Public Warrants. At December 31, 2023 and 2022, the outstanding principal balance under the note was approximately $2,726,000 and $0, respectively.

Subsequent to December 31, 2023 the Company borrowed approximately $395,000 to fund working capital.

Administrative Services Agreement:

The Company has agreed to pay $25,000 a month to the Sponsor for office space and rent and for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on the date the securities are first listed on Nasdaq Capital and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. Approximately $300,000 was charged to general and administrative expenses during both periods ended December 31, 2023 and 2022 for this agreement. There were amounts of approximately $275,000 and $0 included in accrued liabilities at December 31, 2023 and 2022, respectively.

Note 6 – Accounting for Warrant Liability

At December 31, 2023 and 2022, there were 11,221,954 and 15,566,667 warrants, respectively, outstanding including 5,655,286 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2023 and 10,000,000 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2022. 4,344,714 contingent redeemable warrants that would have been exercisable by the former holders of the 26,068,281 Class A ordinary shares redeemed in January 2023 are no longer available for exercise.

The Company’s warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. As such, the Company’s warrants are accounted for as warrant liabilities which are required to be valued at fair value at each reporting period.

F-24

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$150,000	$150,000	$—	$—
Private Placement Warrants	187,000	—	187,000	—
Warrant liability at December 31, 2023	$337,000	$150,000	$187,000	$—

Description	At December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$300,000	$—	$—
Private Placement Warrants	167,000	—	167,000	—
Warrant liability at December 31, 2022	$467,000	$300,000	$167,000	$—

At December 31, 2022 and 2023, the Company valued its (a) Public Warrants based on the closing price at December 31, 2023 and 2022, respectively, in an active market and (b) Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting.

See also Note 4 regarding contingent warrants forfeited subsequent to December 31, 2023.

Note 7 – Trust Account and Fair Value Measurement

The Company complies with FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account.

On January 11, 2023, shareholders redeemed 26,068,281 Class A ordinary shares at $10.16 per share, approximately $265,050,000, from the Trust Account and from Class A ordinary shares subject to redemption as further discussed in these notes to consolidated financial statements.

Subsequent to December 31, 2023, on January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331.

F-25

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Company classifies its U.S. government treasury bills and equivalent securities (when it owns them) as held to maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Money market funds are valued at market.

The funds in the Trust Account were held in an interest-bearing cash account at December 31, 2023. The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2022 consisted of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying Value at December 31, 2022	Quoted Price in Active Markets (Level 1)
Assets:
Money Market Fund	$304,675,000	$304,675,000
Total	$304,675,000	$304,675,000

Note 8 – Shareholders’ Deficit

Ordinary Shares:

The authorized ordinary shares of the Company include 500,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares or 550,000,000 ordinary shares in total. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Except with respect to matters pertaining to directors prior to the Business Combination, holders of the Company’s Class A ordinary shares and Class B ordinary shares vote together as a single class and are entitled to one vote for each Class A ordinary shares and Class B ordinary shares.

The Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then an additional 12.5% on the attainment of each of a series of certain “shareholder return” targets exceeding 20%, 30%, 40% and 50%, as further defined in the agreement. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

At December 31, 2023 and 2022, there were 7,500,000 Class B ordinary shares issued and outstanding, and 0 and 0 Class A ordinary shares issued and outstanding (after deducting 3,931,719 and 30,000,000, respectively, Class A ordinary shares subject to possible redemption at December 31, 2023 and 2022).

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. Also subsequent to December 31, 2023 and in connection with the 2024 Extension Agreement, as discussed in Note 1, the Company entered into non-redemption agreements with holders of 1,503,254 Class A ordinary shares in exchange for the transfer of 127,777 Class B ordinary shares (after conversion to Class A ordinary shares), among other items.

F-26

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Preference Shares:

The Company is authorized to issue 5,000,000 preference shares, par value $0.0001 (the “Preference shares”), with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no Preference shares issued or outstanding.

Note 9 – Commitments and Contingencies

Business Combination Costs:

In connection with identifying an initial Business Combination candidate and negotiating an initial Business Combination, the Company has entered into, and may enter into additional, engagement letters or agreements with various consultants, advisors, professionals and others. The services under these engagement letters and agreements are material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting commission) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to the Company’s independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.

Risks and Uncertainties:

Bank Closures — Management acknowledges that the Company depends on a variety of U.S. and multi-national financial institutions for banking services. Market conditions can impact the viability of these institutions, which in effect will affect the Company’s ability to maintain and provide assurances that it can access its cash and cash equivalents in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s liquidity, business and financial condition.

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including the invasion of Ukraine by Russia and the Israel-Hamas war, and economic sanctions and countermeasures on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these consolidated financial statements.

F-27

Stardust Power Inc.

(F/K/A Global Partner Acquisition Corp II)

Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$-	$22,000
Prepaid expenses	405,000	14,000
Total current assets	405,000	36,000

Cash held in trust account	1,531,000	43,704,000
Total assets	$1,936,000	$43,740,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,937,000	$64,000
Promissory note – related party	755,000	755,000
Extension promissory notes – related party	3,372,000	2,726,000
Accrued liabilities	5,730,000	4,327,000
Total current liabilities	11,794,000	7,872,000
Other liabilities
Warranty liability	1,906,000	337,000
Deferred underwriting commission	10,500,000	10,500,000
Total liabilities	24,200,000	18,709,000
Commitments and contingencies	-	-
Class A ordinary shares subject to possible redemption; 134,550 and 3,931,719 shares, respectively (at approximately $11.38 and $11.12 per share at June 30, 2024 and December 31, 2023, respectively)	1,531,000	43,704,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized, none issued or outstanding at June 30, 2024 and December 31, 2023	-	-
Class A ordinary shares, $0.0001 par value, 500,000,000 authorized shares, 7,400,000 and 0 shares, respectively, issued and outstanding at June 30, 2024 and December 31, 2023 (excluding 134,550 and 3,931,719 shares, respectively, subject to possible redemption at June 30, 2024 and December 31, 2023)	1,000	-
Class B ordinary shares, $0.0001 par value, 50,000,000 authorized shares, 100,000 and 7,500,000 shares, respectively issued and outstanding at June 30, 2024 and December 31, 2023	-	1,000
Additional paid-in capital	-	-
Accumulated deficit	(23,796,000)	(18,674,000)
Total shareholders’ deficit	(23,795,000)	(18,673,000)
Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit	$1,936,000	$43,740,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-28

Stardust Power Inc.

(F/K/A Global Partner Acquisition Corp II)

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$-	$-	$-	$-
General and administrative expenses	(1,462,000)	(313,000)	(3,553,000)	(1,391,000)
Gain from settlement and release of liabilities	-	-	-	2,961,000
Operating (loss)/ income	(1,462,000)	(313,000)	(3,553,000)	1,570,000
Other incomes (expenses)
Income from cash and investments held in the Trust Account	215,000	471,000	488,000	1,392,000
Write-off contingent warrants associated with shares redeemed	-	-	-	130,000
Change in fair value of warrant liability	(928,000)	1,964,000	(1,569,000)	(56,000)
Total other income/ (expenses)	(713,000)	2,435,000	(1,081,000)	1,466,000

Net (Loss)/ income	$(2,175,000)	$2,122,000	$(4,634,000)	$3,036,000

Weighted average Class A ordinary shares outstanding -– basic and diluted	8,796,000	3,932,000	5,472,000	5,372,000
Net (loss)/ income per Class A ordinary share – basic and diluted	$(0.24)	$0.19	$(0.49)	$0.24
Weighted average Class B ordinary shares outstanding -– basic and diluted	425,000	7,500,000	3,963,000	7,500,000
Net (loss) income per Class B ordinary share – basic and diluted	$(0.24)	$0.19	$(0.49)	$0.24

See accompanying notes to unaudited condensed consolidated financial statements.

F-29

Stardust Power Inc.

(F/K/A Global Partner Acquisition Corp II)

Condensed Consolidated Statements of Changes in Shareholders’ Deficit

(unaudited)

For three months ended June 30, 2024

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at March 31, 2024	-	$-	7,500,000	$1,000	$-	$(21,406,000)	$(21,405,000)
Conversion of class B to class A shares	7,400,000	1,000	(7,400,000)	(1,000)	-	-	-
Accretion in value of class A ordinary shares subject to redemption	-	-	-	-	-	(215,000)	(215,000)
Net (loss)	-	-	-	-	-	(2,175,000)	(2,175,000)
Balance as at June 30, 2024	7,400,000	$1,000	100,000	$-	$-	$(23,796,000)	$(23,795,000)

For six months ended June 30, 2024

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2023	-	$-	7,500,000	$1,000	$-	$(18,674,000)	$(18,673,000)
Conversion of class B to class A shares	7,400,000	1,000	(7,400,000)	(1,000)	-	-	-
Accretion in value of class A ordinary shares subject to redemption	-	-	-	-	-	(488,000)	(488,000)
Net (loss)	-	-	-	-	-	(4,634,000)	(4,634,000)
Balance as at June 30, 2024	7,400,000	$1,000	100,000	$-	$-	$(23,796,000)	$(23,795,000)

For three months ended June 30, 2023

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as at March 31, 2023	-	$-	7,500,000	$1,000	$-	$(15,192,000)	$(15,191,000)
Accretion in value of class A ordinary shares subject to redemption	-	-	-	-	-	(921,000)	(921,000)
Net income	-	-	-	-	-	2,122,000	2,122,000
Balance as at June 30, 2023	-	$-	7,500,000	$1,000	$-	$(13,991,000)	$(13,990,000)

For six months ended June 30, 2023

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as at December 31, 2022	-	$-	7,500,000	$1,000	$-	$(14,735,000)	$(14,734,000)
Accretion in value of class A ordinary shares subject to redemption	-	-	-	-	-	(2,292,000)	(2,292,000)
Net income	-	-	-	-	-	3,036,000	3,036,000
Balance as at June 30, 2023	-	$-	7,500,000	$1,000	$-	$(13,991,000)	$(13,990,000)

See accompanying notes to unaudited condensed consolidated financial statements.

F-30

Stardust Power Inc.

(F/K/A Global Partner Acquisition Corp II)

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net (loss)/ income	$(4,634,000)	$3,036,000

Adjustments to reconcile net (loss)/ income to net cash provided by (used in) operating activities:
Income from cash and investments held in Trust Account	(488,000)	(1,392,000)
Change in fair value of warrant liability	1,569,000	(74,000)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(391,000)	(134,000)
Accounts payable	1,873,000	(60,000)
Accrued liabilities and other current liabilities	1,403,000	(1,995,000)
Net cash used in operating activities	(668,000)	(619,000)
Cash flows from investing activities:
Cash deposited in Trust Account	-	(900,000)
Cash withdrawn from Trust Account to pay redemptions	42,661,000	265,050,000
Net cash provided by investing activities	42,661,000	264,150,000
Cash flows from financing activities:
Redemption of 3,797,169 and 26,068,281 Class A common shares in 2024 and 2023, respectively	(42,661,000)	(265,050,000)
Repayment of Promissory Note – related party	-	(30,000)
Proceeds of Extension Promissory Note – related party	646,000	1,454,000
Net cash used in financing activities	(42,015,000)	(263,626,000)

Net increase in cash	(22,000)	(95,000)
Cash at the beginning of the period	22,000	101,000
Cash at the end of the period	$-	$6,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-31

Stardust Power Inc.

(F/K/A Global Partner Acquisition Corp II)

Notes to Condensed Consolidated Financial Statements June 30, 2024 (unaudited)

Note 1 – Description of Organization and Business Operations

Stardust Power Inc. formerly known as Global Partner Acquisition Corp II was incorporated under the laws of the Cayman Islands as an exempted company on November 3, 2020. Together with its wholly owned subsidiaries First Merger Sub and Second Merger Sub, both incorporated or formed in Delaware in November 2023, the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Domestication and Mergers

As previously announced, GPAC II, a Cayman Islands exempted company, entered into that certain Business Combination Agreement pursuant to which on July 8, 2024 (the “Closing Date”), prior to the consummation of the Mergers (as defined below) contemplated by the Business Combination Agreement, and upon receipt of Supermajority Acquiror Shareholder Approval (as defined therein), GPAC II domesticated as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Companies Act (As Revised) of the Cayman Islands.

Prior to the Domestication, each GPAC II Class B ordinary share, par value $0.0001 per share (the “Class B Ordinary Share”), outstanding was converted into one (1) GPAC II Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Share” or “Public Share,” and together with Class B Ordinary Shares, the “GPAC II Ordinary Shares”), in accordance with GPAC II’s amended and restated memorandum and articles of association (the “Articles of Association”) and as set forth in the Sponsor Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among Global Partner Sponsor II, LLC (the “Sponsor”), GPAC II, and GPAC II executive officers and directors (the “Class B Ordinary Share conversion”). In connection with the Domestication, (i) each Class A Ordinary Share outstanding immediately prior to the effective time of the Domestication and following the Class B Ordinary Share conversion was converted into one share of GPAC II common stock, par value $0.0001 per share (the “GPAC II Common Stock”) and (ii) each then-issued and outstanding whole warrant exercisable for one Class A Ordinary Share was converted into a warrant exercisable for one share of GPAC II Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of January 11, 2021, by and between GPAC II and Continental Stock Transfer & Trust Company, as warrant agent (as amended or amended and restated from time to time). In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of GPAC II that has not been previously separated into the underlying Class A Ordinary Shares and the underlying GPAC II warrants was cancelled, entitling the holder thereof to one share of GPAC II Common Stock and one-sixth of one GPAC II warrant.

The Business Combination Agreement provided for, among other things, the following, all of which occurred on July 8, 2024: (i) the Domestication, (ii) following the Domestication, First Merger Sub merged with and into Stardust Power, with Stardust Power being the surviving company (also referred to herein as the “Combined Company”) in the merger (the “First Merger”) and, (iii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, Stardust Power merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, the “Surviving Company”), and as a result of which the Surviving Company became a wholly-owned subsidiary of GPAC II. At Closing, (i) the Sponsor forfeited an aggregate of 3,500,000 GPAC II Ordinary Shares, (ii) reissued 127,777 GPAC II Ordinary Shares as Class A Ordinary Shares to certain GPAC II investors who agreed not to redeem their respective shares of Class A Ordinary Shares in connection with GPAC II’s extraordinary general meeting of shareholders held on January 9, 2024, (iii) issued 1,077,541 shares of GPAC II Common Stock to a large institutional investor and two other investors (the “PIPE Investors”) pursuant to subscription agreements that were entered into on June 20, 2024 (the “PIPE Subscription Agreements”), and (iv) GPAC II changed its name to “Stardust Power Inc.” Following Closing, Common Stock, par value $0.0001 per share (“Combined Company Common Stock”), and warrants (the “Warrants”) trade on the Nasdaq Global Market (“Nasdaq”) under the new symbols “SDST” and “SDSTW,” respectively. At Closing, in connection with the Transactions, GPAC II and certain holders of Combined Company Common Stock (as defined below) (the “Stardust Power Stockholders”) entered into a Stockholder Agreement, a Registration Rights Agreement and a Lock-Up Agreement, each in form and in substance that became effective upon the Closing.

F-32

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each share of Common Stock (including Common Stock issued in connection with the Stardust Power SAFE Conversion), issued and outstanding immediately prior to the First Effective Time other than any Cancelled Shares and Dissenting Shares were converted into the right to receive the applicable Per Share Consideration. The total consideration paid at Closing to the selling parties in connection with the Business Combination Agreement was based on an enterprise value of $447,500,000 (excluding a $50 million earnout, based upon an assumed price of $10 per share, payable upon achievement of certain milestones), subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each outstanding Company Option (as defined in the Business Combination Agreement), whether vested or unvested, has converted into an option to purchase a number of shares of GPAC II Common Stock equal to the number of shares of GPAC II Common Stock subject to such Company Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Common Stock divided by the Per Share Consideration, subject to certain adjustments and (ii) each share of Company Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time has converted into a number of shares of GPAC II Common Stock equal to the number of shares of Common Stock subject to such Company Restricted Stock multiplied by the Per Share Consideration. Except as provided in the Business Combination Agreement, the terms and conditions (including vesting and exercisability terms, as applicable) have continued after Closing as were applicable to the corresponding former Company Option and Company Restricted Stock, as applicable, immediately prior to the First Effective Time.

The accompanying unaudited condensed consolidated financial statements reflect the accounts and activities of only GPAC II, First Merger Sub, and Second Merger Sub, as of June 30, 2024, prior to the closing date.

All dollar amounts are rounded to the nearest thousand dollars.

Business Prior to the Business Combination

Prior to the Business Combination, GPAC II had two wholly owned subsidiaries which were formed on November 3, 2020, First Merger Sub and Second Merger Sub.

All activity for the period from November 3, 2020 (inception) through June 30, 2024 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and consummating the acquisition of Stardust Power. The Company did not generate any operating revenues prior to completing its Business Combination. During the fiscal quarter, the Company generated non-operating income in the form of interest income from the proceeds derived from the Public Offering.

In January 2023, the shareholders of the Company (the “shareholders”) took various actions and the Company entered into various agreements resulting in a change of control of the Company, redemption of approximately 87% of its Class A Ordinary Shares, an extension of the date to complete a Business Combination and certain additional financing and other matters as discussed in further detail in the Form 10-K Annual Report filed on March 19, 2024 (the “Form 10-K”), the amended report on Form 10-K/A filed on April 22, 2024 amending the Form 10-K (the “Form 10-K/A”, and together with Form 10-K, the “Annual Report”), and the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2023.

On January 9, 2024, in connection with the 2024 Extension Meeting (as defined below), there was a further extension of the date to complete a business combination resulting in a new date upon which the Company must complete a Business Combination (the “New Termination Date”), as well as shareholder redemptions of 2,137,134 Class A Ordinary Shares for approximately $23,615,000 and non redemption agreements with holders of 1,503,254 Class A Ordinary Shares in exchange for the transfer of 127,777 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with Class A Ordinary Shares, the “Ordinary Shares”), following the conversion of 7,400,000 Class B Ordinary Shares into Class A Ordinary Shares, and the increase in the amount available to the Company under the extension promissory notes among other items, as discussed in various notes below regarding the 2024 Extension Meeting and as described in the Form 8-K filed with the SEC on January 16, 2024 and April 8, 2024.

On April 5, 2024, the Sponsor converted 7,400,000 Class B Ordinary Shares into Class A Ordinary Shares, on a one-for-one basis. The Sponsor waived any right to receive funds from the Company’s Trust Account with respect to the Class A Ordinary Shares received upon such conversion and acknowledged that such shares will be subject to all of the restrictions applicable to the Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 11, 2021, by and among the Company and its officers, its directors and the Sponsor (as amended). Following the conversion, the Company had a total of 9,194,585 Class A Ordinary Shares and 100,000 Class B Ordinary Shares outstanding.

F-33

On April 24, 2024, the Company, First Merger Sub, Second Merger Sub, and Stardust Power, entered into Amendment No. 1 (the “Amendment”) to that certain Business Combination Agreement, dated November 21, 2023, (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), to, among other things, (i) amend the definition of “Equity Value” and (ii) amend the definition of “Alternative Financing.” Other than the terms of the Amendment, all the terms, covenants, agreements, and conditions of the Business Combination Agreement remain in full force and effect in accordance with its original terms.

On May 24, 2024, GPAC II filed a definitive proxy statement/prospectus (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting (the “Special Meeting”) of GPAC II shareholders, to vote upon, among other things, a proposal to adopt and approve that certain Business Combination Agreement.

On June 20, 2024, GPAC II, First Merger Sub, Second Merger Sub, and Stardust Power entered into Amendment No. 2 to the Business Combination Agreement to (i) amend the definition of “Sponsor Loans Settlement” to provide that Global Partner Sponsor II LLC shall waive any entitlement to the 1,709,570 additional private placement warrants it would otherwise be entitled to with respect to the conversion of the $2,564,355 of Sponsor Loans incurred prior to October 3, 2023 and (ii) amend the definition of “Enterprise Value” to mean $447.5 million, which reflects a $2,500,000 reduction from the prior value. Other than the terms of Amendment No. 2, all of the terms, covenants, agreements, and conditions of the Business Combination Agreement remained in full force and effect in accordance with its original terms. Additionally, on June 20, 2024, GPAC II entered into PIPE Subscription Agreements with PIPE Investors pursuant to which the PIPE Investors agreed to purchase in a private placement, 1,077,541 shares of GPAC II common stock at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000 (the “PIPE Investment”). The PIPE Subscription Agreements provided, among other things, that the PIPE Investment were conditioned upon the consummation of the transactions contemplated by the Business Combination Agreement. In connection with the negotiation of the PIPE Subscription Agreement, GPAC II and Stardust Power did not intend to draw down in excess of $3 million, if at all, on the commitments under the existing Financing Commitment and Equity Line of Credit Agreement between Stardust Power and the large institutional investor in the PIPE Investment, which provided Stardust Power an option to issue additional Common Stock to such investor. The purpose of the PIPE Investment was to raise additional capital for use by the Company following the consummation of the transactions contemplated by the Business Combination.

On June 27, 2024, the Company held its Special Meeting where, among other things, the proposal to adopt that certain Business Combination Agreement was approved.

Trust Account:

The funds in the Trust Account can only be invested in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940. On January 11, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets, legal and accounting fees related to regulatory reporting obligations, payment for services of investment professionals and support services, continued listing fees and continuing general and administrative expenses.

The Company’s amended and restated memorandum and articles of association provided that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of (a) the completion of the initial Business Combination, (b) the redemption of any Class A Ordinary Shares that are not subject to all the restrictions applicable to Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 11, 2021, by and among the Company and its officers, its directors and the Sponsor (as amended) properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum of association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination by the date by which the Company is required to consummate a business combination pursuant to the amended and restated memorandum and articles of association, July 14, 2024 if extended per below (previously January 14, 2023 and then January 14, 2024 as discussed below) (the “Termination Date”), or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination by the Termination Date, subject to applicable law, which includes the extended time that the Company has to consummate a Business Combination beyond the Termination Date as a result of a shareholder vote to amend the Company’s amended and restated articles of incorporation. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of holders of Public Shares.

On January 11, 2023, the Company’s shareholders voted to extend the date by which the Company has to consummate a Business Combination from January 14, 2023 to April 23, 2023 and to allow the Company, without another shareholder vote, to elect to extend the date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time up until the Termination Date of January 14, 2024. Upon each of the nine one-month extensions, the Sponsor or one or more of its affiliates, members or third-party designees may contribute to the Company $150,000 as a loan to be deposited into the Trust Account. During the year ended on December 31, 2023 the board of directors of the Company approved (i) one-month extensions of the Termination Date in from April through December, resulting in a new Termination Date of January 14, 2024, and (ii) draws of an aggregate of $1,800,000 pursuant to the Extension Promissory Note - related party (as defined below) to fund the extensions.

On January 9, 2024, the Company held the extraordinary general meeting of shareholders of the Company (the “2024 Extension Meeting”) to amend (the “2024 Articles Amendment”), by way of special resolution, the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a Business Combination until the New Termination Date for a total of an additional six months after January 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (collectively, the “2024 Extension Amendment Proposal”); to eliminate, by way of special resolution, from the amended and restated memorandum and articles of association the limitation that GPAC II may not redeem Class A Ordinary Shares to the extent that such redemption would result in GPAC II having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”); to provide, by way of special resolution, that Public Shares may be issued to the Sponsor by way of conversion of Class B Ordinary Shares, into Public Shares, despite the restriction on issuance of additional Public Shares (the “Founder Conversion Amendment Proposal” and together with the 2024 Extension Amendment Proposal and Redemption Limitation Amendment Proposal, the “Proposals”); and, if required an adjournment proposal to adjourn, by way of ordinary resolution, the 2024 Extension Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the 2024 Extension Meeting, there are insufficient Ordinary Shares at the 2024 Extension Meeting to approve the Proposals, or (ii) where the board of directors of the Company has determined it is otherwise necessary (the “Adjournment Proposal”). The shareholders of the Company approved the Proposals at the 2024 Extension Meeting and on January 11, 2024, the Company filed the 2024 Articles Amendment with the Registrar of Companies of the Cayman Islands.

On January 9, 2024 and in connection with the 2024 Extension Meeting to approve the 2024 Extension Amendment Proposal, the Company’s Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares of the Company in connection with the 2024 Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, the Sponsor agreed to transfer or cause to be issued for no consideration, an aggregate of 127,777 Ordinary Shares and simultaneous forfeiture of 127,777 Ordinary Shares in connection with the Company’s completion of its initial Business Combination.

In connection with the Business Combination, at the Special Meeting on June 27, 2024, holders of 1,660,035 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.38 per share, for an aggregate redemption amount of $18,893,209. Following such redemptions, 134,550 Class A Ordinary Shares held by shareholders other than the Sponsor, remain outstanding, representing $1,531,342 cash in trust. Subsequently on July 3, 2024 holders of 2,877 GPAC II Class A Ordinary Shares reversed their redemptions, resulting in a total of 137,427 GPAC II Class A Ordinary Shares outstanding as of July 3, 2024.

F-34

Going Concern:

At June 30, 2024, the Company had approximately $0 in cash and approximately $11,389,000 in working capital deficit. The Company has incurred significant costs and expects to continue to incur additional costs in pursuit of its Business Combination. Until June 30, 2024, and through the closing date, the Company used the funds from Sponsor loans in connection with consummating the Business Combination with Stardust.

Upon completion of the Business Combination with Stardust Power Inc. on July 8, 2024, the Company’s consolidated cash balance increased due to the PIPE investments of $10,075,000, and $1,481,835 of trust account proceeds, net of redemptions and related fees. The combined company is also required to make various payments including SPAC transaction costs incurred upon the close of the Business Combination.

As of the date on which these unaudited condensed consolidated financial statements were available to be issued, we believe that the cash on hand and additional investments obtained through the Business Combination will be inadequate to satisfy Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation:

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, First Merger Sub and Second Merger Sub, both formed to facilitate the acquisition of Stardust Power (Note 1). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation:

The accompanying unaudited condensed consolidated interim financial statements of the Company are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year or any future periods.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s audited financial statements included in the Company’s Annual Report which contains the audited financial statements and notes thereto as of December 31, 2023 and for the year then ended.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net (Loss) Income per Ordinary Share:

Net (loss) income per Ordinary Share is computed by dividing (loss) income applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement to purchase an aggregate of 10,557,453 at June 30, 2024 (11,221,954 at December 31, 2023) Class A Ordinary Shares in the calculation of diluted (loss) income per Ordinary Share, since their inclusion would be anti-dilutive under the treasury stock method and are dependent on future events. As a result, diluted (loss) income per Ordinary Share is the same as basic (loss) income per Ordinary Share for the period.

F-35

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A Ordinary Shares and Class B Ordinary Shares. Income and losses are shared pro rata among the two classes of shares. Net (loss) income per Ordinary Share is calculated by dividing the net (loss) income by the weighted average number of Ordinary Shares outstanding during the respective period. The changes in redemption value that are accreted to Public Shares subject to redemption (see below) is representative of fair value and therefore is not factored into the calculation of earnings per share.

The following tables reflect the earnings per share after allocating (loss) income between the shares based on outstanding shares:

	Three months ended June 30, 2024		Six months ended June 30, 2024
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net (loss) income per Ordinary Share:
Allocation of (loss) income– basic and diluted	$(2,075,000)	$(100,000)	$(2,688,000)	$(1,946,000)
Denominator:
Basic and diluted weighted average Ordinary Shares:	8,796,000	425,000	5,472,000	3,963,000

Basic and diluted (loss) income per Ordinary Share	$(0.24)	$(0.24)	$(0.49)	$(0.49)

	Three months ended June 30, 2023		Six months ended June 30, 2023
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net (loss) income per Ordinary Share:
Allocation of (loss) income– basic and diluted	$730,000	$1,392,000	$1,267,000	$1,769,000
Denominator:
Basic and diluted weighted average Ordinary Shares:	3,932,000	7,500,000	5,372,000	7,500,000

Basic and diluted (loss) income per Ordinary Share	$0.19	$0.19	$0.24	$0.24

Concentration of Credit Risk:

The Company can have significant cash balances at financial institutions which throughout the year may exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at June 30, 2024 and December 31, 2023.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements” (“ASC 820”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. As of June 30, 2024 and December 31, 2023, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses and promissory notes payable – related party (including the extension promissory note) approximate their fair values primarily due to the short-term nature of the instruments.

F-36

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated balance sheet and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering totaled approximately $17,054,000 including $16,500,000 of underwriters’ discount. Such costs were allocated among the temporary equity and warrant liability components, based on their relative fair value. Upon completion of the Public Offering, approximately $16,254,000 has been charged to temporary equity for the temporary equity components and approximately $800,000 has been charged to other expense for the warrant liability.

Class A Ordinary Shares Subject to Possible Redemption:

As discussed in Note 3, all of the 30,000,000 Class A Ordinary Shares sold as part of the Units (as defined below) in the Public Offering contain a redemption feature that allows for the redemption under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. All of the Public Shares are redeemable, and are subject to redemption on the enclosed condensed consolidated balance sheets.

On January 11, 2023, in connection with the vote to approve the 2023 Extension Amendment Proposal the holders of 26,068,281 Class A Ordinary Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 reducing the number of Class A Ordinary Shares to 3,931,719.

On January 9, 2024, in connection with the vote to approve the 2024 Extension Amendment Proposal, the holders of 2,137,134 Class A Ordinary Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share for an aggregate redemption amount of approximately $23,615,000 reducing the number of Class A Ordinary Shares from 3,931,719 to 1,794,585.

On June 27, 2024, in connection with the Special Meeting to approve the Business Combination and other related matters, the holders of 1,660,035 Class A Ordinary Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $11.38 per share for an aggregate redemption amount of approximately $18,893,209 reducing the number of Class A Ordinary Shares from 1,794,585 to 134,550. Subsequently on July 3, 2024 holders of 2,877 GPAC II Class A Ordinary Shares reversed their redemptions, resulting in a total of 137,427 GPAC II Class A Ordinary Shares outstanding as of July 3, 2024.

F-37

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Ordinary Shares are affected by adjustments to additional paid-in capital. Accordingly, 134,550 and 3,931,719 shares, respectively, were classified outside of permanent deficit at June 30, 2024 and December 31, 2023, respectively.

Public Shares subject to possible redemption consist of the following:

	Dollars	Shares
Gross proceeds of Public Offering	$300,000,000	30,000,000
Less: Proceeds allocated to Public Warrants	(14,100,000)	-
Offering costs	(16,254,000)	-
Plus: Accretion of carrying value to redemption value	30,354,000	-
Subtotal at inception and at December 31, 2021	300,000,000	30,000,000
Plus: Accretion of carrying value to redemption value	4,675,000	-
Class A Ordinary Shares subject to possible redemption at December 31, 2022	$304,675,000	30,000,000
Less: Class A Ordinary Shares redeemed on January 11, 2023	(265,050,000)	(26,068,281)
Plus: Accretion of carrying value to redemption value	4,079,000	-
Balance at December 31, 2023	$43,704,000	3,931,719
Less: Public Shares redeemed on January 9, 2024	(23,768,000)	(2,137,134)
Plus: Accretion of carrying value to redemption value	273,000	-
Balance at March 31, 2024 (unaudited)	$20,209,000	1,794,585
Less: Public Shares redeemed on June 27, 2024	(18,893,000)	(1,660,035)
Plus: Accretion of carrying value to redemption value	215,000	-
Balance at June 30, 2024 (unaudited)	$1,531,000	134,550

Income Taxes:

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the balance sheet recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. There were no unrecognized tax benefits as of June 30, 2024 and December 31, 2023. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2024 or December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant Liability:

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Ordinary Shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

F-38

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statement of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the unaudited condensed consolidated balance sheet through the date that the unaudited condensed consolidated financial statements were available to be issued and has concluded that all such events that would require adjustment or disclosure in the unaudited condensed consolidated financial statement have been recognized or disclosed.

On July 8, 2024, GPAC II completed its Business Combination with Stardust Power. Refer to notes 1 and 3 for details. GPAC II deregistered as a Cayman Islands exempted company and domesticate as a Delaware corporation. As per the Business Combination Agreement, the First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity. With the consummation of the business combination, the underwriters waived their commission fees.

Recent Accounting Pronouncements:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis. The Company has adopted this standard for its Extension promissory notes and there is no impact to the unaudited condensed consolidated financial statements – related party as further discussed in Note 4.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3 – Public Offering

On January 14, 2021, the Company consummated the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A Ordinary Shares, one-sixth of one detachable redeemable warrant (the “Detachable Redeemable Warrants”) and the contingent right to receive, in certain circumstances, in connection with the Business Combination, one-sixth of one distributable redeemable warrant for each Public Share that a Public Shareholder holds and does not redeem in connection with the Company’s initial Business Combination (the “Distributable Redeemable Warrants,” and together with the Detachable Redeemable Warrants, the “Redeemable Warrants”). Each whole Redeemable Warrant offered in the Public Offering is exercisable to purchase one of the Company’s Class A Ordinary Shares. Only whole Redeemable Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination covering the Class A Ordinary Shares issuable upon the exercise of warrants. No fractional shares will be issued upon exercise of the Redeemable Warrants. If, upon exercise of the Redeemable Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to the Redeemable Warrant holder. Each Redeemable Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the New Termination Date, the Redeemable Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A Ordinary Shares to the holder upon exercise of a Redeemable Warrant during the exercise period, there will be no net cash settlement of these Redeemable Warrants and the Redeemable Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Redeemable Warrants become exercisable, the Company may redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Redeemable Warrant holders, and that certain other conditions are met. Once the Redeemable Warrants become exercisable, the Company may also redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the Class A Ordinary Shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the Class A Ordinary Shares is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above (the “Public Warrants”). If issued, the Distributable Redeemable Warrants are identical to the Redeemable Warrants and together represent the Public Warrants.

F-39

The Company had granted the underwriters a 45-day option to purchase up to 2,500,000 Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions, and such option was exercised in full at the closing of the Public Offering and included in the 30,000,000 Units sold on January 14, 2021.

The Company paid an underwriting discount of 2.0% of the per Unit price, $6,000,000, to the underwriters at the closing of the Public Offering, and there is a deferred underwriting fee of 3.5% of the per Unit price, $10,500,000, which is payable upon the completion of the Company’s initial Business Combination. During the six months ended June 30, 2024, both of the underwriters agreed to waive their right to the deferred underwriting fee in connection with the completion of a business combination. As such, the $10,500,000 liability will be reversed in connection with the closing of an initial business combination.

Shareholders approved the 2023 Extension Amendment Proposal at the extraordinary general meeting held on January 11, 2023 (the “2023 Extension Meeting”) and on January 11, 2023, in connection with the 2023 Extension Amendment Proposal vote, the holders of 26,068,281 Class A Ordinary Shares of the Company properly exercised their right to redeem their shares for an aggregate price of approximately $10.167 per share, for an aggregate redemption amount of approximately $265,050,166. In addition, 4,344,714 contingent redeemable warrants will no longer be available to the former holders of the 26,068,281 Class A Ordinary Shares redeemed and so the carrying amount of those warrants, approximately $130,000, was removed from the warrant liabilities on the unaudited condensed consolidated balance sheet.

On January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. In addition, 356,189 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 2,137,134 Class A Ordinary Shares redeemed and so the carrying amount of those warrants has been removed from the warrant liabilities on the unaudited condensed consolidated balance sheet at June 30 2024.

On June 27, 2024, in connection with the Shareholder meeting to approve Business Combination and other matters, holders of 1,660,035 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.38 per share, for an aggregate redemption amount of approximately $18,893,209. In addition, 276,673 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 1,660,035 Class A Ordinary Shares redeemed and so the carrying amount of those warrants has been removed from the warrant liabilities on the unaudited condensed consolidated balance sheet at June 30 2024.

Note 4 – Related Party Transactions

Founder Shares:

During 2020, the Sponsor purchased 7,187,500 Class B Ordinary Shares (the “Founder Shares”) for $25,000 (which amount was paid directly for organizational costs and costs of the Public Offering by the Sponsor on behalf of the Company), or approximately $0.003 per share. In January 2021, the Company effected a share capitalization resulting in there being an aggregate of 7,500,000 Founder Shares issued. The Founder Shares are substantially identical to Class A Ordinary Shares included in the Units sold in the Public Offering except that the Founder Shares that are currently still Class B Ordinary Shares will automatically convert into Class A Ordinary Shares, on a one-for-one basis, at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below, and the Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then 12.5% on each of the attainment of Return to Shareholders (as defined in the agreement) exceeding 20%, 30%, 40% and 50%. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

The Sponsor agreed to forfeit up to 625,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The underwriters exercised their over-allotment option in full and therefore such shares are no longer subject to forfeiture.

F-40

In addition to the vesting provisions of the Founder Shares discussed in Note 7, the Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Private Placement Warrants:

The Sponsor purchased from the Company an aggregate of 5,566,667 warrants at a price of $1.50 per warrant (a purchase price of $8,350,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A Ordinary Share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution from the Trust Account to the Public Shareholders and the Private Placement Warrants issued to the Sponsor will expire worthless.

Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have piggyback registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

Related Party Loans:

Sponsor loans - In November 2020, the Sponsor agreed to loan the Company up to an aggregate of $300,000 by drawdowns of not less than $1,000 each against the issuance of an unsecured promissory note (the “Note” or “Notes payable – related party”) to cover expenses related to the Public Offering. The Note was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Public Offering. As of the closing date of the Public Offering, the Company had drawn down approximately $199,000 under the Note, including approximately $49,000 of costs paid directly by the Sponsor, for costs related to costs of the Public Offering. On January 14, 2021, upon closing of the Public Offering, all amounts outstanding under the Note were repaid and the Note is no longer available to the Company.

Sponsor working capital loans - On August 1, 2022, the Company issued a promissory note (the “August 1, 2022 Note” or “August 1, 2022 Notes payable – related party”) in the principal amount of up to $2,000,000 to its Sponsor. The August 1, 2022 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The August 1, 2022 Note bears no interest and is due and payable upon the earlier to occur of (i) January 14, 2023 and (ii) the effective date of a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar Business Combination. As of June 30, 2024 and December 31, 2023, the outstanding principal balance under the August 1, 2022 Note was $755,000 and $755,000, respectively.

On January 13, 2023, the Company and the Sponsor agreed to extend the date of maturity of the August 1, 2023 Note (as defined below) to the earlier of (i) the Termination Date, (ii) the consummation of a Business Combination of the Company and (iii) the liquidation of the Company.

F-41

On January 3, 2023, the Company issued a promissory note (the “January 3, 2023 Note”) in the principal amount of up to $250,000 to its Sponsor. The January 3, 2023 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The January 3, 2023 Note bears no interest and is due and payable upon the Business Combination. As of June 30, 2024, no amounts have been drawn down and there was no outstanding principal balance under the January 3, 2023 Note. At the election of the Sponsor or its registered assigns or successors in interest (the “Payee”), $250,000 of the unpaid principal amount of the January 3, 2023 Note may be converted into warrants of the Company, at a price of $1.50 per warrant, each warrant exercisable for one Class A Ordinary Share, of the Company. The warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Company’s Public Offering.

On January 13, 2023, the Company issued the promissory note (the “January 13, 2023 Note”) in the principal amount of up to $4,000,000, as amended on February 13, 2024, to its Sponsor. The January 13, 2023 Note was issued in connection with advances the Sponsor may make to the Company for contributions to the Trust Account in connection with the Extension and other expenses reasonably related to its business and the consummation of the Business Combination. The January 13, 2023 Note bears no interest and is due and payable upon the Business Combination. At the election of the Payee, up to $1,750,000 of the January 13, 2023 Note may be converted, at the option of the lender, into Warrants, at a price of $1.50 per warrant, each warrant exercisable for one Class A Ordinary Share of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Public Offering.

During the three and six months ended June 30, 2024, the Company made drawdowns aggregating approximately $185,000 and $646,000, respectively, under the January 13, 2023 Note, for working capital and in order to pay extension payments. During the three and six months ended June 30, 2023, the Company made drawdowns aggregating approximately $506,000 and $1,454,000, respectively, under the January 13, 2023 Note in order to pay extension payments and for working capital. The Company records such notes at par value and believes that the fair value of the conversion feature is not material based upon the trading price of the similarly termed Public Warrants. At June 30, 2024 and December 31, 2023, the outstanding principal balance under the January 13, 2023 Note was approximately $3,372,000 and $2,726,000, respectively.

Subsequent to June 30, 2024, as part of the Closing of the Business Combination, the Sponsor forgave the repayment of the promissory notes payable - related party (including the extension promissory note).

Administrative Services Agreement:

The Company has agreed to pay $25,000 a month to the Sponsor for office space and rent and for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on the date the securities are first listed on Nasdaq and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. On June 30, 2024, the Sponsor waived the administrative fee payable. General and administrative expenses include a credit of $350,000 and $275,000 for the three and six months ended June 30, 2024, respectively for this waiver. General and administrative expenses include a charge of $75,000 and $150,000 for the three and six months ended June 30, 2023, respectively for this agreement. As at June 30, 2024 and December 31, 2023, $ 0 and $ 275,000, respectively, were due to the Sponsor.

Note 5 – Accounting for Warrant Liability

At June 30, 2024 and December 31, 2023, there were 10,557,453 and 11,221,954 warrants, respectively, outstanding including 4,990,786 Public Warrants and 5,566,667 Private Placement Warrants outstanding at June 30, 2024 and 5,655,286 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2023. An aggregate of 4,977,576 of the original 5,000,000 contingent redeemable warrants that would have been exercisable by the former holders of the 1,660,035 Class A Ordinary Shares redeemed in June 2024, the 2,137,134 Class A Ordinary Shares redeemed in January 2024 and the 26,068,281 Class A Ordinary Shares redeemed in January 2023 are no longer available for exercise.

The Company’s warrants are not indexed to the Company’s Ordinary Shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. As such, the Company’s warrants are accounted for as warrant liabilities which are required to be valued at fair value at each reporting period.

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at June 30, 2024 and December 31, 2023 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At June 30, 2024	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liabilities
Public warrants	$904,000	$904,000	$-	$-
Private placement warrants	1,002,000	-	1,002,000	-
Warrant liability	$1,906,000	$904,000	$1,002,000	$-

Description	At December 31, 2023	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liabilities
Public warrants	$150,000	$150,000	$-	$-
Private placement warrants	187,000	-	187,000	-
Warrant liability	$337,000	$150,000	$187,000	$-

At June 30, 2024 and December 31, 2023 the Company valued its Public Warrants by reference to the publicly traded price of the Public Warrants. The Company valued its Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting.

The Company’s policy is to record transfers at the end of the reporting period. During the three months ended June 30, 2024 the Company transferred its Public Warrants from Level 2 to Level 1 based on the trading of the Public Warrants. During the three months ended March 31, 2024 the Company transferred its Public Warrants from Level 1 to Level 2 based on the trading of the Public Warrants. There were no transfers during the year ended December 31, 2023.

Note 6 – Trust Account and Fair Value Measurement

The Company complies with FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

F-42

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account.

As further discussed in these notes to unaudited condensed consolidated financial statements, on June 27, 2024, in connection with the Special Meeting to approve Business Combination and other matters, holders of 1,660,035 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.38 per share, for an aggregate redemption amount of approximately $18,893,209. Further, on January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,000. Further, on January 11, 2023, in connection with the 2023 Extension Meeting, holders of 26,068,281 Class A Ordinary Shares exercised their right to redeem their shares for cash at $10.16 per share, for an aggregate redemption amount of approximately $265,050,000.

The Company classifies its U.S. government treasury bills and equivalent securities (when it owns them) as held to maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Money market funds are valued at market.

The funds in the Trust Account were held in an interest-bearing cash account at June 30, 2024 and December 31, 2023.

Note 7 – Shareholders’ Deficit

Ordinary Shares:

The authorized Ordinary Shares include 500,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares or 550,000,000 Ordinary Shares in total. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Except with respect to matters pertaining to directors prior to the Business Combination, holders of the Company’s Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class and are entitled to one vote for each Class A Ordinary Shares and Class B Ordinary Shares.

The Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then an additional 12.5% on the attainment of each of a series of certain “shareholder return” targets exceeding 20%, 30%, 40% and 50%, as further defined in the agreement. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

At June 30, 2024 and December 31, 2023, there were 100,000 and 7,500,000, respectively, Class B Ordinary Shares issued and outstanding, and 7,400,000 and 0, respectively, Class A Ordinary Shares issued and outstanding (after deducting 134,550 and 3,931,719, respectively, Class A Ordinary Shares subject to possible redemption at June 30, 2024 and December 31, 2023).

Preference Shares:

The Company is authorized to issue 5,000,000 preference shares, par value $0.0001 (the “Preference shares”), with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2024 and December 31, 2023, there were no Preference shares issued or outstanding.

Note 8 – Commitments and Contingencies

Business Combination Costs:

In connection with identifying an initial Business Combination candidate and negotiating an initial Business Combination, the Company has entered into, and may enter into additional, engagement letters or agreements with various consultants, advisors, professionals and others. The services under these engagement letters and agreements are material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting commission) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to the Company’s independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.

Risks and Uncertainties:

COVID-19 — Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the pandemic could have an effect on the Company’s unaudited condensed financial position, results of operations and/or search for a target company and/or a target company’s unaudited condensed financial position and results of its operations, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bank Closures — Management acknowledges that the Company depends on a variety of U.S. and multi-national financial institutions for banking services. Market conditions can impact the viability of these institutions, which in effect will affect the Company’s ability to maintain and provide assurances that it can access its cash and cash equivalents in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s liquidity, business and financial condition.

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including the invasion of Ukraine by Russia and the Israel-Hamas war, and economic sanctions and countermeasures on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these condensed consolidated financial statements.

PIPE Investment

On June 20, 2024, GPAC II entered into subscription agreements (the “PIPE Subscription Agreements”) with a large institutional investor and two other investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase in a private placement, 1,077,541 shares of GPAC II common stock at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000 (the “PIPE Investment”). The PIPE Subscription Agreements provide, among other things, that the PIPE Investment is conditioned upon the consummation of the transactions contemplated by the Business Combination Agreement. The purpose of the PIPE Investment is to raise additional capital for use by the Company following the consummation of the transactions contemplated by the Business Combination (the “Closing”). The PIPE Subscription Agreements contain customary representations and warranties for each of GPAC II and the PIPE Investors, and customary conditions to closing, including the consummation of the transactions contemplated by the Business Combination Agreement.

F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Stardust Power Inc. and Subsidiary

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheet of Stardust Power Inc. and Subsidiary (the Company) as of December 31, 2023 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from March 16, 2023 (since inception) through December 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from March 16, 2023 (since inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from inception, has an accumulated deficit and stockholders’ deficit. The Company is expected to incur significant costs on operating and investment plans over the next one year. These expected costs exceed the Company’s existing cash balance and net working capital. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital or borrowings from related parties and/ or external sources. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2023.

Atlanta, Georgia

March 22, 2024

PCAOB ID – 2983

F-44

Stardust Power Inc. & Subsidiary

CONSOLIDATED BALANCE SHEET

(all amounts in USD, except number of shares)

As of December 31, 2023
ASSETS
Current assets
Cash	$1,271,824
Prepaid expenses and other current assets	426,497
Deferred transaction costs	1,005,109
Total current assets	$2,703,430
Computer and equipment, net	1,968
Pre-acquistion land cost	100,000
Investment in equity securities	218,556
Total assets	$3,023,954
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,256,792
Accrued liabilities and other current liabilities	208,107
Current portion of early exercised shares option liability	2,990
Short-term loan	72,967
Total current liabilities	$1,540,856
SAFE notes	5,212,200
Early exercised shares option liability	5,660
Total liabilities	$6,758,716
Commitments and contingencies (Note 2)
Stockholders’ equity (deficit)
Common stock, $0.00001 par value, 15,000,000 shares authorized, 9,017,300 shares issued and outstanding as at December 31, 2023	87
Additional paid-in capital	58,736
Accumulated deficit	(3,793,585)
Total stockholders’ deficit	(3,734,762)
Total liabilities and stockholders’ deficit	$3,023,954

The accompanying notes are an integral part of these consolidated financial statements.

F-45

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS

(all amounts in USD, except number of shares)

Period from March 16, 2023 (inception) through December 31, 2023
Revenue	$—
General and administrative expenses (including related party amounts of $797,019)	2,675,698
Operating Loss	(2,675,698)
Other income (expense)
SAFE notes issuance costs (including related party amounts of $435,000)	(466,302)
Other transaction costs (including related party amounts of $100,000)	(450,113)
Interest expense (including related party amount of 7,111)	(7,828)
Change in fair value of investment in equity securities	18,556
Change in fair value of SAFE notes	(212,200)
Total other expenses	(1,117,887)
Net Loss	(3,793,585)
Loss per share
Basic	$(0.43)
Diluted	$(0.43)
Weighted average common shares outstanding
Basic	8,777,571
Diluted	8,777,571

The accompanying notes are an integral part of these consolidated financial statements.

F-46

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

For the period from March 16, 2023 (inception) through December 31, 2023

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at March 16, 2023 (Inception)		—	—	—	—
Issuance of common stock	9,000,000	90	—	—	90
Issuance of common stock related to early exercised stock options (Note 3)	495,000	—	—	—	—
Repurchase of unvested early exercised common stock (Note 3)	(300,000)	(1)	—	—	(1)
Transfer from early exercised stock option liability on vesting (Note 3)	—	—	200	—	200
Net loss	—	—	—	(3,793,585)	(3,793,585)
Stock based compensation (Note 3)	—	—	58,536	—	58,536
Repurchase of common stock (Note 3)	(177,700)	(2)	—	—	(2)
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)

The accompanying notes are an integral part of these consolidated financial statements.

F-47

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

(all amounts in USD)

Period from March 16, 2023 (inception) through December 31, 2023
Cash flows from operating activities:
Net loss	$(3,793,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	58,536
Change in fair value of investment in equity securities	(18,556)
Change in fair value of SAFE notes	212,200
Depreciation expense	6
SAFE notes issuance costs	466,302
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(426,497)
Accounts payable	$310,281
Accrued liabilities and other current liabilities	$208,107
Net cash used in operating activities	$(2,983,206)
Cash flows from investing activities:
Preacquisition land cost	(100,000)
Investment in equity securities	(200,000)
Purchase of computer and equipment	(1,974)
Net cash used in investing activities	$(301,974)
Cash flows from financing activities:
Proceeds from early exercise of stock option awards	$14,850
Proceeds from investor for issuance of SAFE notes	5,000,000
Proceeds from stock issuance, net of repurchases	87
Proceeds from issuance of notes payable to related parties	1,000,000
Payments for SAFE notes issuance costs to related parties	(435,000)
Deferred transaction costs paid	(95,900)
Proceeds from short term loan, net of repayment	72,967
Repayment of notes payable to related parties	(1,000,000)
Net cash provided by financing activities	$4,557,004
Net increase in cash	$1,271,824
Cash at the beginning of the period	—
Cash at the end of the period	$1,271,824
Supplemental disclosure for cash flow information:
Interest paid	$7,667
Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction cost	$909,209
Unpaid SAFE notes issuance costs	$31,302
Unpaid amount for repurchase of unvested shares	$6,003

The accompanying notes are an integral part of these consolidated financial statements.

F-48

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 1 — DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc., (“the Company”, “Stardust Power”) which was incorporated on March 16, 2023, is a development stage company engaged in setting-up vertically integrated battery grade lithium production, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery-grade lithium.

Proposed business combination

On November 21, 2023, the Company entered into a business combination agreement with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company, Strike Merger Sub I, Inc. (First Merger Sub), a Delaware corporation and direct wholly-owned subsidiary of GPAC II, Strike Merger Sub II (Second Merger Sub), LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II.

Prior to the consummation of the Mergers, GPAC II will deregister as a Cayman Islands exempted company and domesticate as Delaware corporation.

As per the business combination agreement, the First Merger Sub shall be merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company shall be merged into Second Merger Sub, with Second Merger Sub being the surviving entity.

As per the business combination agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time shall be converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.

●	Each outstanding Stardust Power Option, whether vested or unvested, shall automatically convert into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.

●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time shall convert into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power common stock subject to such Stardust Power restricted stock multiplied by the per share consideration.

●	Additionally, GPAC II will issue five million shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the business combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

●	Immediately prior to the closing of the business combination, the SAFEs will automatically convert into the number of shares of common stock of Stardust Power.

The business combination is expected to close in the first half of 2024, following the receipt of the required approval by GPAC II’s shareholders and the fulfillment or waiver of other customary closing conditions.

F-49

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related notes have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiary, Stardust Power LLC. All material intercompany balances have been eliminated upon consolidation.

Stardust Power LLC was originally formed on December 5, 2022. Prior to March 16, 2023, Roshan Pujari was the sole member of Stardust Power LLC. On March 16, 2023, Roshan Pujari, the sole director and a controlling member of the Company, transferred his ownership in Stardust Power LLC to Stardust Power Inc. in exchange for nominal consideration. Prior to and following the acquisition, Roshan Pujari controlled both Stardust Power LLC and Stardust Power Inc. The Company’s predecessor entity, Stardust Power LLC, did not have any assets, liabilities, revenue, expenses or cash flows from December 5, 2022, through March 16, 2023. Therefore, the predecessor’s financial statements are not presented.

These consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of computer and equipment, realization of deferred tax assets, fair valuation of investment in equity securities and fair valuation of stock-based compensation and simple agreement for future equity note (“SAFE note”). The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the consolidated financial statements.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred net loss since inception of $3,793,585. The Company has an accumulated deficit of $3,793,585 and stockholders’ deficit of $3,734,762. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these consolidated financial statements.

The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the existing promissory notes from related parties or additional SAFE notes financing to fund the Company’s operating and investing activities over the next one year. In this regard, subsequent to the year-end, the Company has also signed a Financing Commitment and Equity Line of Credit Agreement with an investor whereby the investor has committed for an additional US$ 15 million of financing (refer note 16).

F-50

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company is a newly incorporated company and has yet to construct its facility and commence production. As a result, the Company has a limited operating history upon which to evaluate the business and future prospects, which subjects it to a number of risks and uncertainties, including the ability to plan for and predict future growth. Since the Company’s founding, and acquisition of an option to purchase land for the establishment of the facility, the Company has made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process of the facility, process configurations, and control system of the facility are representative of an industrial-scale battery-grade lithium production facility.

The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

The Company’s cash balance is held at one financial institution. As such, as at December 31, 2023, cash held with the financial institution exceeded federally insured limits.

Computer and Equipment

Computer and equipment is stated at cost less accumulated depreciation and accumulated impairment loss. The Company depreciates computer and equipment using the straight-line method over the following estimated economic useful lives of the asset:

Years
Computer and equipment	3-5 years

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is estimated at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

F-51

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Stock-based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Stock Compensation”. When equity-settled stock-based awards are provided to directors, officers, employees, consultants and other advisors, these stock-based awards are measured at the fair value of the equity instrument at the grant date in accordance with ASC 718. Fair value is determined using an appropriate valuation model. The fair value of the Company’s stock options are measured based on the grant-date fair value which is calculated using a Black-Scholes option pricing model. The fair value of the stock-based compensation is recognized on a straight-line basis over the requisite service period, which is generally the vesting period. The Company recognizes the effect of forfeitures in the period they occur.

At the election of the grantees, the stock options granted by the Company are early exercisable at any time from the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares in the event of an employee’s termination prior to full vesting at lower of original exercise price or fair market value as on the date the Company delivers the Repurchase Notice. The consideration received for an early exercise of an unvested option is considered as deposit of the exercise price and the related amount is recorded as a liability. The liabilities are reclassified into common stock and additional paid-in capital as the awards vest. The shares are included in common stock on the consolidated statements of stockholders’ equity (deficit) as at December 31, 2023, and are not included in the calculation of basic net loss per share attributable to common stockholders for the period ended December 31, 2023. However, the early exercised shares are included in calculation of diluted net loss per share attributable to common stockholders for the period ended December 31, 2023 to the extent they are not anti-dilutive. As at December 31, 2023, 288,333 shares issued against early exercised stock options and 68,125 shares issued against restricted stock remain subject to the Company’s repurchase right.

Fair Value of Measurement

ASC 820, “Fair Value Measurement”, defines fair value as the amount at which an instrument could be exchanged in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy based on the inputs used to measure fair value. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. Unobservable inputs reflect management’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three fair value hierarchies based upon the level of inputs that are significant to fair value measurement:

●	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying amounts of certain financial assets and liabilities, including other current assets and accounts payable approximate fair value because of the short maturity and liquidity of those instruments.

F-52

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company nets the deferred tax assets and deferred tax liabilities from temporary differences arising from a particular tax-paying component of the Company within the same tax jurisdiction and presents the net asset or liability as long term. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although the Company believes that it has adequately reserved for uncertain tax positions, the Company can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustment to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.

The Company elects to record interest accrued and penalties related to unrecognized tax benefits in the consolidated statement of operations as a component of provision for income taxes.

Leases

At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) the Company has the right to direct the use of the asset. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset or (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria. The Company has elected the practical expedient to account for lease and non-lease components as a single lease component. The Company also elected not to record right of use assets and associated lease liabilities on the consolidated balance sheet for leases that have a term, including any reasonably assured renewal terms, of 12 months or less at the lease commencement date. The Company recognizes lease payments for these short-term leases in the consolidated statement of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company has one short-term lease for office space in Oklahoma City, OK.

F-53

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Organizational Costs

In accordance with ASC 720, “Other Expenses”, organizational costs, including accounting fees, legal and professional fees, and costs of incorporation, are expensed as incurred. The Company has incurred $75,136 of set-up costs expensed in the consolidated statement of operations representing pre-incorporation expenses for legal and professional consulting services related to start-up activities.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity.

The following table sets forth the computation of the basic and diluted net loss per share:

Period from March 16, 2023 (inception) through December 31, 2023
Numerator:
Net loss	$(3,793,585)
Denominator:
Weighted average shares outstanding	8,777,571
Net loss per share, basic and diluted	$(0.43)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

December 31, 2023
Unvested common stock – shares (Note 3)	356,458

SAFE notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging”. For the SAFE notes currently outstanding as at December 31, 2023, the Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. Since the instrument neither represents, nor is it indexed to an obligation to repurchase its own shares, the instrument does not represent any conditional obligation to settle the fixed monetary amount of the debt in a variable number of shares, the instrument is not a liability under ASC 480. The Company then assessed whether the instrument represents either an equity, derivative or a liability instrument per the guidance under ASC 815-40 and noted that due to the contingent settlement essentially representing a repayment of a fixed monetary amount, it would neither represent an instrument indexed to its own equity nor would it meet the definition of a derivative. Therefore, the note would be accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s consolidated statements of operations.

F-54

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a SPAC transaction or an initial public offering where the SAFE notes will convert into common stock (iii) a change in control where the SAFE notes holders will have an option to receive a portion of the cash and other assets equal to the purchase amount and (iv) dissolution event where the SAFE note holders will be entitled to the purchase amount subject to liquidation priority. Issuance costs, which totaled approximately $466,302, were expensed as incurred and presented separately in the consolidated statement of operations.

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins — Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fee, advisory and consulting fee, are deferred till consummation/ completion of the proposed public offering. The Company has deferred $1,005,109 of related costs incurred towards proposed public offering which are presented within current asset in the consolidated balance sheet as at December 31, 2023. Upon completion of the public offering contemplated herein, these amounts will be recorded as a reduction of stockholders’ equity as an offset against the proceeds of the offering. If the offering is terminated, the deferred offering costs will be expensed.

Commitments and Contingencies

Certain conditions may exist as at the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Land Purchase Option

The Company has an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option is scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allows for two, three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company has capitalized these payments as pre-acquisition land costs as at December 31, 2023 because these payments would be credited against the full purchase price of the land upon acquisition. Subsequent to the year end, on January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030.

F-55

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and Administrative Expenses

General and administrative expenses primarily include compensation for consultants, and advisors, legal and professional service fees, business license and permit costs and other general overhead costs to support the Company’s operations. As at December 31, 2023, this balance includes $238,030 of legal and professional fees relating to preliminary costs of land acquisition, which are considered as expenses incurred in the preliminary stage of a project and are therefore expensed, as the recovery of those costs was not probable at the time they incurred.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses, in accordance with ASC 720-35, “Other Expenses — Advertising Cost”. For the period from March 16, 2023 (inception) through December 31, 2023, the Company has recognized $34,858 in the general and administrative expenses line of the Company’s consolidated statements of operations.

Other Transaction Costs

Other transaction costs consist of $450,113 for the period from March 16, 2023 (inception) through December 31, 2023 and relate to costs that represent fees and expenses associated with evaluation of potential other merger opportunities that the Company ultimately did not execute.

Investments in Equity Securities

Investments in equity securities with readily determinable fair values are accounted in accordance with ASC 321, Investment in Equity Securities. These investments are recorded at cost and subsequently measured at fair value with changes in fair value recognized in the Company’s consolidated statement of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect the adoption of ASU 2023-07 to have a material impact on its consolidated financial statements.

F-56

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09), which requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

NOTE 3 — STOCK-BASED COMPENSATION

Shares Issued at Inception

At March 16, 2023 (inception), certain employees and service providers participated in the purchase of restricted common stock of the Company aggregating to 550,000 shares. Out of the total, certain restricted stocks vested immediately and remaining unvested restricted stock aggregating to 259,000 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted common stock. Separate and apart from this repurchase option for unvested awards, if at any time holders of vested shares intend to sell or transfer, their holdings to a third-party (other than permitted family transfers), the Company has a option to exercise a right of first refusal (‘ROFR’) to purchase these subject shares at the intended negotiated price between the holder and the third-party. The ROFR would remain active until the earlier of an initial public offering of the Company’s common stock or the occurrence of the defined change in control event. The ROFR is also present in shares issued pursuant to early exercise of options under the 2023 Equity incentive plan. The existence of the ROFR does not affect the equity classification for the Company’s share based awards as the possibility of triggering event for ROFR within 6 months of vesting is remote. Since all shareholders purchased the shares at par value of $0.00001 and the shares had no incremental value beyond the par value as at that date, during the period from March 16, 2023 (inception) through December 31, 2023, the stock-based compensation expense impact is insignificant. As at December 31, 2023, 68,125 outstanding shares have not vested and the weighted average remaining contractual period of the unvested restricted stock is 1.25 years. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with these shares issued with repurchase rights were immaterial as at December 31, 2023.

During the period from March 16, 2023 (inception) through December 31, 2023, the Company received the amount totaling $6 relating to these restricted shares purchased by grantees.

Abi Adeoti, former Chief Financial Officer, resigned with his contract terminating as at December 14, 2023. As on the termination date, the Company repurchased and retired unvested restricted stock of 100,000 shares and vested restricted stock of 177,700 shares at the original exercise price of $0.00001 out of the total restricted stock of 300,000 shares granted to him on March 16, 2023. The Company paid a total amount of $3 for the repurchase of these shares from Abi Adeoti in January, 2024. The repurchase of vested shares is considered as the settlement of the awards as the repurchase amount is determinable and there is no future service period requirement. The repurchase price was less than the fair value of the shares on the repurchase date and, therefore, there was no stock-based compensation expense impact for this repurchase.

F-57

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

Restricted stock activity for the period between March 16, 2023 (inception) and December 31, 2023 and balances as at the end of December 31, 2023 were as follows:

	Restricted Stock
	Number of shares	Weighted-Average Grant-Date Fair Value
Granted	550,000	0.00001
Vested	(381,875)	0.00001
Forfeited	(100,000)	0.00001
Unvested as at December 31, 2023	68,125	$0.00001

Equity Incentive Plan

At March 16, 2023 (inception), the Company’s stockholders approved the 2023 Equity Incentive Plan and 500,000 shares of the Company’s common stock have been reserved for issuance under the plan.

During October and November, 2023, the Company granted options for 495,000 shares of stock options under the 2023 Equity Incentive Plan: 475,000 options were granted to employees and 20,000 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employee and consultant are exercisable at the exercise price of $0.03.

All the options under the ‘2023 Equity Incentive Plan’ were early-exercised by grantees. Accordingly, the company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023 and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 200,000 unvested shares that were granted to Abi Adeoti under ‘2023 Equity Incentive Plan’ at the original exercise price of $0.03. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from Abi Adeoti in January 2024. The amount is charged against the ‘Early exercised shares option liability’.

The early exercised shares liability amounting to $8,650 is outstanding as on December 31, 2023 and presented under ‘Early exercised shared liability’ on the consolidated balance sheet.

Stock awards pending issuance

On December 26, 2023, the Company hired and appointed Uday Devasper as the Chief Financial Officer. As part of the Equity Incentive Plan, he is entitled to receive 215,000 shares of the Company’s common stock. As these shares have not been granted upon the issuance of these consolidated financial statements, they are not currently included in the total grant of restricted stock mentioned in the table below. The Company will authorize necessary additional shares for issuance to permit the grant of these shares, as necessary.

F-58

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

Stock option activity for the period between March 16, 2023 (inception) and December 31, 2023 and balances as at the end of December 31, 2023 were as follows:

	Stock Options
	Number of shares	Weighted- Average Grant-Date Fair Value	Aggregate intrinsic value
Granted	495,000	2.99
Vested	(6,667)	3.50
Forfeited	(200,000)	3.50
Unvested as at December 31, 2023	288,333	2.62	7,998,367

The compensation expense for stock option was as follows for the period between March 16, 2023 (inception) and December 31, 2023:

Period from March 16, 2023 (inception) through December 31, 2023
General and administrative expenses	58,536

As at December 31, 2023, total unvested compensation cost for stock options granted to employees not yet recognized was $675,488. The Company expects to recognize this compensation over a weighted-average period of approximately 3.61 years.

As at December 31, 2023, total unvested compensation cost for stock options granted to the consultant not yet recognized was $45,061. We expect to recognize this compensation over a period of 1 year.

The weighted-average fair value of option granted during period from March 16, 2023 (inception) through December 31, 2023 is provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the common stock as at the grant date. The estimated fair value of the common stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the common stock, the market

F-59

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of common stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted-average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

NOTE 4 — INVESTMENT

In October 2023, the Company purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited (“QX Resources”), a limited liability company whose ordinary shares are listed on the Australian Securities Exchange (“ASX”), for $200,000. This investment in the ordinary shares of QX Resources has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire, California, USA (“the Project”) for which QX Resources has a binding Option to Purchase Agreement and Operating Agreement to earn a 75% interest of the Project from IG Lithium LLC (the “Earn-in venture”). The Company is not a direct party to the Earn-in venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in venture held by QX Resources. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QX Resources for the supply of brine from the Project. No formal off-take agreement has been executed as at December 31, 2023. Further, no material expenses have been incurred towards the feasibility studies during the period ending December 31, 2023. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QX Resources. Accordingly, the investment in QX Resources’ ordinary shares does not result in either consolidation or application of equity method of accounting for the Company.

QX Resources’ ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $218,556 as at December 31, 2023. The Company recognized a gain of $18,556 due to change in fair value of securities in the consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

F-60

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 5 — COMMON STOCK

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of the convertible preferred stockholders. Common stock issued and outstanding on the consolidated balance sheet and consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 15,000,000 shares, par value of $0.00001 per share, of common stock. At December 31, 2023, the Company had 9,017,300 shares of common stock issued and outstanding. The Company reserved shares of its common stock for the potential future issuance of 205,000 shares under stock option award arrangements.

NOTE 6 — SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, the Company received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an Investment Management Agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid investment management fees.

On November 20, 2023, the Company received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September, funded a new $3,000,000 SAFE note. The SAFE notes are classified as a liability based on evaluating characteristics of the instrument and are presented at fair value as a non-current liability in the Company’s consolidated balance sheet. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s common stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provide the investor certain rights upon an equity financing, change in control or dissolution as described in Note 2. The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios, as mentioned in note 2 since issuance. As at December 31, 2023, the fair value of the SAFE notes is $5,212,200 and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFEs and/or preferred equity, and senior to payments for other equity of the Company that is not SAFEs and/or pari preferred equity.

F-61

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 7 — FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities(a)	$218,556	$—	$—	$218,556
Total financial assets	$218,556	$—	$—	$218,556

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes(b)	$—	$—	$5,212,200	$5,212,200
Total financial liabilities	$—	$—	$5,212,200	$5,212,200

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b)	The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2.

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE note using inputs classified as Level 3:

SAFE note at Fair Value
Balance as at March 16, 2023 (inception)	$—
Issuance of SAFE notes	5,000,000
Change in fair value	212,200
Balance as at December 31, 2023	$5,212,200

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and as of Dec 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. The fair value of the SAFE notes was estimated based upon the expected conversion of the SAFE Notes at equity financing or proposed SPAC transaction event with implied total yield at 39.49% as at December 31, 2023. The SAFE notes are expected to be converted into preferred stock or common stock at a discount rate of 20% on the issue price.

NOTE 8 — PROMISSORY NOTES

In March 2023, the Company entered into unsecured notes payable with three related parties as described in Note 15. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

F-62

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 8 — PROMISSORY NOTES (cont.)

As at December 31, 2023, the Company had $1,000,000 available to draw, which subsequent to the year reduces to $840,000 to draw.

NOTE 9 — SHORT TERM LOAN

On November 19, 2023, the Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly installments of $ 8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against lien on the insurance policy.

The carrying amount of $72,967 is included as Short-term Loan Liability on the accompanying consolidated balance sheet as at December 31, 2023.

The Company recognized interest expense of $717 on the accompanying consolidated statement of operations.

NOTE 10 — GENERAL AND ADMINISTRATIVE EXPENSES

The following table presents a breakdown of the Company’s general and administrative expenses:

Period from March 16, 2023 (inception) through December 31, 2023
Professional and consulting fees	$1,586,680
Legal and book-keeping services	347,835
Payroll and related taxes	443,672
Marketing and advertisement	119,363
Other	178,148
$2,675,698

NOTE 11 — LEASES

As at December 31, 2023, the Company leases office space on a month-to-month basis. Short-term lease expense was $24,425 for the period from March 16, 2023 (inception) through December 31, 2023.

NOTE 12 — COMPUTER AND EQUIPMENT

Computer and equipment as at December 31, 2023 consisted of the following:

December 31, 2023
Computer and equipment	$1,974
Accumulated depreciation	(6)
$1,968

F-63

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 13 — INCOME TAXES

The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The following table presents the components of income / (loss) before income taxes:

Period from March 16, 2023 (inception) through December 31, 2023
Loss before income taxes	$(3,793,585)

The Company had no income tax expense for the period from March 16, 2023 (inception) through December 31, 2023. The effective tax rate was 0% for the period from March 16, 2023 (inception) through December 31, 2023.

The following table presents a reconciliation of the statutory federal tax and the Company’s effective tax:

Period from March 16, 2023 (inception) through December 31, 2023
Tax (benefit) at U.S. statutory rates	$(796,653)
State tax (benefit), net of federal tax effect	(28,171)
SPAC exploration expenses	94,524
SAFE note expenses	142,485
Other	9,171
Change in valuation allowance	578,644
Provision (benefit) for income taxes	$—

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

Period from March 16, 2023 (inception) through December 31, 2023
Tax (benefit) at U.S. statutory rates	21%
State tax (benefit), net of federal tax effect	0.74%
SPAC exploration expenses	(2.49)%
SAFE note expenses	(3.76)%
Other	(0.24)%
Change in valuation allowance	(15.25)%
Provision (benefit) for income taxes	0.00%

F-64

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 13 — INCOME TAXES (cont.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of the Company’s deferred tax assets and liabilities for the periods presented:

December 31, 2023
Deferred tax assets:
Net operating loss	$1,715
Land acquisition costs	52,584
Start-up expenses	524,208
Accruals and other	137
Total deferred tax assets	578,644
Valuation allowance	(578,644)
Net current deferred tax assets (liabilities)	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of a history of taxable losses and uncertainties as to future profitability, the Company recorded a full valuation allowance against its deferred tax assets. The valuation allowance is $578,644 as of the period ended December 31, 2023.

As at December 31, 2023, the Company has federal and state net operating loss carryforwards (NOL) in the amount of $7,736 and $2,852 respectively. Both Federal and Oklahoma NOLs generated after 2017 can be carried forward indefinitely.

ASC 740, “Income Taxes”, requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the consolidated financial statements. It also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As at December 31, 2023, the Company has not recorded any FIN48 liabilities.

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes or unrecognized tax benefits as a component of its income tax provision. The Company has not recorded any interest or penalties related to unrecognized tax benefits through December 31, 2023.

NOTE 14 — SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

F-65

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 15 — RELATED PARTY TRANSACTIONS

The Company entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred to date.

On March 16, 2023, the Company entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreements primarily provide compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

The Company incurred the following expenses from March 16, 2023 (inception) through December 31, 2023 with related parties, which were all affiliates of the Company:

Period from March 16, 2023 (inception) through December 31, 2023
Consulting expenses under contract due to:
VIKASA Capital Partners LLC	$980,000
7636 Holdings LLC	180,806
VIKASA Capital LLC	171,213
Total consulting expenses	1,332,019
Other expenses paid on Company’s behalf due to:
VIKASA Capital LLC	34,318
VIKASA Capital Partners LLC	9,868
Total other expenses paid on Company’s behalf	44,186
Total	$1,376,205

As at December 31, 2023, no amounts were due to related parties of the Company.

During the period from March 16, 2023 (inception) through December 31, 2023, the Company entered into and repaid notes of $1,000,000 with the following related parties, which were all affiliates of the Company:

Period from March 16, 2023 (inception) through December 31, 2023
Energy Transition Investors LLC	$750,000
Vikasa Clean Energy I LP	160,000
Roshan Pujari	90,000
Notes obtained and repaid to related parties	$1,000,000

F-66

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 15 — RELATED PARTY TRANSACTIONS (cont.)

VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable:

Period from March 16, 2023 (inception) through December 31, 2023
Energy Transition Investors LLC	$5,333
Vikasa Clean Energy I LP	1,138
Roshan Pujari	640
Interest expense	$7,111

NOTE 16 — SUBSEQUENT EVENTS

On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land as per exclusive option purchase agreement with the City of Muskogee, Oklahoma for an additional amount of $1,562,030. The additional purchase amount is payable as on closing of the purchase transaction which is expected to be completed by December 31, 2024.

On February 7, 2024, Michael Circelli joined as Project Director of the Company. As part of the Equity Incentive Plan, Michael Circelli is entitled to receive 150,000 shares of the Company’s common stock. However, these shares have not been granted until the issuance of these consolidated financial statements.

On November 8, 2023, the Board of Directors authorized the adoption of the Stardust Power, Inc. 401(k) Plan (the “Plan”) effective January 1, 2024, which allows eligible employees to defer 1% to 80% of their eligible compensation. The Plan, as adopted, does not offer employer contributions.

On February 23, 2024, the Company signed another SAFE agreement for an amount of $200,000 in accordance with the terms of the outstanding Simple Agreements for Future Equity issued by Stardust Power to an individual Investor.

On March 13, 2024, the Company and IGX Minerals LLC (“IGX”), an established American developer of lithium brine assets, entered into an exclusive Letter of Intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by the Company, and other factors. In connection with the entering into the non-binding IGX LOI, the Company has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, the Company has agreed to binding provisions relating to (i) a right of first refusal in favor of the Company and (ii) the entering into of a promissory note of $235,000 in favor of IGX. The promissory note is for a term of twenty-four (24) months with an annual interest rate of six (6) percent and repayment due upon maturity. If the Company acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of the Company’s investment and IGX shall not be required to repay the note.

On March 15, 2024, the Company and Usha Resources Inc. (“Usha Resources”) entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The Jackpot LOI provides the Company with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. The Company has made a non-refundable payment of $25,000 upon execution of the LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) is intended to be made by the Company sixty days from March 15, 2024.

On March 22, 2024, the Company entered into Financing Commitment and Equity Line of Credit Agreement with SAFE note investor. The agreement replaced the contingent commitment feature of SAFE notes with granting Company an option to drawdown up an additional $15,000,000 on terms similar to existing SAFEs prior to the First Effective Time.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s consolidated financial statements.

F-67

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	As of September 30, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash	$1,587,086	$1,271,824
Prepaid expenses and other current assets	1,024,850	426,497
Deferred transaction costs	199,724	1,005,109
Promissory notes issued	495,397	-
Total current assets	$3,307,057	$2,703,430
Computer and equipment, net	14,830	1,968
Pre-acquisition capital project costs	1,937,487	100,000
Investment in equity securities	67,562	218,556
Other long-term assets	50,000	-
Total assets	$5,376,936	$3,023,954

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,494,165	$1,256,792
Accrued liabilities and other current liabilities	4,129,258	208,107
Current portion of early exercised shares option liability	4,408	2,990
Short-term loan	383,797	72,967
Total current liabilities	$11,011,628	$1,540,856
SAFE notes	-	5,212,200
Warrant liability	4,693,859	-
Earnout liability	2,972,800	-
Early exercised shares option liability	3,259	5,660
Total liabilities	$18,681,546	$6,758,716

Commitments and contingencies (Note 2)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 100,000,000 and Nil shares authorized, Nil shares issued and outstanding as at September 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value, 700,000,000 and 69,033,000 shares authorized, 47,872,445 and 41,499,772 shares issued and outstanding as at September 30, 2024 and December 31, 2023, respectively	4,573	4,023
Additional paid-in capital	29,741,789	54,800
Accumulated deficit	(43,050,972)	(3,793,585)
Total stockholders’ deficit	$(13,304,610)	$(3,734,762)

Total liabilities and stockholders’ deficit	$5,376,936	$3,023,954

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-68

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares)

(Unaudited)

	Three months ended		Nine months ended	Period from March 16, 2023 (inception) through
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$-	$-	$-	$-

General and administrative expenses	8,980,965 [1]	778,455 [1]	11,483,389 [1]	1,902,653 [1]
Operating Loss	(8,980,965)	(778,455)	(11,483,389)	(1,902,653)
Other income (expenses)
SAFE note issuance costs	-	(29,655)	- [2]	(466,302)[2]
Other transaction costs	-	(35,690)	- [3]	(452,519)[3]
Interest income	3,397	-	3,397	-
Interest expense	(8,558)	-	(10,637)[4]	(7,111)[4]
Change in fair value of sponsor earnout shares	1,636,100	-	1,636,100	-
Change in fair value of warrant liability	(2,753,964)	-	(2,753,964)	-
Change in fair value of investment in equity securities	11,678	-	(150,994)	-
Change in fair value of convertible notes	-	-	(471,400)	-
Change in fair value of SAFE notes	-	-	(955,000)	-
Total other expenses	(1,111,347)	(65,345)	(2,702,498)	(925,932)

Net Loss	$(10,092,312)	$(843,800)	$(14,185,887)	$(2,828,585)

Loss per share
Basic	$(0.22)	$(0.02)	$(0.34)	$(0.07)
Diluted	$(0.22)	$(0.02)	$(0.34)	$(0.07)

Weighted average common shares outstanding
Basic	45,171,254	40,453,289	41,694,909	40,367,188
Diluted	45,171,254	40,453,289	41,694,909	40,367,188

(1)	Includes related party amounts of $Nil and $147,497 for the three months ended September 30, 2024 and 2023, respectively and $Nil and $771,935 for the nine months ended September 30, 2024 and from March 16, 2023 to September 30, 2023, respectively.
(2)	Includes related party amounts of $Nil and $435,000 for the nine months ended September 30, 2024 and from March 16, 2023 to September 30, 2023, respectively.
(3)	Includes related party amounts of $Nil and $100,000 for the nine months ended September 30, 2024 and from March 16, 2023 to September 30, 2023, respectively.
(4)	Includes related party amounts of $Nil and $7,111 for the nine months ended September 30, 2024 and from March 16, 2023 to September 30, 2023, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-69

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

(Unaudited)

For three months ended September 30, 2023
	Common Stock		Additional paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance as at March 16, 2023 (inception)	$-	$-	$-	$-	$-
Issuance of common stock	9,000,000	90	-	-	90
Retroactive application of recapitalization	32,420,154	4,052	(4,052)	-	-
Balance as at March 16, 2023 (inception)	41,420,154	$4,142	$(4,052)	$-	$90
Net loss	-	-	-	(245,505)	(245,505)
Balance as at March 31, 2023	41,420,154	$4,142	$(4,052)	$(245,505)	$(245,415)
Net loss	-	-	-	(1,739,280)	(1,739,280)
Balance as at June 30, 2023	41,420,154	$4,142	$(4,052)	$(1,984,785)	$(1,984,695)
Net loss	-	-	-	(843,800)	(843,800)
Balance as at September 30, 2023	41,420,154	$4,142	$(4,052)	$(2,828,585)	$(2,828,495)

For the period from March 16 (inception) through September 30, 2023
	Common Stock		Additional paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance as at March 16, 2023 (inception)	$-	$-	$-	$-	$-
Issuance of common stock	9,000,000	90	-	-	90
Retroactive application of recapitalization	32,420,154	4,052	(4,052)	-	-
Balance as at March 16, 2023 (inception)	41,420,154	$4,142	$(4,052)	$-	$90
Net loss	-	-	-	(2,828,585)	(2,828,585)
Balance as at September 30, 2023	41,420,154	$4,142	$(4,052)	$(2,828,585)	$(2,828,495)

For three months ended September 30, 2024
	Common Stock		Additional paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Retroactive application of recapitalization	32,482,472	3,936	(3,936)	-	-
Balance as at December 31, 2023	41,499,772	$4,023	$54,800	$(3,793,585)	$(3,734,762)
Net loss	-	-	-	(1,399,213)	(1,399,213)
Stock based compensation (Note 5)	-	-	59,599	-	59,599
Transfer from early exercised stock option liability on vesting (Note 5)	-	-	100	-	100
Balance as at March 31, 2024	41,499,772	$4,023	$114,499	$(5,192,798)	$(5,074,276)
Net loss	-	-	-	(2,694,362)	(2,694,362)
Stock based compensation (Note 5)	-	-	58,125	-	58,125
Transfer from early exercised stock option liability on vesting (Note 5)	-	-	100	-	100
Balance as at June 30, 2024	41,499,772	$4,023	$172,724	$(7,887,160)	$(7,710,413)
Net loss	-	-	-	(10,092,312)	(10,092,312)
Stock based compensation (Note 5)	-	-	6,916,355	-	6,916,355
Transfer from early exercised stock option liability on vesting (Note 5)	-	12	771	-	783
Shares issued upon conversion of SAFE notes	636,916	64	6,367,136	-	6,367,200
Shares issued upon conversion of convertible notes	257,216	26	2,571,374	-	2,571,400
Issuance of common stock upon the reverse capitalization including PIPE financing, net of assumed liabilities	5,342,745	435	(5,483,454)	-	(5,483,019)
Shares issued upon exercise of common stock warrants	135,796	13	1,626,606	-	1,626,619
Transaction costs	-	-	(7,501,223)	-	(7,501,223)
Merger Earnout shares (Note 3)	-	-	25,071,500	(25,071,500)	-
Balance as at September 30, 2024	47,872,445	$4,573	$29,741,789	$(43,050,972)	$(13,304,610)

For nine months ended September 30, 2024
	Common Stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Retroactive application of recapitalization	32,482,472	3,936	(3,936)	-	-
Balance as at December 31, 2023	41,499,772	$4,023	$54,800	$(3,793,585)	$(3,734,762)
Net loss	-	-	-	(14,185,887)	(14,185,887)
Stock based compensation (Note 3)	-	-	7,034,079	-	7,034,079
Transfer from early exercised stock option liability on vesting (Note 3)	-	12	971	-	983
Shares issued upon exercise of common stock warrants	135,796	13	1,626,606	-	1,626,619
Shares issued upon conversion of SAFE notes	636,916	64	6,367,136	-	6,367,200
Shares issued upon conversion of convertible notes	257,216	26	2,571,374	-	2,571,400
Issuance of common stock upon the reverse capitalization including PIPE financing, net of transaction cost	5,342,745	435	(5,483,454)	-	(5,483,019)
Transaction costs	-	-	(7,501,223)	-	(7,501,223)
Merger Earnout shares (Note 3)	-	-	25,071,500	(25,071,500)	-
Balance as at September 30, 2024	47,872,445	$4,573	$29,741,789	$(43,050,972)	$(13,304,610)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-70

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

(Unaudited)

	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023
Cash flows from operating activities:
Net loss	$(14,185,887)	$(2,828,585)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	7,034,079	-
Change in fair value of investment in equity securities	150,994	-
Change in fair value of SAFE notes	955,000	-
Change in fair value of warrant liability	2,753,964	-
Change in fair value of convertible notes	471,400	-
Change in fair value of earnout shares	(1,636,100)	-
Depreciation expense	1,074	-
SAFE notes issuance costs	-	466,302
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(461,575)	(15,000)
Accounts payable	(4,055,728)	733,998
Accrued liabilities and other current liabilities	458,618	11,240
Due to related parties	-	49,616
Net cash used in operating activities	$(8,514,161)	$(1,582,429)
Cash flows from investing activities:
Pre-acquisition capital project costs	(726,102)	(25,000)
Investment in other long-term assets	(50,000)	-
Purchase of computer and equipment	(11,155)	-
Promissory notes issued	(492,000)	-
Net cash used in investing activities	$(1,279,257)	$(25,000)
Cash flows from financing activities:
Proceeds from investor for issuance of SAFE notes	200,000	2,000,000
Proceeds from investor deposits	-	1,000,000
Proceeds from issuance of notes payable to related parties	-	1,000,000
Repayment of notes payable to related parties	-	(1,000,000)
Proceeds from stock issuance	-	90
Proceeds from exercise of warrants	1,561,655	-
Proceeds from issuance of convertible notes	2,100,000	-
Deferred transaction costs paid	(4,134,056)	-
Payment of SAFE note issuance cost to related parties	-	(435,000)
Proceeds from short-term loan	510,000	-
Repayment of short-term loan	(199,170)	-
Proceeds from of business combination and issuance of PIPE shares	11,639,088	-
Repayment of sponsor promissory notes	(1,562,834)	-
Repurchase of unvested shares	(6,003)	-
Net cash provided by financing activities	$10,108,680	$2,565,090

Net (decrease)/ increase in cash	$315,262	$957,661
Cash at the beginning of the period	1,271,824	-
Cash at the end of the period	$1,587,086	$957,661

Supplemental disclosure for cash flow information:
Interest paid	$8,814	$7,111

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs	$3,470,991	$-
Conversion of legacy SAFE notes	64	-
Conversion of legacy convertible notes	26	-
Sponsor earnout share liability	4,608,900	-
Issuance of common stock to Sponsor	400	-
Net liabilities assumed upon closing of business combination	14,638,315	-
Issuance of common stock to non-redeeming shareholders	13	-
Unpaid SAFE note issuance costs	-	31,302
Unpaid pre-acquisition capital project costs	846,385	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-71

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc. (the “Company”, “Stardust Power”) formerly known as Global Partner Acquisition Corp II, a Delaware corporation, is an American developer of battery grade lithium products, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, lithium refinery capable of producing up to 50,000 tons per annum of battery grade lithium.

Business Combination

On November 21, 2023, Stardust Power Operating Inc (f/k/a Stardust Power Inc. prior to the consummation of the Business Combination, “Legacy Stardust Power”) entered into a business combination agreement (the “Business Combination Agreement”) with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company incorporated on November 3, 2020, Strike Merger Sub I, Inc. (“First Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of GPAC II, and Strike Merger Sub II LLC (“Second Merger Sub”), a Delaware limited liability company and direct wholly owned subsidiary of GPAC II. On July 8, 2024, former Stardust Power Inc. was renamed Stardust Power Operating Inc.

On July 8, 2024 (the “Closing Date”), Legacy Stardust Power completed the business combination contemplated by the Business Combination Agreement (the “Business Combination”). GPAC II deregistered as a Cayman Islands exempted company and domesticated in the State of Delaware as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into Legacy Stardust Power, with Legacy Stardust Power being the surviving corporation (the effective time of such merger being the “First Effective Time”). Legacy Stardust Power then merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the completion of the Business Combination, GPAC II was renamed Stardust Power Inc. (also referred to herein as the “Combined Company” or “Stardust Power”).

The common stock (the “Common Stock”) and warrants of the Company are currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “SDST” and “SDSTW”, respectively.

As per the Business Combination Agreement:

●	Each share of common stock of Legacy Stardust Power (“Legacy Stardust Power Common Stock”) issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of shares of combined company (“Newco”) common stock (“Newco Stock”) equal to the merger consideration divided by the number of shares of the Company fully diluted stock (“per share consideration”).
●	Each outstanding option to purchase Legacy Stardust Power Common Stock (each a “Legacy Stardust Power Option”), whether vested or unvested, automatically converted into an option to purchase a number of shares of Newco Stock equal to the number of shares of Newco Stock subject to such Legacy Stardust Power Option immediately prior to the First Effective Time multiplied by the per share consideration.
●	Each share of Legacy Stardust Power Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time converted into a number of shares of Newco Stock equal to the number of shares of Legacy Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the per share consideration (the “Exchanged Company Restricted Common Stock”).
●	All outstanding redeemable public warrants and private warrants of GPAC II representing the right to purchase one Class A ordinary share were adjusted to represent the right to purchase one share of the Newco Stock
●	All outstanding GPAC Class A (after redemptions) and Class B common shares were cancelled and converted into shares of the Newco Stock.
●	As consideration for certain Class A ordinary shareholders entering into non-redemption agreements (“NRAs”) agreeing not to redeem or to reverse any redemption demands previously submitted, the Company issued 127,777 ordinary shares of Stardust Power at a price per share of approximately $10.00 per share at closing of the Business Combination.
●	Additionally, the Combined Company issued one million shares of Newco Stock to the Sponsor as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination. Fifty percent of the Sponsor Earnout Shares will vest when the volume-weighted average price (“VWAP”) of the Common Stock price equals or exceeds $12.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $14.00 per share for a period of 20 trading days in a 30 trading day period, or are otherwise forfeited.
●	Additionally, the Combined Company will issue five million shares of Newco Stock to the holders of Legacy Stardust Power as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination, the volume-weighted average price of Company Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading-day period or there is a change of control, or are otherwise forfeited.
●	Immediately prior to the closing of the Business Combination, the SAFE notes automatically converted into the 138,393 shares of Legacy Stardust Power Common Stock.
●	Immediately prior to the closing of the Business Combination, the convertible notes automatically converted into 55,889 shares of Legacy Stardust Power Common Stock.
●	Stardust Power issued 1,077,541 shares of Common Stock in exchange for $10,075,002 of cash in accordance with the terms of the PIPE Subscription Agreement (“PIPE”) in connection with the Business Combination.

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GPAC II has been treated as the acquired company for financial statement reporting purposes (refer to Note 3).

F-72

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited condensed consolidated financial statements) considered necessary to present fairly the Company’s unaudited condensed consolidated balance sheet as of September 30, 2024, its unaudited condensed consolidated statements of operations, stockholders’ deficit for the three and nine months ended September 30, 2024, three months ended September 30, 2023 and for the period March 16, 2023 (since inception) through September 30, 2023 and unaudited condensed consolidated statements of cashflows for the nine months ended September 30, 2024 and for the period March 16, 2023 (since inception) through September 30, 2023. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in this report should be read in conjunction with the audited consolidated financial statements and notes thereto of Legacy Stardust Power for the period March 16, 2023 to December 31, 2023 included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024, which provides a more complete discussion of the Company’s accounting policies and certain other information.

The unaudited condensed consolidated balance sheet as of December 31, 2023 included herein was derived from the audited financial statements of Legacy Stardust Power as of that date but does not include all disclosures including notes required by U.S. GAAP.

The unaudited condensed consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiaries, Stardust Power LLC and Strike Merger Sub II, LLC. All material intercompany balances have been eliminated upon consolidation. Interim results are not necessarily indicative of results for a full year or any future periods.

These unaudited condensed consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the unaudited condensed consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of computer and equipment, realization of deferred tax assets, fair valuation of investment in equity securities and fair valuation of stock based compensation, warrants, simple agreement for future equity notes (each a “SAFE note”), convertible notes and earnout shares. The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the unaudited condensed consolidated financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Going Concern

The Company’s unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred a net loss of $10,092,312 and $14,185,887 for the three and nine months ended September 30, 2024, respectively. The Company has an accumulated deficit of $43,050,972 and stockholders’ deficit of $13,304,610 as of September 30, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern.

F-73

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2024 the Company has $1,587,086 of unrestricted cash. Upon completion of the Business Combination, the Company’s consolidated cash balance increased due to the PIPE investments of $10,075,002, and $1,564,086 of trust account proceeds, net of redemptions and related fees. The combined company is also required to make various payments including SPAC transaction costs incurred upon the close of the Business Combination.

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company. No sales of shares of Common Stock have taken place under the Purchase Agreement as of the date on which these unaudited condensed consolidated financial statements were available to be issued.

As of the date on which these unaudited condensed consolidated financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Summary of Significant Accounting Policies

The significant accounting policies applied in the Legacy Stardust Power’s audited consolidated financial statements as of and for the period March 16, 2023 (inception) through December 31, 2023, as disclosed in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024, are applied consistently in these unaudited interim condensed consolidated financial statements.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted average number of Common Stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity. Potential common shares from unvested restricted stock options, earnouts and common stock warrants are computed using the treasury stock method. Contingently issuable shares are included in basic EPS only when there is no circumstance under which those shares would not be issued.

As the Business Combination has been accounted for as a reverse recapitalization, the consolidated financial statements of the merged entity reflect the continuation of Legacy Stardust Power consolidated financial statements. Legacy Stardust Power equity has been retroactively adjusted to the earliest period presented to reflect the legal capital of the legal acquirer, GPAC II. As a result, net loss per share was also retrospectively adjusted for periods ended prior to the Business Combination. See Note 3 for details of this recapitalization.

The following table sets forth the computation of the basic and diluted net loss per share:

	Three months ended
	September 30, 2024	September 30, 2023	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023

Numerator:
Net loss	$(10,092,312)	$(843,800)	$(14,185,887)	$(2,828,585)
Denominator:
Weighted average shares outstanding	45,171,254	40,453,289	41,694,909	40,367,188
Net loss per share, basic and diluted	$(0.22)	$(0.02)	$(0.34)	$(0.07)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	September 30, 2024	September 30, 2023
Unvested common stock – restricted shares (Note 5)	125,411	893,985
Restricted Stock options	851,655	-
Restricted Stock Units	3,281,911	-
Performance Stock units	506,596	-
Sponsor Earnout Shares (Note 3)*	-	-
Public warrants	4,864,133	-
Private placement warrants	5,566,667	-

*	The Sponsor Earnout Shares (as defined in the Business Combination Agreement) were not included for purposes of calculating the number of diluted shares outstanding as of September 30, 2024, as the Sponsor earnout shares remain contingently forfeitable, as the conditions have not been met

F-74

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fees and advisory and consulting fees, are deferred until consummation/completion of the proposed public offering. The Company has deferred $1,005,109 of related costs incurred towards the proposed public offering which are presented within current assets in the unaudited condensed consolidated balance sheets as at December 31, 2023. During the nine months ended September 30, 2024, the Company deferred $6,496,114 of related costs incurred towards the proposed public offering. After the consummation of the Business Combination, costs allocated to equity-classified instruments amounting to $7,501,223 were recorded as a reduction to additional paid-in capital.

As disclosed in the “Going Concern” note above, subsequent to the quarter end, the Company entered into the Purchase Agreement with B. Riley Principal Capital II. The Company has deferred $199,724 of related costs incurred towards this offering which is presented within current assets in the unaudited condensed consolidated balance sheet as at September 30, 2024. If the offering is terminated, the deferred offering costs will be expensed.

Commitments and Contingencies

Certain conditions may exist as at the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, the latest financial position of the counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

On March 13, 2024, Legacy Stardust Power and IGX Minerals LLC (“IGX”), entered into an exclusive letter of intent (the “IGX LOI”) to potentially acquire interests in certain mining claims (the “IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by the Company, and other factors. In connection with the entering into the non-binding IGX LOI, the Company has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX.

On August 19, 2024, Legacy Stardust Power entered into a promissory note arrangement with IGX (the “IGX Note”) for $176,000 to allow the Company to potentially be able to enter into related agreements and partnerships with IGX. The IGX Note carries an interest rate of 6% with a maturity date of December 16, 2024. The IGX Note is secured by a letter of intent for possible acquisition, including through a potential joint venture, of IGX’s mining claims. The payment is made solely for the payment of all 2024 Bureau of Land Management fees and county land maintenance fees, notice of intent and associated filing fees for the claims owned by IGX. If the Company acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of the Company’s investment and IGX shall not be required to repay the note. The promissory note including interest amounting to $177,215 is outstanding as on September 30, 2024 and presented under current assets on the condensed consolidated balance sheet.

On March 15, 2024, Legacy Stardust Power and Usha Resources Ltd. (“Usha Resources”) entered into a non-binding letter of intent, except for certain binding terms such as those relating to the exclusivity period until November 30, 2024 (the “Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The contemplated transaction is subject to entering into a definitive agreement, due diligence by the Company, and other factors. The Company has made a non-refundable payment of $25,000 upon execution of the Jackpot LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) was made by the Company on May 14, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by the Company. If the parties enter into definitive agreements pursuant to the Jackpot LOI, (i) depending on the earn-in level, the total consideration could total up to $26,025,000 over five years inclusive of up to $18,025,000 in payments comprising cash and stock and a work commitment of $8,000,000. Upon completion of the full earn-in, including net smelter royalty buyback, Usha Resources would retain 10% of the project and a 1% net smelter royalty and would be carried in the joint venture’s (formed between Usha Resources and the Company) receipt of a formal decision to mine following completion of a feasibility study. Usha Resources is in the process of conducting additional water testing with respect to a second hole. Given the early stage of this project, the full scope of any additional financing that may be required is not fully known; however, the Company has not entered into any arrangement for financing outside of the Jackpot LOI. On May 14, 2024, Company made the second payment as stated above and is presented as a deposit under other long-term assets on the unaudited condensed consolidated balance sheet.

On October 10, 2023, Legacy Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited, an Australian limited liability company (“QXR”), to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in QXR’s Liberty Lithium Brine Project (the “Project”). QXR is earning into 75% of the Project situated in Inyo County, California, by way of an earn-in agreement with IG Lithium LLC (“IGL”) and QXR intends to use either evaporation or direct extraction technology to produce a concentrated lithium product or other lithium products. On August 16, 2024, the Company entered into a promissory note arrangement with IGL (the “IGL Note”) for $316,000 to allow the Company to enter into related agreements and future partnerships with IGL on the Project. The IGL Note carries an interest rate of 6% with a maturity date of July 1, 2025. The IGL Note is secured by first priority in all rights, title, interest, claims and demands of IGL related to the Project and other assets of IGL. The promissory note including interest amounting to $318,182 is outstanding as on September 30, 2024 and presented under current assets on the condensed consolidated balance sheet.

Pre-Acquisition Capital Project Costs

The Company has an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option was scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allows for two three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company has capitalized these payments as pre-acquisition capital project costs as at September 30, 2024 and December 31, 2023 because these payments would be credited against the full purchase price of the land upon acquisition. On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030. Title to the land is pending to be transferred in the Company’s name as at September 30, 2024. On May 2, 2024, and July 30, 2024 the Company paid the first and second non-refundable extension payment of $33,333 and $33,333, respectively. The Company has capitalized these payments as pre-acquisition capital project costs as at September 30, 2024 because these payments would be credited against the full purchase price of the land upon acquisition. The Company capitalized an additional $1,770,821 towards pre-acquisition capital project costs related to front-end loading and environmental studies done during the nine months ended September 30, 2024.

F-75

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock-Based Compensation

The Company accounts for stock options, restricted stock units (“RSUs”), performance stock units (“PSUs”), to employees, consultants and other advisors, and directors based on their estimated fair value on the date of grant. The fair value of the Company’s stock options are measured based on the grant-date fair value which is calculated using a Black-Scholes option pricing model The Company evaluates the assumptions used to value option awards upon each grant of stock options. The fair value of RSUs awarded is based on the closing price of the Company’s common stock, as reported on The Nasdaq Global Select Market on the date of grant. The fair value and derived service period of PSUs with market-based conditions is estimated using the Monte Carlo valuation model. The Company evaluates the assumptions used to value PSU awards upon each grant of PSUs.

Stock-based compensation expense associated with service and market-based conditions will be recognized over the longer of the expected achievement period for the service condition and market condition. The Company generally recognizes stock-based compensation expense for RSUs on a straight-line basis over the vesting term. Stock-based compensation expense associated with PSUs is recognized over the longer of the expected achievement period for the performance condition and the service condition. The Company accounts for forfeitures as they occur.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company has reviewed the accounting pronouncements issued during the nine months ended September 30, 2024 and concluded they were either not applicable or not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 – REVERSE RECAPITALIZATION

As mentioned above in Note 1, the Business Combination was closed on July 8, 2024 and has been accounted for a reverse recapitalization because Legacy Stardust Power has been determined to be the accounting acquirer pursuant to ASC 805 based on the evaluation of the following facts and circumstances:

●	Stardust Power shareholders who controlled Legacy Stardust Power prior to the Business Combination, retained the majority voting interest in the Combined Company immediately after the Business Combination;
●	Legacy Stardust Power has the ability to elect a majority of the members of the Combined Company’s governing body;
●	Legacy Stardust Power’s senior management makes up the senior management of the Combined Company;
●	The Combined Company assumed Stardust Power’s name.

Therefore, as there was no change in control, the Business Combination was accounted for as a common control transaction with respect to Legacy Stardust Power along with a reverse recapitalization of the Company. Under the Business Combination, while GPAC II was the legal acquirer, it has been treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Stardust Power issuing stock for the net assets of GPAC II, accompanied by a recapitalization. The net assets of GPAC II have been stated at historical cost, with no goodwill or other intangible assets recorded.

Immediately following the Business Combination, there were 47,736,650 shares of Common Stock outstanding with a par value of $0.0001 per share. The above includes 1,000,000 Sponsor Earnout Shares which were also issued at closing. While the Earnout Shares are legally issued and restricted, they are not considered outstanding for accounting purposes until resolution of the earnout contingency. Additionally, there were 5,566,667 Private Placement Warrants (defined below) and 4,999,929 of the Company’s detachable redeemable warrants and distributable redeemable warrants (the “Public Warrants”) outstanding representing a right to purchase 10,566,596 Newco Stock.

Immediately prior to the closing of the Business Combination, the total number of Legacy Stardust Power ordinary shares issued and outstanding was 9,017,300. Further, as consideration for certain Class A ordinary shareholders entering into NRAs agreeing not to redeem or to reverse any redemption demands previously submitted, the Company issued 127,777 Class A ordinary shares of Stardust Power. The shares are fully vested, nonforfeitable equity instruments.

Pursuant to the Business Combination Agreement, the former owners of Legacy Stardust Power were granted and will have the ability to earn, in the aggregate, an additional 5,000,000 shares of Common Stock (“Merger Earnout Shares”) if the daily volume weighted average price of the Common Stock is greater than or equal to $12.00 for any 20 trading days within a 30 trading day period (or a change of control of the Company occurs), during the period commencing on the Closing Date and ending on the eighth anniversary of the Closing Date. There are no service conditions or any requirement for the participants to provide goods or services in order to vest in the Merger Earnout Shares. Accordingly, we determined that the Merger Earnout Shares are not within the scope of ASC 718. Further, since the Merger Earnout Shares represent a freestanding equity-linked financial instrument, we evaluated the requirements of ASC 480 and concluded that the Merger Earnout Shares should not be classified as a liability and instead is a financial instrument within the scope of ASC 815.

The Merger Earnout Share arrangement contains two exercise contingencies – the daily volume weighted average stock price and a change of control neither of which is based on an observable market or an observable index other than one based on the Company’s stock. Further, with respect to settlement provisions, we noted that no provisions impact the fixed number of shares to be issued upon settlement, except for adjustments for standard anti-dilutive provisions. Furthermore, the equity classification conditions in ASC 815-40-25 are also met. Therefore, in accordance with ASC 815-40, the Earnout Shares are indexed to the Common Stock and are accordingly classified as equity. As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the merger date, amounting to $25,071,000 has been accounted for as an equity transaction (as a deemed dividend) as of the closing date of the merger.

The Earnout Shares were valued using the following assumptions under the Monte Carlo Model that assumes optimal exercise of the Company’s redemption option at the earliest possible date:

Market price of public stock	$9.74
Expected term (years)	8 years
Volatility	60.00%
Risk-free interest rate	4.25%
Dividend rate	0.00%

F-76

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The number of shares of Common Stock issued and outstanding immediately following the consummation of the Business Combination were:

Stardust Power rollover equity (1)(2)	42,393,905
GPAC II public shareholders (3)(4)	137,427
Sponsor (5)(6)	4,000,000
PIPE (7)	1,077,541
Non-redemption shares (8)	127,777
Total Shares issued and Outstanding	47,736,650

(1)	Includes eight shareholders, whose shares are not subject to lock-up or transfer restrictions.
(2)	Includes (i) 894,132 shares of Combined Company Common Stock issued in exchange for shares of Legacy Stardust Power Common Stock with the conversion of the SAFE notes and convertible equity agreements and (ii) 41,499,772 shares of Combined Company Common Stock issued in accordance with the Business Combination Agreement underlying the Exchanged Company Restricted Common Stock.
(3)	Excludes 4,999,929 Public Warrants that converted automatically into a whole warrant exercisable for one share of Common Stock.
(4)	Reflects the reclassification of $1,564,086 of cash held in trust account, after reversal of redemptions of 2,877 shares at $11.38 per share, post June 30, 2024, resulting in a net increase of $1,564,086, net of redemptions, in cash.
(5)	Excludes 5,566,667 Private Placements Warrants that converted automatically into a whole warrant exercisable for one share of Common Stock.
(6)	Includes 1,000,000 Sponsor Earnout Shares (as defined in the Business Combination Agreement). While the Earnout Shares are legally issued, they are subject to forfeiture based on vesting conditions not being met. (See Note 13).
(7)	Reflects the receipt of $10,075,002 of PIPE proceeds resulting in issuance of 1,077,541 shares with the corresponding impact of $108 in Combined Company Common Stock and the balance impact being booked to additional paid-in capital.
(8)	Includes 127,777 shares of Combined Company Common Stock issued to GPAC II shareholders entering into NRAs.

Upon the closing of the Business Combination and the PIPE financing, the Company received net cash proceeds of $9,154,761. The following table reconciles the elements of the Business Combination to the unaudited condensed consolidated statements of cash flows and the unaudited condensed consolidated statements of stockholders’ deficit for the quarter ended September 30, 2024:

Recapitalization
Cash proceeds from GPAC II, net of redemptions	1,564,086
Cash proceeds from PIPE financing	$10,075,002
Less: Cash payment of assumed liabilities of GPAC II	(921,493)
Less: Settlement of sponsor promissory notes	$(1,562,834)
Net cash proceeds upon closing of the Business Combination and PIPE financing	9,154,761
Less: Non-cash net liabilities assumed from GPAC II	(14,638,215)
Net charge to additional paid-in-capital as a result of the Business Combination reported in stockholder’s (deficit)	(5,483,454)

Legacy Stardust Power incurred $7,501,223 as transaction costs related to the Business Combination. Refer Note 2 Deferred Transaction Costs for details.

Sponsor Earnout Shares

As part of the closing of the Business Combination, the Company issued 1,000,000 shares to Global Partner Sponsor II, LLC (the “Sponsor”). These shares are subject to vesting (or forfeiture) based on achieving certain trading price thresholds following the closing (“Sponsor Earnout Shares”). Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $12.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $14.00 per share for a period of 20 trading days in a 30 trading day period. There are no service conditions or any requirement for the participants to provide goods or services in order to vest in the Sponsor Earnout Shares. Accordingly, we determined that the Sponsor Earnout Shares are not within the scope of ASC 718. The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, “Distinguishing Liabilities from Equity”, and ASC Subtopic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of the analysis, it was determined that the Sponsor Earnout Shares subject to vesting are freestanding from other shares of Combined Company Common Stock held by the Sponsor and do not meet the criteria in ASC 815-40 to be considered indexed to the Combined Company Common Stock, due to the settlement provisions including a change in control component which could impact the number of the Sponsor Earnout Shares are ultimately settled for, which is not an input to a fixed-for-fixed option pricing model. As a result, the Sponsor Earnout Shares will be classified as a liability. Subsequent changes in the fair value of the Sponsor Earnout shares will be reflected in the consolidated statement of operations.

Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested. Unvested Sponsor Earnout Shares will be forfeited if vesting does not occur prior to the eighth anniversary of the Closing Date. The Company assesses the fair value of expected earnout consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. As at September 30, 2024, the fair value of Sponsor Earnout Shares amounted to $2,972,800.

The Sponsor Earnout Shares were valued using the following assumptions under the Monte Carlo Model that assumes optimal exercise of the Company’s redemption option at the earliest possible date:

September 30, 2024
Market price of public stock	$8.14
Expected term (years)	7.77 years
Volatility	60.00%
Risk-free interest rate	3.71%
Dividend rate	0.00%

NOTE 4 – COMMON STOCK

On July 8, 2024, the Common Stock and warrants began trading on Nasdaq under the ticker symbols “SDST” and “SDSTW”, respectively.

Each share of Common Stock is entitled to one vote. The holders of Common Stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors (the “Board”), subject to prior rights of the convertible preferred stockholders. Shares of Common Stock issued and outstanding on the unaudited condensed consolidated balance sheet and unaudited condensed consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 700,000,000 and 100,000,000 shares, par value of $0.0001 per share, of Common Stock and Preferred stock, respectively. At September 30, 2024, the Company had 47,872,445 shares of Common Stock issued and outstanding. Not reflected in the shares issued and outstanding as of September 30, 2024 is approximately 321,370 shares of Common Stock related to restricted stock units that vested in 2024 but have not yet been settled and issued. As of December 31, 2023, the Company had 41,499,772 shares of common stock, par value $0.0001, issued and outstanding.

F-77

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – STOCK BASED COMPENSATION

As the Business Combination has been accounted for as a reverse recapitalization, the unaudited condensed consolidated financial statements of the merged entity reflect the continuation of Legacy Stardust Power, Inc. financial statements. Legacy Stardust Power’s. equity has been retroactively adjusted to the earliest period presented to reflect the legal capital of the legal acquirer, GPAC II. As a result, the number of shares was also retrospectively adjusted for periods ended prior to the Business Combination.

Shares Issued at Inception

At March 16, 2023 (inception of Legacy Stardust Power), certain employees and service providers participated in the purchase of restricted Common Stock of Legacy Stardust Power aggregating to 2,531,232 shares. Out of the total, certain restricted stock vested immediately and remaining unvested restricted stock aggregating to 1,191,980 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted Common Stock. Since all shareholders purchased the shares at par value and the shares had no incremental value beyond the par value as at that date, during the periods from March 16, 2023 (inception) through September 30, 2023 and nine months ended September 30, 2024, the stock based compensation expense impact is insignificant. As at September 30, 2024, 125,411 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is 0.5 years. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with shares issued with repurchase rights were immaterial as at September 30, 2024 and December 31, 2023.

Restricted stock activity for the nine months ended September 30, 2024 and balances as at the end of September 30, 2024 were as follows:

	Restricted Stock
	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as of December 31, 2023	313,528	0.000002
Granted	-	-
Vested	(188,117)	0.000002
Forfeited	-	-
Unvested as of September 30, 2024	125,411	$0.000002

2023 Equity Incentive Plan

At March 16, 2023 (inception), the Legacy Stardust Power stockholders approved the 2023 Equity Incentive Plan and 2,301,120 shares of the Company’s Common Stock were reserved for issuance thereunder. During the nine months ended September 30, 2024 the Board adopted a resolution to increase the number of shares of Common Stock authorized for issuance under the 2023 Equity Incentive Plan by 1,150,560 shares of Common Stock. During the period from March 16, 2023 (inception) through September 30, 2023, there were no grants under the 2023 Equity Incentive Plan.

Stock Options

During October and November 2023, Legacy Stardust Power granted options for 2,278,108 shares of stock options under the 2023 Equity Incentive Plan: 2,186,064 options were granted to employees, and 92,045 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employees and the consultant were exercisable at the exercise price of $0.0065.

All the options under the 2023 Equity Incentive Plan were early-exercised by grantees. Accordingly, the Company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023 and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 920,448 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.0065. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from the employee in January 2024. The amount was charged against the ‘Early exercised shares option liability’.

Subsequent to the quarter ended September 30, 2024, the Company repurchased 25,575 unvested shares that were granted to a consultant and 230,105 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.0065.

The early exercised shares liability amounting to $7,667 and $8,650 is outstanding as at September 30, 2024, and December 31, 2023, respectively, and is presented under ‘Early exercised shares option liability’ on the unaudited condensed consolidated balance sheet.

Stock option activity for the nine months ended September 30, 2024, and balances as at the end of September 30, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	1,326,979	0.57
Granted	-	-
Vested	(219,644)	0.57
Forfeited	(255,680)	0.60
Unvested as at September 30, 2024	851,655	0.56

F-78

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The compensation expense for stock options was as follows:

	Three months ended
	September 30, 2024	September 30, 2023	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023
General and administrative expenses	22,221	-	139,945	-

As at September 30, 2024, total unvested compensation cost for stock options granted to employees not yet recognized was $424,924. The Company expects to recognize this compensation over a weighted average period of approximately 2.85 years.

The weighted average fair value of options granted during period from March 16, 2023 (inception) through December 31, 2023 are provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s Common Stock at the time of the grant, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its Common Stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the Common Stock as at the grant date. The estimated fair value of the Common Stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the Common Stock, the market performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of Common Stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Restricted Stock Units

During April and June 2024, Legacy Stardust Power granted 2,024,985 restricted stock units (“2023 Plan RSUs”) to employees under the 2023 Equity Incentive Plan. These 2023 Plan RSUs are subject to a service-based vesting requirement, and a liquidity plus service-based vesting requirement, which is defined as completion of a go public transaction or change in control. In order for any shares to vest, both the service-based vesting requirement and the liquidity plus service-based vesting requirement must be satisfied with respect to such shares. The liquidity conditions were met on July 8, 2024 upon consummation of the Business Combination, and therefore compensation expenses related to these awards began to be recognized in the quarter ended September 30, 2024 using a graded vesting method over the requisite service period.

RSU activity for the nine months ended September 30, 2024, and balances as at the end of September 30, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	-
Granted	2,024,985	8.80
Vested	(247,370)	8.41
Forfeited	-	-
Unvested as at September 30, 2024	1,777,615	8.85

The compensation expense for RSUs was as follows:

	Three months ended
	September 30, 2024	September 30, 2023	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023
General and administrative expenses	5,765,425	-	5,765,425	-

As at September 30, 2024, total unvested compensation cost for RSUs granted to employees not yet recognized was $12,051,682. The Company expects to recognize this compensation over a weighted average period of approximately 3 years.

F-79

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

2024 Equity Incentive Plan

The Board adopted, and the stockholders of the Company approved, the 2024 Equity Incentive Plan in September 2024. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year shall be 4,673,665 shares of Common Stock. The 2024 Equity Incentive Plan provides for the grant of stock options, RSUs, PSUs share appreciation rights, restricted shares, dividend equivalents, substitute awards, and other share or cash-based awards (such as cash bonus awards and performance awards) for issuance to employees or consultants of the Company (or any of the Company’s parents or subsidiaries), or directors of the Company.

On September 16, 2024, the Company granted (a) 1,504,296 RSUs to independent directors, officers, employees and consultants which are subject to a service based vesting requirement, (b) 74,000 RSUs fully vested as of the date of grant to consultants and (c) 506,596 PSUs to employees with a service and market condition. These PSUs cliff vest at the end of a three-year term subject to share price based market condition (i.e., the volume weighted average price of the Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30 trading day period or there is a change of control, or the PSUs are otherwise forfeited). The compensation expense for these RSUs and PSUs were recognized on a straight line basis over the term of the award.

Given the absence of a public trading market prior to the closing of the Business Combination, the Legacy Stardust Power board of directors considered numerous objective and subjective factors to determine the fair value of its common stock at each grant date. These factors included, but were not limited to: (i) independent contemporaneous third-party valuations of common stock; (ii) the prices for the Company’s convertible notes sold to outside investors; (iii) the rights and preferences of convertible preferred stock relative to common stock; (iv) the lack of marketability of its common stock; (v) developments in the business; and (vi) the likelihood of achieving a liquidity event, such as an IPO, given prevailing market conditions. Subsequent to the closing of the Business Combination, the fair value of common stock is based on the closing price of the Company’s common stock, as reported on The Nasdaq Global Select Market on the date of grant.

RSU activity for the nine months ended September 30, 2024, and balances as at the end of September 30, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	-
Granted	1,578,296	11.62
Vested	(74,000)	11.62
Forfeited	-	-
Unvested as at September 30, 2024	1,504,296	11.62

The compensation expense for RSUs was as follows:

	Three months ended
	September 30, 2024	September 30, 2023	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023
General and administrative expenses	1,082,031	-	1,082,031	-

As at September 30, 2024, total unvested compensation cost for RSUs granted to employees and non employee directors not yet recognized was $6,964,717. The Company expects to recognize this compensation over a weighted average period of approximately 3.04 years.

As at September 30, 2024, total unvested compensation cost for RSUs granted to the consultants not yet recognized was $10,293,051. We expect to recognize this compensation over a period of approximately 4 years.

The estimated grant date fair value of the PSUs was determined using a Monte Carlo simulation valuation model. Assumptions used in the valuation were as follows:

Assumptions
Fair value of Common Stock	$11.62
Selected volatility	60%
Risk-free interest rate	3.42%
Contractual terms (years)	3.0

PSU activity for the nine months ended September 30, 2024, and balances as at the end of September 30, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	-
Granted	506,596	6.73
Vested	-	-
Forfeited	-	-
Unvested as at September 30, 2024	506,596	6.73

The compensation expense for PSUs was as follows:

	Three months ended
	September 30, 2024	September 30, 2023	Nine months ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023
General and administrative expenses	46,678	-	46,678	-

As at September 30, 2024, total unvested compensation cost for PSUs granted to employees not yet recognized was $3,363,929. The Company expects to recognize this compensation over a weighted average period of approximately 2.96 years.

F-80

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – ACCOUNTING FOR WARRANTS LIABILITY

The Company established the initial fair value of the Private Placement and Public Warrants on July 8, 2024, the date of consummation of the Business Combination, and revalued the warrants on September 30, 2024. Each Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. For additional terms refer to the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. At September 30, 2024 and December 31, 2023, there were 10,430,800 and Nil warrants, outstanding respectively, including 4,864,133 Public Warrants and 5,566,667 Private Placement Warrants outstanding at September 30, 2024 and Nil Public and Private Placement Warrants outstanding at December 31, 2023. During the three months ended September 30, 2024, 135,796 Public Warrants were exercised at a price of $11.50, generating proceeds of $1,561,655.

Each Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders, and that certain other conditions are met. Once the Public Warrants become exercisable, the Company may also redeem the outstanding Public Warrants in whole and not in part at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the common stock equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the common stock is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants.

The Company, in no event later than twenty (20) Business Days after the closing of its initial Business Combination, shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of this Agreement.

If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the Ordinary Shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Ordinary Shares equal to the lesser of:

(A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the excess of the Fair Market Value less the warrant Price by (y) the Fair Market Value and

(B) 0.361 per warrant (“a settlement cap” for accounting purposes).

The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. However, the Private Placement Warrants are not redeemable by the Company as long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

The Company’s warrants are not indexed to the Company’s Common Stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. Further, there is a settlement cap for Public Warrants, and Private Placement Warrants upon transfer from Sponsor or permitted transferees to other holders, if the holder elects to exercise warrants on a cashless basis if the Company fails to maintain an effective registration statement covering the Common Stock issuable upon warrant exercises throughout the term of the warrants. Maintenance of an effective registration statement is not an input to the fair value option model for a fixed-for-fixed option or forward. As such, the Company’s warrants are accounted for as derivative warrant liabilities which are required to be valued at fair value at each reporting period.

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at September 30, 2024 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At September 30, 2024	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liabilities
Public warrants	$2,188,859	$2,188,859	$-	$-
Private placement warrants	2,505,000	-	2,505,000	-
Warrant liability	$4,693,859	$2,188,859	$2,505,000	$-

At September 30, 2024 the Company valued its Public Warrants by reference to the publicly traded price of the Public Warrants. The Company valued its Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting. The Company’s policy is to record transfers between levels at the end of the reporting period. There were no transfers during the three and nine months ended September 30, 2024.

NOTE 7 – INVESTMENT

In October 2023, Legacy Stardust Power subscribed to and purchased 13,949,579 ordinary shares (1.26% of the total equity) of QXR, an Australian limited liability company whose ordinary shares are listed on the Australian Securities Exchange (“ASX”), for $200,000. This investment in the ordinary shares of QXR has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire Flat, California, for which QXR has a binding option to purchase agreement and operating agreement to earn a 75% interest from IGL (“the Earn-in Venture”). The Company is not a direct party to the Earn-in Venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in Venture held by QXR. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QXR for the supply of brine from the Project. No formal off-take agreement has been executed as at September 30, 2024. Further, no material expenses have been incurred towards the feasibility studies during the three and nine months ended September 30, 2024. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QXR. Accordingly, the investment in QXR’s ordinary shares does not result in either the consolidation or application of equity method of accounting for the Company.

QXR’s ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the unaudited condensed consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $67,562 and $218,556 as at September 30, 2024 and December 31, 2023, respectively. The Company recognized a gain of $11,678 and a loss of $150,994 for the three and nine months ended September 30, 2024, respectively and $Nil for both the three months ended September 30, 2023 and for the period from March 16, 2023 (inception) to September 30, 2023, respectively, due to change in fair value of securities in the unaudited condensed consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the unaudited condensed consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

NOTE 8 – SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, Legacy Stardust Power received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an investment management agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid-investment management fees.

On November 20, 2023, Legacy Stardust Power received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September 2023, funded a new $3,000,000 SAFE note. On February 23, 2024, the Company entered into a third SAFE note and received an additional $200,000 in cash from a single investor.

F-81

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The SAFE notes were classified as a liability based on evaluating characteristics of the instrument and is presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s Common Stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provide the investor certain rights upon an equity financing, change in control or dissolution.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with American Investor Group Direct LLC (“AIGD”). The agreement replaced the above contingent commitment feature of the SAFE notes, granting the Company an option to drawdown up to an additional $15,000,000 on terms similar to the SAFE notes prior to the First Effective Time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. Pursuant to the consummation of the Business Combination, the SAFE notes converted into 636,916 Common Stock shares of the Company and therefore no further fair valuation was required as at September 30, 2024. As at December 31, 2023, the fair value of the SAFE notes was $5,212,200, and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not SAFE notes and/or pari preferred equity.

NOTE 9 – CONVERTIBLE NOTES

On April 24, 2024, Legacy Stardust Power entered into a convertible equity agreement (“convertible notes”) for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms to the AIGD convertible equity agreement. The convertible notes were classified as a liability based on evaluating characteristics of the instrument and were presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets as at June 30, 2024. The estimated fair value of the convertible notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. The convertible notes had no interest rate or maturity date, no description of dividend and no participation rights. The liquidation preference of the convertible notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not convertible and/or pari preferred equity.

Pursuant to the consummation of the Business Combination and in accordance with the terms of the convertible equity agreements, the convertible notes converted into 257,216 shares of the Company’s Common Stock and therefore no further fair valuation was required as at September 30, 2024.

F-82

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 – FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the unaudited condensed consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$218,556	$-	$-	$218,556
Total financial assets	$218,556	$-	$-	$218,556

	Fair Value Measurements as at September 30, 2024
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$67,562	$-	$-	$67,562
Total financial assets	$67,562	$-	$-	$67,562

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,212,200	$5,212,200
Sponsor earnout shares (c)	-	-	-	-
Total financial liabilities	$-	$-	$5,212,200	$5,212,200

	Fair Value Measurements as at September 30, 2024
	Level 1	Level 2	Level 3	Total
Liabilities
Sponsor earnout shares (c)	-	-	2,972,800	2,972,800
Total financial liabilities	$-	$-	$2,972,800	$2,972,800

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b)	The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2 the audited consolidated financial statements of Legacy Stardust Power and notes thereto for the period March 16, 2023 (inception) to December 31, 2023 included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024.

(c)	For Level 3 earnout liability, the Company assesses the fair value of expected earnout liability at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earnout period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earnout. Change in the fair value of earnout liability is reflected in our unaudited condensed consolidated statements of operations.

F-83

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE notes, convertible notes and Sponsor earnout liability:

	SAFE notes at fair value	Convertible notes at fair value	Sponsor Earnout liability at fair value
Balance as at March 16, 2023 (inception)	$-	$-	$-
Issuance of notes	2,000,000	-	-
Change in fair value	-	-	-
Balance as at June 30, 2023	$2,000,000	$-	$-
Issuance of notes	-	-	-
Change in fair value	-	-	-
Balance as at September 30, 2023	$2,000,000	$-	$-
Issuance of notes	3,000,000	-	-
Change in fair value	212,200	-	-
Balance as at December 31, 2023	$5,212,200	$-	$-
Issuance of notes	200,000	-	-
Change in fair value	107,900	-	-
Balance as at March 31, 2024	$5,520,100	$-	$-
Issuance of notes	-	2,100,000	-
Change in fair value	847,100	471,400	-
Balance as at June 30, 2024	$6,367,200	$2,571,400	$-
Issuance of common stock upon conversion	(6,367,200)	(2,571,400)	-
Sponsor earnout liability recognized on closing of Business Combination	-	-	4,608,900
Change in fair value			(1,636,100)
Balance as at September 30, 2024	$-	$-	$2,972,800

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2 of the audited consolidated financial statements and notes thereto for the period March 16, 2023 (inception) to December 31, 2023 included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and December 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. Pursuant to the consummation of the Business Combination and in accordance with the terms of the convertible equity and SAFE note agreements, the SAFE notes and convertible notes converted into 257,216 and 636,916 shares of the Company’s Common Stock.

NOTE 11 – PROMISSORY NOTES

In March 2023, Legacy Stardust Power entered into unsecured notes payable with three related parties as described in Note 13. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

As at September 30, 2024, the Company had $840,000 available to draw.

NOTE 12 – SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

NOTE 13 – RELATED PARTY TRANSACTIONS

Legacy Stardust Power entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred as of September 30, 2023.

F-84

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On March 16, 2023, Legacy Stardust Power entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

The Company incurred the following expenses with related parties, which were all affiliates of the Company:

	Three months ended
	September 30, 2024	September 30, 2023	Nine Months Ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023

Consulting expenses under contract due to:
VIKASA Capital Partners LLC	$-	$-	$-	$980,000
7636 Holdings LLC	-	79,000	-	180,806
VIKASA Capital LLC	-	68,497	-	146,129
Total consulting expenses	-	147,497	-	1,306,935

Other expenses paid on the Company’s behalf due to:
VIKASA Capital LLC	-	-	-	34,318
VIKASA Capital Partners LLC	-	-	-	9,868
Total other expenses paid on the Company’s behalf	-	-	-	44,186

Total	$-	$147,497	-	$1,351,121

As of September 30, 2023, $1,126,129 expenses were paid and $224,992 was due to related parties. During the period from March 16, 2023 (inception) through September 30, 2023, the Company provided shares to shareholders in exchange for a subscription of $90. The Company received the $90 on June 14, 2023. As at September 30, 2024 and December 31, 2023, no amounts were due to related parties of the Company.

Legacy Stardust Power entered into notes payable agreement of $1,000,000 with the following related parties, which were all affiliates of the Company:

	Three months ended
	September 30, 2024	September 30, 2023	Nine Months Ended September 30, 2024	Period from March 16, 2023 (inception) through September 30, 2023

Energy Transition Investors LLC	$-	$-	$-	$750,000
VIKASA Clean Energy I LP	-	-	-	160,000
Roshan Pujari	-	-	-	90,000
Notes obtained from related parties	-	-	-	1,000,000

VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. As of September 30, 2023, $7,111 of interest on these notes was due to related parties. As at September 30, 2024 and December 31, 2023, the Company had repaid all the above notes.

NOTE 14 - ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES:

	September 30, 2024	December 31, 2023
Accrued expenses	1,053,345	151,284
Capital market advisory fees	3,000,000	-
Payroll liabilities	75,913	56,823
	4,129,258	208,107

NOTE 15 – SUBSEQUENT EVENTS

As at September 30, 2024, final payment for the land in Muskogee has not been made and therefore title to the land is also pending transfer to the Company’s name. As of the date of the issue of these financial statements, the deadline for payment had passed, but the Company obtained an extension from the City of Muskogee until November 19, 2024 to complete payment and transfer of title to the land.

The Company has entered into a 90-Day exclusivity agreement with IRIS Metals (“IRIS Metals”), an ASX-listed metals company, which follows the Company’s investment into IRIS Metals for approximately $1.65 million or 10 million shares of IRIS, in November 2024. The agreement, which began on November 9, 2024, allows the Company to explore a strategic partnership with, or investment in, IRIS Metals, including, without limitation, a commercial offtake arrangement for battery-grade lithium production, financing or other investment in IRIS Metals or its affiliates.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s unaudited condensed consolidated financial statements.

F-85

STARDUST POWER INC.

Up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Pre-Funded Warrants to Purchase up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Common Warrants to Purchase up to 4,646,840 Shares of Common Stock

Up to 4,646,840 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 4,646,840 Shares of Common Stock Underlying the Common Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

A.G.P.

                   , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount

Amount
SEC registration fee	$3,828
FINRA filing fee	2,000
Accountants’ fees and expenses	60,000
Legal fees and expenses	160,000
Printing fees	-
Miscellaneous	9,172
Total expenses	$235,000

Item 14. Indemnification of Directors and Officers.

The Company is governed by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in our Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our Bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

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These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

Furthermore, on the Closing Date, in connection with the consummation of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by GPAC II and Stardust Power since December 2021:

On January 11, 2023, certain GPAC II Public Shareholders elected to redeem 26,068,281 Class A Ordinary Shares at $10.167 per share, approximately $265,050,000, from the Trust Account following the extraordinary general meeting of GPAC II shareholders held on January 11, 2023.

On January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. Following the redemptions, 1,794,585 Class A Ordinary Shares remained outstanding. Further, in connection with the 2024 Extension Meeting, GPAC II entered into Non-Redemption Agreements with holders of 1,503,254 Class A Ordinary Shares in exchange for the issuance of 127,777 shares.

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On July 8, 2024, prior to Closing, (i) each share of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of GPAC II Common Stock equal to the Merger Consideration divided by the number of shares of the Stardust Power Fully-Diluted Shares, (ii) each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of Common Stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration, (iii) the Sponsor forfeited 3,500,000 Class A Ordinary Shares and subsequently cancel such shares, while issuing 127,777 Class A Ordinary Shares to third parties with whom GPAC II had signed Non-Redemption Agreements, (iv) each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration, and (v) the SAFEs automatically converted into the 138,393 shares of Stardust Power Common Stock and the convertible notes automatically converted into 55,889 shares of Stardust Power Common Stock.

On July 8, 2024, at Closing, the Company issued 1,077,541 shares of Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE Subscription Agreements.

Additionally, the Company will issue five million shares of Common Stock to certain holders of Stardust Power as additional Merger Consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

On December 6, 2024, the Company agreed to issue the Endurance Promissory Note to Endurance Antarctica Partners II, LLC. Pursuant to the Endurance Promissory Note, the Company agreed to issue to Endurance $3,500,000 in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Endurance Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock shall be no less than 500,000 shares

On December 13, 2024, the Company agreed to issue the Promissory Notes. Pursuant to the Promissory Notes, an aggregate of 3,400,000 shares of Common Stock, owned by founders of the Company, have been pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2.7 million in Common Stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity Date, in each case, based on the lower of the closing price of the Company’s Common Stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 360,000 shares.

On December 31, 2024, the Company entered into the Term Sheets with the Private Placement Investors, in the December 2024 Private Placement. The Company and each Private Placement Investor have agreed to enter into the Purchase Agreement for the December 2024 Private Placement as soon as practicable. In addition, each Private Placement Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Private Placement Investor in the December 2024 Private Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50. The December 2024 Private Placement is expected to close in January 2025. The Company is obligated to issue additional Common Stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the December 2024 Private Placement.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

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Item 16. Exhibits and Financial Statement Financials

(a) Exhibits.

The exhibits listed below are filed as part of this Registration Statement.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of November 21, 2023, by and among Global Partner Acquisition Corp., Strike Merger Sub I, Inc., Strike Merger Sub II, LLC., and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2023).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of April 24, 2024, by and among Global Partner Acquisition Corp II, Strike Merger Sub I, Inc., Strike Merger Sub II, LLC and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 to Global Partner Acquisition Corp II’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of June 20, 2024, by and among Global Partner Acquisition Corp II, Strike Merger Sub I, Inc., Strike Merger Sub II, LLC, and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2024).
3.1	Certificate of Incorporation of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
3.2	Bylaws of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Global Partner Acquisition Corp II’s Registration Statement on Form S-1, filed with the SEC on December 31, 2020).
4.2	Warrant Agreement, dated January 11, 2021, by and between Global Partner Acquisition Corp II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Global Partner Acquisition Corp II’s Current Report on Form 8-K, filed with the SEC on January 15, 2021).
4.4*	Form of Common Warrant
4.5*	Form of Pre-Funded Warrant
5.1*	Opinion of Thompson Hine LLP.
10.1	Amended and Restated Registration Rights Agreement, dated July 8, 2024, by and among the Company, Roshan Pujari, Global Partner Sponsor II LLC, and certain security holders named therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.2	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 21, 2024).
10.3	Form of Lock-Up Agreement, dated as of Closing, by and among Global Partner Acquisition Corp II and Stardust Power Stockholders (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.4	Stockholder Agreement, dated July 8, 2024, by and among Global Partner Acquisition Corp II and its Affiliates and Roshan Pujari and his Affiliates (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.5	Form of Indemnification Agreement by and between Registrant and its officers and directors (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.6#	Stardust Power 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.7	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 16, 2024).
10.8	Engineering Agreement, dated August 4, 2024, by and among Stardust Power Inc. and Primero USA, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1/A filed with the SEC on August 9, 2024).
10.9	Common Stock Purchase Agreement, dated October 7, 2024, by and among Stardust Power Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 7, 2024).
10.10	Registration Rights Agreement, dated October 7, 2024, by and among Stardust Power Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 7, 2024).
10.11*	Form of Securities Purchase Agreement to be entered into in this Offering
10.12*	Form of Placement Agency Agreement
16.1	Letter from WithumSmith+Brown, PC dated September 19, 2024 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2024).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
23.1	Consent of KNAV CPA LLP, independent registered public accounting firm
23.2	Consent of WithumSmith+Brown, PC, independent registered public accountants
23.3*	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
107*	Filing Fee Table.

*	Filed herewith.

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan, contract or arrangement.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware, on this day of January 15, 2025.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer and Chairman

[Signature Page to Form S-1]

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roshan Pujari and Udaychandra Devasper and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roshan Pujari	Chief Executive Officer and Chairman	January 15, 2025
Roshan Pujari	(Principal Executive Officer)

/s/ Udaychandra Devasper	Chief Financial Officer	January 15, 2025
Udaychandra Devasper	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anupam Agarwal	Director	January 15, 2025
Anupam Agarwal

/s/ Martyn Buttenshaw	Director	January 15, 2025
Martyn Buttenshaw

/s/ Charlotte Nangolo	Director	January 15, 2025
Charlotte Nangolo

/s/ Mark Rankin	Director	January 15, 2025
Mark Rankin

/s/ Michael Cornett	Director	January 15, 2025
Michael Cornett

/s/ Sujit Kankanwadi	Director	January 15, 2025
Sujit Kankanwadi

[Signature Page to Form S-1]

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